[.EXH99_2]1-36



  [Letterhead of MILLING, BENSON, WOODWARD, HILLYER, PIERSON & MILLER, L.L.P.]



                                                   July 17, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      Whitney Holding Corporation
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         On behalf of Whitney Holding Corporation (the "Registrant") and pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 402 thereunder, transmitted herewith for filing is a Registration Statement on Form S-4 (the "Registration Statement") covering up to 523,740 shares of the Registrant's common stock that may be issued to shareholders of Liberty Holding Company ("Liberty") and the minority shareholders of its subsidiary, Liberty Bank ("Liberty Bank"), in connection with the proposed mergers of Liberty into the Registrant and Liberty Bank into Whitney National Bank of Florida, a wholly-owned subsidiary of the Registrant that will be formed solely for the purpose of facilitating the proposed merger.

         The Registrant has made a wire transfer of $2,234 to the Securities and Exchange Commission lock box account in payment of the filing fee pursuant to
Section 6(b) of the Securities Act and Rules 111 and 457 thereunder.

         As discussed in the Registration Statement, the Registrant has also signed a definitive agreement to acquire by merger American Bank and Trust ("AB&T"), and in connection with that transaction will issue shares of its common stock to the shareholders of AB&T. The Registrant has filed a separate registration statement (Commission File No. 333-07871) covering the shares of common stock to be issued in the AB&T transaction.

         It is the desire of the Registrant that the attached Registration Statement and the registration statement filed for the AB&T transaction be declared effective on the earliest practicable date. The Registrant currently intends to consummate the AB&T and Liberty transactions contemporaneously, although they are not conditioned upon one another.

MILLING, BENSON, WOODWARD, HILLYER, PIERSON & MILLER, L.L.P.



July 17, 1996
Page 2

         If you have any questions or comments concerning the Registration Statement, please telephone the undersigned at (504) 569-7406.



                                                    Very truly yours,


                                                    /S/ Patrick J. Butler, Jr.
                                                    Patrick J. Butler, Jr.

PJB/kf112797
Enclosures
cc: Mr. Edward B. Grimball (w/enc.)
      Joseph S. Schwertz, Jr., Esq. (w/enc.)

      As filed with the Securities and Exchange Commission on July 17, 1996
                              Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

LOUISIANA                          6711                         72-6017893
(State or other          (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of          Classification Code Number          Identification No.)
incorporation
or organization)
                             228 St. Charles Avenue
                          New Orleans, Louisiana 70130
                                 (504) 586-7117
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive office)

        Joseph S. Schwertz, Jr., Esq.                          Copies to:                                   Copies to:
                  Secretary                           Patrick J. Butler, Jr., Esq.                     James J. Reeves, Esq.
         Whitney Holding Corporation                   Milling, Benson, Woodward,                 730 Bayfront Parkway, Suite 4-B
       228 St. Charles Ave. - Room 622              Hillyer, Pierson & Miller, L.L.P.                   Pensacola, FL 32501
           New Orleans, LA  70130                    909 Poydras Street, Suite 2300
               (504) 586-3474                             New Orleans, LA 70112
  (Name, address, including zip code, and
  telephone number, including area code, of
             agent for service)

                  Approximate Date of Commencement of Proposed
               Sale to the Public: Upon the effective date of the
                mergers described in this registration statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
           General Instruction G, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed                Proposed
   Title of each class of                   Amount                maximum                 maximum                 Amount of
 securities to be registered                to be              offering price             aggregate              registration
                                         registered(1)           per share(2)          offering price(2)               fee
- ------------------------------------------------------------------------------------------------------------------------------------
 Common stock, no par value              523,740 shares            $12.37                $6,476,202                  $2,234
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Based on the minimum closing sales price of a share of Whitney Holding Corporation common stock, no par value, of $27.00 that may be applied pursuant to the pricing formula described herein.
(2) Calculated in accordance with Rule 457(f)(2) based on the book value per share, as of May 31, 1996, of the common stock, $1.00 par value, of Liberty Holding Company and of the common stock, $5.00 par value, of Liberty Bank to be cancelled by reason of the mergers described herein, and included herein solely for purposes of calculating the registration fee.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------

                           WHITNEY HOLDING CORPORATION
                              CROSS REFERENCE SHEET

Item of Form S-4                                                      Location in Prospectus
- ----------------                                                      ----------------------
A.    Information About the Transaction
      1.   Forepart of Registration Statement and                     Cover Page
           Outside Front Cover Page of Prospectus
      2.   Inside Front and Outside Back Cover Pages                  Inside Cover; Table of Contents
           of Prospectus
      3.   Risk Factors, Ratio of Earnings to Fixed                   Summary
           Charges and Other Information
      4.   Terms of the Transaction                                   Summary; The Plan of Merger
      5.   Pro Forma Financial Information                            Unaudited Pro Forma Condensed Combined
                                                                      Financial Information; Unaudited Pro Forma
                                                                      Condensed Combined Financial Information
                                                                      (Liberty Holding Company and Liberty Bank
                                                                      Transaction Only)
      6.   Material Contacts with the Company Being                   The Plan of Merger - Background; The Plan
           Acquired                                                   of Merger - Reasons for the Plan of Merger;
                                                                      The Plan of Merger - Recommendation of the
                                                                      Company's and the Bank's Board of
                                                                      Directors
      7.   Additional Information Required for                        *
           Reoffering by Persons and Parties Deemed
           to be Underwriters
      8.   Interests of Named Experts and Counsel                     *
      9.   Disclosure of Commission Position on                       *
           Indemnification for Securities Act Liabilities
B.    Information About the Registrant
      10.  Information with Respect to S-3 Registrants                Inside Cover; Summary; Information about
                                                                      Whitney
      11.  Incorporation of Certain Information by                    Information about Whitney; Incorporation of
           Reference                                                  Certain Documents by Reference
      12.  Information with Respect to S-2 or S-3                     *
           Registrants
      13.  Incorporation of Certain Information by                    *
           Reference
      14.  Information with Respect to Registrants                    *
           other than S-2 or S-3 Registrants




                           WHITNEY HOLDING CORPORATION
                              CROSS REFERENCE SHEET

Item of Form S-4                                                      Location in Prospectus
- ----------------                                                      ----------------------
C.    Information About the Company Being Acquired
      15.  Information with Respect to S-3 Companies                  *
      16.  Information with Respect to S-2 or S-3                     *
           Companies
      17.  Information with Respect to Companies                      Information about the Company and the
           other than S-2 or S-3 Companies                            Bank
D.    Voting and Management Information
      18.  Information if Proxies, Consents or
           Authorizations are to be Solicited
           (1)    Date, Time and Place Information                    The Meetings - General
           (2)    Revocability of Proxy                               The Meetings - Solicitation, Voting and
                              Revocation of Proxies
           (3)    Dissenters' Rights of Appraisal                     Dissenters' Rights
           (4)    Persons Making Solicitation                         The Meetings - General; The Meetings -
                                                                      Solicitation, Voting and Revocation of
                                                                      Proxies
           (5)    Interests of Certain Persons in                     Summary - Interests of Certain Persons in the
                  Matters to be Acted upon; Voting                    Mergers; The Plan of Merger - Interests of
                  Securities and Principal Holders                    Certain Persons in the Mergers; Information
                  Thereof                                             About the Company and the Bank - Security
                                                                      Holdings of Principal Shareholders and
                                                                      Management
           (6)    Vote Required for Approval                          The Meetings - Shares Entitled to Vote;
                              Quorum; Vote Required
           (7)    Directors and Executive Officers;                   Information About the Company and the
                  Executive Compensation; Certain                     Bank
                  Relationships and Related
                  Transactions
      19.  Information if Proxies, Consents or                        *
           Authorizations are not to be Solicited or in
           an Exchange Offer


*Not applicable or answer is in the negative.




                             LIBERTY HOLDING COMPANY
                                  LIBERTY BANK
                              201 N. Palafox Street
                           Pensacacola, Florida 32501

                       ____________________________, 1996



Dear Shareholder:

     You are cordially invited to attend joint special meetings of shareholders of Liberty Holding Company (the "Company") and Liberty Bank (the "Bank"), to be held in the main office of Liberty Bank, 201 N. Palafox Street, Pensacola, Florida 32501, on ________, ____________, 1996 at ______ a.m., local time.

     The purpose of the special meetings will be to consider and vote upon an Agreement and Plan of Merger dated April 23, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") among the Company, Liberty Bank, Whitney Holding Corporation ("Whitney") and its wholly-owned subsidiary Whitney National Bank of Florida ("WNB-Florida"). Pursuant to the Plan of Merger, the Company will merge into Whitney, Liberty Bank will merge into WNB-Florida, and each outstanding share of common stock of the Company and each outstanding share of common stock of the Bank not owned by the Company will be converted into shares of Whitney common stock as more fully described in the attached Proxy Statement-Prospectus. You are urged to read the enclosed Proxy Statement-Prospectus in its entirety for a more complete description of the terms of the Plan of Merger.

     The  Boards of  Directors  of the  Company  and the Bank  have  unanimously approved the Plan of Merger and believe it is in the best interests of the Company's and the Bank's shareholders. Allen C. Ewing & Co., an investment banking firm experienced in the valuation of banking institutions, has advised your Boards of Directors that, in its opinion, the consideration to be received by the Company's and the Bank's shareholders in the Plan of Merger is fair to such shareholders from a financial point of view and that the allocation of such consideration between shareholders of the Company and shareholders of the Bank is fair, from a financial point of view, to the shareholders of each. Upon approval of the Plan of Merger, you would receive common stock of Whitney, one of the largest Louisiana-based bank holding companies, and as a new shareholder of Whitney, you would own stock that is publicly traded on the NASDAQ Stock Market. Through WNB-Florida, a national bank subsidiary of Whitney formed to facilitate the proposed mergers, Whitney will be able to offer a broad range of banking services in our market area and may be able to compete more effectively in the changing economic and legal environment facing all financial institutions. It is a condition to the consummation of the mergers that the Company and Whitney receive an opinion that the mergers will qualify as a tax-free reorganization for federal income tax purposes.

     The accompanying Notices of Special Meeting and Proxy Statement-Prospectus contain information about the proposed mergers. Please read carefully these materials and the documents incorporated therein by reference, copies of which are available as indicated under the caption "Incorporation of Certain Documents by Reference."

     The Boards of Directors recommend that you vote FOR the Plan of Merger and urge you to sign and date the enclosed proxy and return it promptly in the accompanying envelope in order to ensure that your vote is represented. Of course, if you attend the special meetings, you nevertheless may vote in person, even though you previously returned your proxy.

Very truly yours,



Conald D. Mansfield                        Ronald L. Bruce
President of Liberty Holding Company       President and Chief Executive Officer
                                            of Liberty Bank

                             LIBERTY HOLDING COMPANY
                              201 N. Palafox Street
                            Pensacola, Florida 32501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ________, ____________, 1996


To the Holders of Common Stock of Liberty Holding Company:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Company Meeting") of Liberty Holding Company (the "Company") will be held at the main office of its subsidiary, Liberty Bank, 201 N. Palafox Street, Pensacola, Florida 32501, on _______, __________, 1996 at _______ a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated April 23, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") pursuant to which, among other things: (a) the Company would merge into Whitney Holding Corporation ("Whitney"), (b) Liberty Bank would merge into Whitney National Bank of Florida, a newly formed, wholly-owned bank subsidiary of Whitney, and (c) each outstanding share of common stock of the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the attached Proxy Statement-Prospectus.

         2. To transact such other business as may properly come before the Company Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on __________________, 1996 are entitled to notice of and to vote at the Company Meeting or any adjournment thereof. Dissenting shareholders who comply with the procedural requirements of Sections 1301-20 of the Florida Business Corporation Act are or may be entitled to assert dissenters' rights under that Act.

         Shareholders are cordially invited to attend the Company Meeting in person. Whether or not you plan to attend the Company Meeting, you are urged to complete, date and sign the enclosed proxy and to return it promptly.

                                         By order of the Board of Directors
                                         of Liberty Holding Company



                                         William A. Hunt
                                         Secretary

Pensacola, Florida
__________, 1996

- -------------------------------------------------------------------------------


                                I M P O R T A N T
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE COMPANY MEETING REGARDLESS OF THE NUMBER THAT YOU HOLD. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POST-PAID ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE COMPANY MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY OR BY EXECUTION OF A PROXY OF A LATER DATE FILED WITH THE SECRETARY OF THE COMPANY AT OR BEFORE THE MEETING. IN ADDITION, IF YOU ATTEND THE COMPANY MEETING, YOU MAY REVOKE YOUR PROXY BY VOTING IN PERSON.



- -------------------------------------------------------------------------------

                                  LIBERTY BANK
                              201 N. Palafox Street
                            Pensacola, Florida 32501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD _______, _____________, 1996


To the Holders of Common Stock of Liberty Bank:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Bank Meeting") of Liberty Bank will be held at its main office, 201 N. Palafox Street, Pensacola, Florida 32501, on ______, ___________, 1996 at _______ a.m.,
local time, for the following purposes:

        1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated April 23, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") pursuant to which, among other things: (a) Liberty Holding Company (Liberty Bank's parent corporation) (the "Company") would merge into Whitney Holding Corporation ("Whitney"), (b) Liberty Bank would merge into Whitney National Bank of Florida, a newly formed, wholly-owned bank subsidiary of Whitney, and
                 (c) each outstanding share of common stock of Liberty Bank not owned by the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the attached Proxy Statement-Prospectus.

        2. To transact such other business as may properly come before the Bank Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on __________________, 1996 are entitled to notice of and to vote at the Bank Meeting or any adjournment thereof. Dissenting shareholders who comply with the procedural requirements of 12 U.S.C. ss.215a will be entitled to receive payment of the cash value of their shares based upon the appraisal prescribed by 12 U.S.C. ss.215a.

         Shareholders are cordially invited to attend the Bank Meeting in person. Whether or not you plan to attend the Bank Meeting, you are urged to complete, date and sign the enclosed proxy and to return it promptly.

                                             By order of the Board of Directors
                                             of Liberty Bank


                                             Richard A. Davis
                                             Secretary

Pensacola, Florida
__________, 1996

- -------------------------------------------------------------------------------


                                I M P O R T A N T
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE BANK MEETING REGARDLESS OF THE NUMBER THAT YOU HOLD. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POST-PAID ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE BANK MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF LIBERTY BANK OR BY EXECUTION OF A PROXY OF A LATER DATE FILED WITH THE SECRETARY OF LIBERTY BANK AT OR BEFORE THE BANK MEETING. IN ADDITION, IF YOU ATTEND THE BANK MEETING, YOU MAY REVOKE YOUR PROXY BY VOTING IN PERSON.




- -------------------------------------------------------------------------------

                             LIBERTY HOLDING COMPANY
                                  LIBERTY BANK
              PROXY STATEMENT FOR SPECIAL MEETINGS OF SHAREHOLDERS
                    TO BE HELD ________________________, 1996


                           WHITNEY HOLDING CORPORATION

                                   PROSPECTUS

                           Common Stock, No Par Value

         This Proxy Statement-Prospectus is being furnished to holders of common stock, par value $1.00 per share ("Company Common Stock"), of Liberty Holding Company (the "Company") and to holders of common stock, par value $5.00 per share ("Bank Common Stock"), of Liberty Bank (the "Bank") in connection with the solicitation of proxies by the Company's and the Bank's Boards of Directors for use at joint Special Meetings of Shareholders of the Company (the "Company Meeting") and the Bank (the "Bank Meeting") to be held on _________, _________________, 1996 at ______ a.m., local time, at the Bank's main office,
201 N. Palafox Street, Pensacola, Florida 32501, and at any adjournment thereof. The purpose of the Company Meeting and the Bank Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger and a related merger agreement (collectively, the "Plan of Merger") between the Company and the Bank, on the one hand, and Whitney Holding Corporation ("Whitney") and Whitney National Bank of Florida ("WNB-Florida"), on the other hand. The Plan of Merger provides for, among other things, the merger of the Company into Whitney (the "Company Merger") and the merger of the Bank into WNB-Florida (the "Bank Merger" and, collectively with the Company Merger, the "Mergers"). Upon consummation of the Mergers, except as described herein, each outstanding share of Company Common Stock and each outstanding share of Bank Common Stock that is not owned by the Company would be converted into shares of common stock, no par value, of Whitney ("Whitney Common Stock") in the manner described herein, with cash being paid for any fractional share interests. See "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock." Consummation of the Company Merger requires the approval of the holders of at least a majority of the outstanding shares of Company Common Stock; consummation of the Bank Merger requires the approval of the holders of at least two-thirds of the outstanding shares of Bank Common Stock. Directors, executive officers and certain principal shareholders of the Company beneficially owning an aggregate of approximately 76.3% of the Company Common Stock have agreed, subject to certain conditions, to vote their shares in favor of the Plan of Merger. Consummation of the Mergers is also subject to the satisfaction of certain other conditions, including obtaining necessary regulatory approvals.

         This Proxy Statement-Prospectus covers up to ____________ shares of Whitney Common Stock that may be issued upon consummation of the Mergers, as determined on the basis of the pricing formula described herein. The actual number of shares of Whitney Common Stock to be issued will be determined in accordance with the terms of the Plan of Merger. See "The Plan of Merger -
Description of the Plan of Merger -- Conversion of Common Stock." The outstanding shares of Whitney Common Stock are, and the shares of Whitney Common Stock offered hereby will be, included for quotation on the NASDAQ National Market System. The closing price per share of Whitney Common Stock on the NASDAQ National Market System on _________, 1996 was $___.

         This Proxy Statement-Prospectus, and the accompanying Notices of Special Meeting and forms of proxy, are being first mailed to shareholders of the Company and the Bank on or about __________________, 1996.




           THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE PROPOSED
              MERGERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-
            RACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS
      OF ANY BANK OR NON-BANK SUBSIDIARY OF WHITNEY AND ARE NOT INSURED BY
          THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE
                     FUND OR ANY OTHER GOVERNMENTAL AGENCY.



          This Proxy Statement-Prospectus is dated ______________, 1996

         No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Proxy Statement-Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Whitney, the Company or the Bank. This Proxy Statement-Prospectus shall not constitute an offer to sell or exchange or the solicitation of an offer to purchase any security, or the solicitation of a proxy, nor shall there be any such sale, exchange or solicitation in any jurisdiction in which, or to any person to whom, it is unlawful to make such an offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Whitney, the Company or the Bank since the date hereof.

         All information contained herein with respect to the Company and the Bank has been provided by the Company and the Bank, and Whitney is relying on the accuracy of that information. All information contained herein with respect to Whitney has been provided by Whitney, and the Company and the Bank are relying on the accuracy of that information.

                              AVAILABLE INFORMATION

         Whitney is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, together with proxy statements and other information filed by Whitney, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, Whitney Common Stock is included for quotation on the NASDAQ National Market System (Symbol: WTNY), and such reports, proxy statements and other information concerning Whitney can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         Whitney has filed with the Commission a Registration Statement on Form S-4 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Whitney Common Stock offered by this Proxy Statement-Prospectus. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto. Such additional information can be inspected and copied as set forth above. Statements contained in this Proxy Statement-Prospectus as to the contents of any documents are necessarily summaries of the documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. For further information with respect to Whitney and the transactions contemplated hereby, reference is made to the Registration Statement, including the exhibits thereto and any documents incorporated by reference therein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Proxy Statement-Prospectus incorporates documents by reference that are not presented herein or delivered herewith. See "Information about Whitney -- Incorporation of Certain Information about Whitney by Reference." Whitney hereby undertakes to provide copies of any such documents, other than exhibits to such documents that are not specifically incorporated by reference therein, without charge to any person, including any beneficial owner of Company or Bank Common Stock, to whom this Proxy Statement-Prospectus is delivered, upon the written or oral request of such person to Whitney Holding Corporation,
Attention: Edward B. Grimball, Chief Financial Officer, 228 St. Charles Avenue, New Orleans, Louisiana 70130 (Telephone: (504) 586-7252). In order to ensure timely delivery of the documents, any request should be made by __________, 1996.

                                TABLE OF CONTENTS


SUMMARY.........................................................................................................iii
         Parties to the Mergers.................................................................................iii
                  Whitney  .....................................................................................iii
                  The Company and the Bank......................................................................iii
         The Special Meetings...................................................................................iii
                  General  .....................................................................................iii
                  Purpose of the Meetings.......................................................................iii
         Vote Required...........................................................................................iv
         Reasons for the Plan of Merger..........................................................................iv
         Recommendation of the Company's and the Bank's Boards of Directors......................................iv
         Fairness Opinion of Allen C. Ewing & Co.................................................................iv
         The Plan of Merger.......................................................................................v
                  General  .......................................................................................v
                  Exchange of Certificates........................................................................v
                  Regulatory Approvals and Other Conditions to Consummation of the Mergers.......................vi
                  Waiver, Amendment and Termination..............................................................vi
         Accounting Treatment...................................................................................vii
         Certain Federal Income Tax Consequences................................................................vii
         Dissenters' Rights.....................................................................................vii
         Interests of Certain Persons...........................................................................vii
         Market Prices.........................................................................................viii
         Comparative Rights of Shareholders....................................................................viii
         Selected Financial Data of the Company..................................................................ix
         Selected Financial Data of the Bank......................................................................x
         Selected Financial Data of Whitney......................................................................xi
         Comparative Per Share Data.............................................................................xii
THE MEETINGS......................................................................................................1
         General  ................................................................................................1
         Purpose of the Meetings..................................................................................1
         Shares Entitled to Vote; Quorum; Vote Required...........................................................1
         Solicitation, Voting and Revocation of Proxies...........................................................2
THE PLAN OF MERGER................................................................................................2
         General  ................................................................................................2
         Background...............................................................................................2
         Reasons for the Plan of Merger...........................................................................3
                  General  .......................................................................................3
                  Whitney  .......................................................................................3
                  The Company and the Bank........................................................................3
         Recommendation of the Company's and the Bank's Boards of Directors.......................................4
         Fairness Opinion of Allen C. Ewing & Co..................................................................4
         Description of the Plan of Merger........................................................................7
                  General  .......................................................................................7
                  Conversion of Common Stock......................................................................7
                  Exchange of Certificates........................................................................9
                  Transfer and Exchange Agents...................................................................10
                  Regulatory Approvals and Other Conditions of the Mergers.......................................10
                  Effective Date.................................................................................11
                  Conduct of Business Prior to the Effective Date................................................11
                  Century Branch.................................................................................12
                  Waiver, Amendment and Termination..............................................................12

                                        i





                  Expenses.......................................................................................13
         Interests of Certain Persons............................................................................13
                  Employee Benefits..............................................................................13
                  ESOP     ......................................................................................13
                  Management.....................................................................................13
                  Indemnification and Insurance..................................................................14
         Status Under Federal Securities Laws; Certain Restrictions on Resales ..................................14
         Accounting Treatment....................................................................................14
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................15
DISSENTERS' RIGHTS...............................................................................................16
         The Company.............................................................................................16
         The Bank ...............................................................................................18
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.....................................................19
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
  (Liberty Holding Company and Liberty Bank Transaction Only)....................................................27
INFORMATION ABOUT THE COMPANY AND THE BANK.......................................................................35
         Description of Business.................................................................................35
         Competition.............................................................................................35
         Supervision and Regulation..............................................................................35
         Market Prices and Dividends.............................................................................36
         Property ...............................................................................................37
         Employees...............................................................................................37
         Security Holdings of Principal Shareholders and Management..............................................37
THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................................................................40
INFORMATION ABOUT WHITNEY........................................................................................53
         General  ...............................................................................................53
         Market Prices of and Dividends Declared on Whitney Common Stock ........................................54
         Incorporation of Certain Information about Whitney by Reference.........................................55
COMPARATIVE RIGHTS OF SHAREHOLDERS...............................................................................55
         Description of Whitney Common Stock.....................................................................56
         Comparison of Whitney Common Stock and Company and Bank Common Stock....................................60
LEGAL MATTERS....................................................................................................63
EXPERTS..........................................................................................................63
OTHER MATTERS....................................................................................................63
CITIZENS CONSOLIDATED FINANCIAL STATEMENTS.......................................................................F-1
         Appendix A - Agreement and Plan of Merger (including Amendment).........................................A-1
         Appendix B - Fairness Opinion of Allen C. Ewing & Company...............................................B-1
         Appendix C - Sections 1301-20 of the Florida Business Corporation
            Act and Selected Provisions of 12 U.S.C. ss.215a.....................................................C-1


                                       ii

                                     SUMMARY

          The following summary is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere herein, the appendices hereto and the documents incorporated herein by reference. Shareholders are urged to read carefully all such material.

Parties to the Mergers

         Whitney. Whitney Holding Corporation, a Louisiana corporation ("Whitney") is a multi-bank holding company registered pursuant to the Bank Holding Company Act of 1956. Whitney became an operating entity in 1962 with Whitney National Bank ("Whitney Bank") as its only significant subsidiary. Whitney Bank, which has its headquarters in Orleans Parish, Louisiana, has been engaged in general banking business in the City of New Orleans since 1883. It currently operates 58 branches in south Louisiana and a foreign branch on Grand Cayman in the British West Indies. In December 1994, Whitney established the Whitney Bank of Alabama and, through this new banking subsidiary, acquired the Mobile area operations of The Peoples Bank, Elba, Alabama on February 17, 1995. Whitney Bank of Alabama operates eight branches and one loan production office serving metropolitan Mobile, Alabama and the Alabama Gulf Coast region.

         Whitney National Bank of Florida ("WNB-Florida") is a wholly-owned subsidiary of Whitney that was organized under the National Banking Act to facilitate the mergers described herein. See "The Meetings - Purpose of the Meetings" and "The Plan of Merger - General."

         Whitney and its subsidiaries are sometimes referred to collectively herein as "Whitney's consolidated group." At March 31 1996, Whitney had total consolidated assets of approximately $3.499 billion and total consolidated deposits of approximately $2.768 billion. Whitney's principal executive offices are at 228 St. Charles Avenue, New Orleans, Louisiana 70130, and its telephone number is (504) 586-7117. See "Information About Whitney."

          The Company and the Bank. Liberty Holding Company, a Florida corporation ("the Company"), is a bank holding company that owns 99.3% of the outstanding stock of Liberty Bank (the "Bank"). At March 31, 1996, the Company had total consolidated assets of approximately $50,967,000, total consolidated deposits of approximately $43,637,000 and total shareholders equity of approximately $6,196,000. The Company and the Bank are sometimes referred to herein collectively as "the Company's consolidated group."

         Liberty Bank, a Florida state-chartered bank, is a full-service commercial bank, without trust powers, doing business through its offices in Pensacola and Century, Florida. At March 31, 1996, the Bank had total assets of approximately $50,967,000, total deposits of approximately $44,540,000 and total shareholders equity of $5,474,000.

         The Company's and the Bank's principal executive offices are located at 201 N. Palafox Street, Pensacola, Florida 32501, and their telephone number is
(904) 435-6700. See "Information About the Company and the Bank."

The Special Meetings

         General. Special meetings of the shareholders of the Company (the "Company Meeting") and of the Bank (the "Bank Meeting") will be held on ________________, 1996 at the time and place set forth in the accompanying Notices of Special Meeting of Shareholders. Only record holders of the common stock, $1.00 par value per share, of the Company ("Company Common Stock") and of the common stock, $5.00 par value per share, of the Bank ("Bank Common Stock") at the close of business on __________________, 1996 are entitled to notice of and to vote at the applicable Meeting. On that date, there were _____________ shares of Company Common Stock and ____________ shares of Bank Common Stock issued and outstanding, each of which is entitled to one vote on each matter properly to come before the respective Meetings. The Company Meeting and the Bank Meeting are sometimes referred to as the "Meetings."

         Purpose of the Meetings. The purpose of the Meetings is to vote upon a proposal to approve an Agreement and Plan of Merger dated April 23, 1996, as amended, and a related merger agreement (collectively, the "Plan of

Merger"), copies of which are attached hereto as Appendix A, pursuant to which, among other things, the Company will merge into Whitney (the "Company Merger") and the Bank will merge into WNB-Florida (the "Bank Merger" which, together with the Company Merger, are collectively called the "Mergers"), with the result that shareholders of the Company and the Bank will receive shares of Whitney Common Stock (and cash in lieu of fractional shares) as described below under " - The Plan of Merger -- Conversion of Common Stock." See "The Meetings - Purpose of the Meetings."

Vote Required

         The Plan of Merger must be approved by the affirmative vote of holders of at least a majority of the outstanding shares of Company Common Stock and by the holders of at least two-thirds of the outstanding shares of Bank Common Stock. Directors, executive officers and certain principal shareholders of the Company beneficially owning an aggregate of 1,060,040 shares, or approximately 76.3%, of the outstanding shares of Company Common Stock have agreed, subject to certain conditions, to vote their shares in favor of the Plan of Merger at the Company Meeting. The Company, as the holder of 99.3% of the outstanding Bank Common Stock, has agreed, subject to certain conditions, to vote in favor of the Plan of Merger at the Bank Meeting. Whitney, as the sole shareholder of WNB-Florida, must approve the Plan of Merger. Under Louisiana law, shareholders of Whitney are not required to approve the Plan of Merger. See "The Meetings - Shares Entitled to Vote; Quorum; Vote Required."

Reasons for the Plan of Merger

         The Boards of Directors of the Company and the Bank believe that the approval of the Plan of Merger is in the best interests of the Company, the Bank and their respective shareholders. In reaching their decision, the Boards considered a number of factors, including the Company's, the Bank's and Whitney's business and prospects; the price to be received by Company and Bank shareholders and the substantial premium that such price represented over the book value of the Company and Bank Common Stock and recent sale prices of the Company Common Stock; and, the opinion of Allen C. Ewing & Co. that the consideration to be received by the Company's and the Bank's shareholders is fair to such shareholders from a financial point of view and that the allocation of such consideration between shareholders of the Company and those of the Bank is fair, from a financial point of view, to the shareholders of each. See "The Plan of Merger - Background" and "The Plan of Merger - Reasons for the Plan of Merger."

Recommendation of the Company's and the Bank's Boards of Directors

         THE BOARDS OF DIRECTORS OF THE COMPANY AND THE BANK HAVE UNANIMOUSLY APPROVED THE PLAN OF MERGER AND RECOMMENDS THAT THEIR SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN OF MERGER.

Fairness Opinion of Allen C. Ewing & Co.

          Allen C. Ewing & Co. ("Ewing") has rendered its opinion to the Company's and the Bank's Boards of Directors that, based on and subject to the assumptions made, the factors considered, the review undertaken and the limitations stated, (a) the consideration to be received by the Company's and the Bank's shareholders under the Plan of Merger is fair to their respective shareholders from a financial point of view, and (b) the allocation of the Purchase Price (defined in "- The Plan of Merger -- Conversion of Common Stock," below) between shareholders of the Company and those of the Bank is fair, from a financial point of view, to the shareholders of each. Ewing's opinion is directed only to the fairness of the terms of the Plan of Merger from a financial point of view and does not constitute a recommendation to any shareholder on how to vote at the Meetings. See "The Plan of Merger -- Fairness Opinion of Allen C. Ewing & Co."

         A copy of the fairness opinion of Ewing is attached as Appendix B and should be read in its entirety.

The Plan of Merger

         General. Pursuant to the Plan of Merger, if all conditions to the Mergers are satisfied or waived, on the effective date of the Mergers, the Company will be merged with and into Whitney, and the separate existence of the Company will cease, and the Bank will be merged with and into WNB-Florida, and the separate existence of the Bank will cease. By reason of the Company Merger, each outstanding share of Company Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of common stock, no par value, of Whitney ("Whitney Common Stock") with an aggregate market value of approximately $10.17; and, by reason of the Bank Merger, each outstanding share of Bank Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of Whitney Common Stock with an aggregate market value of approximately $65.70; provided, that, in each such case, the Average Market Price (as defined below) of Whitney Common Stock is not less than $27.00 nor greater than $35.00.

         The "Average Market Price" is defined as the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction that is effected, or for which a record date occurs) on the 20 trading days preceding the fifth trading day immediately prior to the effective date of the Company Merger; provided, however, that if the Average Market Price as so calculated is less than $27.00 or greater than $35.00, the "Average Market Price" to be used in calculating the number of shares of Whitney Common Stock to be issued in the Mergers shall be $27.00 or $35.00, as the case may be. It is a condition to the Company's and the Bank's obligations to consummate the Mergers that the Average Market Price of the Whitney Common Stock, calculated without regard to the foregoing proviso, shall not be less than $27.00, and it is a condition to Whitney's obligations to consummate the Mergers that the Average Market Price as so calculated not be more than $35.00. The actual number of shares of Whitney Common Stock that will be received by a Company or a Bank shareholder by reason of the Mergers will vary depending upon, among other things, the Average Market Price of the Whitney Common Stock and the number of shares of Company Common Stock and Bank Common Stock outstanding on the effective date of the Mergers. On ___________________, 1996, the closing trading price for a share of Whitney Common Stock was $_______, and if such date had been the effective date of the Company Merger, the Average Market Price would have been $_______.

         In lieu of issuing any fractional share of Whitney Common Stock, each shareholder of the Company or the Bank who would otherwise be entitled thereto will receive a cash payment (without interest) equal to such fractional share multiplied by the Average Market Price.

         See "The Plan of Merger - Description of the Plan of Merger," "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock" and "The Plan of Merger - Description of the Plan of Merger -- Regulatory Approvals and Other Conditions of the Mergers."

         For information regarding restrictions on the transfer of Whitney Common Stock received pursuant to the Plan of Merger applicable to certain of the Company's and the Bank's shareholders, see "Status Under Federal Securities Laws; Certain Restrictions on Resales."

         Exchange of Certificates. Upon consummation of the Mergers, a letter of transmittal, together with instructions for the exchange of certificates representing shares of Company or Bank Common Stock for certificates representing shares of Whitney Common Stock, will be mailed to each person who was a shareholder of record of the Company or the Bank on the effective date of the Mergers. Shareholders are requested not to send in their stock certificates until they have received a letter of transmittal and further written instructions.

         Shareholders of the Company or the Bank who cannot locate their stock certificates are urged to contact promptly:

                                  Donna Minton
                      Liberty Holding Company/Liberty Bank
                              201 N. Palafox Street
                            Pensacola, Florida 32501
                                 (904) 435-6700

A new stock certificate will be issued to replace the lost certificate(s) only upon execution by the shareholder of an affidavit certifying that his certificate(s) cannot be located and containing an agreement to indemnify the Company, the Bank and Whitney against any claim that may be made against the Company, the Bank or Whitney by the owner of the certificate(s) alleged to have been lost or destroyed. The Company, the Bank or Whitney may also require the shareholder to post a bond in such sum as is sufficient to support the shareholder's agreement to indemnify the Company, the Bank and Whitney. See "The Plan of Merger - Description of the Plan of Merger -- Exchange of Certificates."

         Regulatory Approvals and Other Conditions to Consummation of the Mergers. In addition to approval by the shareholders of the Company and the Bank, consummation of the Mergers is conditioned upon, among other things, (i) the accuracy on the date of closing of the representations and warranties, and the compliance with covenants, made in the Plan of Merger by each party, and the absence of any material adverse change in the financial condition, results of operations, business or prospects of the other party's consolidated group, (ii) the receipt by Whitney and WNB-Florida of required regulatory approvals, (iii) the receipt by Whitney of assurances that the Mergers may be accounted for as a pooling-of-interests, (iv) the receipt by Whitney and the Company of opinions as to the qualification of the Mergers as a tax-free reorganization under applicable law, (v) the Company's and the Bank's receipt of a letter from Ewing, dated as of the date of the Meetings, in form and substance satisfactory to the Company and the Bank, confirming its fairness opinion to the Boards of Directors of the Company and the Bank and (vi) certain other conditions customary for agreements of this sort. It is a condition to Whitney's obligations to consummate the Mergers that the Average Market Price of the Whitney Common Stock (calculated without regard to the limitations contained in the definition of Average Market Price) shall not be more than $35.00, unless Whitney has executed a definitive merger or other acquisition agreement with a third party as a result of which Whitney would cease to be an independent, public company. It is a condition to the Company's and the Bank's obligations that the Average Market Price of the Whitney Common Stock as so calculated shall not be less than $27.00. The parties intend to consummate the Mergers as soon as practicable after all of the conditions to the Mergers have been met or waived.

          On _______________________, 1996, Whitney filed an application seeking approval of the Bank Merger and an interim bank charter for WNB-Florida from the Office of the Comptroller of the Currency (the "Comptroller"). Whitney has also filed applications with the Board of Governors of the Federal Reserve System (the "Reserve Board") seeking approval of the Company Merger and with the Reserve Board and the Federal Deposit Insurance Corporation in connection with the formation of WNB-Florida. Whitney expects to receive final approvals from all of these governmental agencies prior to the Meetings; however, there can be no assurance that these approvals will be obtained, or that the other conditions to consummation of the Mergers will be satisfied by such date or at all. See "The Plan of Merger - Description of the Plan of Merger -- Regulatory Approvals and Other Conditions of the Mergers."

         Waiver, Amendment and Termination. The Plan of Merger provides that each of the parties to the Plan of Merger may waive any of the conditions to its obligation to consummate the Mergers other than approval by the shareholders of the Company and the Bank, the absence of a stop order suspending the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus forms a part, the receipt of all necessary regulatory approvals, the satisfaction of all requirements prescribed by law for consummation of the Mergers, and the Company's and the Bank's receipt of a letter from Ewing dated as of the date of the Meetings, in form and substance satisfactory to the Company and the Bank, confirming Ewing's fairness opinion to the Boards of Directors of the Company and the Bank.

         The Plan of Merger may be amended, at any time before or after its approval by the shareholders of the Company and the Bank, by the mutual agreement of the Boards of Directors of the parties to the Plan of Merger;

provided that, under the Louisiana Business Corporation Law ("LBCL") any amendment made subsequent to shareholder approval of the Company Merger may not alter the amount or type of shares into which the Company Common Stock will be converted, alter any term of the Articles of Incorporation of Whitney as the surviving entity in the Company Merger, or alter any term or condition of the Plan of Merger in a manner that would adversely affect any shareholder of the Company.

         The Plan of Merger may be terminated at any time prior to the effective date (i) by the mutual consent of Whitney and the Company; (ii) in the event of a breach of any representation, warranty or covenant in the Plan of Merger that cannot be cured by the earlier of 15 days after written notice of such breach or November 30, 1996; (iii) if the Mergers have not occurred by November 30, 1996;
(iv) if the number of shares of Company and Bank Common Stock as to which the holders thereof are, on the effective date, legally entitled to assert dissenting shareholders rights plus the number of shares to which the holders thereof are entitled to receive cash payments in lieu of fractional shares, exceeds that number of shares of Company and Bank Common Stock that would preclude pooling-of-interests accounting for the Mergers (i.e., if, after the Meetings, more than 10% of the Company and Bank Common Stock would be subject to exchange for cash rather than Whitney Common Stock as the result of holders exercising dissenters' rights or receiving cash in lieu of fractional shares);
(v) if the Company receives a written offer with respect to another acquisition transaction and the Board of Directors of the Company determines in good faith, after consultation with its financial advisers and counsel, that such transaction is more favorable to the Company's shareholders than the transactions contemplated by the Plan of Merger; or (vi) on the basis of certain other grounds specified in the Plan of Merger. The Plan of Merger provides for a termination fee of $786,000 payable to Whitney if the Company terminates the Plan of Merger under the circumstances described in clause (v) of the preceding sentence. See "The Plan of Merger - Description of the Plan of Merger -- Waiver, Amendment and Termination."

Accounting Treatment

         Whitney intends to account for the Mergers as a pooling-of-interests, and it is a condition to Whitney's obligation to consummate the Mergers that neither Whitney's independent public accountants nor the Commission shall have taken the position that the Plan of Merger does not qualify for pooling-of-interests accounting treatment. See "The Plan of Merger - Accounting Treatment."

Certain Federal Income Tax Consequences

         Consummation of the Mergers is conditioned upon receipt by Whitney and the Company of an opinion from Arthur Andersen LLP to the effect that, among other things, each of the Mergers will qualify as a tax-free reorganization under applicable law and that each Company or Bank shareholder who receives Whitney Common Stock pursuant to the Mergers will not recognize gain or loss except with respect to the receipt of cash (i) in lieu of fractional shares of Whitney Common Stock or (ii) pursuant to the exercise of dissenters' rights. Because of the complexity of the tax laws, each shareholder should consult his tax advisor concerning the applicable federal, state and local income tax consequences of the Mergers. See "Certain Federal Income Tax Consequences."

Dissenters' Rights

         Shareholders of the Company and the Bank who perfect dissenters' rights will not receive Whitney Common Stock but will instead be entitled to receive the "fair value" of their shares, as determined under Sections 1301-20 of the Florida Business Corporation Act (in the case of the Company), or the value of their shares in cash, as determined under 12 U.S.C. ss.215a (in the case of the Bank). Failure to comply with statutory procedures in the exercise of dissenters' rights will nullify such rights. See "Dissenters' Rights."

Interests of Certain Persons

         The executive officers and members of the Boards of Directors of the Company and the Bank have interests in the Mergers that are in addition to their interest as shareholders of the Company. These interests include, among others, payments and other benefits to be received by one of the Bank's former executive officers pursuant to an agreement with the Bank; the continued employment of certain executive officers by Whitney after the effective date;

the continuation of certain employee benefits generally; and provisions in the Plan of Merger relating to indemnification of directors and officers of the Company and the Bank and continuation of directors and officers liability insurance.

         See "The Plan of Merger - Interests of Certain Persons."

Market Prices

         On April 22, 1996, the last trading day preceding the date that Whitney and the Company publicly announced that they had entered into the Plan of Merger, the closing sales price for a share of Whitney Common Stock, as quoted on the NASDAQ National Market System, was $30.50. No assurance can be given as to the market price of Whitney Common Stock on the effective date of the Company Merger. On ___________________, 1996, the closing sales price for a share of Whitney Common Stock was $_______, and if such date had been the effective date of the Company Merger, the Average Market Price would have been approximately $_______. See "The Plan of Merger - Description of the Plan of Merger -- Regulatory Approvals and Other Conditions of the Mergers."

         Neither the Company Common Stock nor the Bank Common Stock is traded on any exchange, and there is no established public trading market for such stock. There are no bid or asked prices available for Company or Bank Common stock. Other than purchases of Company Common Stock and related warrants pursuant to a private offering by the Company in 1994, the exercise of certain of those warrants in 1995 and May 1996, one purchase of 587 shares of Company Common Stock in May 1995 at approximately $3.75 per share, and one purchase of 1,000 shares of Company Common Stock in February 1996 at $4.20 per share and a purchase of one share of Bank Common Stock in August 1994 at $21.00 per share, neither the Company nor the Bank is aware of any transactions in Company or Bank Common Stock. No assurance can be given that these trades were effected on an arm's-length basis. See "Information About the Company and the Bank - Market Prices and Dividends."

Comparative Rights of Shareholders

         If the Mergers are consummated, shareholders of the Company and the Bank, other than those exercising dissenters' rights, will become shareholders of Whitney, and their rights will be governed by and be subject to Whitney's Articles of Incorporation and Bylaws rather than those of the Company and the Bank. Whitney's Articles of Incorporation contain provisions that are different from those of the Company and the Bank, some of which may have the effect of discouraging a third party from seeking to obtain control of Whitney in a transaction not approved by Whitney's Board of Directors. See "Comparative Rights of Shareholders."

Selected Financial Data of the Company

         The following selected financial data with respect to each of the fiscal years in the five-year period ended December 31, 1995 have been derived from the Company's audited consolidated financial statements. The selected financial data for the three months ended March 31, 1996 and 1995 have been derived from the Company's unaudited financial statements, which, in the opinion of the Company's management, reflect all adjustments that are necessary for a fair presentation of the results of operations for the interim periods presented. The results of operations for the three-month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year. The information set forth below should be read in conjunction with the Company's consolidated financial statements and notes thereto appearing elsewhere in this Proxy Statement-Prospectus.

                                             Three months ended
                                                 March 31                           Years ended December 31,
                                             -------------------  -----------------------------------------------------------
                                               1996      1995          1995        1994        1993        1992       1991
                                             -------- ----------  -----------   ---------- ----------   ---------   ---------
                                                              (In thousands, except per share data, unaudited)

Average Balance Sheet Data:
   Total assets........................      $50,542    $47,306     $48,219      $47,874     $44,347     $42,219    $44,517
   Total earning assets................       44,482     41,287      42,134       41,956      38,726      36,441     38,869
   Total loans.........................       36,368     31,573      32,821       32,176      30,278      28,702     32,611
   Total investment in securities......        4,860      5,560       5,323        5,770       5,065       3,538      4,051
   Interest bearing deposits...........       31,785     30,388      30,824       31,553      29,903      29,766     32,098
   Noninterest bearing deposits........       11,704     10,834      10,792       10,477       9,770       8,147      8,591
   Shareholders' equity................        6,395      5,700       5,779        5,248       4,084       3,304      3,070

Income Statement Data:
   Total interest income...............       $1,036       $921      $3,973       $3,572      $3,194      $3,188     $3,971
   Net interest income.................          663        604       2,529        2,422       2,018       1,723      1,800
   Provision for possible loan losses..          -0-        -0-         -0-          -0-          30         110        386
   Non-interest income.................          114         98         468          622         838         708        494
   Non-interest expense................          550        518       2,112        2,214       2,059       1,909      1,868
   Net income..........................          144        121         583          610         487         310         32

Per Share Data:
   Primary earnings per share..........        $.11        $.09        $.43        $ .47        $.42        $.30        $.03
   Fully diluted earnings per share....         .10         .08         .41          .44         .42         .30         .03
   Cash dividends per share............        .045        .025         .10          .10        .025         -0-         -0-
   Book value per share, end of period.        4.63        4.16        4.57         4.03        3.78        3.36        3.06

Key Ratios:
   Net income as a percent of
     average assets....................         1.14%       1.02%       1.21%       1.27%       1.10%       0.73%      0.07%
   Net income as a percent of
     average equity....................         9.01%       8.49%      10.09%      11.62%      11.92%       9.38%      1.04%
   Allowance for loan losses as
     a percent of loans and leases
     at period end.....................         1.38%       1.43%       1.38%       1.35%       1.63%       1.98%      1.95%
   Average equity as a percent
     of average total assets...........        12.65%      12.05%      11.98%      10.96%       9.21%       7.82%      6.90%
   Dividend payout ratio...............        41.94%      27.65%      23.02%      20.72%       5.94%         -           -

                                       ix

Selected Financial Data of the Bank

   The following selected financial data with respect to each of the fiscal years in the five-year period ended December 31, 1995 have been derived from the Bank's audited financial statements. The selected financial data for the three months ended March 31, 1996 and 1995 have been derived from the Bank's unaudited financial statements, which, in the opinion of the Bank's management, reflect all adjustments that are necessary for a fair presentation of the results of operations for the interim periods presented. The results of operations for the three-month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year. The information set forth below should be read in conjunction with the Bank's financial statements and notes thereto appearing elsewhere in this Proxy Statement-Prospectus.

                                            Three months ended
                                                March 31                          Years ended December 31,
                                            -------------------     --------------------------------------------------------
                                              1996       1995        1995        1994        1993        1992       1991
                                            --------   --------     --------   ---------  ----------  ----------  ----------
                                                           (In thousands, except per share data, unaudited)

Average Balance Sheet Data:
   Total assets........................     $50,542     $47,306     $48,219     $47,874     $44,347     $42,219     $44,517
   Total earning assets................      44,482      41,287      42,134      41,956      38,726      36,441      38,869
   Total loans.........................      36,368      31,573      32,821      32,176      30,278      28,702      32,611
   Total investment in securities......       4,860       5,560       5,323       5,770       5,065       3,538       4,051
   Interest bearing deposits...........      32,684      31,239      31,695      32,349      29,903      29,766      32,098
   Noninterest bearing deposits........      11,704      10,834      10,792      10,477       9,770       8,172       8,591
   Shareholders' equity................       5,496       4,849       5,076       4,608       4,224       3,807       3,525

Income Statement Data:
   Total interest income...............      $1,036        $921      $3,973      $3,572      $3,194      $3,188      $3,971
   Net interest income.................         652         596       2,488       2,403       2,018       1,753       1,841
   Provision for possible loan losses..         -0-         -0-         -0-         -0-          30         110         386
   Non-interest income.................         114          98         467         622         838         708         494
   Non-interest expense................         544         518       2,109       2,187       2,044       1,874       1,868
   Net income..........................         140         114         548         622         505         376          74

Per Share Data:
   Primary earnings per share..........     $   .71     $   .58     $  2.77     $  3.14     $  2.55      $ 1.90        $.37
   Fully diluted earnings per share....         .71         .58        2.77        3.14        2.55        1.90         .37
   Cash dividends per share............         .15         .30         .60         .60         .15         -0-         -0-
   Book value per share, end of period.       27.65       24.90       27.41       24.07       22.84       20.43       18.54

Key Ratios:
   Net income as a percent of
     average assets....................         1.11%       0.96%       1.14%       1.30%       1.14%       0.89%      0.17%
   Net income as a percent of
     average equity....................        10.19%       9.40%      10.80%      13.50%      11.96%       9.88%      2.10%
   Allowance for loan losses as
     a percent of loans and leases
     at period end.....................         1.38%       1.43%       1.38%       1.35%       1.63%       1.98%      1.95%
   Average equity as a percent
     of average total assets...........        10.87%      10.25%      10.52%       9.62%       9.52%       9.02%      7.92%
   Dividend payout ratio...............        40.24%      25.95%      21.65%      19.09%       5.88%         -           -


                                        x

Selected Financial Data of Whitney

   The following selected financial data with respect to each of the fiscal years in the five-year period ended December 31, 1995 and for the three-month periods ended March 31, 1996 and 1995 have been derived from the consolidated financial statements of Whitney's consolidated group and should be read in conjunction with the information concerning Whitney that has been incorporated by reference in this Proxy Statement-Prospectus. The selected financial data for the three months ended March 31, 1996 and 1995 have been derived from Whitney's unaudited financial statements, which, in the opinion of Whitney's management, reflect all adjustments that are necessary for a fair presentation of the results of operations for the interim periods presented. The results of operations for the three-month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year. Selected financial data for the years 1991 through 1995 have been restated to reflect the merger, effective March 8, 1996, of First Citizens BancStock, Inc. into Whitney, which was accounted for as a pooling-of-interests.

                                           Three months ended
                                                March 31,                               Years ended December 31,
                                        ------------------------   --------------------------------------------------------------
                                           1996         1995          1995          1994         1993          1992        1991
                                        -----------  -----------   -----------   -----------  -----------   -----------  --------
                                                          (In thousands, except per share data, unaudited)
Average Balance Sheet Data:
   Total assets.......................  $ 3,432,566  $ 3,123,194   $ 3,188,930   $ 3,182,674  $ 3,117,512   $ 3,061,976 $3,031,841
   Total earning assets...............    3,116,772    2,817,285     2,880,631     2,877,898    2,817,526     2,761,104  2,717,010
   Total loans........................    1,596,782    1,191,481     1,321,533     1,096,672    1,056,679     1,225,546  1,450,497
   Total investment in securities.....    1,487,937    1,594,055     1,505,492     1,704,687    1,637,619     1,362,006  1,096,086
   Interest bearing deposits..........    1,899,937    1,795,598     1,813,093     1,860,866    1,855,153     1,871,189  1,858,429
   Noninterest bearing deposits.......      817,919      787,603       811,616       792,448      765,457       723,932    681,233
   Shareholders' equity...............      368,024      326,432       339,145       298,142      239,663       193,280    184,530


Income Statement Data:
   Total interest income..............     $ 56,941      $49,805     $ 213,295     $ 192,750     $186,105      $195,079 $  223,303
   Net interest income................       35,815       33,672       141,428       135,247      131,424       122,321    107,314
   Provision for (reduction in) reserve
     for possible loan losses.........            -          100        (9,400)      (26,004)     (59,625)        4,415     46,692
   Non-interest income................        8,697        8,636        33,205        34,129       33,216        29,557     28,341
   Non-interest expense...............       32,905       29,164      (119,481)     (112,394)    (108,237)     (120,615)  (112,303)
   Net income (loss)..................        8,037        8,945        44,349        56,198       79,228        22,415     (3,181)

Per Share Data:
   Primary earnings (loss) per share..      $  0.47       $ 0.53        $ 2.61       $  3.39       $ 4.81       $  1.37    $ (0.19)
   Fully diluted earnings (loss) per
   share..............................         0.47         0.53          2.60          3.39         4.81          1.37      (0.19)
   Cash dividends per share...........         0.22         0.18          0.77          0.60         0.41          0.09       0.02
   Book value per share, end of period        21.75        19.80         21.69         19.29        17.07         12.46      11.17

Key Ratios:
   Net income (loss) as a percent of
     average assets...................         0.94%        1.16%         1.39%         1.77%        2.54%         0.73%    (0.10%)
   Net income (loss) as a percent of
     average equity...................         8.76%       11.11%        13.08%        18.85%       33.06%        11.60%    (1.72%)
   Net interest margin................         4.75%        4.99%         5.05%         4.85%        4.79%         4.54%      4.06%
   Allowance for loan losses as
     a percent of loans and leases
     at period end....................         2.60%        3.16%         2.48%         3.06%        4.28%         8.74%      7.94%
   Average equity as a percent
     of average total assets..........        10.58%       10.50%        10.75%        10.20%        8.71%         6.41%      5.97%
   Dividend payout ratio..............        46.81%       33.96%        29.50%        17.70%        8.52%         6.57%         -

                                       xi

Comparative Per Share Data

         The following  table  presents  certain  information  for Whitney,  the
Company  and  the  Bank on an  historical,  unaudited  pro  forma  combined  and unaudited pro forma equivalent basis. The unaudited pro forma combined information is based upon the historical financial condition and results of operations of the companies and adjustments directly attributable to the Plan of Merger based on estimates derived from information currently available. This information does not purport to be indicative of the results that would actually have been obtained if the Mergers had been consummated on the date or for the periods indicated below, or the results that may be obtained in the future. Whitney expects to account for the Mergers using the pooling-of-interests method applied in accordance with generally accepted accounting principles.

                                                       Historical                   Pro Forma        Company            Bank
                                            --------------------------------
                                            Whitney    Company        Bank        Combined(1)(2)    Equivalent(3)    Equivalent(4)
                                            -------    -------       -------      --------------    -------------    -------------
Earnings per common share:

Years ended:
    December 31, 1995.................       $ 2.61     $  0.43     $  2.77         $ 2.58            $ 0.84          $  5.46
    December 31, 1994.................       $ 3.39     $  0.47     $  3.03         $ 3.33            $ 1.09          $  7.06
    December 31, 1993.................       $ 4.81     $  0.42     $  2.55         $ 4.71            $ 1.54          $  9.98
Three months ended March 31, 1996            $ 0.47     $  0.11     $  0.71         $ 0.47            $ 0.15          $  1.00

Dividends declared per common share:

Years ended:
    December 31, 1995.................       $ 0.77     $  0.10     $  0.60         $ 0.76            $ 0.25          $  1.61
    December 31, 1994.................       $ 0.60     $  0.10     $  0.60         $ 0.59            $ 0.19          $  1.25
    December 31, 1993.................       $ 0.41     $  0.03     $  0.15         $ 0.40            $ 0.13          $  0.85
Three months ended March 31, 1996            $ 0.22     $  0.05     $  0.00         $ 0.22            $ 0.07          $  0.46

Book value per common share:

As of March 31, 1996..................       $21.75     $  4.61     $ 27.65         $21.50            $ 7.02          $ 45.54
As of December 31, 1995...............       $21.69     $  4.57     $ 27.41         $21.36            $ 6.97          $ 45.24


(1) Assumes an Average Market Price of Whitney Common Stock of $31.00 and the issuance of 456,161 shares of Whitney Common Stock to effect the Mergers, including 2,895 shares of Whitney Common Stock issued to the shareholders of the Bank, other than the Company, in the Bank Merger.

(2)      Includes the pro forma combined operations of Whitney and the Company.

(3) The Company Equivalent is calculated by multiplying the amount in the pro forma combined column by an exchange ratio of .3264 at the assumed Average Market Price of $31.00.

(4) The Bank Equivalent is calculated by multiplying the amount in the pro forma combined column by an exchange ratio of 2.1181 at the assumed Average Market Price of $31.00.

         In  addition  to  the  proposed  Mergers,   Whitney  has  other  merger
transactions pending. There can be no assurance that any or all of these transactions will be completed. Pro forma information giving effect to all of these acquisitions is included beginning at page 19 of this Proxy Statement-Prospectus.

                                  THE MEETINGS


General

         This Proxy Statement-Prospectus is furnished to shareholders of Liberty Holding Company (the "Company") and to shareholders of Liberty Bank (the "Bank") in connection with the solicitation of proxies on behalf of their respective Board of Directors for use at a special meeting of shareholders of the Company (the "Company Meeting") and a special meeting of shareholders of the Bank (the "Bank Meeting," and together with the Company Meeting, the "Meetings") to be held on the date and at the time and place specified in the accompanying Notices of Special Meeting of Shareholders, or any adjournments thereof.

         The Company and Whitney Holding Corporation ("Whitney") have each supplied all information included herein with respect to it and its consolidated subsidiaries. The Company and its subsidiary are sometimes collectively referred to herein as "the Company's consolidated group" and Whitney and its subsidiaries are sometimes collectively referred to herein as "Whitney's consolidated group."

Purpose of the Meetings

         The purpose of the Meetings is to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated April 23, 1996, as amended, between Whitney and its newly-formed, wholly-owned banking subsidiary Whitney National Bank of Florida ("WNB-Florida"), on the one hand, and the Company and the Bank, on the other hand, and a related Agreement of Merger between WNB-Florida and the Bank (the "Bank Merger Agreement" and, together with the Agreement and Plan of Merger, the "Plan of Merger"). Pursuant to the Plan of Merger, the Company will merge into Whitney (the "Company Merger"), and the Bank will merge into WNB-Florida (the "Bank Merger," which, together with the Company Merger, are collectively called the "Mergers"). In consideration of the Mergers, each outstanding share of common stock, $1.00 par value, of the Company ("Company Common Stock") and common stock, $5.00 par value, of the Bank ("Bank Common Stock") not owned by the Company will be converted into a number of shares of common stock, no par value, of Whitney ("Whitney Common Stock") as described elsewhere in this Proxy Statement-Prospectus under the heading captioned "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock."

Shares Entitled to Vote; Quorum; Vote Required

         Only holders of record of Company Common Stock and Bank Common Stock at the close of business on ____________________, 1996 are entitled to notice of and to vote at the respective Meeting. On that date there were _____________ shares of Company Common Stock and _____________ shares of Bank Common Stock outstanding, each of which is each entitled to one vote on each matter properly brought before the Meetings.

         With respect to consideration of the Plan of Merger and any other matter properly brought before each Meeting, the presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Company Common Stock or Bank Common Stock, as the case may be, is necessary to constitute a quorum. The Plan of Merger must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Bank Common Stock. Abstentions and broker non-votes will have the effect of votes against the Plan of Merger but will cause a shareholder otherwise entitled to dissenters' rights to forfeit any claim to such rights. Broker non-votes will be counted for purposes of determining the presence of a quorum.

         Directors, executive officers and certain principal shareholders of the Company beneficially owning an aggregate of 1,060,040 shares, or approximately 76.3% of the outstanding Company Common Stock, have agreed, subject to certain conditions, to vote in favor of the Plan of Merger at the Company Meeting. The Company, as the holder of approximately 99.3% of the outstanding shares of Bank Common Stock, has agreed, subject to approval of the Plan of Merger by the shareholders of the Company, to vote in favor of the Plan of Merger at the Bank Meeting.

         Louisiana law does not require that shareholders of Whitney approve the Plan of Merger. Whitney, as the sole shareholder of WNB-Florida, must approve the Bank Merger Agreement.

Solicitation, Voting and Revocation of Proxies

         Forms of proxy for use at the Meetings accompany this Proxy Statement-Prospectus and will permit each holder of record of Company Common Stock and Bank Common Stock, as the case may be, on the record date for the Meetings to vote the shares held by him at the appropriate Meeting. A shareholder may use a proxy whether or not he intends to attend either Meeting in person. Duly executed proxies will authorize the persons named therein to vote on all other matters that properly come before the Company Meeting and the Bank Meeting, as applicable, or any adjournments. Where a shareholder specifies his choice on the proxy with respect to the proposal to approve the Plan of Merger, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made, the shares will be voted in favor of the Plan of Merger. If a Company shareholder returns a proxy and does not specify on the proxy an instruction to vote against the Plan of Merger, he will not be able to exercise dissenters' rights with respect to the Company Merger unless he revokes that proxy and gives written notice to the Company at or prior to the Company Meeting of his intent to demand payment for his shares if the Company Merger is effectuated. If a Bank shareholder returns a proxy and does not specify on the proxy an instruction to vote against the Plan of Merger, he will not be able to exercise dissenters' rights with respect to the Bank Merger unless he either attends the Bank Meeting in person and votes against the Plan of Merger or gives written notice at or prior to the Bank Meeting to the presiding officer that he dissents from the Plan of Merger. See "Dissenters' Rights." A proxy may be revoked by (i) giving written notice of revocation at any time before its exercise to the Secretary of the Company or the Bank, as the case may be, or (ii) executing and delivering to the Secretary at any time before its exercise a later dated proxy. In addition, shareholders who attend either Meeting may revoke their proxies by voting in person.

         In addition to soliciting proxies by mail, directors, officers and employees of the Company and the Bank, without receiving additional compensation therefor, may solicit proxies by telephone and in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Company and Bank Common Stock, and the Company will reimburse such parties for reasonable out-of-pocket expenses incurred in connection therewith. The Bank will pay the cost of soliciting proxies.

                               THE PLAN OF MERGER

General

         The transactions contemplated by the Plan of Merger are to be effected in accordance with the terms and conditions set forth in the Plan of Merger, which is incorporated herein by reference. The following brief description does not purport to be complete and is qualified in its entirety by reference to the Plan of Merger, a copy of which is attached hereto as Appendix A.

         The ultimate result of the transactions contemplated by the Plan of Merger will be that the business, properties, debts and liabilities of the Company will become the business, properties, debts and liabilities of Whitney; the business, properties, debts and liabilities of the Bank will become the business, properties, debts and liabilities of WNB-Florida; and the shareholders of the Company and the Bank will become shareholders of Whitney. The steps taken to achieve this result involve the following transactions: (i) the Company will merge into Whitney and the separate existence of the Company will cease; (ii) the Bank will merge into WNB-Florida and the separate existence of the Bank will cease and (iii) shareholders of the Company and the Bank will receive the consideration described below under the heading captioned " - Description of the Plan of Merger -- Conversion of Common Stock."

Background

         In February 1996, representatives of Whitney Holding Company contacted Thomas D. Tait, then Chairman of the Board of Liberty Bank, to arrange a meeting at which they expressed Whitney's general interest in acquiring or merging with a banking institution in the market area served by the Bank. On February 13, 1996, the Company's and the Bank's Boards of Directors authorized Thomas D. Tait, C. Dale Mansfield, Robert E. Boothe, Jr. and Legal Counsel, James J. Reeves, to meet with representatives of Whitney to discuss Whitney's previous expression of interest and to retain such advisors as deemed necessary in connection with such discussions. The above-named individuals met with representatives of Whitney on February 24, 1996 and the parties discussed the general terms of any proposal Whitney might make, including the range of suggested values for the Company and the Bank. This meeting was reported to the Boards of Directors of the Company and the Bank, and on April 3, 1996, the Boards authorized the execution of a confidentiality agreement and approved negotiations to enter into a definitive agreement with Whitney.

         On April 10, 1996, the Boards retained Allen C. Ewing & Co. ("Ewing") as the Company's and the Bank's financial advisor to provide advice and assistance with respect to strategic alternatives available to the Company and the Bank, to perform related valuation analyses and to assist the Company and the Bank in the event of a merger or other business combination. The Boards selected Ewing based on its knowledge of financial institutions in general and its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly in the southern region of the U.S. The Boards of Directors of the Company and the Bank met on April 17, 1996 and on April 18, 1996. During the April 18, 1996 meeting, Ewing, the Company's and the Bank's counsel and their independent auditors reviewed the terms of the proposed agreement. At that same meeting, Ewing delivered its oral opinion to the Boards of Directors and the Boards, in turn, voted to enter into a Plan of Merger. Thereafter, Whitney, the Company and the Bank executed an agreement and plan of merger on April 23, 1996, which was amended on July 9, 1996.

Reasons for the Plan of Merger

         General. The financial and other terms of the Plan of Merger are the result of arm's-length negotiations between representatives of the Company, the Bank and Whitney. Determination of the consideration to be received by shareholders of the Company and the Bank was based upon many factors considered by the Boards of Directors of Whitney, the Company and the Bank, including the comparative financial condition, historical results of operations, current business and future prospects of Whitney, the Company and the Bank, the market price and historical earnings per share of the Whitney Common Stock, and the desirability of combining the financial and managerial resources of Whitney and the Company to pursue consumer and commercial banking business in the markets currently served by the Bank.

         Whitney. Whitney's business strategy includes expansion eastward along the Interstate 10 corridor to Panama City, Florida. One component of this strategy is the development of a significant banking presence in the Florida panhandle. Because the Bank is located in Pensacola, Florida, a sizeable city and metropolitan area in the Florida panhandle contiguous to Whitney Bank of Alabama's operations in the Mobile, Alabama and the Alabama Gulf Coast region, Whitney's management identified the Bank as an institution that fit well in its eastward expansion strategy.

         In deciding to pursue an acquisition of the Company and the Bank, Whitney's management and the Executive Committee of Whitney's Board of Directors noted, among other things, (i) the Bank's existing four-branch network, (ii) its well-developed retail customer base and good reputation in the small business market and (iii) a determination that Whitney and the Company and the Bank had compatible operating and business philosophies.

         The Company and the Bank. The Boards of Directors of the Company and the Bank believe that approval of the Plan of Merger is in the best interests of the Company, the Bank and their respective shareholders. In reaching their decision to approve the terms of the Plan of Merger, the Boards of Directors of the Company and the Bank considered a number of factors, including, without limitation, the following:

         1. The Boards' familiarity with the Bank's and the Company's business, operations, financial condition, earnings and prospects, and their investigation of similar matters concerning Whitney.

         2. The current and prospective economic environment and competitive constraints facing the Bank and the Company, including specifically the increasing regulatory burdens on small, community based banks and the greater variety of products and services that larger competitors can offer to customers.

         3. The price to be received by the Bank's and the Company's shareholders, including the substantial premium which that price represented and the favorable comparison to prices recently received by shareholders of other similarly situated banks, and the relation of such price to the Boards' views of alternatives to the Mergers.

         4. The financial presentations and advice of Ewing, the Company's and the Bank's independent financial advisors, and the opinion of Ewing that the consideration to be received by the Bank's and the Company's shareholders pursuant to the Plan of Merger, and the allocation of such consideration between the Company's and the Bank's shareholders, is fair from a financial point of view.

         5. The expectation that the receipt of the Whitney Common Stock will be a tax-free transaction to the Bank's and the Company's shareholders.

         6. The liquidity that the Mergers would provide to current Bank and Company shareholders, with the Whitney Common Stock to be issued in the Mergers being included for quotation on the NASDAQ (National Market System).

         7. The "market risk" protection afforded to Bank and Company shareholders pursuant to the Plan of Merger in the event of a decline in the price of Whitney Common Stock before the fifth trading day prior to the effective date of the Company Merger.

         8.  The effects of the Mergers on customers and employees of the Bank.

         The discussion of the information and factors considered and given weight by the Boards of Directors of the Company and the Bank is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the Plan of Merger, the Boards did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determination. In addition, individual members of the Boards may have given different weights to different factors.

Recommendation of the Company's and the Bank's Boards of Directors

         THE BOARDS OF DIRECTORS OF THE COMPANY AND THE BANK HAVE UNANIMOUSLY APPROVED THE PLAN OF MERGER AND UNANIMOUSLY RECOMMEND THAT THE COMPANY'S AND THE BANK'S SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN OF MERGER.

Fairness Opinion of Allen C. Ewing & Co.

         The Boards of Directors of the Company and the Bank retained Allen C. Ewing & Co. ("Ewing") in April of 1996 to advise the Company and the Bank in their ongoing negotiations with Whitney, to advise the Company and the Bank as to whether or not other bank holding companies would offer better terms and price, for the other purposes described above under the heading "- Background" and for the purpose of rendering its Opinion (the "Opinion") to the Company and the Bank as to the fairness, from a financial point of view, of any merger transaction proposed by the Boards. A representative of Ewing attended the meetings of the Company's and the Bank's Boards held on April 17, 1996, and at the April 18 meeting Ewing delivered its oral Opinion stating that, based upon and subject to certain assumptions, the offer made by Whitney to the holders of Company Common Stock and to the minority holders of Bank Common Stock was fair, from a financial point of view, and that the allocation of that consideration between the shareholders of the Company and the shareholders of the Bank was fair, from a financial point of view, to the shareholders of each. That oral Opinion was confirmed by Ewing's written Opinion dated May 29, 1996, which has been updated through _______________, 1996. The full text of Ewing's Opinion is attached as Appendix B to this Proxy Statement-Prospectus and is incorporated herein by reference. The description of the Opinion set forth herein is qualified in its entirety by reference to Appendix B. Shareholders of the Company and the Bank are urged to read the Opinion in its entirety.

         No limitations were imposed on the scope of Ewing's analysis or the procedures followed by Ewing in rendering its Opinion. Ewing was not requested to and did not make any recommendations to the Board as to the amount of the consideration to be paid to the Company and Bank shareholders, which was determined through arms-length negotiations between the parties.

         Ewing's Opinion is directed to the Boards of Directors of the Company and the Bank only and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Plan of Merger. Ewing has not been requested to opine as to and the Opinion does not in any manner address the underlying business decision by the Boards to enter into the Plan of Merger.

         In issuing its Opinion, Ewing assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its Opinion as provided by the Company. Ewing made no independent verification of the supplied information, nor did Ewing conduct a physical inspection of the properties and facilities of the Company or the Bank, nor did Ewing make or obtain any evaluation or appraisal of the assets or liabilities of the Company or the Bank, nor did Ewing review any credit or loan files from the Bank's loan portfolio. The Opinion is based upon market and economic conditions as they existed on the date of the Opinion.

         In arriving at its Opinion, Ewing reviewed and analyzed: (i) the Plan of Merger; (ii) financial and operating information with respect to the business, operations and prospects of the Company furnished to it by the Company; (iii) the calculations made by the Company's Board of Directors in allocating that portion of the purchase price to be paid for the shares of Bank Common Stock owned by shareholders other than the Company, (iv) a comparison of the historical financial results of the Bank with those of other banks in Florida which it determined relevant; (v) a comparison of the financial terms of the Mergers with the terms of selected other recent transactions in Florida which it determined comparable; (v) a review of the trading patterns and financial condition of Whitney common shares as to how their market value compared with other comparable regional bank holding companies. Ewing had discussions with the management of the Company and the Bank concerning its historical operations and future prospects and undertook analyses and investigations as it deemed appropriate. Ewing also considered the prospects as to whether or not a better price and terms could be negotiated with another qualified party, and after reviewing those prospects with the Company, recommended to the Company that it was in the Company's best interests to accept the Whitney proposal while it was being offered to the Company.

         The following paragraphs summarize the most pertinent portions of the financial and comparative analysis prepared by Ewing in arriving at its Opinion. The following summary does not purport to be a complete description of the analysis performed or the matters considered by Ewing in arriving at its Opinion.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its Opinion, Ewing did not attribute any particular weight to any one factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Ewing believes that its analysis must be considered as a whole and that considering any portions of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its Opinion. In its analysis, Ewing made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's and the Bank's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In addition, as described above, Ewing's
Opinion, along with its presentations to the the Company's and the Bank's Boards, was just one of the many factors taken into consideration by the the Company's and the Bank's Boards.

         Trading History of Company and Bank Common Stock. In view of the fact that the Company Common Stock (84 shareholders) and the Bank Common Stock (24 shareholders other than the Company) are closely held, Ewing found that there was no meaningful trading market in the shares of Company Common Stock or Bank Common Stock.

         Selection of Valuation Method. In valuing financial institutions, Ewing believes that there are several methods available to determine if a prospective transaction is fair, from a financial point of view, to the shareholders of the institution to be acquired. These methods include: (i) Comparison Method: A comparison of the purchase price of the transaction with prices paid for similar banks based on ratios commonly used in the industry including price/book, price/earnings, and price/deposits; (ii) Control Premium Method: This method only applies to selling companies where there is a public market for their shares, and, as there is not an active market for the shares of the Company or the Bank, this method does not apply; (iii) Net Asset or Liquidating Value
Method: This method does not apply to healthy banks and is only used in periods of severely depressed markets; (iv) Discounted Cash Flow Method: This method is often used in valuing banks, but Ewing's experience is that this method has less validity in valuing small banks. The method is based on the ability to forecast earnings and dividends for a period of years with an estimate of the value of a projected sale at the end of the period. The present value of these projected cash flows representing the value of Liberty is determined using an array of discount rates reflecting the credibility of the projections. Earnings for small banks tend to be volatile for many reasons including normal banking activities such as the addition of a new branch, a new marketing program, the hiring of new banking officers, all of which can have an adverse affect on current earnings. For these reasons, earnings projections for smaller banks tend to have poor reliability which, in Ewing's opinion, lessens the value of the discounted cash flow method for smaller banks. Ewing believes that the comparison method provides the soundest choice for determining the fairness of the proposed transaction.

         Analysis of Comparable Companies. Using publicly available information including information prepared by SNL Securities, Ewing compared the financial performance of the Company with two relevant groups of banks. In the first group, Ewing compared five performance indicators of the Company with the average experience for the same performance indicators of 250 independent Florida community banks. The performance indicators utilized by Ewing for this comparison included the return on average assets for 1995 which was 1.16% for the Company vs. 1.07% for the 250 Florida banks; the return on average equity for 1995 which was 10.09% for the Company vs. 10.96% for the 250 Florida banks; the equity/assets ratio which for the Company as of 12/31/95 was 11.95% vs. 8.93% for the 250 Florida banks; the ratio of non-performing assets/assets which for the Company was .01% vs. .42% for the 250 Florida banks; and the ratio of operating expenses/operating revenues which was 70.50% for the Company vs. 70.54% for the 250 Florida banks.

         In the second group, Ewing compared three performance indicators of the Company with the average experience for the same performance indicators of nine selected comparable banks which were merged with larger companies in 1994 and 1995. The performance indicators utilized by Ewing for this comparison included the return on average equity which was 10.09% for the Company vs. 13.84% for the nine banks; the ratio of non-performing assets/assets which was .01% for the Company vs. .73% for the nine banks; and the ratio of equity/assets which was 11.95% for the Company vs. 8.52% for the nine banks.

         Analysis of Comparable Transactions. Using publicly available information, Ewing reviewed certain terms and financial characteristics of selected transactions involving the acquisition of healthy banks by commercial bank holding companies in 1994, 1995 and 1996. In view of the Company's high asset quality and favorable operating comparisons with the two groups of banks discussed in the Comparable Company Analysis, Ewing selected transactions for comparison purposes involving high-performing banks in Florida. Ewing selected transactions that occurred in a similar economic environment involving institutions of comparable size. Because of the large amount of consolidation activity in the Florida banking market, Ewing determined that there were a sufficient number of transactions involving comparable banks in Florida to provide a sufficiently large universe for comparison purposes. Ewing further determined that economic conditions in Florida banking since 1993 have been favorable to commercial banking, and it is Ewing's opinion that transactions that occurred during the period from 1993 to date have occurred in a period of similar economic conditions and are suitable for comparison with this transaction. Ewing identified 82 transactions that occurred during this period involving Florida banks, and Ewing selected nine transactions that took place between 1994 and 1995 which Ewing believes were comparable to this transaction. The comparable transaction group includes the following transactions (identified by acquiree/acquiror): Security National Bank, Winter Park, FL/Huntington Bancshares, Inc., Columbus, OH; Peoples State Bank, New Port Richey, FL/SunTrust Banks, Inc., Atlanta, GA; Reliance Bank, Melbourne, FL/Huntington Bancshares, Inc., Columbus, OH; Community Bank of the Islands, Sanibel, FL/Barnett Banks, Inc., Jacksonville, FL; Key Biscayne Bancorp, Key Biscayne, FL/SunTrust Banks, Inc., Atlanta, GA; Citizens National Bank, Macclenny, FL/South Trust
Corporation, Birmingham, AL; First State Bank, Deland, FL/South Trust Corporation, Birmingham, AL; American Bank and Trust, Pensacola, FL/Whitney Holding Corporation, New Orleans, LA. Ewing utilized the three pricing comparisons that are generally utilized in the industry for comparing the relative prices paid in transactions of this kind. These ratios are: acquisition price/book value as of the quarter ended prior to announcement which was 2.23x for the Company vs. 2.17x for the nine banks; acquisition price/trailing twelve-month earnings which was 24.13x for the Company vs. 18.52x for the nine banks; acquisition price as a percentage of deposits as of the quarter ended prior to announcement which was 31.90% for the Company vs. 20.20% for the nine banks. Because the reasons for and circumstances surrounding each of the transactions analyzed were diverse and because of the inherent differences between the operations of the Company and the selected companies, Ewing believed that a strict reliance on the quantitative comparable transaction analysis is not meaningful without further qualitative considerations. Ewing believed that the proper use of a comparable transaction analysis would involve qualitative judgments concerning differences between the characteristics of these transactions and the Mergers which may have affected the acquisition value of the acquired companies and the Company. The qualitative factors considered by Ewing in connection with its Opinion included Ewing's views as to the number of potential buyers in each of these transactions and the ability of the acquirors to implement cost savings and business synergies. In addition, Ewing considered the business conditions and prospects in the various markets in which these acquired companies operate.

         Analysis of Whitney Common Stock. Ewing performed an analysis as to the profitability, quality, and growth potential for the shares of Whitney, which included an analysis of the performance ratios of Whitney, an analysis of Whitney's non-performing assets, and a comparison of its price/earnings and price/book ratios with other comparable regional bank holding companies.

         Compensation of Allen C. Ewing & Co. Ewing acted as a financial advisor to the Company in addition to rendering its Opinion to the Company and the Bank. As compensation for its services, Ewing will earn a fee of approximately $71,000.

Description of the Plan of Merger

         General. Pursuant to the Plan of Merger, if all conditions to the Mergers are satisfied or waived, on the effective date of the Mergers, the Company will be merged with and into Whitney, and the separate existence of the Company will cease, and the Bank will be merged with and into WNB-Florida, and the separate existence of the Bank will cease. By reason of the Company Merger, each outstanding share of Company Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of common stock, no par value, of Whitney ("Whitney Common Stock") with an aggregate market value of approximately $10.17; and, by reason of the Bank Merger, each outstanding share of Bank Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of Whitney Common Stock with an aggregate market value of approximately $65.70; provided, that, in each such case, the Average Market Price (as defined below) of Whitney Common Stock is not less than $27.00 nor greater than $35.00. See "Conversion of Common Stock," below.

         Conversion of Common Stock. The Plan of Merger provides that, assuming no fractional shares or perfected dissenters' rights, shareholders of the Company and the Bank will receive a total number of shares of Whitney Common Stock equal to $14,140,983 (the "Purchase Price"), divided by the "Average Market Price" of Whitney Common Stock. The "Average Market Price" is defined as the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction that is effected, or for which a record date occurs) on the 20 trading days preceding the fifth trading day immediately prior to the effective date of the Company Merger, as reported in the Wall Street Journal; provided, however, that if the Average Market Price as so calculated is less than $27.00 or greater than $35.00, the "Average Market Price" to be used in calculating the number of shares of Whitney Common Stock to be issued in the Mergers shall be $27.00 or $35.00, as the case may be. The total number of shares of Whitney Common Stock to be issued by reason of the Mergers (the "Total Shares") will vary depending upon the Average Market Price of the Whitney Common Stock.

         By reason of the Company Merger, each issued and outstanding share of Company Common Stock (other than shares at to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of Whitney Common Stock equal to the quotient of (a) the "Company Percentage" (as defined below) of the Total Shares divided by (b) the total number of shares of Company Common Stock issued and outstanding on the effective date of the Company Merger. By reason of the Bank Merger, each issued and outstanding share of Bank Common Stock not owned by the Company will be converted into a number of shares of Whitney Common Stock equal to the quotient of (a) the "Bank Percentage" (as defined below) of the Total Shares divided by (b) the total number of shares of Bank
Common Stock issued and outstanding on the effective date of the Bank Merger. Shares of Company Common Stock and Bank Common Stock that are held by the Company or the Bank (other than shares held by the Bank in a fiduciary capacity other than for the Company) will not be considered outstanding and will be cancelled (and not converted) by virtue of the Mergers. As of May 31, 1996, there were outstanding 1,388,794 shares of Company Common Stock and 1,367 shares of Bank Common Stock not owned by the Company.

         The term "Bank  Percentage"  means the percentage  obtained by dividing
(a) the dollar amount obtained by multiplying (i) the Purchase Price minus the book value of all assets of the Company other than the Bank Common Stock held by it by (ii) the percentage of the outstanding shares of Bank Common Stock owned by persons other than the Company, by (b) the total Purchase Price. The book value of all assets of the Company other than the Bank Common Stock held by it was approximately $1,140,000 as of May 31, 1996. The term "Company Percentage" means the result obtained by subtracting the Bank Percentage from 100%.

         The following table sets forth examples of the number of shares of Whitney Common Stock into which each share of Company Common Stock and Bank Common Stock would be converted on the effective date of the Mergers, assuming that the Average Market Price for Whitney Common Stock is as specified below.

                                                 Total Number of
                                                    Shares of
               Assumed Average                       Whitney            Number of Whitney         Number of Whitney
       Market Price of Whitney Common             Common Stock            Shares Per              Shares Per Bank
                    Stock                         To Be Issued          Company Share*                 Share*
       ------------------------------            ---------------        -----------------         -----------------
                   $27.00                             523,740               0.3747                     2.4319
                    29.00                             487,620               0.3489                     2.2642
                    31.00                             456,161               0.3264                     2.1181
                    33.00                             428,515               0.3066                     1.9897
                    35.00                             404,028               0.2891                     1.8760

- -----------------------------
    * Based on 1,388,794 shares of Company Common Stock and 1,367 shares of Bank Common Stock, the number of shares outstanding (and not owned by the Company), respectively, on May 31, 1996, and a book value of $1,140,000 for the assets of the Company other than Bank Common Stock as of such date. Due to fluctuations in such book value and in the trading prices of Whitney Common Stock, the actual number of shares to be received by the Company's and the Bank's shareholders, respectively, cannot currently be determined.

         The Plan of Merger provides that the total number of shares of Whitney Common Stock to be issued in the Mergers becomes fixed at the upper end and the lower end of the range of Average Market Prices set forth in the preceding table, such that if the calculation of Average Market Price were to result in an amount less than $27.00, 523,740 shares of Whitney Common Stock would be issued in the Mergers regardless of their market value, and if the calculation of Average Market Price were to result in an amount exceeding $35.00, 404,028 shares of Whitney Common Stock would be issued in the Mergers regardless of their market value. Accordingly, it is a condition to the Company's and the Bank's obligations to consummate the Mergers that the Average Market Price of the Whitney Common Stock as so calculated not be less than $27.00, and it is a condition to Whitney's obligations to consummate the Mergers that the Average Market Price as so calculated not be more than $35.00. If the Company and the Bank were to waive this condition to their obligation to consummate the Company Merger, the aggregate market value of the Whitney Common Stock to be issued in the Mergers may be lower than it would be if the calculation of Average Market Price resulted in an amount between $27.00 and $35.00. If, on the other hand, Whitney were to waive this condition to its obligation to consummate the Mergers, the aggregate market value of the Whitney Common Stock to be issued in the Mergers may be higher than it would be if such calculation resulted in a price within the specified range. See "-- Regulatory Approvals and Other Conditions to Consummation of the Mergers;" "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock;" and "The Plan of Merger - Description of the Plan of Merger -- Regulatory Approvals and Other Conditions of the Mergers."

         On ___________________, 1996, the closing trading price for a share of Whitney Common Stock was $_______, and if such date had been the effective date of the Company Merger, the Average Market Price would have been $_______. See "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock."

         The Purchase Price includes $5.25 for each of the 45,500 1996 Warrants (as defined elsewhere in this Proxy Statement-Prospectus under the heading "Information About the Company and the Bank - Market Prices and Dividends") duly and validly exercised after the date the Plan of Merger was executed. The exercise price for each such 1996 Warrant was $5.25 per share. The remaining 45,497 1996 Warrants were not exercised and have expired in accordance with their terms.

         In lieu of issuing any fractional share of Whitney Common Stock, each shareholder of the Company or the Bank who would otherwise be entitled thereto will receive a cash payment (without interest) equal to such fractional share multiplied by the Average Market Price. Because the per share exchange ratio in the Company Merger is less than one-to-one, any shareholder of the Company holding less than three (or four, depending upon the Average Market Price) shares of Company Common Stock will not receive any Whitney Common Stock in the Company Merger, but instead will receive solely cash in exchange for his shares of Company Common Stock.

         For information regarding restrictions on the transfer of Whitney Common Stock received pursuant to the Plan of Merger applicable to certain of the Company's and the Bank's shareholders, see "Status Under Federal Securities Laws; Certain Restrictions on Resales."

         Exchange of Certificates. On the effective date of the Mergers, each Company and Bank shareholder will cease to have any rights as a shareholder of the Company or the Bank and his sole rights will pertain to the shares of Whitney Common Stock into which his shares of Company or Bank Common Stock have been converted pursuant to the Mergers, except for any such shareholder who is entitled to statutory dissenters' rights pursuant to Sections 1301-20 of the Florida Business Corporation Act or 12 U.S.C. ss.215a and except for the right to receive cash for any fractional shares. See "Dissenters' Rights."

         Promptly after the consummation of the Mergers, Whitney is required (a) to deposit with the exchange agent selected by Whitney for the Mergers certificates representing the shares of Whitney Common Stock and the cash in lieu of fractional shares to be issued and paid in exchange for shares of Company and Bank Common Stock and (b) send or cause to be sent to each person who was a shareholder of record of the Company or the Bank on the effective date of the Mergers (excluding holders of shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under applicable law) a letter of transmittal, together with instructions for the exchange of certificates representing shares of Company and Bank Common Stock for certificates representing shares of Whitney Common Stock.

         Shareholders are requested not to send in their Company or Bank Common Stock certificates until they have received a letter of transmittal and further written instructions after the effective date of the Mergers. Please do NOT send in your stock certificates with your proxy.

         After the effective date of the Mergers and until surrendered, certificates representing Company or Bank Common Stock will be deemed for all purposes, other than the payment of dividends or other distributions, if any, in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such shares have been converted. Whitney, at its option, may decline to pay former shareholders of the Company and the Bank who become holders of Whitney Common Stock pursuant to the Mergers any dividends or other distributions that may have become payable to holders of record of Whitney Common Stock following the effective date of the Mergers until they have surrendered their certificates evidencing ownership of shares of Company or Bank Common Stock, at which time any such dividends or other distributions will be paid, without interest.

         Shareholders of the Company or the Bank who cannot locate their stock certificates are urged to contact promptly:

                                  Donna Minton
                      Liberty Holding Company/Liberty Bank
                              201 N. Palafox Street
                            Pensacola, Florida 32501
                                 (904) 435-6700

A new stock certificate will be issued to replace the lost certificate(s) only upon execution by the shareholder of an affidavit certifying that his certificate(s) cannot be located and containing an agreement to indemnify the Company, the Bank and Whitney against any claim that may be made against the Company, the Bank or Whitney by the owner of the certificate(s) alleged to have been lost or destroyed. The Company, the Bank or Whitney may also require the shareholder to post a bond in such sum as is sufficient to support the shareholder's agreement to indemnify the Company, the Bank and Whitney.

         Transfer and Exchange Agents. Boatmen's Trust Company serves as Transfer Agent and Registrar for Whitney Common Stock and will act as Exchange Agent in connection with the Mergers. The Company acts as Transfer Agent and Registrar for the Company and Bank Common Stock.

         Regulatory Approvals and Other Conditions of the Mergers. In addition to approval by the shareholders of the Company and the Bank and satisfaction of the other conditions described below, consummation of the Mergers will require the approvals of the Board of Governors of the Federal Reserve System (the "Reserve Board") and the Office of the Comptroller of the Currency (the "Comptroller"). On _____________________, 1996, Whitney filed an application seeking the approval of the Bank Merger and an interim bank charter for WNB-Florida from the Comptroller, which was accepted on ____________________, 1996. On ________________, 1996, Whitney received preliminary approval from the Comptroller of an interim bank charter for WNB-Florida, and the Comptroller accepted WNB-Florida's organization certificate and articles of association on ________________, 1996, at which time WNB- Florida's corporate existence began.

         Whitney has also filed applications with the Reserve Board seeking approval of the Company Merger and the Reserve Board and the Federal Deposit Insurance Corporation (the "FDIC") in connection with the formation of WNB-Florida. The Reserve Board applications were accepted on ______________, 1996.

         Whitney is currently awaiting final approval of each of the foregoing applications and expects to receive all required approvals prior to the Meeting; however, there can be no assurance that they will be obtained by that time or at all.

         The obligations of the parties to the Plan of Merger are also subject to other conditions set forth in the Plan of Merger, including, among others:
(i) the accuracy on the date of closing of the representations and warranties, and the compliance with covenants, made in the Plan of Merger by each party, and the absence of any material adverse change in the financial condition, results of operations, business or prospects of the other party's consolidated group,
(ii) the receipt by Whitney and  WNB-Florida of required  regulatory  approvals,
(iii) the receipt by Whitney of assurances that the Mergers may be accounted for as a pooling-of-interests, (iv) the receipt by Whitney and the Company of opinions as to qualification of the Mergers as a tax-free reorganization under applicable law, (v) the Company's and the Bank's receipt of a letter from Ewing, dated as of the date of the Meetings, in form and substance satisfactory to the Company and the Bank, confirming its fairness opinion to the Boards of Directors of the Company and the Bank and (vi) certain other conditions customary for agreements of this sort. In addition, it is a condition to Whitney's obligations that the Average Market Price of the Whitney Common Stock (calculated without regard to the limitations contained in the definition of Average Market Price) shall not be more than $35.00, unless Whitney has executed a definitive merger or other acquisition agreement with a third party as a result of which Whitney would cease to be an independent, public company. It is also a condition to the Company's and the Bank's obligations that the Average Market Price of the Whitney Common Stock as so calculated shall not be less than $27.00. See " - Conversion of Common Stock."

         The parties intend to consummate the Mergers as soon as practicable after all of the conditions to the Mergers have been met or waived; however, there can be no assurance that the conditions to the Mergers will be satisfied.

         Effective Date. As soon as practicable after shareholder and regulatory approval is obtained and all other conditions to the consummation of the Plan of Merger have been satisfied or waived, a Certificate of Merger respecting the Company Merger will be executed by Whitney and filed for recordation with the Secretary of State of Louisiana, and the Bank Merger Agreement will be executed on behalf of WNB-Florida and the Bank and filed with the Comptroller. Articles of Merger respecting the Company Merger will also be filed with the Florida Department of State. The Company Merger will be effective at the date and time specified in a certificate issued by the Louisiana Secretary of State, and the Bank Merger will be effective at the time and date specified in a certificate or other written record issued by the Comptroller. It is intended that the Bank Merger will be consummated immediately after consummation of the Company Merger. Whitney, the Company and the Bank are not able to predict the effective date of the Company Merger or the Bank Merger and no assurance can be given that the transactions contemplated by the Plan of Merger will be effected at any time. See "- Regulatory Approvals and Other Conditions of the Mergers."

         Conduct of Business Prior to the Effective Date. The Company and the Bank have agreed pursuant to the Plan of Merger that, prior to the effective date, each will conduct its business only in the ordinary course consistent with past practices and that, without the prior written consent of the chief executive officer of Whitney or his duly authorized designee, and except as otherwise provided in the Plan of Merger, each will not, among other things, (a) declare or pay any dividend, declare or make any distribution on or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire any shares of capital stock or authorize the creation or issuance of or issue any additional shares of capital stock or securities or obligations convertible into or exchangeable therefor except the payment of regular quarterly dividends by the Company in the amount of 3(cent) per share and the issuance of shares of Company Common Stock upon exercise of the 1996 Warrants; (b) amend its Articles of Incorporation or Association or By-Laws or adopt or amend any resolution or agreement concerning indemnification of directors or officers; (c) enter into or modify any agreement requiring the payment of any salary, bonus, extra compensation, pension or severance payment to any of its current or former directors, officers or employees except such agreements as are terminable at will without penalty or other payment by it, or increase the compensation of any such person in any manner inconsistent with its past practices; (d) except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrances (except as allowed under the Plan of Merger) or cancel any material indebtedness owing to it or any claims it may have possessed, or waive any right of substantial value or discharge or satisfy any material non-current liability; (e) acquire another business or merge or consolidate with another entity or sell or otherwise dispose of a material part of its assets except in the ordinary course of business consistent with past practices; (f) commit any act that is intended or reasonably may be expected to result in any of its representations and warranties becoming untrue in any material respect or in any of the conditions to the Mergers not being satisfied or in a violation of any provision of the Plan of Merger, except as may be required by applicable law;
(g) commit or fail to take any action that is intended or reasonably may be expected to result in a material breach or violation of any applicable law, statute, rule, governmental regulation or order; (h) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that previously employed; (i) fail to pay or to make adequate provision in all material respects for the payment of all taxes, interest payments and penalties due and payable, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established; (j) dispose of investment securities in amounts or in a manner inconsistent with past practices, or make investments in non-investment grade securities or that are inconsistent with past investment practices; (k) enter into any new line of non-banking business; (l) charge off (except as required by law or regulatory authorities or generally accepted accounting principles consistently applied) or sell (except for a price not materially less than the value thereof) any of its portfolio of loans, discounts or financing leases, or sell any asset held as other real estate or other foreclosed assets for an amount materially less than 100% of its book value as of March 31, 1996; (m) make any extension of credit that, when added to all other extensions of credit to a borrower and its affiliates, would exceed the Company's or the Bank's applicable regulatory lending limits; (n) take or cause to be taken any action that would disqualify the Mergers as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; or (o) agree or commit to do any of the foregoing.

         In addition, the Company and the Bank have agreed that neither of them will, without the prior approval of Whitney, solicit, initiate or encourage inquiries or proposals with respect to, or, except to the extent required in the written opinion of its counsel to discharge properly the directors' fiduciary duties to the Company's consolidated group and its shareholders, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of its assets, or of a substantial equity interest in it, or any business combination with it (other than as contemplated by the Plan of Merger). The Company and the Bank have also agreed that in no event will any such information be supplied except pursuant to a confidentiality agreement in form and substance substantially the same as the confidentiality agreement previously executed between the Company and Whitney, that they will each instruct their respective officers, directors, agents and affiliates to refrain from doing any of the foregoing and that they will notify Whitney immediately if any such inquiries or proposals are received by, any such information is requested from or any discussions or negotiations are sought to be initiated with, the Company, the Bank or any of their officers, directors, agents or affiliates. Notwithstanding the foregoing, nothing contained in the Plan of Merger shall be deemed to prohibit any officer or director of the Company or the Bank from taking any action that in the written opinion of counsel to the Company or the Bank is required by law or is required to discharge his fiduciary duties to the Company's consolidated group and its shareholders.

         Century Branch. Under the terms of the Plan of Merger, Whitney and WNB-Florida have agreed to operate the Bank's Century, Florida branch (the "Century Branch") for at least two years following the effective date of the Company Merger, and WNB-Florida will not close or sell the Century Branch without first using its best efforts to offer it for sale under a purchase and assumption transaction to any bank owned by a "group of local investors." A "group of local investors" is defined as a group the majority of which is controlled by individuals residing within a 30-mile radius of Century, Florida.

         Waiver, Amendment and Termination. The Plan of Merger provides that the parties thereto may waive any of the conditions to their respective obligations to consummate the Mergers other than approval by the shareholders of the Company or the Bank, the absence of a stop order suspending the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus forms a part, the receipt of all necessary regulatory approvals, the satisfaction of all requirements prescribed by law for consummation of the Mergers, and the Company's and the Bank's receipt of a letter from Ewing dated as of the date of the Meetings, in form and substance satisfactory to the Company and the Bank, confirming Ewing's fairness opinion to the Boards of Directors of the Company and the Bank. A waiver must be in writing.

         The Plan of Merger, including all related agreements, may be amended or modified at any time, before or after approval by the shareholders of the Company and the Bank, by the mutual agreement in writing of the Boards of Directors of the parties to the Plan of Merger; provided that, under the LBCL, any amendment made subsequent to shareholder approval of the Company Merger may not alter the amount or type of shares into which the Company Common Stock will be converted, alter any term of the Articles of Incorporation of Whitney as the surviving entity, or alter any term or condition of the Plan of Merger in a manner that would adversely affect any shareholder of the Company. Additionally, the Plan of Merger may be amended at any time by the sole action of the chief executive officers of the respective parties to the Plan of Merger to correct typographical errors or to change erroneous references or cross-references, or in any other manner that is not material to the substance of the transactions contemplated by the Plan of Merger.

         The Plan of Merger may be terminated at any time prior to the effective date of the Company Merger by (i) the mutual consent of the respective Boards of Directors of Whitney and the Company; (ii) the Board of Directors of either Whitney or the Company in the event of a breach by any member of the consolidated group of the other of them of any representation, warranty or covenant in the Plan of Merger that cannot be cured by the earlier of 15 days after written notice of such breach or November 30, 1996; (iii) the Board of Directors of either Whitney or the Company if by November 30, 1996 all the conditions to closing required by the Plan of Merger have not been met or waived or cannot be met, or the Mergers have not occurred, by November 30, 1996; (iv) Whitney, if the number of shares of Company and Bank Common Stock as to which the holders thereof are, on the effective date of the Mergers, legally entitled to assert dissenting shareholders rights plus the number of shares to which the holders thereof are entitled to receive cash payments in lieu of fractional shares, exceeds that number of shares of Company and Bank Common Stock that would preclude pooling-of-interests accounting for the Mergers (i.e., if , after the Meetings, more than 10% of the Company and Bank Common Stock would be subject to exchange for cash rather than Whitney Common Stock as the result of holders exercising dissenters' rights or receiving cash in lieu of fractional shares); (v) Whitney if the Plan of

Merger fails to receive the requisite vote of the Company's or the Bank's shareholders; (vi) Whitney if the Company's or the Bank's Board of Directors (A) withdraws, modifies or changes its recommendation to its shareholders as contained herein or resolves to do so, (B) recommends to its shareholders any other merger, consolidation, share exchange, business combination or other similar transaction, any sale, lease, transfer or other disposition of all or substantially all of the assets of any member of the Company's consolidated group or any acquisition of 15% or more of any class of the Company's capital stock or (C) makes any announcement of a proposal, plan or intention to do any of the foregoing; or (vii) the Company, if the Company receives a written offer with respect to any transaction described in (vi) above and the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and counsel, that such transaction is more favorable to the Company's shareholders than the transactions contemplated by the Plan of Merger. The Plan of Merger provides for a termination fee of $786,000 payable to Whitney if the Company terminates the Plan of Merger under the circumstances described in clause (vii) of the preceding sentence. The provisions in the Plan of Merger regarding confidentiality, payment of the termination fee and certain miscellaneous matters will survive any termination of the Plan of Merger.

         Expenses. The Plan of Merger provides that regardless of whether the Mergers are consummated, expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby shall be borne by the party that has incurred them.

Interests of Certain Persons

         Employee Benefits. Whitney has agreed that, at the effective time of the Mergers, all persons then employed by the Company and the Bank shall be eligible for such employee benefits as are generally available to employees of Whitney's Louisiana and Alabama banking subsidiaries having like tenure, officer status and compensation levels, except that (a) all executive and senior level management bonuses, stock options, restricted stock and similar benefits will be at the discretion of WNB-Florida's Compensation Committee, (b) all Company and Bank employees who are employed at the effective time of the Mergers will be given full credit for all prior service as employees of the Company or the Bank, provided, however, that all such employees shall be treated as newly hired WNB-Florida employees for all purposes of Whitney's or Whitney's Louisiana and Alabama banking subsidiaries' Defined Benefit Pension Plan (i.e., prior service credit with the Company and the Bank will not be considered in determining future benefits under Whitney's or Whitney's banking subsidiaries' Defined Benefit Pension Plan).

         ESOP. Whitney intends to terminate the Bank's Employee Stock Ownership Plan (the "Plan") after the effective date of the Mergers, which will cause all participants in the Plan, including certain directors and executive officers of the Company and the Bank, to become fully vested in their Plan interests.

         Management. Thomas D. Tait resigned as Chairman of the Board of the Bank on the date the Plan of Merger was executed to accept his appointment as a vice president of Whitney, and upon the formation of WNB-Florida, he will be appointed to serve as chairman and chief executive officer of WNB-Florida. WNB-Florida and Mr. Tait will enter into an employment agreement on substantially the same terms and conditions as Whitney's employment agreements with similarly situated officers in Whitney's consolidated group.

         Effective July 1, 1996, Jerry W. Morrison resigned as president, chief executive officer and director of the Bank and as director of the Company. Pursuant to an agreement entered into between Mr. Morrison and the Company and the Bank in connection with his resignation, Mr. Morrison has agreed to remain an employee of both the Company and the Bank, serving as special consultant to the Boards of Directors through the first to occur of September 30, 1996 or the closing of the Mergers. He will be compensated for such services at the rate of $2,000 per month, plus out-of-pocket expenses and will maintain his employee benefits through the period.

         Immediately prior to consummation of the Company Merger, Mr. Morrison's employment will terminate and the Bank will pay him a lump sum cash payment equal to the balance of his regular salary for 1996 plus the allocated portion of the Bank's 1995 and 1996 Executive Incentive (Bonus), if any, to which he would otherwise be entitled. At the earlier of the Bank Merger or December 31, 1996, ownership of a $500,000 life insurance policy that the Bank currently carries on Mr. Morrison will be transferred to him.

         Indemnification and Insurance. Whitney has agreed that all rights to indemnification and all limitations of liability existing in favor of indemnified parties under the Company's Articles of Incorporation and By-Laws and in the Articles of Incorporation and By-Laws of the Bank (as the case may be) as in effect on April 23, 1996 with respect to matters occurring prior to or on the effective date of the Mergers will survive the Mergers for three years. Whitney has also agreed to use its best efforts to cause those persons serving as officers and directors of the Company and the Bank on the effective date of the Mergers to be covered for three years thereafter by the directors and officers liability insurance policy maintained by the Company and the Bank (or a substitute policy) with respect to acts or omissions occurring prior to or on the effective date of the Mergers, subject to certain conditions. In addition, Whitney has agreed to indemnify, under certain conditions, the Company's and the Bank's directors, officers and controlling persons against certain expenses and liabilities, including certain liabilities arising under federal securities laws.

         No director or executive officer of the Company or the Bank owns any shares of Whitney Common Stock. No director or executive officer of Whitney has any personal interest in the Mergers other than by reason of his holdings of Whitney Common Stock, nor do such directors or executive officers own any shares of the Company or Bank Common Stock.

Status Under Federal Securities Laws; Certain Restrictions on Resales

         The shares of Whitney Common Stock to be issued to shareholders of the Company and the Bank pursuant to the Plan of Merger have been registered under the Securities Act of 1933 (the "Securities Act"), thereby allowing such shares to be freely traded without restriction by persons who will not be "affiliates" (as that term is defined in the Securities Act and the rules and regulations thereunder) of Whitney or who were not "affiliates" of the Company or the Bank.

         Directors and certain officers and shareholders of the Company and the Bank may be deemed to be "affiliates" of the Company or the Bank. Such persons may resell Whitney Common Stock received by them pursuant to the Mergers only if the shares are registered for resale under the Securities Act or an exemption from the registration requirements of the Securities Act is available. All such persons should carefully consider the limitations imposed by Rules 144 and 145 promulgated under the Securities Act prior to effecting any resales of Whitney Common Stock. Each such affiliate has entered into an agreement not to sell shares of Whitney Common Stock received by him in violation of the Securities Act.

         Further, in accordance with the requirements for using the pooling-of-interests method of accounting, shareholders of the Company and the Bank who may be deemed "affiliates" of the Company or the Bank have agreed not to sell the shares of Whitney Common Stock received by them in the Mergers until at least 30 days of post-closing combined earnings of Whitney and the Company have been published by Whitney. Whitney has agreed to publish such an earnings release as promptly as practicable following receipt of such financial results.

Accounting Treatment

         It is a condition to Whitney's obligation to consummate the Mergers that it receive assurances from its and the Company's independent public accountants that the Mergers may be accounted for as a pooling-of-interests under the requirements of Opinion No. 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants and the published rules and regulations of the Securities and Exchange Commission (the "Commission") for accounting and financial reporting purposes. Under the pooling-of-interests method of accounting, after certain adjustments necessary to conform the basis of presentation of the Whitney and Company information, the recorded assets and liabilities of Whitney and the Company will be carried forward to Whitney's consolidated financial statements at their recorded amounts, the consolidated earnings of Whitney will include earnings of Whitney and the Company for the entire fiscal year in which the Mergers occur and the reported earnings of Whitney and the Company for prior periods will be combined and restated as consolidated earnings of Whitney. See "- Description of the Plan of Merger -- Regulatory Approvals and Other Conditions of the Mergers" and "- Status Under Federal Securities Laws; Certain Restrictions on Resales."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the opinion of Arthur Andersen LLP that Whitney and the Company expect to receive concerning the material federal income tax consequences to holders of Company and Bank Common Stock resulting from the Plan of Merger. Consummation of the Mergers is conditioned upon receipt by Whitney and the Company of such opinion dated the date set for consummation of the Plan of Merger. The following is based upon applicable federal law and judicial and administrative interpretations on the date hereof, any of which is subject to change at any time, and representations of management of Whitney and of the Company.

         (a) The Company Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); the Bank Merger will qualify as a reorganization under Section 368 of the Code; and, the Company, the Bank, Whitney and WNB-Florida each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         (b) No gain or loss will be recognized by the Company, the Bank, Whitney or WNB-Florida as a result of the Mergers.

         (c) No gain or loss will be recognized by a shareholder of the Company or the Bank on the receipt solely of Whitney Common Stock in exchange for his shares of Company or Bank Common Stock.

         (d) The tax basis of the shares of Whitney Common Stock to be received by shareholders of the Company and the Bank pursuant to the Mergers will be the same as the basis of the shares of Company or Bank Common Stock surrendered in exchange therefor, decreased by the amount of basis allocated to any cash received in lieu of fractional shares that are hypothetically received by the shareholder and redeemed for cash.

         (e) The holding period of the shares of Whitney Common Stock to be received by shareholders of the Company and the Bank pursuant to the Mergers will, in each instance, include the holding period of the respective shares of Company or Bank Common Stock exchanged therefor, provided that the shares of Company or Bank Common Stock are held as capital assets on the effective date of the Mergers.

         (f) The payment of cash to shareholders of the Company and the Bank in lieu of fractional share interests of Whitney Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Whitney. These cash payments will be treated as having been received as a distribution in redemption of that fractional share interest subject to the conditions and limitations of Section 302 of the Code. If a fractional share of Whitney Common Stock would constitute a capital asset in the hands of a redeeming shareholder, any resulting gain or loss will be characterized as capital gain or loss in accordance with the provisions and limitations of Subchapter P of Chapter 1 of the Code.

         (g) A shareholder of the Company or the Bank who perfects his statutory right to dissent to the Mergers and who receives solely cash in exchange for his Company or Bank Common Stock will be treated as having received such cash payment as a distribution in redemption of his shares of Company or Bank Common Stock, subject to the provisions and limitations of Section 302 of the Code. After such distribution, if the former shareholder of the Company or the Bank does not actually or constructively own any Company or Bank Common Stock, the redemption will constitute a complete termination of interest and be treated as a distribution in full payment in exchange for the Company or Bank Common Stock redeemed.

         The opinion of Arthur Andersen LLP is not binding on the Internal Revenue Service, which could take positions contrary to the conclusions in such opinion.

         As a result of the complexity of the tax laws, and because the tax consequences to any particular shareholder may be affected by matters not discussed herein, it is recommended that each shareholder of the Company and the Bank consult his personal tax advisor concerning the applicable federal, state and local income tax consequences of the Mergers.

                               DISSENTERS' RIGHTS

         The following summaries do not purport to be complete statements of the procedures to be followed by Company or Bank shareholders desiring to exercise their dissenters' rights and are qualified in their entirety by reference to the provisions of Sections 1301-1320 of the Florida Business Corporation Act (in the case of Company shareholders), and 12 U.S.C. ss.215a (in the case of Bank shareholders), the full texts of which are attached as Appendix C to this Proxy Statement-Prospectus. Since the preservation and exercise of dissenters' rights require strict adherence to the provisions of these laws, Company and Bank shareholders who might desire to exercise such rights should review such laws carefully, timely consult their own legal advisors and strictly follow the provisions of applicable law. A Company or Bank shareholder's failure to follow any of the applicable procedures may result in termination or waiver of his dissenters' rights.

         Whitney has the right to terminate the Plan of Merger if the number of shares of Company and Bank Common Stock as to which the holders thereof, on the effective date of the Company Merger, legally entitled to assert dissenting shareholders' rights plus the number of shares to which the holders thereof are entitled to receive cash payments in lieu of fractional shares, exceeds that number of shares of Company and Bank Common Stock that would preclude pooling-of-interests accounting for the Mergers. See "The Plan of Merger - Description of the Plan of Merger -- Waiver, Amendment and Termination."

The Company

         Only Company shareholders who are shareholders of record as of the close of business on ______________________, 1996, the record date for the Company Meeting, will be entitled to exercise dissenters' rights under applicable Florida law. A shareholder of the Company who wishes to exercise his dissenters' rights under Florida law must (i) prior to the vote at the Company Meeting, deliver written notification to the Company of his intent to demand payment for his shares if the Plan of Merger is consummated and (ii) not vote his shares in favor of the Plan of Merger. A vote against approval of the Plan of Merger (or an abstention from voting) will not in itself constitute a sufficient objection to the Plan of Merger for a Company shareholder to exercise dissenters' rights under Florida law. In addition, because proxies that are
signed  and   returned   without specifications as to how they should be voted
will be voted in favor of the Plan of Merger, a Company shareholder who returns such a proxy will not be entitled to exercise dissenters' rights unless he revokes that proxy prior to the vote of Company shareholders on the Plan of Merger.

         A Company shareholder who perfects his dissenters' rights will be entitled to demand that he be paid the "fair value" (determined as described below) for his shares of Company Common Stock in lieu of receiving shares of Whitney Common Stock in the Company Merger. "Fair value" is defined as the value of the shares of Company Common Stock as of the close of business on the day prior to the date on which the Company shareholders authorize the proposed action, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. Holders of Company Common Stock who intend to exercise their dissenters' rights should bear in mind that the "fair value" of their shares of Company Common Stock could be more than, the same as, or less than, the consideration they would receive pursuant to the Plan of Merger.

         A Company shareholder wishing to exercise his dissenters' rights should, prior to the vote at the Company Meeting, deliver the written notification described above to the Company at the following address:

                           William A. Hunt, Secretary
                             Liberty Holding Company
                              201 N. Palafox Street
                            Pensacola, Florida 32501

         If the Company shareholders approve the Plan of Merger at the Company Meeting, the Company must, within 10 days thereafter, give written notice of such approval to each Company shareholder who notified the Company of his intent to demand payment and who did not vote his shares in favor of the Plan of Merger. Within 20 days after such notice from the Company, each such shareholder who elects to dissent must file with the Company a notice of election to dissent (an "Election Notice"), stating his name and address, the number of shares with respect to which he dissents and a demand for payment of the fair value for his shares. The dissenting shareholder must also deposit his Company stock certificates with the Company simultaneously with the filing of his Election Notice.

         Within 10 days after the expiration of the period for filing an Election Notice or within 10 days after the Company Merger is effected, whichever is later, (but in no case later than 90 days after the Company's shareholders approve the Plan of Merger), the Company must make a written offer to pay each dissenting shareholder who has filed an Election Notice an amount that the Company estimates to be the fair value for his shares. The Company's offer must be accompanied by the Company's current balance sheet and profit and loss statement. If the Company Merger has not been consummated within 90 days after the date on which the Company's shareholders approve the Plan of Merger, the Company's offer of payment may be made conditional upon the consummation of the Company Merger.

         If the dissenting shareholder accepts the Company's offer within 30 days, payment for his shares shall be made within 90 days of the Company's offer or the consummation of the Company Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder ceases to have any interest in his shares.

         If the Company fails to make an offer within the prescribed period or if it makes the offer and any dissenting shareholder fails to accept the offer within the 30-day period, the Company shall, within 30 days after receipt of an Election Notice given within 60 days after the consummation of the Company Merger, or may, at its election, at any time within 60 days after the consummation of the Company Merger, petition the Circuit Court of Escambia County, Florida, requesting that the fair value of such shares be determined. The Court shall also determine whether each dissenting shareholder is entitled to payment for his shares. If the Company fails to institute the proceeding as required, any dissenting shareholder may do so in the name of the Company. All dissenting shareholders who have not agreed to accept the Company's offer will be made parties to the action against their shares and are entitled to judgment against the Company for the amount of the fair value of their shares. The Court may appoint persons as appraisers to receive evidence and recommend a decision on the question of fair value. The Company will pay each dissenting shareholder the amount found due within 10 days after the Court's final determination. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in their shares.

         The costs and expenses of any such proceeding, including reasonable compensation for appraisers, but excluding the fees for counsel and experts used by any party shall be determined by the Court and assessed against the Company. However, the Court may assess all or any part of such costs and expenses against a shareholder if the Court finds that the shareholder's refusal to accept the Company's offer was arbitrary, vexatious or not in good faith. If the Court determines that the fair value of the shares materially exceeds the amount of the Company's offer or if the Company fails to make an offer, the Court may award to any dissenting shareholder reasonable compensation for attorneys and experts employed by such shareholder in the proceeding.

         Once a dissenting shareholder files an Election Notice with the Company as described above, he is only entitled to payment as provided by Section 1320 of the Florida Business Corporation Act and is not entitled to vote or exercise any other rights of shareholder. A dissenting shareholder may withdraw his Election Notice in writing at any time before the Company makes its offer to pay for his shares. After the Company makes its offer, the Election Notice may be withdrawn only if the Company consents to the withdrawal.

         The right of a dissenting shareholder to be paid fair value of his shares will cease, and he will be reinstated as a shareholder, with all rights as described in the statute as of the date on which he filed the Election Notice, if one of the following events occurs: (i) the Election Notice is withdrawn; (ii) the Plan of Merger is abandoned or rescinded or the Company's shareholders revoke the authority to effect the Company Merger; (iii) no demand or petition for determining fair value by a court has been made or filed within the time limits provided under Section 1320 of the Florida Business Corporation Act; or (iv) a court of competent jurisdiction determines that the dissenting shareholder is not entitled to the relief provided by that Section.

         Once the Company Merger is effected, Whitney, as the surviving corporation, will be subject to, and will be required to perform, all of the obligations of the Company described above. Accordingly, on or after the effective date of the Company Merger, dissenting shareholders of the Company should send any communications regarding their rights to Joseph S. Schwertz, Jr., Secretary, Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana

70130. All communications should be signed by or on behalf of the dissenting Company shareholder in the form in which his shares are registered on the Company's books.

The Bank

         Each shareholder of the Bank entitled to vote on the Plan of Merger who objects to the Plan of Merger shall be entitled to the rights and remedies of dissenting shareholders provided under the Bank Merger Act, 12 U.S.C. ss.215a ("Section 215a"), a copy of which is included in Appendix C to this Proxy Statement-Prospectus, and any such shareholder who follows the procedures specified in Section 215a will be entitled to receive the value of his shares of Bank Common Stock in cash. A Bank shareholder must comply strictly with the procedures set forth in Section 215a.

         To exercise the right of dissent, a Bank shareholder (a) must vote against the Plan of Merger or otherwise notify the Secretary of the Bank in writing at or prior to the Bank Meeting that he dissents from the Plan of Merger and (b) must also, within thirty days after the effective date of the Bank Merger, deliver to Whitney a written request for the value of his shares of Bank Common Stock in cash accompanied by the surrender of his certificates representing such shares of Bank Common Stock. Such written requests should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to Joseph S. Schwertz, Jr., Secretary, Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana 70130.

         The value of the shares of Bank Common Stock held by a dissenting shareholder will be determined, as of the effective date of the Bank Merger, by an appraisal made by three appraisers, one to be selected by the holders of a majority of the Bank Common Stock the owners of which have exercised their dissenters' rights, one to be selected by the directors of Whitney, and one to be selected by the two appraisers so selected. The valuation agreed upon by any two of the three appraisers will govern. If the value so fixed is not satisfactory to any dissenting Bank shareholder who has requested payment, that Bank shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, which will cause a reappraisal to be made that will be final and binding as to the value of the shares of such shareholder. If for any reason one or more of the appraisers are not selected, or the appraisers so selected fail to determine the value of the Bank Common Stock within ninety days after the effective date of the Bank Merger, the Comptroller will cause an appraisal of such shares to be made upon the written request of any interested party, and such appraisal will be final and binding on all parties. Whitney will pay the expenses of the Comptroller in making any appraisal or reappraisal described above.

         The value of the shares of Bank Common Stock held by dissenting shareholders ascertained as described above will be promptly paid to the dissenting shareholders. The shares of Whitney Common Stock that would have been delivered to the dissenting Bank shareholders had they not requested payment in accordance with Section 215a must be sold at an advertised public auction, and Whitney has the right to purchase any or all of such shares. If the shares of Whitney Common Stock are sold at the public auction at a price greater than the amount paid to the dissenting Bank shareholders, the excess in such sale price must be paid to such dissenting shareholders.

         Prior to the effective date of the Bank Merger, dissenting shareholders of the Bank should send any communications regarding their rights to Richard A. Davis, Secretary of Liberty Bank, 201 N. Palafox Street, Pensacola, Florida 32501. On or after the effective date of the Bank Merger, dissenting shareholders of the Bank should send any communications regarding their rights to Joseph S. Schwertz, Jr., Secretary, Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana 70130. All such communications should be signed by or on behalf of the dissenting Bank shareholder in the form in which his shares are registered on the Bank's books.

                               UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION


         In addition to the proposed merger with the Company, Whitney has a merger pending with American Bank & Trust, a Florida state-chartered banking association headquartered in Pensacola, Florida ("AB&T"). The unaudited pro forma condensed combined balance sheet as of March 31, 1996 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993 appearing on the following pages give effect to the proposed mergers with the Company and AB&T. A brief description of each of these mergers follows.

         Whitney and WNB-Florida, on the one hand, and the Company and the Bank, on the other hand, have signed a definitive agreement to merge the institutions, more fully described in this Proxy Statement-Prospectus. Pursuant to the Plan of Merger, the Company will be merged with and into Whitney and the Bank will be merged into WNB-Florida, and in consideration thereof, the shareholders of the Company and the minority shareholders of the Bank will receive shares of Whitney Common Stock having a value of approximately $14,140,000. The exact number of shares will be determined at the time the Company Merger is effected. See "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock."

         Whitney and WNB-Florida have also signed a definitive agreement to merge AB&T with and into WNB- Florida (the "AB&T Merger"). Under the terms of that definitive agreement, shareholders and certain option holders of AB&T will receive shares of Whitney Common Stock having a value of approximately $10,250,000, subject to a reduction in certain limited circumstances. The exact number of shares of Whitney Common Stock to be issued to the shareholders and option holders of AB&T will be determined at the time that the AB&T Merger is effected.

         Each of these proposed mergers is expected to be accounted for as a pooling-of-interests, and the pro forma financial information set forth on the following pages has been prepared to reflect the consummation of all of the proposed mergers. No assurance can be given, however, that any or all of these mergers will be consummated, and consummation of the Mergers, on the one hand, and the AB&T Merger, on the other hand, is not a condition to consummation of the other.

         On March 8, 1996, Whitney completed a merger with First Citizens BancStock, Inc. ("Citizens") and its wholly-owned subsidiary, The First National Bank in St. Mary Parish, which was accounted for as a pooling-of-interests; accordingly, Whitney's financial statements have been restated to include the operations of Citizens. Whitney's results of operations include nonrecurring costs associated with the Citizens merger of approximately $2.2 million, net of income tax, for the three months ended March 31, 1996.

         The unaudited pro forma combined balance sheet at March 31, 1996, set forth below, gives effect to the Mergers and the AB&T Merger under the pooling-of-interests accounting method as if such mergers had occurred on March 31, 1996. The unaudited pro forma combined statements of income for the years ended December 31, 1995, 1994 and 1993 and the three months ended March 31, 1996 and 1995 combine the historical statements of income of Whitney, the Company and AB&T as if the Mergers and the AB&T Merger had been effective as of January 1, 1993. The costs associated with the Mergers and AB&T Merger, estimated to be approximately $700,000, will be accounted for as a current period expense upon consummation of such mergers, and have not been reflected in the pro forma financial statements.

         The following unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements and notes thereto of Whitney's consolidated group incorporated herein by reference. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Mergers and the AB&T Merger had been consummated in accordance with the assumptions set forth under "Notes to Unaudited Pro Forma Condensed Combined Financial Statements," nor is it necessarily indicative of future operating results or financial position.

                           WHITNEY HOLDING CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                   (Unaudited)

                                 March 31, 1996
                                 (In Thousands)

                                                                      Historical
                                                    ---------------------------------------------
                                                        Whitney          Company                   Pro Forma     Pro Forma
                                                    (Consolidated)   (Consolidated)     AB&T      Adjustments    Combined
                                                    ---------------  --------------    -----      -----------    ---------
ASSETS

Cash and due from financial institutions.........    $   238,115      $     4,435    $     1,546                $   244,096
Securities available for sale....................        182,723            4,402         26,448                    213,573
Securities held to maturity......................      1,311,249              640             --                  1,311,889
Federal funds sold...............................         45,000            2,775          1,840                     49,615
Loans and leases.................................      1,592,994           36,791         26,707                  1,656,492
Less: reserve for possible loan losses...........         41,406              507            339                     42,252
                                                     -----------      -----------    -----------                -----------
Net loans and leases.............................      1,551,588           36,284         26,368                  1,614,240
Bank premises and equipment (net)................         88,526            1,904          1,751                     92,181
Other real estate owned (net)....................          4,662               --            101                      4,763
Other assets.....................................         77,502              527            694                     78,723
                                                     -----------      -----------    -----------                -----------
       TOTAL ASSETS..............................    $ 3,499,365      $    50,967    $    58,748                $ 3,609,080
                                                     ===========      ===========    ===========                ===========
LIABILITIES
Deposits.........................................    $ 2,767,744      $    43,637    $    53,689                $ 2,865,070
Federal funds purchased and other borrowings.....        329,938              633             --                    330,571
Accrued expenses and other liabilities...........         31,376              463            484                     32,323
                                                     -----------      -----------    -----------                -----------
       TOTAL LIABILITIES.........................      3,129,058           44,733         54,173                  3,227,964
Minority interest in Liberty Bank................                              38                         (38)            0
EQUITY
Capital stock....................................          2,800            1,343          1,174       (2,517)        2,800
Capital surplus..................................         64,665            3,150          3,425        2,555        73,795
Retained earnings................................        310,377            1,904           (115)        (137)      312,029
Net unrealized holding gains on available-
   for-sale securities...........................             35              (64)            91                         62
Less: Treasury stock.............................         (7,570)            (137)            --          137        (7,570)
                                                     -----------      -----------    -----------                -----------
       TOTAL EQUITY..............................    $   370,307      $     6,196    $     4,575           38   $   381,116

       TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY......................    $ 3,499,365      $    50,967    $    58,748                $ 3,609,080
                                                     ===========      ===========    ===========                ===========

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                        Three Months Ended March 31, 1996
                      (In Thousands, except for share data)


                                                                        Historical
                                                    --------------------------------------------
                                                        Whitney          Company                   Pro Forma     Pro Forma
                                                    (Consolidated)   (Consolidated)     AB&T      Adjustments    Combined
                                                    --------------   --------------     ----      -----------    ---------


Interest income..................................      $ 56,941        $  1,035        $  1,170                  $  59,146
Interest expense.................................        21,126             372             638                     22,136
                                                       --------        --------        --------                  ---------
Net interest income..............................        35,815             663             532                     37,010
Provision for (reduction in) reserve for
  possible loan losses...........................             0               0               0                          0
                                                       --------        --------        --------                  ---------
Net interest income after provision
   for possible loan losses......................        35,815             663             532                     37,010
Non-interest income..............................         8,697             114              72                      8,883
Non-interest expense.............................        32,905             550             272                     33,727
Minority interest in income of Liberty Bank......             -              (1)              -             1            0
                                                       --------        --------        --------                  ---------
Income before income taxes.......................        11,607             226             332             1       12,166
Income taxes.....................................         3,570              82             123                      3,775
                                                       --------        --------        --------                  ---------
Net income.......................................      $  8,037        $    144        $    209             1    $   8,391
                                                       ========        ========        ========                  =========

Weighted average shares outstanding:
  Primary........................................    17,096,949         456,161         330,645                 17,883,755
  Filly diluted..................................    17,099,787         456,161         330,645                 17,886,593

Earnings per share:
  Primary........................................         $0.47           $0.32           $0.63                      $0.47
  Fully diluted..................................         $0.47           $0.32           $0.63                      $0.47

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                        Three Months Ended March 31, 1995
                      (In Thousands, except for share data)

                                                                       Historical
                                                    -----------------------------------------
                                                        Whitney          Company                   Pro Forma     Pro Forma
                                                    (Consolidated)   (Consolidated)     AB&T      Adjustments    Combined
                                                    --------------   --------------     ----      -----------    ---------

Interest income..................................      $ 49,805        $    921        $    763                  $  51,489
Interest expense.................................        16,133             317             380                     16,830
                                                       --------        --------        --------                  ---------
Net interest income..............................        33,672             604             383                     34,659
Provision for (reduction in) reserve for
  possible loan losses...........................           100               0              20                        120
                                                       --------        --------        --------                  ---------
Net interest income after provision
   for possible loan losses......................        33,572             604             363                     34,539
Non-interest income..............................         8,636              98              76                      8,810
Non-interest expense.............................        29,164             518             273                     29,955
Minority interest in income of Liberty Bank......             -              (1)              -             1            0
                                                       --------        --------        --------                  ---------
Income before income taxes.......................        13,044             183             166             1       13,394
Income taxes.....................................         4,099              62              62                      4,223
                                                       --------        --------        --------                  ---------
Net income.......................................      $  8,945        $    121        $    104             1    $   9,171
                                                       ========        ========        ========                  =========

Weighted average shares outstanding
       Primary...................................    16,877,358         456,161         330,645                 17,664,164
       Fully diluted.............................    16,877,358         456,161         330,645                 17,664,164

Earnings per share
       Primary...................................         $0.53           $0.27           $0.31                      $0.52
       Fully diluted.............................         $0.53           $0.27           $0.31                      $0.52

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                          Year Ended December 31, 1995
                      (In Thousands, except for share data)

                                                                      Historical
                                                    ------------------------------------------
                                                        Whitney           Company                   Pro Forma     Pro Forma
                                                    (Consolidated)    (Consolidated)     AB&T      Adjustments    Combined
                                                    --------------    --------------     ----      -----------    ---------

Interest income..................................     $ 213,295         $   3,973      $   4,391                 $  221,659
Interest expense.................................        71,867             1,444          2,631                     75,942
                                                      ---------         ---------      ---------                 ----------
Net interest income..............................       141,428             2,529          1,760                    145,717
Provision for (reduction in) reserve for
   possible loan losses..........................        (9,400)                0             20                     (9,380)
                                                      ---------         ---------      ---------                 ----------
Net interest income after provision
   for loan losses...............................       150,828             2,529          1,740                    155,097
                                                       --------         ---------      ---------                 ----------
Non-interest income..............................        33,205               467            297                     33,969
Non-interest expense.............................       119,481             2,112          1,087                    122,680
Minority interest in income of Liberty Bank......             -                (4)             -           4              0
                                                      ---------         ---------      ---------                 ----------
Income before income taxes....................           64,552               880            950           4         66,386
Income taxes.....................................        20,203               297            354                     20,854
                                                       --------         ---------      ---------                 ----------
Net income.......................................     $  44,349         $     583           $596           4     $   45,532
                                                      =========         =========      =========                 ==========


Weighted average shares outstanding
       Primary...................................    16,971,801           456,161        330,645                 17,758,607
       Fully diluted.............................    17,049,308           456,161        330,645                 17,836,114


Earnings per share
       Primary...................................     $    2.61             $1.28          $1.80                      $2.56
       Fully diluted.............................     $    2.60             $1.28          $1.80                      $2.55

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                          Year Ended December 31, 1994
                      (In Thousands, except for share data)

                                                                         Historical
                                                    ---------------------------------------------
                                                       Whitney           Company                   Pro Forma     Pro Forma
                                                    (Consolidated)    (Consolidated)     AB&T      Adjustments    Combined
                                                    --------------    --------------     ----      -----------    ----------

Interest income..................................     $ 192,750         $   3,572      $   2,431                 $  198,753
Interest expense.................................        57,503             1,150            866                     59,519
                                                       --------         ---------      ---------                 ----------
Net interest income..............................       135,247             2,422          1,565                    139,234
Provision for (reduction in) reserve for
   possible loan losses..........................       (26,004)                0            135                    (25,869)
                                                       --------         ---------      ---------                 ----------
Net interest income after provision
   for loan losses...............................       161,251             2,422          1,430                    165,103
                                                       --------         ---------      ---------                 ----------
Non-interest income..............................        34,129               622            213                     34,964
Non-interest expense.............................       112,394             2,214          1,053                    115,661
Minority interest in income of Liberty Bank......             -                (4)             -           4              0
                                                      ---------         ---------      ---------                 ----------
Income before income taxes.......................        82,986               826            590           4         84,406
Income taxes.....................................        26,788               216           (188)                    26,816
                                                       --------         ---------      ---------                 ----------
Net income.......................................     $  56,198         $     610      $     778           4     $   57,590
                                                      =========         =========      =========                 ==========

Weighted average shares outstanding
       Primary...................................    16,588,783           456,161        330,645                 17,375,589
           Fully diluted.........................    16,588,783           456,161        330,645                 17,375,589

Earnings per share
       Primary...................................     $    3.39             $1.34          $2.35                      $3.31
           Fully diluted.........................     $    3.39             $1.34          $2.35                      $3.31


                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                          Year Ended December 31, 1993
                      (In Thousands, except for share data)


                                                                         Historical
                                                     ------------------------------------------
                                                        Whitney           Company                   Pro Forma     Pro Forma
                                                    (Consolidated)    (Consolidated)     AB&T      Adjustments    Combined
                                                    --------------    --------------     ----      -----------    ---------

Interest income..................................     $ 186,105         $   3,194      $   2,259                 $  191,558
Interest expense.................................        54,681             1,176            873                     56,730
                                                       --------         ---------      ---------                 ----------
Net interest income..............................       131,424             2,018          1,386                    134,828
Provision for (reduction in) reserve for
   possible loan losses..........................       (59,625)               30            300                    (59,295)
Net interest income after provision
   for loan losses...............................       191,049             1,988          1,086                    194,123
                                                      ---------         ---------      ---------                 ----------
Non-interest income..............................        33,216               838            201                     34,255
Non-interest expense.............................       108,237             2,059          1,176                    111,472
Minority interst in income of Liberty Bank.......             -                (3)             -           3              0
                                                      ---------         ---------      ---------                 ----------
Income before income taxes and
   cumulative effect of accounting changes.......       116,028               764            111           3        116,906
Income taxes.....................................        37,145               277           (102)                    37,320
Income before effect of accounting
    changes......................................        78,883               487            213           3         79,586
Cumulative effect of accounting
    changes, net.................................           345                 -              -                        345
                                                      ---------         ---------      ---------                 ----------
Net income.......................................     $  79,228         $     487      $     213           3     $   79,931
                                                      =========         =========      =========                 ==========


Weighted average shares outstanding
       Primary...................................    16,456,782           456,161        330,645                 17,243,588
           Fully diluted.........................    16,456,782           456,161        330,645                 17,243,588

Earnings per share
       Primary...................................     $    4.81             $1.07          $0.64                      $4.64
           Fully diluted.........................     $    4.81             $1.07          $0.64                      $4.64

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

         To calculate pro forma information, it has been assumed that the number of outstanding shares of Whitney Common Stock includes shares to be issued upon consummation of the Mergers and the AB&T Merger. In connection with these proposed mergers, Whitney will issue shares of Whitney Common Stock to the shareholders of the Company, to the minority shareholders of the Bank, to the shareholders of AB&T and to the holders of any unexercised options to acquire AB&T common stock ("AB&T Options").

         Under the terms of the Plan of Merger, Whitney will issue Whitney Common Stock with an aggregate value at the date of the Mergers of approximately $14,140,000 (calculated based on the Average Market Price). The number of shares of Whitney Common Stock to be exchanged in the Mergers will be determined by the Average Market Price of Whitney Common Stock, which will be no less than $27.00 per share nor more than $35.00 per share, except as otherwise provided in the Plan of Merger. For purposes of the accompanying pro forma financial statements, the Whitney Common Stock is assumed to have an Average Market Price in the Mergers of $31.00 per share, resulting in the issuance of 456,161 shares of Whitney Common Stock for all the common stock of the Company (an exchange ratio of 0.3264) and 2,895 shares of Whitney Common Stock for all the common stock of the Bank held by shareholders other than the Company (an exchange ratio of 2.1181). Certain warrants to acquire shares of Company Common Stock that were outstanding during periods presented, but that have expired in accordance with their terms prior to May 31, 1996, were not material and have not been considered in calculating pro forma earnings per share.

         Under the terms of the definitive agreement governing the AB&T Merger (the "AB&T Agreement), Whitney will issue Whitney Common Stock with an aggregate value at the date of the AB&T Merger of approximately $10,250,000 (calculated based on the Average Market Price (as defined in the AB&T Agreement) and assuming that (a) none of the AB&T Options are exercised prior to the effective date of the AB&T Merger and (b) the Deductible Amount (as defined in the AB&T Agreement) is zero). The number of shares of Whitney Common Stock to be exchanged in the AB&T Merger will be determined by the Average Market Price of Whitney Common Stock, as defined in the AB&T Agreement, which will be no less than $27.00 per share nor more than $35.00 per share, except as provided in the AB&T Agreement. For purposes of the accompanying pro forma financial statements, the Whitney Common Stock is assumed to have an Average Market Price in the AB&T Merger of $31.00 per share, resulting in the issuance of 298,378 shares of Whitney Common Stock upon conversion of the American Bank and Trust common stock by reason of the AB&T Merger (an exchange ratio of 0.6353), and the issuance of 32,267 shares of Whitney Common Stock in exchange for unexercised AB&T Options to acquire 75,936 shares of American Bank and Trust Bank common stock.

         The historical earnings per share and weighted average shares outstanding amounts for the Company and AB&T reflect the equivalent shares of Whitney Common Stock expected to be exchanged in connection with the Mergers and the AB&T Merger based on an assumed Average Market Price of $31.00 per share of Whitney Common Stock, with none of the AB&T Options being exercised prior to the AB&T Merger and a Deductible Amount of zero.

         There is no stated par value of Whitney Common Stock. In accordance with the pooling-of-interests method of accounting, the historical equities of the merged companies are combined.

                           WHITNEY HOLDING CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Liberty Holding Company and Liberty Bank Transaction Only)


   The following unaudited pro forma condensed combined financial information gives effect to the proposed merger of the Company into Whitney and of the Bank into WNB-Florida using the pooling-of-interests method of accounting and should be read in conjunction with the consolidated financial statements and notes thereto of Whitney's consolidated group incorporated herein by reference and of the Company's consolidated group included elsewhere in this Proxy Statement-Prospectus. The pro forma information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Mergers had been consummated in accordance with the assumptions set forth under "Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Liberty Holding Company and Liberty Bank Transaction Only)," nor is it necessarily indicative of future operating results or financial position.

   Under the terms of the Plan of Merger, shareholders of the Company and minority shareholders of the Bank will receive shares of Whitney Common Stock with a value of approximately $14,140,000. The exact number of shares will be determined at the time the Company Merger is effected. See "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock."

   On March 8, 1996, Whitney completed a merger with First Citizens BancStock, Inc. ("Citizens") and its wholly-owned subsidiary, The First National Bank in St. Mary Parish, which was accounted for as a pooling-of-interests; accordingly, Whitney's financial statements have been restated to include the operations of Citizens. Whitney's results of operations include nonrecurring costs associated with the Citizens merger of approximately $2.2 million, net of income tax, for the three months ended March 31, 1996.

   The unaudited pro forma condensed combined balance sheet at March 31, 1996, set forth below, gives effect the Mergers under the pooling-of-interests accounting method as if the Mergers had occurred on March 31, 1996. The unaudited pro forma condensed combined statements of income for the years ended December 31, 1995, 1994 and 1993 and the three months ended March 31, 1996 and 1995 combine the historical statements of income of Whitney and the Company as if the Mergers had been effective as of January 1, 1993. The cost associated with the Mergers, estimated to be approximately $400,000, will be accounted for as a current period expense upon consummation of the Mergers and has not been reflected in the following pro forma financial statements.

                           WHITNEY HOLDING CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
           (Liberty Holding Company and Liberty Bank Transaction Only)
                                   (Unaudited)

                                 March 31, 1996
                                 (In Thousands)

                                                       Whitney         Company        Pro Forma      Pro Forma
                                                   (Consolidated)  (Consolidated)    Adjustments     Combined
                                                   --------------  --------------    -----------     ---------
ASSETS

Cash and due from financial institutions...         $   238,115      $     4,435                    $   242,550
Securities available for sale..............             182,723            4,402                        187,125
Securities held to maturity................           1,311,249              640                      1,311,889
Federal funds sold.........................              45,000            2,775                         47,775
Loans and leases...........................           1,592,994           36,791                      1,629,785
Less: reserve for possible loan losses.....              41,406              507                         41,913
                                                    -----------      -----------                    -----------
Net loans and leases.......................           1,551,588           36,284                      1,587,872
Bank premises and equipment (net)..........              88,526            1,904                         90,430
Other real estate owned (net)..............               4,662                -                          4,662
Other assets...............................              77,502              527                         78,029
                                                    -----------      -----------                    -----------
       TOTAL ASSETS........................         $ 3,499,365      $    50,967                    $ 3,550,332
                                                    ===========      ===========                    ===========
LIABILITIES
Deposits...................................         $ 2,767,744      $    43,637                    $ 2,811,381
Federal funds purchased and other
    borrowings.............................             329,938              633                        330,571
Accrued expenses and other liabilities.....              31,376              463                         31,839
                                                    -----------      -----------                    -----------
       TOTAL LIABILITIES...................           3,129,058           44,733                      3,173,791
Minority interest in Liberty Bank..........                                   38             (38)           -0-
EQUITY
Capital stock..............................               2,800            1,343          (1,343)         2,800
Capital surplus............................              64,665            3,150           1,381         69,196
Retained earnings..........................             310,377            1,904            (137)       312,144
Net unrealized holding gains on available-
   for-sale securities.....................                  35              (64)                           (29)
Less: Treasury stock.......................              (7,570)            (137)            137         (7,570)
                                                    -----------      -----------                    -----------
       TOTAL EQUITY........................         $   370,307      $     6,196              38    $   376,541

       TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY................         $ 3,499,365      $    50,967                    $ 3,550,332
                                                    ===========      ===========                    ===========

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
           (Liberty Holding Company and Liberty Bank Transaction Only)
                                   (Unaudited)

                        Three Months Ended March 31, 1996
                      (In Thousands, except for share data)

                                                       Whitney         Company        Pro Forma      Pro Forma
                                                   (Consolidated)  (Consolidated)    Adjustments     Combined
                                                   --------------  --------------    -----------     ---------

Interest income............................            $56,941         $  1,035                       $57,976
Interest expense...........................             21,126              372                        21,498
                                                      --------         --------                      --------
Net interest income........................             35,815              663                        36,478
Provision for (reduction in) reserve for
  possible loan losses.....................                  0                0                             0
                                                      --------         --------                      --------
Net interest income after provision
   for possible loan losses................             35,815              663                        36,478
Non-interest income........................              8,697              114                         8,811
Non-interest expense.......................             32,905              550                        33,455
Minority interest in income of Liberty Bank                  -               (1)               1            0
                                                      --------         --------                      --------
Income before income taxes.................             11,607              226                1       11,834
Income taxes...............................              3,570               82                         3,652
                                                      --------         --------                      --------
Net income.................................           $  8,037         $    144                1     $  8,182
                                                      ========         ========                      ========

Weighted average shares outstanding:
  Primary..................................         17,096,949          456,161                    17,553,110
  Filly diluted............................         17,099,787          456,161                    17,555,948

Earnings per share:
  Primary..................................              $0.47            $0.32                         $0.47
  Fully diluted............................              $0.47            $0.32                         $0.47

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
           (Liberty Holding Company and Liberty Bank Transaction Only)
                                   (Unaudited)

                        Three Months Ended March 31, 1995
                      (In Thousands, except for share data)

                                                       Whitney         Company        Pro Forma      Pro Forma
                                                   (Consolidated)  (Consolidated)    Adjustments     Combined
                                                   --------------  --------------    -----------     ---------

Interest income............................           $ 49,805         $    921                      $ 50,726
Interest expense...........................             16,133              317                        16,450
                                                      --------         --------                      --------
Net interest income........................             33,672              604                        34,276
Provision for (reduction in) reserve for
  possible loan losses.....................                100                0                           100
                                                      --------         --------                      --------
Net interest income after provision
   for possible loan losses................             33,572              604                        34,176
Non-interest income........................              8,636               98                         8,734
Non-interest expense.......................             29,164              518                        29,682
Minority interest in income of Liberty Bank                  -               (1)               1            0
                                                      --------         --------                      --------
Income before income taxes.................             13,044              183                1       13,228
Income taxes...............................              4,099               62                         4,161
                                                      --------         --------                      --------
Net income.................................           $  8,945         $    121                1     $  9,067
                                                      ========         ========                      ========

Weighted average shares outstanding
       Primary.............................         16,877,358          456,161                    17,333,519
       Fully diluted.......................         16,877,358          456,161                    17,333,519

Earnings per share
       Primary.............................              $0.53            $0.27                         $0.53
       Fully diluted.......................              $0.53            $0.27                         $0.53

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
           (Liberty Holding Company and Liberty Bank Transaction Only)
                                   (Unaudited)

                          Year Ended December 31, 1995
                      (In Thousands, except for share data)

                                                       Whitney         Company        Pro Forma      Pro Forma
                                                   (Consolidated)  (Consolidated)    Adjustments     Combined
                                                   --------------  --------------    -----------     ---------

Interest income............................          $ 213,295        $   3,973                     $  217,268
Interest expense...........................             71,867            1,444                         73,311
                                                     ---------        ---------                     ----------
Net interest income........................            141,428            2,529                        143,957
Provision for (reduction in) reserve for
   possible loan losses....................             (9,400)               0                         (9,400)
                                                     ---------        ---------                     ----------
Net interest income after provision
   for loan losses.........................            150,828            2,529                        153,357
                                                     ---------        ---------                     ----------
Non-interest income........................             33,205              467                         33,672
Non-interest expense.......................            119,481            2,112                        121,593
Minority interest in income of Liberty Bank                  -               (4)             4               0
                                                     ---------        ----------                    ----------
Income before income taxes.................             64,552              880              4          65,436
Income taxes...............................             20,203              297                         20,500
                                                     ---------        ---------                     ----------
Net income.................................          $  44,349        $     583              4      $   44,936
                                                     =========        =========                     ==========


Weighted average shares outstanding
       Primary.............................         16,971,801          456,161                     17,427,962
       Fully diluted.......................         17,049,308          456,161                     17,505,469


Earnings per share
       Primary.............................          $    2.61            $1.28                          $2.58
       Fully diluted.......................          $    2.60            $1.28                          $2.57


                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
           (Liberty Holding Company and Liberty Bank Transaction Only)
                                   (Unaudited)

                          Year Ended December 31, 1994
                      (In Thousands, except for share data)

                                                       Whitney         Company        Pro Forma      Pro Forma
                                                   (Consolidated)  (Consolidated)    Adjustments     Combined
                                                   --------------  --------------    -----------     ---------

Interest income............................          $ 192,750        $   3,572                     $  196,322
Interest expense...........................             57,503            1,150                         58,653
                                                     ---------        ---------                     ----------
Net interest income........................            135,247            2,422                        137,669
Provision for (reduction in) reserve for
   possible loan losses....................            (26,004)               0                        (26,004)
                                                     ---------        ---------                     ----------
Net interest income after provision
   for loan losses.........................            161,251            2,422                        163,673
                                                     ---------        ---------                     ----------
Non-interest income........................             34,129              622                         34,751
Non-interest expense.......................            112,394            2,214                        114,608
Minority interest in income of Liberty Bank                  -               (4)             4               0
                                                     ---------        ----------
Income before income taxes.................             82,986              826              4          83,816
Income taxes...............................             26,788              216                         27,004
                                                     ---------        ---------                     ----------
Net income.................................          $  56,198        $     610              4      $   56,812
                                                     =========        =========                     ==========


Weighted average shares outstanding
       Primary.............................         16,588,783          456,161                     17,044,944
           Fully diluted...................         16,588,783          456,161                     17,044,944

Earnings per share
       Primary.............................          $    3.39            $1.34                          $3.33
           Fully diluted...................          $    3.39            $1.34                          $3.33

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                       PRO FORMA COMBINED INCOME STATEMENT
           (Liberty Holding Company and Liberty Bank Transaction Only)
                                   (Unaudited)

                          Year Ended December 31, 1993
                      (In Thousands, except for share data)

                                                       Whitney         Company        Pro Forma      Pro Forma
                                                   (Consolidated)  (Consolidated)    Adjustments     Combined
                                                   --------------  -------------     -----------    ----------

Interest income............................          $ 186,105        $   3,194                     $  189,299
Interest expense...........................             54,681            1,176                         55,857
                                                     ---------        ---------                     ----------
Net interest income........................            131,424            2,018                        133,442
Provision for (reduction in) reserve for
   possible loan losses....................            (59,625)              30                        (59,595)
Net interest income after provision
   for loan losses.........................            191,049            1,988                        193,037
                                                     ---------        ---------                     ----------
Non-interest income........................             33,216              838                         34,054
Non-interest expense.......................            108,237            2,059                        110,296
Minority interest in income of Liberty Bank                  -               (3)             3               0
                                                     ---------        ----------                    ----------
Income before income taxes and
   cumulative effect of accounting changes             116,028              764              3         116,795
Income taxes..............................              37,145              277                         37,422
Income before effect of accounting
    changes................................             78,883              487              3          79,373
Cumulative effect of accounting
    changes, net...........................                345                -                            345
                                                     ---------        ---------                     ----------
Net income.................................          $  79,228        $     487              3      $   79,718
                                                     =========        =========                     ==========


Weighted average shares outstanding
       Primary.............................         16,456,782          456,161                     16,912,943
           Fully diluted...................         16,456,782          456,161                     16,912,943

Earnings per share
       Primary.............................          $    4.81            $1.07                          $4.71
           Fully diluted...................          $    4.81            $1.07                          $4.71

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Liberty Holding Company and Liberty Bank Transaction Only)
                                   (Unaudited)


         To calculate pro forma information, it has been assumed that the number of outstanding shares of Whitney Common Stock includes shares to be issued upon consummation of the Mergers. In connection with the Mergers, Whitney will issue shares of Whitney Common Stock to the shareholders of the Company and to the minority shareholders of the Bank.

         Under the terms of the Plan of Merger, Whitney will issue Whitney Common Stock with an aggregate value at the date of the Mergers of approximately $14,140,000 (calculated based on the Average Market Price). The number of shares of Whitney Common Stock to be exchanged in the Mergers will be determined by the Average Market Price of Whitney Common Stock, which will be no less than $27.00 per share nor more than $35.00 per share, except as otherwise provided in the Plan of Merger. For purposes of the accompanying pro forma financial statements, the Whitney Common Stock is assumed to have an Average Market Price in the Mergers of $31.00 per share, resulting in the issuance of 456,161 shares of Whitney Common Stock for all the common stock of the Company (an exchange ratio of 0.3264) and 2,895 shares of Whitney Common Stock for all the common stock of the Bank held by shareholders other than the Company (an exchange ratio of 2.1181). Certain warrants to acquire shares of Company Common Stock that were outstanding during periods presented, but that have expired in accordance with their terms prior to May 31, 1996, were not material and have not been considered in calculating pro forma earnings per share.

         The historical earnings per share and weighted average shares outstanding amounts for the Company reflect the equivalent shares of Whitney Common Stock expected to be exchanged in connection with the Mergers based on an assumed Average Market Price of $31.00 per share of Whitney Common Stock.

         There is no stated par value of Whitney Common Stock. In accordance with the pooling-of-interests method of accounting, the historical equities of the merged companies are combined.

                   INFORMATION ABOUT THE COMPANY AND THE BANK

Description of Business

         The Company is a Florida corporation and a registered bank holding Company under the Bank Holding Company Act of 1956 (the "BHCA"). The Company was incorporated in 1981 and acquired more than 99% of the stock of the Bank pursuant to a reorganization in which the shareholders of the Bank became shareholders of the Company. From that date to the present, the Bank has been the Company's only subsidiary. As of March 31, 1996, the Bank had total assets of approximately $50,967,000 and total deposits of approximately $44,541,000, and the Company had total consolidated assets of approximately $50,967,000, total deposits of approximately $43,637,000 and shareholders' equity of approximately $6,196,000.

         The Bank, a Florida state chartered Bank, commenced operations as a consumer bank in 1974 as the Bank of Cantonment in Cantonment, Florida. The Bank had one location until 1978, at which time the Bank of Cantonment acquired a branch in the Pensacola area on Davis Highway. At approximately the same time, the owners changed the name of the Bank to Liberty Bank of Cantonment. After the Bank became a subsidiary of the Company, the Company was purchased in 1985 by a group of Pensacola investors who changed the name of the Bank to Liberty Bank and acquired a downtown location to enhance the Bank's presence in Pensacola, Florida.

         The Bank offers a full range of interest bearing and non interest bearing accounts, including checking accounts, money market accounts, individual retirement accounts, regular interest bearing savings accounts, certificates of deposit, commercial loans, residential mortgage loans, Small Business Administration loans and consumer installment loans. In addition, the Bank provides such consumer services as wire transfers, access to automatic teller services, traveler's checks, cashier's checks, safe deposit boxes, bank by mail services and direct deposit. The address of the principal executive office of the Company and the Bank is 201 N. Palafox Street, Pensacola, Florida 32501. The telephone number at that address is (904) 435-6700.

         The Bank operates from a total of four branches, including its downtown Pensacola principal office. The other branches are located at: (1) Davis Highway Branch; 5330 North Davis Highway, Pensacola, Florida 32522; (2) Century Branch; 82102 North Century Boulevard, Century, Florida 32530; and (3) Nine Mile Branch; 9329 North Palafox Street, Pensacola, FL 32504.

Competition

         The Bank experiences competition in attracting deposits and lending funds. Primary competitors of the Bank are other commercial banks, savings and loan associations located in the Bank's market area and, to a lesser extent, finance companies, insurance companies, credit unions, credit card organizations and other financial institutions located in the geographic area in which the Bank competes. The Bank competes with other financial institutions to make loans to customers and to obtain deposits of customers. This competition is generally based on the interest rates charged on loans or paid on deposits. The Bank faces increasing competition from larger financial institutions, many of which have entered the competitive area of the Bank by making acquisitions as a result of the Riegel-Neal Interstate Banking and Branching Act of 1994. That Act permitted adequately capitalized and managed bank holding companies to acquire banks in any state, subject to certain limitations, regardless of whether the acquisition would be prohibited by applicable state law.

Supervision and Regulation

         General. In addition to the generally applicable state and federal laws governing businesses and employers, the Company and the Bank are extensively regulated by special state and federal laws and regulations applicable only to financial institutions and their parent companies. Laws regulating consumer finance transactions, collections and confidentiality and the safety and soundness of financial institutions regulate virtually all aspects of the operations of the Company and the Bank. These laws and regulations are intended to protect consumers rather than the shareholders of the Company. Any change in these applicable laws or regulations may have a material effect on the business of the Company and the Bank.

         The Company. As a bank holding company, the Company is subject to regulation by the Reserve Board and is required to file with the Reserve Board both quarterly and annual reports and to furnish such additional information as the Reserve Board may require pursuant to the BHCA. The Reserve Board has the right to conduct examinations of the Company and the Bank, and its approval is a condition to any merger or consolidation with any other bank or holding company. See "The Plan of Merger-Description of the Plan of Merger--Regulatory Approvals and Other Conditions of the Mergers." The Company is prohibited from engaging in any activities other than those found by the Reserve Board to be closely related to banking or managing and controlling banks.

         The Bank. The Bank is a state chartered Bank, a member of the Federal Reserve system and has its deposits insured up to $100,000 per depositor by the Federal Deposit Insurance Corporation. The Bank is regulated and subject to periodic examination by these government authorities, each of which issue regulations that impose restrictions on the nature and amount of loans and investments the Bank may make.

         Substantially all of the funds used by the Company to pay dividends to its shareholders are derived from dividends from the Bank. The Bank's ability to declare and pay dividends is subject to regulatory guidelines.

         Monetary Policy. Monetary policies and regulatory authorities, including the Reserve Board, have a significant effect on the business of the Company and the Bank. The Reserve Board supervises and regulates the national supply of bank credit through the sale of U. S. government securities, changes in the discount rate on bank borrowings from the Reserve Board and changes in reserve requirements with respect to member bank deposits. The Reserve Board also regulates the types of loans and investments in which banks may participate. These regulatory efforts can affect the overall business of the Bank and interest rate it charges on loans or pays for deposits. The effect of future Reserve Board policies on the business of the Bank cannot be predicted with certainty.

         Capital Adequacy Guidelines. Regulatory authorities governing the operations of the Bank establish minimum capital requirements of the Company and the Bank designed to reduce risk in operations, to account for off-balance sheet exposure and to insure adequate liquidity in the Bank. See "The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations."

Market Prices and Dividends

         Neither the Company Common Stock nor the Bank Common Stock is registered on a stock exchange or included for quotation on an automated quotation system. Any market in such stock is made only through isolated transactions between sellers and purchasers. Pursuant to a private offering of Company Common Stock made under the terms of a Private Offering Memorandum dated January 14, 1994 (the "Offering"), the Company sold 182,000 shares of Company Common Stock at a price of $4.75 per share. In addition, for each share of Common Stock purchased in the Offering, the holder received a warrant to purchase Company Common Stock at a price of $4.95 per share exercisable no later than May 1995 (a "1995 Warrant") and a warrant to purchase Company Common Stock at a purchase price of $5.25 per share exercisable no later than May 1996 (a "1996 Warrant"). The price was arbitrarily determined by the Board of Directors of the Company after consultation with the certified public accountants to the Company. During 1995, 3,000 shares of Company Common Stock were issued upon exercise of 1995 Warrants at $4.95 per share; and during 1996, 45,500 shares of Company Common Stock were issued upon exercise of 1996 Warrants at $5.25 per share. All other 1995 and 1996 Warrants have expired in accordance with their terms without being exercised. Other than purchases made pursuant to this Offering (and the exercise of 1995 and 1996 Warrants) at the prices described above, one purchase of 587 shares of Company Common Stock in May 1995 at approximately $3.75 per share, one purchase of 1,000 shares of Company Common Stock in February 1996 at $4.20 per share and a purchase of one share of Bank Common Stock in August 1994 at $21.00 per share, the Company and the Bank are not aware of any sales and purchases of Company or Bank Common Stock. No assurance can be given that these trades were effected on an arm's-length basis.

         The following table sets forth, for the periods indicated, the dividends declared by the Company and by the Bank. The Company's ability to declare and pay dividends after April 23, 1996 is subject to the Plan of Merger. See "The Plan of Merger - Description of the Plan of Merger -- Conduct of Business Prior to the Effective Date."

                               Dividends Declared

                                                                               Company             Bank
                                                                               -------             ----
1994
  First Quarter..............................................                  $.025              $.015
  Second Quarter.............................................                   .025               .015
  Third Quarter..............................................                   .025               .015
  Fourth Quarter.............................................                   .025               .015

1995
  First Quarter..............................................                  $.025              $.015
  Second Quarter.............................................                   .025               .015
  Third Quarter..............................................                   .025               .015
  Fourth Quarter.............................................                   .045               .0185

1996
  First Quarter..............................................                  $.030              $.018
  Second Quarter.............................................                   .030               .018
  Third Quarter..............................................                  _____                -0-
    (through _________________, 1996)


         As of June 1, 1996, there were 85 record shareholders of the Company (with a total of 1,388,794 issued and outstanding shares) and 24 record shareholders of the Bank, other than the Company (with a total of 198,000 issued and outstanding shares, 1,367 of which are held by shareholders other than the Company).

Property

         The Bank owns the land and buildings at its 5530 North Davis Highway and 201 N. Palafox Street branches. The Bank owns the building and leases the land at its 8120 N. Century Boulevard branch. The land and building at 9329 N. Palafox Street are leased by the Bank. All of the properties owned or leased by the Bank are located in Escambia County, Florida. The Bank considers all of its properties to be in good condition.

Employees

         As of May 1, 1996, the Bank employed approximately 35 persons full time and considers its relationship with its employees to be good.

Security Holdings of Principal Shareholders and Management

         The following tables set forth certain information as of ______________, 1996, with respect to the beneficial ownership of the outstanding shares of Company Common Stock by (i) all persons who beneficially own more than 5% of the outstanding shares and (ii) all directors and executive officers of the Company. Each person has sole voting and investment power with regard to the shares listed opposite his or her name unless otherwise noted. The Company owns more than 99% of the outstanding shares of Bank Common Stock, and no director or executive officer of the Company or the Bank beneficially owns any other shares of Bank Common Stock.

                             PRINCIPAL SHAREHOLDERS


  Name and Address                          Number of Shares
  of Beneficial Owner                       Beneficially Owned               Percent of Class
  -------------------                       ------------------               ----------------
William A. Hunt                                   122,124(1)                       8.79%
  P. O. Box 6068
  Pensacola, Florida 32503

Douglas Eugene Killinger                          111,319                          8.02%
  2629 Delmar Drive
  Gulf Breeze, Florida 32561

Liberty Holding Company                           124,164(2)                       8.94%
  Employee Stock Ownership Trust
  201 N. Palafox Street
  Pensacola, Florida 32501

Conald D. Mansfield                               123,887(1)(3)                    8.92%
  P. O. Box 5205 - Brent Station
  Pensacola, Florida 32505

Jerry W. Morrison                                  77,391(4)                       5.57%
  1145 Sawgrass Drive
  Gulf Breeze, Florida 32561

John Phelps                                       238,664                         17.19%
  P. O. Box 1952
  Pensacola, Florida 32589

James J. Reeves                                   126,931(5)                       9.14%
  730 Bayfront Parkway
  Suite 4B
  Pensacola, Florida 32501

Wilson B. Robertson                                91,416                          6.58%
  8625 N. Palafox Street
  Pensacola, Florida 32514

Martha Wilder                                     103,855(1)                       7.48%
  P. O. Box 1645
  Pensacola, Florida 32597

- ----------------------------------

(1) Does not include 124,164 shares held by the Liberty Holding Company Employee Stock Ownership Trust, of which the named individual serves as a trustee.

(2) The trustees of this trust are William A. Hunt, Conald D. Mansfield, Martha Wilder and Robert E. Boothe, Jr., each of whom has or shares voting power with respect to the listed shares.

(3) Includes 24,788 shares registered in the name of Mr. Mansfield and his wife.

(4) Includes 41,593 shares held jointly with Mr. Morrison's wife. Also includes 12,727 shares held by Mr. Morrison's wife, as to which he disclaims beneficial ownership.

(5) Includes 330 shares held by a corporation of which Mr. Reeves is the sole shareholder, 415 shares held by certain trusts of which Mr. Reeves is the sole trustee and 1,547 shares held jointly with his wife. Also includes 1,500 shares held by Mr. Reeves' wife, as to which he disclaims beneficial ownership.


                         DIRECTORS & EXECUTIVE OFFICERS

      Name of                                Number of Shares
  Beneficial Owner                         Beneficially Owned                 Percent of Class
- -------------------                          -----------------
Robert E. Boothe, Jr.                            14,825(1)                          1.07%
Ronald L. Bruce                                         0                            --
Richard A. Davis                                 38,002(2)                          2.74%
Lewis Doman                                      11,626(3)                          0.84%
William A. Hunt                                 122,124(1)                          8.79%
Conald D. Mansfield                             123,887(1)(4)                       8.92%
Wilson B. Robertson                              91,416                             6.58%
Martha Wilder                                   103,855(1)                          7.48%

All directors and executive officers            505,735(1)                         36.42%
as a group (8 persons)

- -----------------------------

(1) Does not include 124,164 shares held by the Liberty Holding Company Employee Stock Ownership Trust, of which the named individual serves as a trustee.

(2)      As trustee of the Davis Family Trust.

(3) Includes 1,000 shares held by Mr. Doman's wife, as to which Mr. Doman disclaims beneficial ownership.

(4) Includes 24,788 shares registered in the name of Mr. Mansfield and his wife.

                    THE COMPANY'S MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion should be read in conjunction with the consolidated financial statements of the Company and related Notes appearing elsewhere in the Proxy Statement/Prospectus.

Review of Results of Operations -- For the Three Month Period Ended March 31, 1996 as Compared to the Three Month Period Ended March 31, 1995

Earnings Summary

         The Company reported net income of approximately $144,000 or $0.11 per share for the three months ended March 31, 1996, compared to net income of approximately $121,000 or $0.09 per share for the three months ended March 31, 1995.

         Net income increased 18.9% in 1996 as compared to the comparable period in 1995. The most significant factors affecting net income for the periods mentioned are highlighted below.

     - An increase in average loans as a percentage of average interest-earning assets from 77.6% in 1995 to 82.9% in 1996.

     - An increase in the average rate on average loans, net of unearned interest, from 10.08% in 1995 to 10.11% in 1996.

     - Maintenance of high asset quality and reserve coverage ratios. Net recoveries were approximately $3,000 and $29,000 in 1996 and 1995, respectively.

     - In recognition of these net recoveries, there were no loan provisions made in the three months ended March 31, 1996 and 1995.

     - Annualized noninterest expenses as a percent of average assets were 4.4% in 1996 and 1995.

     - The annualized yield on interest earning assets increased from 9.01% in 1995 to 9.39% in 1996; however, the annualized rate paid on interest-bearing liabilities increased from 4.17% in 1995 to 4.68% in 1996.

         Net earnings for the three months ended March 31, 1996 resulted in an annualized return on average assets of 1.14% compared to 1.02% in 1995. The annualized return on average stockholders' equity was 9.01% in 1996 and 8.5% in 1995.

Net Interest Income

         Net interest income is the difference between interest and fees earned on loans, securities and other interest-earning assets (interest income) and interest paid on deposits (interest expense) and represents the principal source of earnings for the Company. Net interest income is affected by changes in the volume of interest-earning assets and interest-bearing liabilities, and the rates earned or paid thereon.

         For the purposes of this earnings analysis, net interest income has been adjusted to a fully taxable equivalent basis for certain investments included in interest-earning assets. Interest-earning assets, including loans, have been presented as averages, net of unearned income.

         Net interest income on a fully tax equivalent basis for the three months ended March 31, 1996 increased 9.6% to $672,000 from $613,000 for the same period in 1995. The annualized net interest margins between interest-earning assets and interest-bearing liabilities increased to 6.04% for the three months ended March 31, 1996 from 5.94% for the three months ended March 31, 1995. The annualized net yield on interest-earning assets was 4.71% in 1996 compared to 4.84% in 1995. The net interest margin and net yield on interest-earning assets are affected by several factors. Among them are Federal Reserve Bank monetary policies, competitive pressures, and the composition of interest-earning assets and interest-bearing liabilities. The annualized net interest margins and the annualized net yields on interest-earning assets for 1996 and 1995 remained virtually consistent when considering the stabilization of interest rates in 1995 and 1996.

         Interest income on a fully tax equivalent basis increased approximately $114,000 to $1.04 million from $930,000 for the three months ended March 31, 1996 form the comparable period in 1995. This increase was attributable primarily to the increase in the average interest-earning assets of 7.7% for the period ended March 31, 1996 as compared to the period ended March 31, 1995, and the increase in the yield on interest-earning assets. The annualized yield on interest-earning assets for the three months ended March 31, 1996 and 1995 was 9.39% and 9.01%, respectively. The mix of interest-earning assets relative to loans increased from 77.6% for the three months ended March 31, 1995 to 82.9% for the three months ended March 31, 1996. The annualized yield on average loans was 10.11% for the three months ended March 31, 1996 compared to 10.08% for the three months ended March 31, 1995. For the periods ended March 31, 1996 and 1995, investment securities represented 10.9% and 13.5%, respectively, of interest-earning assets. For the three months ended March 31, 1996 and 1995, the annualized yield on investment securities on a fully tax equivalent basis was 6.17% and 5.61%, respectively. Interest-earning assets as a percentage of total average assets increased from 87.3% in 1995 to 88.0% in 1996.

         Interest   expense   increased   approximately   $55,000  or  17.4%  to
approximately  $372,000  for  the  three  months  ended  March  31,  1996,  from approximately $317,000 for the comparable 1995 period. The fluctuations in interest expense from 1995 to 1996 were attributable to the increases in the cost of funds, changes in the mix of interest-bearing liabilities, and increases in the volume of interest-bearing liabilities. The annualized average rate paid on interest-bearing liabilities was 4.68% and 4.17% for the three months ended March 31, 1996 and 1995, respectively. During the three months ended March 31, 1996, the volume of interest-bearing liabilities averaged $31.8 million, or 4.6% higher than the $30.4 million average for the three months ended March 31, 1995. Interest-bearing demand deposits represented 30.7% of interest-bearing liabilities during the 1996 period as compared to 35.6% during the period ended March 31, 1995. The annualized yields paid on these deposits were 3.12% and 2.96% for the three months ended March 31, 1996 and 1995, respectively. Time deposits represented 63.1% of interest-bearing liabilities during the 1996 period as compared to 58.8% during the period ended 1995. The annualized yields paid on time deposits during the three months ended March 31, 1996 and 1995 were 5.64% and 5.04%, respectively.

Noninterest Income

         The Company derives a significant portion of its noninterest income from traditional retail banking services including various account charges and service fees.

         Noninterest income from deposit accounts is significantly affected by competitive pricing of these services and the volume of noninterest-bearing accounts. Service charge income was $99,000 and $85,000 for the three months ended March 31, 1996 and 1995, respectively. Net gains realized on the sale of mortgage loans and the guaranteed portion of U.S. Small Business Administration loans in the secondary market were $11,000 and $5,000 for the three months ended March 31, 1996 and 1995, respectively. The gains/losses realized on the sale of investment securities were not significant for the three months ended March 31, 1996 and 1995.

Noninterest Expense

         Noninterest expense was $550,000 for the three months ended March 31, 1996, 6.1% higher than the three months ended March 31, 1995. Noninterest expense for the three months ended March 31, 1995 was $518,000. Annualized noninterest expense as a percentage of average assets was 4.35% in 1996 and 4.38% in 1995. Salaries and employee benefits amounted to $273,000 for the three months ended March 31, 1996 and 1995. Occupancy expense was $41,000 in 1996 and $37,000 in 1995. Other expense increased $28,000 or 13.2% to $237,000 for the three months ended March 31, 1996. Other expense for the three months ended March 31, 1995 was $209,000.

Income Taxes

         The provision for income taxes for the three months ended March 31, 1996 and 1995 was $82,000 and $62,000, respectively. The Company is subject to federal and state taxes at combined rates of approximately 38%. These rates are reduced or increased for certain nontaxable income or nondeductible expenses.

         There were no tax credits or loss carryforwards available in 1996 or 1995 for financial reporting purposes. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes.

Review of Financial Condition -- For the Period Ended March 31, 1996 as Compared to the Period Ended March 31, 1995

Securities

         Securities Held to Maturity: The Company accounts for its investment securities under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities held to maturity are those securities that management has the ability and intent to hold to maturity, and are reported at amortized cost. Securities classified as held to maturity amounted to $640,000 and $2,026,000 at March 31, 1996 and 1995, respectively. Securities held to maturity at March 31, 1996 consisted solely of state and municipal securities, and at March 31, 1995, this classification
consisted  of  U.S.   Government  agency  securities  and  state  and  municipal securities.

         Using the carrying value at March 31, 1996, scheduled maturities for securities held to maturity were 42% of the total classification in one year or less, 39% in one to five years, and 19% in five to ten years.

         Securities Available for Sale: Securities available for sale represent those securities that the Company intends to hold for an indefinite period of time or that may be sold in response to changes in interest rates, liquidity needs, prepayment risk and other similar factors. These securities are recorded at market value with unrealized gains or losses, net of any tax effect, reflected as a component of shareholders' equity. Securities available for sale totaled $4.4 million and $3.4 million at March 31, 1996 and 1995, respectively. This increase was partially a result of a reclassification from securities held to maturity of $1.1 million in December 1995. The reclassification was a result of a one-time exemption granted by the Financial Accounting Standards Board. The exemption permitted the movement of selected securities between classifications without jeopardizing the classification of all securities. Net unrealized depreciation on securities available for sale was $64,000 and $178,000, net of taxes, at March 31, 1996 and 1995, respectively. Securities available for sale consisted primarily of U.S. Government agency securities and state and municipal securities.

         Using the carrying value at March 31, 1996, scheduled maturities for securities available for sale were 25% of the total classification in one to five years, 56% in five to ten years, 15% after ten years, and 4% with no stated maturity.

Loans

         Loans, net of unearned interest, increased $4.7 million or 14.5% to $36.8 million at March 31, 1996 from $32.1 million for the comparable 1995 period. The allowance for loan losses was $507,000 and $461,000 as of March 31, 1996 and 1995, respectively. The most significant concentration of loans consisted of those secured by real estate.

         The Company seeks to maintain adequate liquidity and minimize exposure to interest rate volatility. Contractual maturities may vary significantly from actual maturities due to loan extensions, early pay-offs due to refinancing or other factors. Fluctuations in interest rates are also a major factor in early loan pay-offs. The uncertainties, particularly with respect to interest rates, of future events make it difficult to predict actual maturities. The Company has not maintained records related to trends of early-payoff since management does not believe such trends would present any significantly more accurate estimate of actual maturities than the contractual maturities.

Deposits

         Total deposits increased $1.9 million or 4.6% to $43.6 million at March 31, 1996 from $41.7 million for the comparable 1995 period. Time deposits at March 31, 1996 and 1995 were $20.7 million and $18.3 million, respectively. Time deposits represent 47.5% and 44.0% of total deposits at March 31, 1996 and 1995, respectively. Interest bearing demand deposits decreased $1.2 million or 12.1% to $8.5 million for the period ended March 31, 1996 from $9.7 million for the comparable period in 1995. Savings as a percentage of total deposits remained at a consistent level in 1995 to 1996. Savings totaled $2.1 million at March 31, 1996 and $1.8 million at March 31, 1995. Demand deposits were $12.4 million and $11.9 million at March 31, 1996 and 1995, respectively.

Review of Results of Operations - For the Fiscal Years Ended December 31, 1995, 1994 and 1993

Earnings Summary

         The Company reported net income of approximately $583,000 or $0.43 per share for the year ended December 31, 1995, compared to net income of approximately $610,000 or $0.47 per share for the year ended December 31, 1994.
 Net income for 1993 was approximately $487,000 or $0.42 per share.

         Net income decreased 4.6% in 1995, increased 25.4% and 57.0% in 1994 and 1993, respectively. The most significant factors affecting net income for the periods mentioned are highlighted below.

      - Average loan growth in 1995 of 1.8% following an increase of 6.1% in 1994.

      - An increase in the average rate on average loans, net of unearned interest, from 9.14% in 1993 to 10.49% in 1995.

      - Maintenance of high asset quality and reserve coverage ratios. Net recoveries were approximately $73,000 in 1995 while in 1994 net charge-offs were approximately $91,000 or 0.28% of average net loans.

      - In recognition of these low net charge-offs, no loan provisions were made in the years ending December 31, 1995 and 1994. The provision for loan losses was $30,000 for the year ending December 31, 1993.

      - Noninterest expenses as a percent of average assets were reduced to 4.4% in 1995 from 4.6% in 1994.

      - Included in noninterest income were the gains on the sale of mortgage loans and the sale of the guaranteed portion of U.S. Small Business Administration loans in the secondary market. These amounts totaled $69,000, $203,000, and $276,000 for the years ending December 31, 1995, 1994, and 1993, respectively.


         Net earnings in 1995 resulted in a return on average assets of 1.21% compared to 1.28% and 1.10% during 1994 and 1993, respectively. The return on average stockholders' equity was 10.08% in 1995, 11.63% in 1994, and 11.92% in 1993.

Net Interest Income

         Net interest income is the difference between interest and fees earned on loans, securities and other interest-earning assets (interest income) and interest paid on deposits (interest expense) and represents the principal source of earnings for the Company. Net interest income is affected by changes in the volume of interest-earning assets and interest-bearing liabilities, and the rates earned or paid thereon.

         Net interest income on a fully tax equivalent basis increased 4.4% to $2.56 million in 1995 from $2.46 million in 1994 and 21.3% in 1994 from $2.03 million in 1993. The net interest margin between interest-earning assets and interest-bearing liabilities increased to 6.09% for the year ended December 31, 1995 from 5.86% for the year ended December 31, 1994. The net interest margin in 1993 was 5.25%. The net yield on interest-earning assets was 4.85% in 1995 compared to 4.97% in 1994 and 4.37% in 1993. The net interest margin and net yield on interest-earning assets are affected by several factors. Among them are Federal Reserve Bank monetary policies, competitive pressures, and the composition of interest-earning assets and interest-bearing liabilities. After declining consistently from 1989 through 1992 and remaining virtually flat throughout 1993, short-term interest rates increased dramatically in 1994 and continued to increase into late 1995 before starting to decline. Net interest margins remained virtually flat from 1993 to 1994, while increasing competitive pressures resulted in an increase in cost of funds in 1995. This increase is primarily responsible for the decrease in the net interest margin from 1994 to 1995.

         Interest income on a fully tax equivalent basis increased approximately $401,000 to $4.01 million for the year ended December 31, 1995 from $3.61 million for the comparable period in 1994. Interest income on a fully equivalent tax basis for 1993 was $3.21 million. These increases were attributable primarily to the increases in the average interest-earning assets of 0.4% and 8.3% for the years ended December 31, 1995 and 1994, respectively, and the increases in the yield on interest-earning assets. The yield on interest-earning assets for the years ended December 31, 1995, 1994, and 1993 was 9.51%, 8.60%, and 8.29%, respectively. The mix of interest-earning assets relative to loans increased from 77.9% for the year ended December 31, 1994 to 79.0% for the year ended December 31, 1995. The yield on average loans was 10.49% for the year ended December 31, 1995 compared to 9.53% and 9.14% for the comparable periods ended December 31, 1994 and 1993, respectively. For the year ended December 31, 1995, investment securities represented 12.6% of average interest-earning assets. For the comparable 1994 and 1993 periods, investment securities represented 13.8% and 13.1%, respectively, of average interest-earning assets. For the years ended December 31, 1995, 1994, and 1993, the yield on investment securities on a fully tax equivalent basis was 5.90%, 5.84%, and 6.00%, respectively. Interest-earning assets as a percentage of total average assets increased from 87.3% in 1993 to 87.6% in 1994 to 87.4% in 1995.

         Interest expense increased approximately $294,000 or 25.6% to approximately $1.44 million for the year ended December 31, 1995, from approximately $1.15 million for the comparable 1994 period. Interest expense for 1993 was $1.18 million. The fluctuations in interest expense from 1993 through 1995 were attributable to the volatile interest rate environment, changes in the mix of interest-bearing liabilities, and changes in the volume of interest-bearing liabilities. The average rate paid on interest-bearing liabilities was 4.66%, 3.63%, and 3.94% for the years ended December 31, 1995, 1994 and 1993, respectively. During the year ended December 31, 1995, the volume of interest-bearing liabilities averaged $31.0 million, or 2.3% less than the $31.7 million average for the year ended December 31, 1994. The volume of interest-bearing liabilities averaged $30.0 million in 1993. Interest-bearing demand deposits represented 34.0% of interest-bearing liabilities for the year ended December 31, 1995 as compared to 34.1% and 27.4% for the years ended December 31, 1994 and 1993, respectively. The yields paid on these deposits were 3.32%, 2.83% and 2.79% for the years ended December 31, 1995, 1994, and 1993, respectively. Time deposits represented 59.8% of interest-bearing liabilities for the year ended December 31, 1995 as compared to 59.5% and 67.8% for the years ended December 31, 1994 and 1993, respectively. The yields paid on time deposits during the years ended December 31, 1995, 1994, and 1993 were 5.54%, 4.12% and 4.47%, respectively.

   AVERAGE BALANCES AND INTEREST RATES, INTEREST YIELD/RATES ON FULLY TAXABLE
                                  EQUIVALENTS
(Table 1)
(In Thousands)

The following table details average balances of interest-earning assets and interest-bearing liabilities, the fully taxable equivalent amount of interest earned/paid thereon, and the fully taxable equivalent yield/rate for each of the three years ended December 31, 1995.

                                             1995                             1994                             1993
                                ------------------------------  -------------------------------  ---------------------------------
                                  Average              Yield/     Average              Yield/      Average               Yield/
                                  Balance  Interest    Rate       Balance   Interest    Rate       Balance   Interest     Rate
Assets

Interest-earning assets:
Loans, net of unearned income   $  33,293  $  3,491     10.49%  $  32,702  $   3,118      9.53%  $  30,827  $    2,819    9.14%
Investment securities -
  Taxable                           3,609       201    5.57         4,060        222    5.47         4,348         250    5.75
  Nontaxable                        1,714       113    6.59         1,710        115    6.73           717          54    7.53
Federal funds sold                  3,360       195    5.80         3,252        141    4.34         2,547          77    3.02
Interest-bearing deposits             158         8    5.06           232         11    4.74           287          10    3.48

Total interest-earning assets      42,134  $  4,008    9.51%       41,956  $   3,607    8.60%       38,726  $    3,210    8.29%

Reserve for possible loan losses     (472)                           (526)                            (549)
Other assets                        6,557                           6,444                            6,170

  Total assets                  $  48,219                       $  47,874                        $  44,347

Liabilities and Stockholders' Equity

Interest-bearing liabilities:
Savings deposits                $   1,759  $     53    3.01%    $   1,858  $      54      2.91%  $   1,312  $       37    2.82%
Interest-bearing demand
     deposits                      10,530       350    3.32        10,830        306    2.83         8,236         230    2.79
Time deposits                      18,535     1,026    5.54        18,865        777    4.12        20,355         900    4.42

  Total deposits                   30,824     1,429    4.64        31,553      1,137    3.60        29,903       1,167    3.90

Other borrowings                      168        15    8.93           156         13    8.33           140           9    6.43

Total interest-bearing liabilities 30,992     1,444   4.66%        31,709      1,150    3.63%       30,043       1,176    3.92%

Demand deposits                    10,792                          10,477                            9,770
Other liabilities                     656                             440                              450

Total liabilities                  42,440                          42,626                           40,263

Stockholders' equity                5,779                           5,248                            4,084

  Total liabilities and
    stockholders' equity        $  48,219                       $  47,874                        $  44,347

Net interest income                        $  2,564                         $  2,457                         $  2,034

Net interest margin                                   6.09%                             5.86%                             5.25%
Net interest spread                                   4.85%                             4.97%                             4.37%

                                       45

Reserve and Provision for Possible Loan Losses

     The provision for possible loan losses was $ -0- in 1995 and 1994, and $ 30,000 in 1993. Table 2, "Reserve for Possible Loan Losses", summarizes information concerning the reserve for possible loan losses for the five years ended December 31, 1995. Management's estimate of the reserve for possible loan losses and the provision for possible loan losses is based on evaluation of collectibility of loans, past loan loss experience, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower's ability to pay, review of specific problem loans, and the relationship of the reserve for possible loan losses to outstanding loans.

     Net charge-offs (recoveries) for the year ended December 31, 1995 total $ (73,000) or (.22)% of average net loans, a decrease of $ 164,000 from $ 91,000 or .28% of net loans for the year ended December 31, 1994. The net charge-offs for 1993, 1992 and 1991 were $ 76,000, $ 163,000 and $ 262,000, respectively.
Management considers the allowance for loan losses as of December 31, 1995 to be adequate.

                        RESERVE FOR POSSIBLE LOAN LOSSES
  (Table 2)
  (In Thousands)

     The following table summarizes information concerning the allowance for loan losses:

                                                  1995           1994           1993           1992          1991
                                               --------        --------       --------       --------      ------

Net Loans Outstanding - Year End               $ 36,587        $ 31,760       $ 32,002       $ 28,725      $31,779

Average Net Loans - During Year                $ 33,293        $ 32,707       $ 30,827       $ 28,133      $32,421

Allowance for loan losses:
     Balance - Beginning of Year               $    431        $    522       $    568       $    621      $   497

     Provision Charged to Expense                   -0-             -0-             30            110          386

     Recoveries on Loans Previously
       Charged Off                                   89              57            102             36           71

     Loans Charged Off                               16             148            178            199          333

     Balance - End of Year                     $    504        $    431       $    522       $    568      $   621

For the Period:
     Net charge-offs (recoveries) as % of
       average loans                             (0.22%)           0.28%          0.25%          0.57%        0.81%

     Provision for loan losses as a % of net
       charge-offs                                   -                -          39.47%         67.48%      147.83%

     Provision for loan losses as a % of net
       average loans                                 -                -           0.09%          0.39%        1.19%

Period End:
     Allowance as a % of net loans                 1.38%           1.35%          1.63%          1.98%        1.95%

     Allowance as a % of non-performing loans
       and loans more than 90 days past due    1,326.32%          64.61%             -          73.57%       32.19%


Noninterest Income

     The Company derives a significant portion of its noninterest income from traditional retail banking services including various account charges and service fees.

     Noninterest income from deposit accounts is significantly affected by competitive pricing of these services and the volume of various deposit accounts. Service charge income decreased 6.2% to $364,000 in 1995 from $388,000 in 1994 and 2.5% in 1994 from $399,000 in 1993. Net gains realized on the sale of mortgage loans and the guaranteed portion of U.S. Small Business Administration loans in the secondary market were $69,000, $203,000, and $276,000 for the years ended December 31, 1995, 1994, and 1993, respectively. The gains realized on the sale of investment securities were not significant in the years ended December 31, 1995 and 1994; however, gains realized on the sale of investment securities were $112,000 for the year ended December 31, 1993.

     Table 3, which follows, presents an analysis of the components of noninterest income.

NONINTEREST INCOME
  (Table 3)
  (In Thousands)

     The following table presents an analysis of noninterest income for 1995, 1994 and 1993 together with the amount and percent change form the prior year for 1995 and 1994:

                                                                                    Change from Prior Year
                                                                         -------------------------------------------------
                                                 Year Ended 12/31                1995                      1994
                                          ----------------------------   ----------------------   ------------------------
                                             1995     1994      1993       Amount         %           Amount        %
                                          --------   -------   -------   ----------  ----------   -----------  -----------

Service charges                          $    364  $    388  $    399  $      (24)   (6.18%)     $      (11)     (2.76%)

Net gains from sale of loans                   69       203       276        (134)   66.01%             (73)    (26.44%)

Customer service fees and other income         37        31        51           6    19.35%             (20)    (39.21%)

Loss on trading securities                      0         0         0           -         -               -           -

Net investment securities gains (losses)       (3)      -0-       112          (3)  100.00%            (112)      (100%)

Total noninterest income                 $    467  $    622  $    838  $     (155)    24.91%     $     (216)      25.77%


Noninterest Expense

         Noninterest  expense  was  $2,112,000  in 1995,  4.6%  lower than 1994.
Noninterest expense for the years ending December 31, 1994 and 1993 was $2,214,000 and $2,059,000, respectively. Noninterest expense as a percentage of average assets was 4.38% in 1995 and 4.62% in 1994 and 1993. Salaries and employee benefits decreased $65,000 or 5.7% in 1995 and increased $25,000 or 2.3% in 1994. Occupancy expense was $149,000 in 1995, $137,000 in 1994, and
$124,000 in 1993. Other expense decreased $49,000 or 5.2% to $896,000 for the year ended December 31, 1995 from $945,000 for the comparable 1994 period. Other expenses for the year ended December 31, 1993 were $829,000.

NONINTEREST EXPENSE
  (Table 4)
  (In Thousands)

         The following table presents an analysis of noninterest expense for 1995, 1994 and 1993 together with the amount and percent change from the prior year for 1995 and 1994:

                                                                                    Change from Prior Year
                                                                        ---------------------------------------------------
                                              Year Ended 12/31                  1995                      1994
                                         ----------------------------  -----------------------   --------------------------
                                           1995      1994      1993       Amount        %           Amount           %
                                         --------  --------  --------  -----------  ----------   -----------  -------------


Salaries and employee benefits           $  1,067  $  1,132  $  1,106  $       (65)  (5.74%)     $      26         2.35%

Occupancy expense                             149       137       124           12     8.76%            13        10.48%

Equipment and data processing expense         247       206       162           41    19.90%            44        27.16%

Regulatory insurance and fees                  66       105       104          (39) (37.14%)             1         0.96%

Other expenses:
  Advertising and promotion                    57        66        37           (9) (13.64%)            29        78.37%
  Directors fees                               84        78        85            6     7.69             (7)       (8.23)
  General insurance                            33        36        41           (3)   (8.33)            (5)      (12.19)
  Other real estate expenses and charges      -0-        33        46          (33)  100.00            (13)      (28.26)
  Postage                                      35        32        34            3     9.37             (2)       (5.88)
  Professional fees                           111       107        77            4     3.74             30        38.96
  Supplies                                     62        64        64           (2)   (3.12)            -0-        -0-
  Telephone                                    40        35        34            5    14.28              1         2.94
  Other                                       161       183       145          (22)  (12.02)            38        26.21
    Total other expenses                      583       634       563          (51)   (8.04)            71        12.61

Total noninterest expense                $  2,112  $  2,214  $  2,059  $      (102)   (4.61)     $     155         7.52


Income Taxes

     The provision for income taxes for the years ended December 31, 1995, 1994, and 1993 was $297,000, $216,000, and $277,000, respectively. The Company is subject to federal and state taxes at combined rates of approximately 38%. These rates are reduced or increased for certain nontaxable income or nondeductible expenses.

     There were no tax credits or loss carryforwards available in 1995, 1994, or 1993 for financial reporting purposes. Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes. There was no cumulative effect on net income for 1993 for the change in accounting principle.

Loans

     Loans, net of unearned interest, increased $4.8 million or 15.2% to $36.6 million at December 31, 1995 from $31.8 million for the comparable 1994 period. Loans, net of unearned interest, was $32.0 million at December 31, 1993. The allowance for loan losses was $504,000 for 1995, $431,000 for 1994, and $522,000 for 1993. The most significant concentration of loans consisted of those secured by real estate.

     A summary of the loan portfolio at December 31, follows (in thousands):

                                              1995            1994          1993
                                          --------        --------        ------

Commercial real estate                    $ 23,027        $ 21,228      $ 19,021
Construction and development                 2,859           1,135         2,432
Commercial                                   9,161           8,081         8,197
Consumer, individual and other               1,549           1,329         2,387

Unearned income                                 (9)            (13)         (35)

Total loans, net of unearned income       $ 36,587        $ 31,760      $ 32,002


     A summary of loan interest rate sensitivity at December 31, 1995 follows (in thousands):

Fixed rate loan maturity:
     Three months or less                                               $  1,164
     Over three through twelve months                                      4,870
     Over one through five years                                          11,092
     Over five years                                                       1,693

Variable rate loans repricing in three months or less                     16,818
Variable rate loans repricing annually or more frequently, but less
     frequently than quarterly                                               950

Total loans, net of unearned income                                     $ 36,587

Nonperforming Assets

     Table 5, which follows, summaries the Company's nonperforming assets and loans past due 90 days or more and accruing as of December 31 for the last five years (in thousands).

NONPERFORMING ASSETS
  (Table 5)
  (In Thousands)

                                             1995            1994           1993        1992        1991
                                           -------         ------        -------      -------      ------

Nonaccrual loans                           $   38          $ 667         $  -0-       $  412       $1,036

Other real estate owned                       -0-            -0-         $  301          360          893

Accruing loans 90 days or
     more past due                            -0-            -0-            -0-          -0-          -0-

Total nonperforming assets
     and accruing loans 90 days
     or more past due                       $   38          $ 667         $  301      $  772      $ 1,929

Provision for loan losses                   $  -0-          $ -0-         $   30      $  110      $   386

Net (Charge-offs) recoveries                $   73          $ (91)       $  (76)      $ (163)     $  (262)


Investment Securities

         Securities Held to Maturity: Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities held to maturity are those securities that management has the ability and intent to hold to maturity, and are reported at amortized cost. Securities classified as held to maturity amounted to $640,000 and $2,284,000 at December 31, 1995 and 1994, respectively. Securities held to maturity at December 31, 1995 consisted solely of state and municipal securities, and at December 31, 1994, this classification consisted of U.S. Government agency securities and state and municipal securities.

         Prior to January 1, 1994, all investment securities were reported at amortized cost. Investment securities were carried at $5.0 million at December 31, 1993.

         Securities Available for Sale: Securities available for sale represent those securities that the Company intends to hold for an indefinite period of time or that may be sold in response to changes in interest rates, liquidity needs, prepayment risk and other similar factors. These securities are recorded at market value with unrealized gains or losses, net of any tax effect, reflected as a component of shareholders' equity. Securities available for sale totaled $4.6 million and $3.2 million at December 31, 1995 and 1994, respectively. This increase was partially a result of a reclassification from securities held to maturity of $1.1 million in December 1995. The reclassification was a result of a one-time exemption granted by the Financial Accounting Standards Board. The exemption permitted the movement of selected securities between classifications without jeopardizing the classification of all securities. Net unrealized depreciation on securities available for sale was $27,000 and $258,000, net of taxes, at December 31, 1995 and 1994, respectively. Securities available for sale consisted primarily of U.S. Government agency securities and state and municipal securities.

         Using the carrying value at December 31, 1995, scheduled maturities for securities held to maturity were 42% of the total classification in one year or less, 39% in one to five years, and 19% in five to ten years. Scheduled maturities for securities available for sale were 39% of the total classification in one to five years, 44% in five to ten years, 14% after ten years, and 3% with no stated maturity.

INVESTMENT SECURITIES HELD TO MATURITY

         The amortized cost and related approximate fair value of investment securities held to maturity were as follows:

                                                             Gross         Gross
                                             Amortized     Unrealized    Unrealized        Fair
                                               Cost           Gains        Losses          Value
                                             ---------     ----------    ----------     ----------
December 31, 1995

     State and municipal securities          $    640       $    -0-     $     (4)       $    636


     The amortized cost and approximate fair value of investment securities held to maturity at December 31, 1995, by contractual maturity, were as follows:


                                                        Amortized         Fair
                                                          Cost            Value
                                                       ----------      ---------

     Due in one year or less                          $    270         $     269
     Due from one year to five years                       250               249
     Due from five years to ten years                      120               118
     Due after ten years                                   -0-               -0-

       Total                                          $    640         $     636

INVESTMENT SECURITIES AVAILABLE FOR SALE

The amortized cost and approximate fair value of available-for-sale securities at December 31, 1995 are summarized as follows:

                                                                      Gross            Gross
                                                     Amortized     Unrealized       Unrealized            Fair
                                                       Cost           Gains            Losses            Value
                                                    ---------       -----------      ----------          ------
December 31, 1995

     U.S. Government agencies securities             $3,570          $    2          $   (64)           $ 3,508
     State and municipal securities                     894              19              -0-                913
     Other securities                                   147             -0-              -0-                147

     Debt securities                                    -0-             -0-              -0-                -0-
     Equity securities                                  -0-             -0-              -0-                -0-

     Total Investment Securities
       Available for Sale                            $4,611          $   21          $   (64)           $ 4,568

     Investment securities classified as available-for-sale have contractual maturities as of December 31, 1995, as follows:


                                                       Amortized          Fair
                                                         Cost             Value
                                                       ---------         ------

     No stated maturity                                 $  147           $   147
     Due from one to five years                          1,798             1,772
     Due from five to ten years                          2,022             1,989
     Due after ten years                                   644               660

       Total                                            $4,611           $ 4,568

     The following is a summary of book values, yields and maturities on U.S. Government agencies securities at December 31, 1995 (in thousands):

                                                      Carrying
                                                        Value            Yield
                                                       --------          ------
Fixed rate:
  U.S. Government agencies securities:
    Within one year                                    $   -0-           $     -
    Over one through five years                          2,678             5.88%

      Total                                            $ 2,678


                                                                       Carrying
                                                                         Value
                                                                       --------
Variable rate:
  U.S. Government agencies securities                                  $     830

Deposits

     Total deposits increased $1.6 million or 3.7% to $44.5 million at December 31, 1995 from $42.9 million for the comparable 1994 period. Total deposits at December 31, 1993 were $41.5 million. Time deposits at December 31, 1995, 1994, and 1993 were $21.1 million, $19.2 million, and $19.7 million, respectively. Time deposits represented 47.4%, 44.6%, and 47.5% of total deposits at December 31, 1995, 1994, and 1993, respectively. Interest bearing demand deposits decreased 8.3% in 1995 to $10.3 million while increasing 17.2% in 1994 to $11.2 million. Savings as a percentage of total deposits remained virtually flat from 1993 through 1995. Savings totaled $1.9 million at December 31, 1995 and $1.7 million at December 31, 1994, and 1993. Demand deposits were $11.3 million, $10.9 million, and $10.6 million at December 31, 1995, 1994, and 1993, respectively.

     A summary of the daily average balance of deposits follows (in thousands):

                                         1995             1994            1993
                                       --------         --------         -------

Noninterest bearing demand             $ 10,792         $10,477        $  9,770
Interest bearing demand                  10,530          10,830           8,236
Savings                                   1,759           1,858           1,312
Time                                     18,535          18,865          20,355

  Total                                $ 41,616        $ 42,030        $ 39,673

Maturities of time deposits of $ 100,000 or more at December 31, 1995 are as follows (in thousands):

Three months or less                                                    $  1,975
Over three through twelve months                                           1,680
Over one through five years                                                  922

  Total                                                                 $  4,577

Notes Payable and Debentures

Notes payable are summarized as follows at December 31:  (in thousands)
                                                             1995          1994
                                                            -----         -----
ESOP loan with quarterly principal payments of $ 2,621,
plus interest at prime + .5%, maturing November 2003,
secured by 21,057 shares of Company stock                     $  84       $  94

ESOP loan with quarterly  principal payments of $ 5,792,
plus interest at prime, maturing February 1998, secured
by 75,780 shares of Company stock                                23          46

ESOP loan with quarterly  principal payments of $ 1,283,
plus interest at prime, maturing April 2001, secured by
15,581 shares of Company stock                                   28          33

ESOP loan with quarterly  principal payments of $ 257,
plus interest at prime, maturing March 2002, secured
by 3,426 shares of Company stock                                  6           7

ESOP loan with quarterly  principal payments of $ 257,
plus interest at prime, maturing December 2001, secured
by 3,236 shares of Company stock                                  7           8
                                                              -----        -----

                                                              $ 148       $ 188
                                                              =====        =====

     Following are maturities of notes payable for each of the next five years at December 31, 1995:

                       1996                                        $  40
                       1997                                           18
                       1998                                           18
                       1999                                           18
                       2000                                           18
                       Thereafter                                     36
                                                                   -----

                       Total                                       $ 148
                                                                   =====

Liquidity

         No trends in the sources or uses of cash by the Company are expected to have an adverse impact on the Bank's liquidity position. Management believes that the level of liquidity is sufficient to meet current and future liquidity requirements.

         On a long-term basis, the ability of the Company (on a separate company basis) to pay its expenses, retire its debt and pay future dividends is dependent on dividends paid to the Company by its banking subsidiary. The banking subsidiary is also subject to capital maintenance requirements imposed by regulatory authorities. The banking subsidiary was in compliance with all such requirements at December 31, 1995, and management anticipates that such requirements will continue to be met while funding the Company through the payment of dividends.

Capital

         The following table illustrates the Bank's capital ratios at December
31:

                                                      1995            1994
                                                     -------          ------

Liberty Bank:

     Tier I risk based capital ratio                 13.88%           14.22%
     Tier II risk based capital ratio                15.13            15.44
     Leverage ratio                                  10.95            10.46



                            INFORMATION ABOUT WHITNEY

General

         Whitney, a Louisiana corporation, is a multi-bank holding company registered pursuant to the Bank Holding Company Act of 1956. It became an operating entity in 1962 with Whitney National Bank ("Whitney Bank") as its only significant subsidiary. Whitney Bank, a national banking association headquartered in Orleans Parish, Louisiana, has been engaged in the general banking business in the City of New Orleans continuously since 1883. Whitney Bank currently offers banking and trust services through 58 branches located in south Louisiana, including branches in the metropolitan areas of New Orleans (including suburban Jefferson and St. Tammany Parishes), Baton Rouge, Lafayette and Morgan City, and a foreign branch on Grand Cayman in the British West Indies. In December 1994, Whitney established the Whitney Bank of Alabama, and through this new, Alabama state-chartered banking subsidiary, became the first Louisiana bank holding company to enter the Alabama market through its acquisition of the Mobile area operations of The Peoples Bank, Elba, Alabama on February 17, 1995. Whitney Bank of Alabama currently operates eight branches and one loan production office serving metropolitan Mobile, Alabama and the Alabama Gulf Coast region.

         Whitney Bank and Whitney Bank of Alabama (Whitney's two bank subsidiaries) are full-service commercial banks engaged in commercial and retail banking and in the trust business, including the taking of deposits, the making of secured and unsecured loans, the financing of commercial transactions, the delivery of corporate, pension and personal trust and investment services and safe deposit rentals. Whitney Bank also issues credit cards and is active as a correspondent for other banks.

         During 1995, Whitney established Whitney Community Development Corporation ("WCDC"), a for-profit community development corporation incorporated under the laws of the State of Louisiana. WCDC is authorized to make equity and debt investments in corporations or projects designed primarily to promote community welfare, including the economic rehabilitation and development of low-income areas by providing housing, services or jobs for residents, or promoting small businesses that service low-income areas. The initial capitalization of WCDC was $1,000,000.

         WNB-Florida is a newly-formed, wholly-owned subsidiary of Whitney that was organized under the National Banking Act to facilitate the Mergers and the AB&T Merger. WNB-Florida will commence operations as a national bank headquartered in Pensacola, Florida upon the first to occur of the Bank Merger or the AB&T Merger. See "Unaudited Condensed Combined Pro Forma Financial Statements."

         At March 31, 1996, Whitney had consolidated total assets of approximately $3.499 billion, consolidated total deposits of approximately $2.768 billion and consolidated shareholders' equity of approximately $370 million. Whitney's and Whitney Bank's principal executive offices are located at 228 St. Charles Avenue, New Orleans, Louisiana 70130, and its telephone number is (504) 586-7117.

         On April 18, 1996, Whitney and WNB-Florida signed a definitive agreement to acquire American Bank and Trust, a Florida state-chartered bank doing business through its sole office in Pensacola, Florida. Under the terms of that definitive agreement, shareholders and holders of any unexercised options to acquire American Bank and Trust common stock will receive shares of Whitney Common Stock having an aggregate value of approximately $10,250,000. See "Unaudited Pro Forma Condensed Combined Financial Information." No assurance can be given that Whitney's proposed acquisition of American Bank and Trust will be consummated.

         Whitney continues to explore opportunities to acquire financial institutions as part of an expansion strategy that focuses on developing a significant banking presence along the United States Gulf Coast from the Texas-Louisiana border through the Florida panhandle. Discussions are continually being carried on relating to such potential acquisitions. Whitney may, after the date of this Proxy Statement-Prospectus, enter into one or more acquisition agreements with one or more of such institutions; however, it is not currently known whether Whitney's discussions will result in further acquisitions or on what terms any such acquisitions would be made.

Market Prices of and Dividends Declared on Whitney Common Stock

         Whitney Common Stock is included for quotation in the NASDAQ National Market System under the symbol "WTNY." The following table sets forth, for the periods indicated the high and low reported closing sale prices per share of Whitney Common Stock as reported on the NASDAQ National Market System and the quarterly dividends declared for each such period.

               Price Range of Common Stock and Quarterly Dividends


                                                               High                Low             Dividend
                                                               ----                ----            --------
1994
  First Quarter..............................................  $24               $21 1/2             $0.15
  Second Quarter.............................................   27 1/4            21 3/4              0.15
  Third Quarter..............................................   28 1/2            25 3/4              0.17
  Fourth Quarter.............................................   27                21                  0.17

1995

  First Quarter..............................................  $25 3/4           $22                 $0.20
  Second Quarter.............................................   27 3/8            24                  0.20
  Third Quarter..............................................   34                26 3/4              0.20
  Fourth Quarter.............................................   31 1/2            29 3/4              0.22

1996
  First Quarter..............................................  $31 3/4            $29 3/4            $0.22
  Second Quarter.............................................   31 3/4             29 3/4             0.25
  Third Quarter..............................................
    (through _________________, 1996)


Incorporation of Certain Information about Whitney by Reference

         The following documents, or the indicated portions thereof, have been filed by Whitney with the Commission, and are incorporated by reference into this Proxy Statement and Prospectus: Whitney's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 10-K"); Whitney's Form 10-K/A (Amendment No. 1 to the 1995 10-K) filed with the Commission on July 3, 1996; Whitney's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; Whitney's Current Report on Form 8-K filed with the Commission on January 19, 1996 (the "Form 8- K"); Whitney's Current Report on Form 8-K filed with the Commission on January 26, 1996; Whitney's Current Report on form 8-K filed with the Commission on March 25, 1996 (the "Citizens 8-K"); Whitney's Form 8-K/A (Amendment No. 1 to the Citizens 8-K) filed with the Commission on May 21, 1996; and the description of Whitney Common Stock set forth in Whitney's Registration Statement under the Exchange Act, as updated and modified in its entirety by the Form 8-K (File No. 0-1026).

         In addition, all other documents that will be filed by Whitney with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") between the date of this Proxy Statement and Prospectus and the date of the Meetings shall be deemed to be incorporated herein by reference from the date of filing. See "Available
Information" and "Incorporation of Certain Documents by Reference" for information with respect to securing copies of documents incorporated by reference in this Proxy Statement and Prospectus.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed and incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement and Prospectus.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

         If the shareholders of the Company and the Bank approve the Plan of Merger and the Mergers are subsequently consummated, all shareholders of the Company and the Bank, other than those exercising dissenters' rights, will become shareholders of Whitney, and their rights will be governed by and be subject to the Articles of Incorporation and Bylaws of Whitney rather than the Articles of Incorporation and Bylaws of the Company and the Bank. The following is a description of the Whitney Common Stock and a brief summary of certain of the principal differences between the rights of shareholders of Whitney and those of the Company and the Bank not described elsewhere herein.

Description of Whitney Common Stock

         The authorized capital stock of Whitney consists of 40,000,000 shares of Common Stock, no par value, of which ___________ were outstanding on ___________________, 1996. The following description of Whitney's capital stock is qualified in its entirety by reference to Whitney's Articles of Incorporation and By-laws and to the applicable provisions of the LBCL.

         Common Stock

         Voting Rights - Non-cumulative Voting. Holders of Whitney Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of Whitney Common Stock do not have cumulative voting rights. As a result, the holders of more than 50% of the Whitney Common Stock may elect all of the directors.

         Dividend Rights. Holders of outstanding Whitney Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors, in its discretion, out of funds legally available therefor.

         Liquidation Rights. In the event of the liquidation of Whitney, the holders of Whitney Common Stock are entitled to receive pro rata any assets distributable to shareholders in respect of their shares.

         Preemptive Rights. Holders of Whitney Common Stock have no preemptive rights to subscribe for additional shares of capital stock.

         Directors

         The Board of Directors of Whitney is divided into five classes, as nearly equal in number as possible, with members of each class to serve for five years, and with one class being elected each year. Directors of Whitney must also be shareholders of Whitney. Any director of Whitney may be removed from office with or without cause only by the affirmative vote of at least 90% of the voting power of Whitney present at a special meeting of the shareholders called for that purpose. The quorum requirement for such a meeting is 90% of the total voting power of Whitney present in person or by proxy at a special meeting called for that purpose.

         The LBCL permits corporations to (i) include provisions in their articles of incorporation that limit the personal liability of directors and officers for monetary damages resulting from breaches of the duty of care, subject to certain exceptions, and (ii) indemnify directors and officers, among others, in certain circumstances for their expenses and liabilities incurred in connection with defending pending or threatened suits. Whitney's Articles of Incorporation include a provision that eliminates the personal liability of directors and officers to Whitney and its shareholders for monetary damages resulting from breaches of the duty of care to the full extent currently permitted by the LBCL and further provides that any amendment or repeal of that provision will not affect the elimination or limitation of liability of an officer or director with respect to conduct occurring prior to the time of such amendment or appeal.

         The Articles of Incorporation also provide for indemnification and advancement of expenses of any officer, director, employee or agent of Whitney for any action taken in good faith by that officer, director, employee or agent. Indemnification in the case of actions by or in the right of Whitney shall be limited to expenses actually and reasonably incurred in defense or settlement of the action. The Board of Directors, in its discretion, may choose to provide further indemnification to officers, directors, employees and agents of Whitney.

         The Articles of Incorporation and By-laws authorize Whitney to maintain insurance covering the actions of its officers, directors, employees and agents, and its By-laws provide for indemnification to the fullest extent allowed under the LBCL.

         No amendment to Whitney's Articles may amend any of the provisions thereof relating to the Board of Directors unless such amendment receives the affirmative vote of 90% of the voting power present at a shareholders meeting for which there is a quorum as described above; provided, however, that such 90% vote is not required for any amendment unanimously recommended to the shareholders by the Board of Directors at a time when there is no Related Person (as defined below).

         Supermajority and Fair Price Provisions

         Supermajority Provisions. The Articles of Incorporation contain certain provisions designed to provide safeguards for shareholders when a Related Person (as defined below) attempts to effect a Business Combination (as defined below) with Whitney. In general, a Business Combination between Whitney and a Related Person must be approved by the affirmative vote of at least 90% of the voting power of Whitney present at a shareholders meeting, at which meeting at least 90% of the total voting power of Whitney must be present in person or by proxy to constitute a quorum, unless certain minimum price and procedural requirements are satisfied and the Board of Directors of Whitney has the opportunity to state its recommendations to the shareholders in a proxy statement. If these requirements are satisfied, only the affirmative vote of two-thirds of the voting power present or represented at a shareholders meeting of Whitney (the quorum for which would be the presence in person or by proxy of a majority of the total voting power of Whitney) would be required.

         A "Related Person" is defined as any person who, together with certain persons related to him or it, is the beneficial owner of 10% or more of the outstanding shares of Whitney stock entitled to vote in elections of directors. The term "beneficial owner" includes persons directly or indirectly owning or having the right to acquire or vote the stock of Whitney.

         A "Business Combination" includes the following transactions: (1) any merger or consolidation involving Whitney or its principal subsidiary; (2) any sale or lease by Whitney or its principal subsidiary of all or a substantial part of its assets; or (3) any sale or lease to Whitney or any of its subsidiaries of any assets of any Related Person in exchange for securities of Whitney or its principal subsidiary.

         Fair Price Provisions. There is no requirement that 90% of the voting power present of Whitney approve a Business Combination between a Related Person and Whitney if all of the requirements described below are satisfied:

         (1) Minimum Price Requirement. The cash, or fair market value of other consideration, to be received per share by shareholders of Whitney in connection with the Business Combination must bear the same or a greater percentage relationship to the market price of Whitney Common Stock immediately prior to the announcement of such Business Combination as the highest per share price (including brokerage commissions and soliciting dealers' fees) that the Related Person has theretofore paid for any of the shares of Whitney Common Stock already owned by it bears to the market price of the Whitney Common Stock immediately prior to the commencement of the acquisition of Whitney Common Stock by the Related Person. In addition, the cash, or fair market value of other consideration, to be received per share by shareholders of Whitney in such Business Combination must not be less than (i) the highest per share price
(including brokerage commissions and soliciting dealers' fees) paid by the Related Person in acquiring any of its holdings of Whitney Common Stock and (ii) the earnings per share of Whitney Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such Business Combination, multiplied by the then price/earnings multiple (if any) of the Related Person as customarily computed and reported in the financial community.

         (2) Procedural Requirements. The following procedural requirements must be satisfied at all times after the Related Person becomes a Related Person: (i) the Related Person shall have taken steps to ensure that Whitney's Board of Directors included at all times representation by Continuing Directors (as defined below) proportionate to the stockholdings of Whitney's shareholders not affiliated with the Related Person; (ii) there shall have been no reduction in the rate of dividends paid on the shares of Whitney Common Stock unless otherwise approved by unanimous vote of the directors (iii) the Related Person shall not have acquired any newly issued shares of Whitney stock, directly or indirectly, except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a prorata stock dividend or stock split; and (iv) the Related Person shall not have acquired any additional shares of Whitney Common Stock or securities convertible into Whitney Common Stock except as part of the transaction by which such Related Person became a Related Person.

         A "Continuing Director" includes a person who was a member of the Board of Directors of Whitney elected by the shareholders prior to the time that a Related Person acquired in excess of 10% of the stock of Whitney, or a person recommended to succeed a Continuing Director by a majority of Continuing Directors.

         (3) Actions Prior to Becoming a Related Person. The Related Person shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by Whitney; or (ii) made any major change in Whitney's business or equity capital structure without the unanimous approval of the Board of Directors, in either case prior to the consummation of the Business Combination.

         (4) Proxy Statement. A proxy statement responsive to the requirements of the Exchange Act shall be mailed to all shareholders of Whitney for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state, and if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination from the point of view of shareholders other than the Related Person.

         (5) Vote Necessary to Amend Articles of Incorporation. The Articles of Incorporation provide that the affirmative vote of the holders of 90% or more of the voting power present at a shareholders meeting for which there is a quorum as described above is required in order to amend the fair price provisions, provided that only a vote of the holders of a majority of the total voting power of Whitney is required if the action to amend is unanimously recommended to shareholders by the Board of Directors if all such directors are persons who would be eligible to serve as Continuing Directors.

         Purposes and Effect of Supermajority and Fair Price Provisions. The fair price provisions are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempted takeover of Whitney. In the absence of the supermajority and fair price provisions, a purchaser who acquired control of Whitney would be in a position, by virtue of such control, to compel minority shareholders to accept a lower price or a less desirable form of consideration than that given to other shareholders.

         The effect of the provisions is to encourage any Related Person or potential Related Person interested in a Business Combination to negotiate the terms of such transaction with the Board of Directors of Whitney prior to its acquisition of a substantial amount of the capital stock of Whitney and in a context that would provide adequate time and information so that all relevant considerations would receive the requisite attention and, if necessary, publicity.  The Board of  Directors  of  Whitney  believes  that the  Continuing
Directors of Whitney are likely to be more knowledgeable than individual shareholders in assessing the business and prospects of Whitney and are accordingly better able to negotiate effectively with the Related Person. Also, the provisions should help to protect those shareholders who by choice or for lack of adequate opportunity did not sell shares in the first step of a two-tiered offer, by ensuring that a fair price will be paid to the shareholders in the second step of the two-tiered transaction if, but only if, the Related Person elects to initiate a second step.

         It should be noted, however, that tender offers are usually made at premium prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock temporarily to reach levels that are higher than would otherwise be the case. Because of the higher percentage requirements for shareholder approval of any subsequent Business Combination, and the possibility of having to pay a higher price to other shareholders in such a Business Combination, it may become more costly for a purchaser to acquire control of Whitney. The Articles of Incorporation may discourage such purchases, particularly those for less than all of the shares of Whitney, and may therefore deprive holders of the Whitney Common Stock of an opportunity to sell their stock at a temporarily higher market price. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a supermajority shareholder vote would be required in order to change or eliminate the fair price protection provisions in the Articles of Incorporation.

         Although the supermajority and fair price provisions are designed to assure fair treatment of all shareholders in the event of a takeover, the provisions may also adversely affect the ability of shareholders to benefit from certain transactions that are opposed by the Board of Directors of Whitney.

         In certain instances, the fair price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, a Related Person may be unable, as a practical matter, to comply with all of the procedural requirements of the Articles of Incorporation. In these circumstances, a potential purchaser would be forced either to negotiate with the Continuing Directors and offer terms acceptable to them or to abandon the proposed Business Combination.

         Under the fair price provisions, in certain circumstances, a Business Combination that might be attractive to some shareholders might never be proposed to the shareholders by a Related Person, or if proposed, might not be consummated. Further, the provisions may, under certain circumstances, give holders of a minority of the voting power a veto power over a Business Combination that the majority of shareholders may believe desirable and beneficial. To Whitney's knowledge, on __________________, 1996, directors and executive officers of Whitney beneficially owned approximately _____________ shares (approximately ____%) of the Whitney Common Stock. Therefore, it may be difficult or impossible for a Related Person to secure the necessary supermajority vote without management's approval.

         Since only the Continuing Directors will have the authority to avoid the requirement of a supermajority shareholder vote to approve Business Combinations if otherwise applicable, the provisions also may tend to insulate management against the possibility of removal in the event of a takeover bid. Further, if the Related Person were to replace all of the directors who were in office on the date it became a Related Person (which it could not be assured of accomplishing for at least four years because of the Board's classification), there would be no Continuing Directors and, consequently, the 90% shareholder vote requirement would apply to any Business Combination, unless the minimum price and procedural requirements were satisfied.

         Federal securities laws and regulations applicable to Business Combinations govern the disclosure required to be made to minority shareholders in order to consummate certain Business Combinations. However, the laws and regulations do not assure that the terms of a Business Combination will be fair from a financial standpoint. The LBCL provides that, under certain circumstances, the affirmative vote of the holders of at least 80% of the voting power of a Louisiana corporation is necessary in order to approve certain types of business combinations with a related party unless the shareholders receive a price for their shares as set forth in the LBCL and certain other conditions are met. While the fair price protection provisions of the LBCL would apply to any Business Combination involving Whitney and a Related Party, the Board of Directors of Whitney believes that the fair price provisions in the Articles of Incorporation provide additional assurance that the shareholders of Whitney will receive an equitable price for their shares if a Business Combination is consummated.

         Considerations in Change of Control

         The LBCL authorizes the Board of Directors of Whitney, when considering any proposal to acquire control of Whitney, to take into account, among other enumerated factors and any other factors the Board deems relevant, the interests of Whitney's employees, creditors and the communities in which Whitney conducts its business, as well as purely financial interests of Whitney's shareholders.

         Amendment of Articles of Incorporation

         Except for the 90% vote required to amend any provision of the Articles of Incorporation relating to the Board of Directors of Whitney or the supermajority and fair price provisions contained therein, the affirmative vote of at least a majority of the total voting power of Whitney (i.e., a majority of the outstanding shares of Whitney Common Stock), at a meeting the quorum for which is the presence in person or by proxy of a majority of the total voting power, is required to amend the Articles of Incorporation. See " -- Directors" and " -- Supermajority and Fair Price Provisions," above.

         Amendment of By-laws

         Whitney's By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors of Whitney or by the affirmative vote of at least a majority of the votes cast at a meeting of the shareholders of Whitney.

         Shareholders Meetings

         Shareholders holding not less than 20% of the outstanding Whitney Common Stock may require Whitney to call a meeting of its shareholders.

         Louisiana Control Share Acquisition Statute

         The LBCL Control Share Acquisition Statute provides that any shares acquired by a person or group (an "Acquiror") in an acquisition that causes such person or group to have the power to direct the exercise of voting power in the election of directors in excess of 20%, 33-1/3% or 50% thresholds shall have only such voting power as shall be accorded by the holders of all shares other than Interested Shares (as defined below) at a meeting called for the purpose of considering the voting power to be accorded to shares held by the Acquiror. "Interested Shares" include all shares as to which the Acquiror, any officer of Whitney and any director of Whitney who is also an employee of Whitney may exercise or direct the exercise of voting power. If a meeting of shareholders is held to consider the voting rights to be accorded to an Acquiror and the shareholders do not vote to accord voting rights to such shares, Whitney may have the right to redeem the shares held by the Acquiror for their fair market value.

Comparison of Whitney Common Stock and Company and Bank Common Stock

         The following comparison of the rights of the holders of Whitney Common Stock and those of holders of Company or Bank Common Stock is based on current terms of the governing documents of the respective institutions and on the current provisions of the Louisiana Business Corporation Law (the "LBCL"), applicable Florida corporate law, including the Florida Business Corporation Act (the "FBCA"), and the Florida Banking Code. Although the Whitney Common Stock is governed by applicable provisions of the LBCL and the Company and Bank Common Stock is governed by applicable provisions of Florida corporate law and the Florida Banking Code, the rights of holders of such stock are similar in many respects. For example, with respect to Whitney, the Company and the Bank: (a) each shareholder is entitled to one vote for each share held on all matters submitted to a vote of shareholders and none is entitled to cumulative voting rights in the election of directors; (b) shareholders of each are entitled to receive, pro rata, any assets distributed to the shareholders upon liquidation, dissolution or a winding up of institution's affairs; and (c) no shareholder is entitled to preemptive rights to subscribe for or purchase any stock or other securities in proportion to their respective holdings upon the offering or sale of such securities to others. Although it is impracticable to note all of the differences between the applicable governing documents, the following is intended to be a summary of certain significant differences between the rights of holders of Whitney Common Stock and the rights of holders of Company and Bank Common Stock.

         Boards of Directors. Whitney's Articles of Incorporation provide for a board of directors consisting of not less than five nor more than 25 members divided into five classes, with directors serving five-year staggered terms expiring for each class of directors at successive annual meetings of shareholders. There is only one class of directors of the Company and the Bank, consisting of no fewer than five nor more than 25 members, and such directors are elected for one-year terms at each annual meeting of shareholders. Directors of Whitney must also be shareholders of Whitney. There is no requirement for directors of the Company or the Bank to own shares of Company or Bank Common Stock; however, at least a majority of the Bank's directors must be citizens of the United States and at least three-fifths of the directors must have resided in the State of Florida for at least one year preceding their election and for as long as they remain in office. In addition, Florida law requires at least one outside director of the Bank to have at least one year's experience as an executive officer, regulator or director of a financial institution within the last three years. The Bank's Bylaws provide that no director shall serve as an active member of the Board following the annual shareholders meeting immediately subsequent to his or her 70th birthday, unless such director was one of the directors elected to the Board at the Bank's first shareholders meeting. Neither Whitney's nor the Company's governing documents or applicable law have similar residency, experience or retirement requirements.

         Removal of Directors. Whitney's Articles of Incorporation provide that a director may be removed from office, with or without cause, only by the affirmative vote of 90% of the voting power present at a special meeting of shareholders called for that purpose at which a "quorum" is present. A "quorum" for these purposes means the presence, in person or by proxy, of the holders of 90% of the total voting power of Whitney. The Company's and the Bank's Articles and Bylaws do not contain a similar provision, and under applicable Florida law, shareholders of each may remove directors, with or without cause, by the affirmative vote of a majority of the shares present or represented at a duly convened special meeting of shareholders called for that purpose.

         Meetings of Shareholders. Under the LBCL, special meetings of Whitney's shareholders may be called at any time by the President or the Board of Directors, or upon the written consent of any shareholder or shareholders holding in the aggregate one-fifth of the total voting power of Whitney. Except as described above, a quorum for a regular or special meeting of Whitney's shareholders is a majority of the outstanding shares of Whitney Common Stock entitled to vote, and a majority of votes cast is generally required for action by Whitney's shareholders at such a meeting. For certain actions, as described above, a larger quorum and an absolute majority or supermajority vote may be required for shareholder action at a meeting. See "- Description of Whitney Common Stock," above.

         Under the FBCA, special meetings of Company and Bank shareholders may be called at any time by a majority of the members of the Board of Directors or by persons who hold not less than 10% of all votes entitled to be cast on any proposal to be submitted at the meeting. The Company's Bylaws provide that the president may also call a special meeting of Company shareholders, and the Bank's Bylaws provide that the Florida State Commissioner of Banking has the power to call special meetings of shareholders. A quorum for any meeting of shareholders is a majority of the outstanding shares entitled to vote. Shareholder action can be taken by the affirmative vote of a majority of the shares present or represented at a meeting at which a quorum is present. The FBCA provides that quorum and voting requirements may be changed only by an amendment to the Company's or the Bank's Articles of Incorporation, which requires shareholder approval. The Company's Bylaws state that if all shareholders meet at any time and place and consent to the holding of a meeting at such time and place, such a meeting shall be valid without call or notice, and at such meeting, any corporate action may be taken.

         The Bank's Bylaws state that shareholders of record who request items of business to be placed on the agenda for a shareholders meeting may do so only by delivering that request in writing to the Chairman of the Board of Directors at least five days prior to any such shareholders meeting. There are no similar requirements applicable to either Whitney or the Company.

         Supermajority Vote Requirements. Whitney's Articles of Incorporation contain supermajority voting requirements for certain business combinations. See "- Description of Whitney Common Stock -- Supermajority and Fair Price Provisions" and "-- Louisiana Control Share Acquisition Statute," above. Neither the Bank's Articles of Incorporation nor applicable Florida law contain similar provisions.

         Special Voting Mechanics. The Company's Bylaws provide that voting of shares at a shareholders meeting shall be oral, but shall be by written ballot if such vote is demanded by the presiding officer or any shareholder. Neither Whitney's nor the Company's governing documents or applicable law contain similar provisions requiring oral votes at shareholders meetings.

         Amendment of Articles and Bylaws. Whitney's Articles of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Whitney Common Stock. Whitney's Bylaws may be made and altered by its Board of Directors, subject to the power of the shareholders to change or repeal any Bylaws so made.

         Under Florida law applicable to the Company and the Bank, the Board of Directors must approve an amendment to the Articles for submission to shareholders and, unless otherwise required by the Board of Directors, such amendment must be approved at a shareholder meeting at which a quorum is present by the affirmative vote of all of the outstanding shares entitled to vote on the amendment. Notwithstanding the foregoing, under the Florida Banking Code, the Bank cannot amend its Articles without receiving the written prior approval of the Florida Department of Banking and Finance. The Company's Bylaws may be amended by its Board of Directors or by its shareholders; provided that any amendment made by the shareholders may not be further amended or repealed without the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at a regular or special meeting of shareholders. The Bank's Bylaws shall be adopted and may be amended by a vote of the holders of a majority of the shares of Bank Common Stock voted at a meeting of shareholders; bylaws not inconsistent with the bylaws adopted by the shareholders and bylaws not relating to the duties, term of office or indemnification of directors may be amended or adopted by the directors by a two-thirds vote of those directors voting at a meeting, notice of which was given at least 30 days prior to such meeting, and in the absence of such notice, no amendment shall pass without at least a three-fourths vote of the directors voting.

         Inspection Rights. Any shareholder of Whitney, except a business competitor, who has possessed at least 5% of the outstanding shares of Whitney Common Stock for a minimum of six months has the right, upon five days' written notice, to examine in person or by representative the books and records of Whitney for any proper purpose. Two or more shareholders may aggregate their holdings to reach the required 5% threshold. Business competitors, however, must possess at least 25% of the outstanding shares of Whitney Common Stock for a minimum of six months to obtain any such inspection rights.

         A shareholder of the Company is entitled to inspect and copy, in person or by representative, the Company's articles and bylaws, its designation of the rights and preferences of shares, minutes of shareholder meetings and other shareholder action for the last three years and communications with shareholders for the last three years, if he gives the Company five business days' written notice of his demand. Other books and records of the Company can be so inspected and copied upon five business days' written notice only if (a) the demand is made in good faith and for a purpose reasonably related to the shareholder's interest as a shareholder, (b) the shareholder describes with reasonable particularity his purpose and the records sought, and (c) the records are directly connected with the shareholder's purpose. Under the FCBA, the Company may deny inspection if made for an improper purpose or if the shareholder has sold or offered for sale, directly or indirectly, the Company's shareholder list or has improperly used information secured by any prior examination of the Company or any other corporation within the last two years.

         Under the Florida Banking Code, the Bank is prohibited from permitting any shareholder, other than a qualified director, officer or employee of the Bank, to have access to, or to examine and inspect, any of the books or records of the Bank other than its general statement of condition of its general assets and liabilities, its quarterly reports of condition and quarterly reports of income required to be submitted to the Office of the Comptroller of Florida, Department of Banking and Finance, and a complete list of the Bank's shareholders indicating the number of shares held by each.

         Dividends and Other Distributions. Under the LBCL, Whitney may pay dividends out of surplus, including both earned surplus and capital surplus, in cash, property or shares of the corporation, except when the corporation is insolvent or would thereby be made insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in Whitney's Articles of Incorporation. In the absence of surplus, Whitney may pay dividends out of its net profits for the then current or the preceding fiscal year, or both, unless at the time, or as a result of such dividends, liabilities exceed assets or Whitney's net assets are less than the amount payable upon liquidation to any class of securities with a preferential right to participate in assets in the event of liquidation. The payment of dividends by a bank holding company such as Whitney is also subject to certain regulatory constraints.

         The payment of dividends or distributions by the Company and the Bank is subject to the restrictions of the FCBA and, in the case of the Bank, the Florida Banking Code. Under the FCBA, a corporation may not generally authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than its sum of total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy preferential rights of shareholders whose preferential rights are superior to those receiving the dividend or other distribution. Further, under the Florida Banking Code, a bank may declare dividends from its net profits for the current period plus the prior two years, unless approval of certain variances are received from the Florida Department of Banking and Finance. No dividends may be declared at any time at which the Bank's net income from the current year plus the prior two years is a loss, nor may any dividends be declared that would cause the Bank's capital accounts to fall below minimum requirements.

                                  LEGAL MATTERS

         Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P., New Orleans, Louisiana, has rendered its opinion that the shares of Whitney Common Stock to be issued in connection with the Mergers have been duly authorized and, if and when issued pursuant to the terms of the Plan of Merger, will be validly issued, fully paid and non-assessable.

                                     EXPERTS

         The consolidated financial statements of the Company and its subsidiary, and the financial statements of the Bank, at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1994, included in this Proxy Statement and Prospectus have been audited by Saltmarsh, Cleveland & Gund, independent auditors, as set forth in their reports appearing elsewhere herein, and included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Whitney and its subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Proxy Statement and Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been so incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving such report.

                                  OTHER MATTERS

         At the time of the preparation of this Proxy Statement and Prospectus, neither the Company nor the Bank had been informed of any matters to be presented by or on behalf of the Company or the Bank or their respective managements for action at the Meetings other than those listed in the Notices of Special Meeting of Shareholders and referred to herein. If any other matters properly come before the Meetings or any adjournments thereof, the persons named in the enclosed proxies will vote on such matters according to their best judgment.

         Shareholders are urged to sign the appropriate enclosed proxy, which is solicited on behalf of the Boards of Directors of the Company and the Bank, and return it at once in the enclosed envelope.

                                     BY ORDER OF THE BOARDS OF DIRECTORS
                                     OF THE COMPANY AND THE BANK



                                     William A. Hunt
                                     Secretary of Liberty Holding Company



                                     Richard A. Davis
                                     Secretary of Liberty Bank
_________________, 1996

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY

                               PENSACOLA, FLORIDA

                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                             MARCH 31, 1996 AND 1995























                                    CONTENTS














                                                                           PAGE



Consolidated Statements of Financial Condition                              F-2

Consolidated Statements of Income                                           F-3

Consolidated Statements of Changes in Stockholders' Equity                  F-4

Consolidated Statements of Cash Flows                                       F-5

Notes to Consolidated Financial Statements                                  F-6

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)
                             MARCH 31, 1996 AND 1995



                                     ASSETS

                                                         1996            1995
                                                     ------------     ---------

Cash and due from banks                            $  4,435,236     $ 4,650,222
Federal funds sold                                    2,775,000       3,675,000
Securities held to maturity                             640,000       2,025,761
Securities available-for-sale                         4,401,899       3,426,895
Loans receivable, net of allowance for loan
  losses of $ 507,335 in 1996 and $ 460,797 in 1995  36,284,455      31,680,606
Accrued interest receivable                             303,440         280,076
Premises and equipment, net                           1,903,833       1,856,002
Deferred income taxes                                         -           4,779
Other assets                                            222,657         232,422
                                                   ------------    ------------

Total Assets                                       $ 50,966,520    $ 47,831,763
                                                   ============    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Demand deposits                                  $ 12,383,209    $ 11,922,949
  NOW and money market deposits                       8,487,063       9,650,663
  Savings deposits                                    2,054,321       1,789,136
  Other time deposits                                20,712,315      18,349,077
                                                   ------------    ------------
    Total deposits                                   43,636,908      41,711,825

  FHLB advances                                         495,500             -0-
  Notes payable                                         137,324         178,166
  Accrued interest payable                              177,072         145,486
  Deferred income taxes                                  64,578             -0-
  Income taxes payable                                   88,703          63,556
  Other liabilities                                     131,997         116,704
                                                   ------------    ------------

    Total liabilities                                44,732,082      42,215,737
                                                   ------------    ------------

Commitments and Contingencies                               -                -

Minority Interest in Liberty Bank                        38,157          34,402
                                                   ------------    ------------

Stockholders' Equity:
  Common stock, $1 par value; 2,000,000 shares
  authorized, 1,343,294 shares in 1996 and
  1,340,294 shares in 1995 issued and outstanding     1,343,294       1,340,294
  Additional paid-in capital                          3,149,630       3,137,780
  Retained earnings                                   1,904,410       1,459,916
  Net unrealized depreciation on available-for-sale
     securities, net of taxes of $ 39,227 in 1996
     and $ 108,584 in 1995                              (63,729)       (178,200)
                                                   ------------    ------------
                                                      6,333,605       5,759,790
  Less:  ESOP indebtedness                             (137,324)       (178,166)
                                                   ------------    ------------
      Total stockholders' equity                      6,196,281       5,581,624
                                                   ------------    ------------

Total Liabilities and Stockholders' Equity         $ 50,966,520    $ 47,831,763
                                                   ============    ============

                             See accompanying notes
                                       F-2

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995




                                                      1996              1995
                                                   -----------       ---------
Interest Income:
  Loans receivable and fees on loans               $   932,082      $   806,514
  Investment securities                                 64,058           66,388
  Federal funds sold                                    36,605           45,014
  Interest-bearing deposits in banks                     2,792            2,726
                                                   -----------      -----------
    Total interest income                            1,035,537          920,642

Interest Expense on Deposits                           372,105          316,641
                                                   -----------      -----------

    Net interest income                                663,432          604,001

Provision for Loan Losses                                  -0-              -0-

    Net interest income after provision for
     loan losses                                       663,432          604,001
                                                   -----------      -----------

Noninterest Income:
  Service charges                                       98,872           84,696
  Other income                                          14,872           13,549
                                                   -----------      -----------
    Total noninterest income                           113,744           98,245
                                                   -----------      -----------

Noninterest Expenses:
  Salaries and employee benefits                       272,878          272,555
  Occupancy expense                                     40,548           36,531
  Other expense                                        236,667          209,137
                                                   -----------      -----------
    Total noninterest expenses                         550,093          518,223
                                                   -----------      -----------

Minority Interest in Income of Liberty Bank                968              790
                                                   -----------      -----------

Income Before Income Taxes                             226,115          183,233

Income Taxes                                            81,993           62,046
                                                   -----------      -----------

Net Income                                         $   144,122      $   121,187
                                                   ===========      ===========

Net Income Per Share of Common Stock (note 2)      $       .11      $       .09
                                                   ===========      ===========


                             See accompanying notes

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995

                                                                                                Net
                                                                                            Unrealized
                                                                                           Appreciation
                                                                                          (Depreciation)
                                           Common Stock                                    on Available-    Guarantee
                                  -------------------------                    Retained      For-Sale        of ESOP
                                   Shares          Amount      Surplus         Earnings     Securities     Indebtedness    Total
                                  ----------     ----------    ----------     ----------   -----------    -------------  ---------

Balance, January 1, 1995          1,340,294      $1,340,294    $3,137,780     $1,372,237   $   (257,507)   $  (188,377)  $5,404,427

  Net income                                                                     121,187                                    121,187

  Cash dividends paid,
    $ .025 per share                                                            (33,508)                                    (33,508)

  Principal payments on
    ESOP indebtedness
    (note 3)                                                                                                    10,211       10,211

  Net change in unrealized
    appreciation (depreciation)
    on available-for-sale
    securities, net of taxes
    of $ 48,787                                                                                  79,307                      79,307
                                -----------     -----------   -----------    -----------   ------------    -----------   ----------

Balance, March 31, 1995           1,340,294     $ 1,340,294   $ 3,137,780    $ 1,459,916   $   (178,200)   $  (178,166)  $5,581,624
                                ===========     ===========   ===========    ===========   ============    ===========   ==========

Balance, January 1, 1996          1,343,294     $ 1,343,294   $ 3,149,630    $ 1,820,736   $    (26,675)   $  (147,535)  $6,139,450

  Net income                                                                     144,122                                    144,122

  Cash dividends paid,
    $ .045 per share                                                             (60,448)                                   (60,448)

  Principal payments on
    ESOP indebtedness
    (note 3)                                                                                                    10,211       10,211

  Net change in unrealized
    appreciation (depreciation)
    on available-for-sale
    securities, net of taxes
    of $ 22,938                                                                                 (37,054)                    (37,054)
                                -----------     -----------   -----------    -----------   ------------    -----------   ----------

Balance, March 31, 1996           1,343,294     $ 1,343,294   $ 3,149,630    $ 1,904,410   $    (63,729)   $  (137,324)  $6,196,281
                                ===========     ===========   ===========    ===========   ============    ===========   ==========

                             See accompanying notes
                                       F-4

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995




                                                         1996            1995
                                                       ---------       -------

Cash Flows From Operating Activities:
  Net income                                        $   144,122     $   121,187
  Adjustments to reconcile net income to net
    cash provided by operating activities -
      Depreciation and amortization                      29,904          19,258
      Net accretion/amortization on securities            3,064           3,487
      Net realized investment securities losses              78             -0-
      Minority interest in Liberty Bank                     577             584
  Changes in operating assets and liabilities -
      Decrease in mortgage loans held for sale          201,400          57,000
      Increase in accrued interest receivable and
       other assets                                     (26,865)        (21,689)
      Decrease in accrued interest payable
       and other liabilities                            (17,958)           (875)
      Increase in income taxes payable                    4,060             454
                                                   ------------     ------------
        Net cash provided by operating activities       338,382         179,406
                                                   ------------     ------------

Cash Flows From Investing Activities:
  Net decrease of interest-bearing deposits                 -0-         298,000
  Proceeds from maturities of held-to-maturity
          securities                                        -0-         250,000
  Proceeds from sales and maturities of
          available-for-sale securities                 649,922             -0-
  Principal reductions on available-for-sale
          securities                                      9,316          10,530
  Purchases of available-for-sale securities           (557,144)       (146,800)
  Increase in loans                                    (201,525)       (351,995)
  Purchases of premises and equipment                  (103,359)       (276,938)
                                                    ------------     -----------
        Net cash used in investing activities          (202,790)       (217,203)
                                                    ------------    -----------

Cash Flows From Financing Activities:
  Net decrease in demand, NOW, money market
  and savings deposits                                 (515,345)       (428,760)
  Net decrease in time deposits                        (382,023)       (808,395)
  Advances from Federal Home Loan Bank                  495,500             -0-
  Dividends paid                                        (60,448)        (33,508)
                                                    -----------      -----------
        Net cash used in financing activities          (462,316)     (1,270,663)
                                                    -----------      -----------

Net Decrease in Cash and Cash Equivalents              (326,724)     (1,308,460)

Cash and Cash Equivalents, January 1                  7,536,960       9,633,682
                                                     -----------     -----------
Cash and Cash Equivalents, March 31                  $7,210,236     $ 8,325,222
                                                     ===========     ===========
                                 See accompanying notes
                                       F-5

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                                   (Continued)



                                                        1996             1995
                                                      ---------       ---------

Supplemental Disclosure of Cash Flow Information:

  Interest paid                                       $385,540         $294,606
                                                      =========        ========

  Income taxes paid                                   $ 77,933         $ 61,592
                                                      =========        ========

Supplemental Disclosure of Noncash
  Financing Activity:
 Reduction in principal portion of ESOP               $ 10,211         $ 10,211
  indebtedness:                                       =========        ========




                             See accompanying notes
                                       F-5
                                   (Sheet II)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995



NOTE 1 - BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 1996 and 1995 are not necessarily indicative of the results that may be expected for the years ended December 31, 1996 and 1995. For further information, refer to the consolidated financial statements and footnotes thereto included in this Proxy Statement-Prospectus.

NOTE 2 - NET INCOME PER SHARE OF COMMON STOCK

         Net income per share of common stock is computed on the weighted average number of shares outstanding.

NOTE 3 - EMPLOYEE STOCK OWNERSHIP PLAN

         The Bank has a non-contributory employee stock ownership plan ("ESOP") covering all employees who have met certain service requirements. The Bank's ESOP contributions are determined by its Board of Directors. At March 31, 1996 and 1995, the Employee Stock Ownership Trust (the "Trust") owned 118,900 shares of Liberty Holding Company common stock.

         The Company is obligated to make cash contributions to the Trust to enable it to make payments on the ESOP loans. For financial statement purposes, the ESOP obligations have been reflected as a liability and as a reduction of stockholders' equity. As principal payments on the loans are made, the aforementioned liability is reduced and stockholders' equity increased by such payments..

NOTE 4 - STOCK WARRANTS

         The Company issued a Private Offering Memorandum (the "offering") on January 14, 1994, for the issuance of 220,000 shares of voting common stock at $ 4.75 per share in 1994 of which 182,000 shares were purchased. The Company has also received subscriptions from shareholders to exercise the remaining 34,000 shares at $ 4.75 per share. In addition, for each stock share purchased shareholders received two warrants exercisable in 1995 and 1996 at a price of $ 4.95 and $ 5.25 per share, respectively. Each warrant entitles the holder to purchase one share for each two shares of stock purchased in the 1994 stock offering. The net proceeds from the offering and the warrants will be used to fund future expansion. During 1995, warrants were exercised to purchase 3,000 shares of the Company's common stock at $
         4.95 per share. The remaining warrants exercisable in 1995 expired without being exercised.

         In May 1996, warrants were exercised to purchase 45,500 shares of the Company's common stock at $ 5.25 per share.

NOTE 5 - CHANGE IN OWNERSHIP

         In April 1996, the Company and the Bank entered into a agreement and plan of merger, (the "agreement") with Whitney Holding Company, ("Whitney"), a Louisiana corporation. The agreement calls for the acquisition of the company's and Bank's stock by Whitney through the exchange of each parties common stock. The acquisitions are expected to be finalized in 1996.

                                  LIBERTY BANK

                               PENSACOLA, FLORIDA

                              FINANCIAL STATEMENTS
                                   (UNAUDITED)
                             MARCH 31, 1996 AND 1995

















                                    CONTENTS

















                                                                           PAGE


Statements of Financial Condition                                           F-8

Statements of Income                                                        F-9

Statements of Changes in Stockholders' Equity                              F-10

Statements of Cash Flows                                                   F-11

Notes to Financial Statements                                              F-12

                                  LIBERTY BANK
                        STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)
                             MARCH 31, 1996 AND 1995



                                     ASSETS
                                                        1996             1995
                                                    -------------    ----------

Cash and due from banks                           $   4,435,236    $  4,650,222
Federal funds sold                                    2,775,000       3,675,000
Securities held to maturity                             640,000       2,025,761
Securities available for sale                         4,401,899       3,426,895
Loans receivable, net of allowance for loan losses
 of $ 507,335 in 1996 and $ 460,797 in 1995          36,284,455      31,680,606
Accrued interest receivable                             303,440         280,076
Premises and equipment, net                           1,903,833       1,856,002
Deferred income taxes                                         -           4,779
Other assets                                            222,657         232,422
                                                   ------------    ------------

Total Assets                                      $  50,966,520    $ 47,831,763
                                                  =============    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Demand deposits                                 $  12,385,057    $ 11,931,051
  NOW and money market deposits                       8,588,582       9,806,378
  Savings deposits                                    2,054,321       1,789,136
  Other time deposits                                21,512,315      19,049,077
                                                  -------------    ------------
    Total deposits                                   44,540,275      42,575,642

  FHLB advances                                         495,500             -0-
  Accrued interest payable                              177,072         145,486
  Deferred income taxes                                  64,578              -
  Income taxes payable                                   88,703          63,556
  Other liabilities                                     126,022         116,704
                                                  -------------    ------------

    Total liabilities                                45,492,150      42,901,388
                                                  -------------    ------------

Commitments and Contingencies                            -                -

Stockholders' Equity:
  Common stock, $ 5 par value; 248,000 shares
    authorized, 198,000 shares issued
    and outstanding                                     990,000         990,000
  Surplus                                             2,085,943       2,085,943
  Undivided profits                                   2,462,599       2,033,870
  Net unrealized depreciation on
    available-for-sale securities, net of taxes
    of $ 39,227 in 1996 and $ 108,584 in 1995           (64,172)       (179,438)
                                                  -------------    ------------
      Total stockholders' equity                      5,474,370       4,930,375
                                                  -------------    ------------

Total Liabilities and Stockholders' Equity        $  50,966,520    $ 47,831,763
                                                  =============    ============


                             See accompanying notes
                                       F-8

                                  LIBERTY BANK
                              STATEMENTS OF INCOME
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995




                                                        1996            1995
                                                    -----------     -----------
Interest Income:
  Loans receivable and fees on loans                $   932,082     $   806,514
  Investment securities                                  64,058          66,388
  Federal funds sold                                     36,605          45,014
  Interest-bearing deposits in banks                      2,792           2,726
                                                    -----------     -----------
    Total interest income                             1,035,537         920,642

Interest Expense on Deposits                            383,165         324,918
                                                    -----------     -----------

    Net interest income                                 652,372         595,724

Provision for Loan Losses                                   -0-             -0-

    Net interest income after provision for
       loan losses                                      652,372         595,724
                                                    -----------     -----------

Noninterest Income:
  Service charges                                        98,872          84,696
  Other income                                           14,872          13,549
                                                    -----------     -----------
    Total noninterest income                            113,744          98,245
                                                    -----------     -----------

Noninterest Expenses:
  Salaries and employee benefits                        272,878         272,555
  Occupancy expense                                      40,548          36,531
  Other expense                                         230,484         208,403
                                                    -----------     -----------
    Total noninterest expenses                          543,910         517,489
                                                    -----------     -----------

Income Before Income Taxes                              222,206         176,480

Income Taxes                                             81,993          62,046
                                                    -----------     -----------

Net Income                                          $   140,213     $   114,434
                                                    ===========     ===========

Net Income Per Share of Common Stock (note 2)       $       .71     $       .58
                                                    ===========     ===========


                             See accompanying notes
                                       F-9

                                  LIBERTY BANK
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995

                                                                                                           Net
                                                                                                       Unrealized
                                                                                                      Appreciation
                                                                                                     (Depreciation)
                                                                                                      on Available-
                                                  Common                             Undivided          For-Sale
                                                  Stock            Surplus           Profits           Securities        Total
                                                ------------      ------------       -----------     --------------      -----

Balance, January 1, 1995                         $   990,000      $ 2,085,943        $ 1,949,136       $  (259,297)      $4,765,782

  Net income                                                                             114,434                            114,434

  Cash dividends paid,
    $ .15 per share                                                                      (29,700)                           (29,700)

  Net change in unrealized
  appreciation (depreciation)
  on available-for-sale
  securities, net of taxes
  of $ 49,126                                                                                               79,859           79,859
                                                 -----------      -----------        -----------       -----------     ------------

Balance March 31, 1995                           $   990,000      $ 2,085,943        $ 2,033,870       $  (179,438)    $  4,930,375
                                                 ===========      ===========        ===========       ===========     ============


Balance, January 1, 1996                         $   990,000      $ 2,085,943        $ 2,378,815       $   (26,861)    $  5,427,897

  Net income                                                                             140,213                            140,213

  Cash dividends paid,
   $ .30 per share                                                                       (56,429)                           (56,429)
  Net change in unrealized
  appreciation (depreciation)
  on available-for-sale
  securities, net of taxes
  of $ 23,098                                                                                              (37,311)         (37,311)
                                                 -----------      -----------        -----------       -----------     ------------

Balance, March 31, 1996                          $   990,000      $ 2,085,943        $ 2,462,599       $   (64,172)    $  5,474,370
                                                 ===========      ===========        ===========       ===========     ============



                             See accompanying notes
                                      F-10

                                  LIBERTY BANK
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995




                                                          1996          1995
                                                    -------------    ----------
Cash Flows From Operating Activities:
  Net income                                        $   140,213      $  114,434
  Adjustments to reconcile net income to net
    cash provided by operating activities -
      Depreciation and amortization                      29,904          19,258
      Net accretion/amortization on securities            3,064           3,487
      Net realized investment securities losses              78             -0-
  Changes in operating assets and liabilities -
      Decrease in mortgage loans held for sale          201,400          57,000
      Increase in accrued interest receivable and
       other assets                                     (26,865)        (21,689)
      Decrease in accrued interest payable and
       other liabilities                                (23,926)           (875)
      Increase in income taxes payable                    4,060             454
                                                    -----------     -----------
        Net cash provided by operating activities       327,928         172,069
                                                    -----------     -----------

Cash Flows From Investing Activities:
  Net decrease of interest-bearing deposits                 -0-         298,000
  Proceeds from maturities of held-to-maturity
     securities                                             -0-         250,000
  Proceeds from sales and maturities of
    available-for-sale securities                       649,922             -0-
  Principal reductions on available-for-sale
     securities                                           9,316          10,530
  Purchases of available-for-sale securities           (557,144)       (146,800)
  Increase in loans                                    (201,525)       (351,995)
  Purchases of premises and equipment                  (103,359)       (276,938)
                                                    -----------     -----------
      Net cash used in investing activities            (202,790)       (217,203)
                                                    -----------     -----------

Cash Flows From Financing Activities:
  Net decrease in demand, NOW, money
    market and savings deposits                        (508,910)       (425,231)
  Net decrease in time deposits                        (382,023)       (808,395)
  Advances from Federal Home Loan Bank                  495,500             -0-
  Dividends paid                                        (56,429)        (29,700)
                                                    -----------     -----------
        Net cash used in financing activities          (451,862)     (1,263,326)
                                                    -----------     -----------

Net Decrease in Cash and Cash Equivalents              (326,724)     (1,308,460)

Cash and Cash Equivalents, January 1                  7,536,960       9,633,682
                                                    -----------     -----------

Cash and Cash Equivalents, March 31                 $ 7,210,236     $ 8,325,222
                                                    ===========     ===========

                             See accompanying notes
                                      F-11

                                  LIBERTY BANK
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                                   (Continued)




                                                        1996             1995
                                                     ----------       ---------

Supplemental Disclosure of Cash Flow Information:

  Interest paid                                      $  396,600       $ 302,883
                                                     ==========       =========

  Income taxes paid                                  $   77,933       $  61,592
                                                     ==========       =========


                             See accompanying notes
                                      F-11
                                   (Sheet II)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995



NOTE 1 - BASIS OF PRESENTATION

         The accompanying  unaudited financial  statements have been prepared in accordance with generally accepted accounting principles for the interim financial information and the instructions to Form 10-QSB and
         Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 1996 and 1995 are not necessarily indicative of the results that may be expected for the years ended December 31, 1996 and 1995. For further information, refer to the financial statements and footnotes thereto included in this Proxy Statement-Prospectus.


NOTE 2 - NET INCOME PER SHARE OF COMMON STOCK

         Net income per share of common stock is computed on the number of shares outstanding.


NOTE 3 - EMPLOYEE STOCK OWNERSHIP PLAN

         The Bank has a non-contributory employee stock ownership plan ("ESOP") covering all employees who have met certain service requirements. The Bank's ESOP contributions are determined by its Board of Directors. At March 31, 1996 and 1995, the Employee Stock Ownership Trust (the "Trust") owned 118,900 shares of Liberty Holding Company common stock.


NOTE 4 - CHANGE IN OWNERSHIP

         In April 1996, the Bank entered into a agreement and plan of merger, (the "agreement") with Whitney Holding Company, ("Whitney"), a Louisiana corporation. The agreement calls for the acquisition of the Bank's stock by Whitney through the exchange of each parties common stock. The acquisition is expected to be finalized in 1996.

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY

                               PENSACOLA, FLORIDA

                        CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993





























                                    CONTENTS
















                                                                           PAGE

Independent Auditor's Report                                                F-14

Consolidated Statements of Financial Condition                              F-15

Consolidated Statements of Income                                           F-16

Consolidated Statements of Changes in Stockholders' Equity                  F-17

Consolidated Statements of Cash Flows                                       F-18

Notes to Consolidated Financial Statements                                  F-19

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Liberty Holding Company and Subsidiary
Pensacola, Florida


We have audited the accompanying consolidated statements of financial condition of Liberty Holding Company and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the periods ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Liberty Holding
Company and Subsidiary as of December 31, 1995, 1994 and 1993, and the consolidated results of their operations and cash flows for each of the three years in the periods ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for investments in 1994 and income taxes in 1993.


                                        /s/ Saltmarsh, Cleaveland & Gund
Pensacola, Florida
January 19, 1996

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1995 AND 1994


                                     ASSETS

                                                       1995             1994
                                                  -------------     -----------

Cash and due from banks                           $   4,861,960    $  5,458,682
Federal funds sold                                    2,675,000       4,175,000
Interest-bearing deposits in banks                          -0-         298,000
Securities held to maturity (notes 1 and 2)             640,000       2,283,588
Securities available-for-sale (notes 1 and 2)         4,567,544       3,158,100
Loans receivable, net of allowance for loan
  losses of $ 504,428 in 1995 and $ 431,336
  in 1994 (notes 1 and 3)                            36,082,930      31,328,611
Mortgage loans held for sale (note 1)                   201,400          57,000
Accrued interest receivable                             337,899         295,012
Foreclosed real estate (note 1)                             -0-             -0-
Premises and equipment, net (notes 1 and 4)           1,830,378       1,598,322
Deferred income taxes (notes 1 and 8)                       -0-          53,105
Other assets                                            161,333         195,797
                                                  -------------    ------------

Total Assets                                      $  51,358,444    $ 48,901,217
                                                  =============    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Demand deposits                                 $  11,260,507    $ 10,856,069
  NOW and money market deposits                      10,280,502      11,206,340
  Savings deposits                                    1,898,929       1,729,099
  Other time deposits                                21,094,338      19,157,472
                                                  -------------    ------------
    Total deposits                                   44,534,276      42,948,980

  Notes payable (note 5)                                147,535         188,377
  Accrued interest payable                              190,507         123,451
  Deferred income taxes (notes 1 and 8)                  87,676             -0-
  Income taxes payable                                   84,643          63,102
  Other liabilities                                     136,520         139,614
                                                  -------------    ------------

    Total liabilities                                45,181,157      43,463,524
                                                  -------------    ------------

Commitments and Contingencies (note 9)                        -               -

Minority Interest in Liberty Bank                        37,837          33,266
                                                  -------------     ------------

Stockholders' Equity:
  Common stock, $ 1 par value; 2,000,000
  shares authorized,  1,343,294 shares in
    1995 and 1,340,294 shares in 1994 issued
    and outstanding                                   1,343,294       1,340,294
  Additional paid-in capital                          3,149,630       3,137,780
  Retained earnings                                   1,820,736       1,372,237
  Net unrealized depreciation on available-
     for-sale securities,
     net of taxes of $ 16,129 in 1995
     and $ 156,910 in 1994                              (26,675)       (257,507)
                                                  -------------    ------------
                                                      6,286,985       5,592,804
  Less:  ESOP indebtedness (note 5)                    (147,535)       (188,377)
                                                  -------------    ------------
      Total stockholders' equity (note 7)             6,139,450       5,404,427
                                                  -------------    ------------

Total Liabilities and Stockholders' Equity        $  51,358,444    $ 48,901,217
                                                  =============    ============

                     The accompanying notes are an integral
                       part of these financial statements
                                      F-15

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                                                        1995               1994             1993
                                                                                      -----------       -----------      ----------
Interest Income:
  Loans receivable and fees on loans                                                  $ 3,490,782       $ 3,118,488     $ 2,819,281
  Investment securities                                                                   278,854           300,932         287,274
  Federal funds sold                                                                      195,466           141,251          76,979
  Interest-bearing deposits in banks                                                        8,176            10,946          10,389
                                                                                      -----------       -----------     -----------
    Total interest income                                                               3,973,278         3,571,617       3,193,923

Interest Expense on Deposits                                                            1,444,140         1,149,645       1,176,389
                                                                                      -----------       -----------     -----------

    Net interest income                                                                 2,529,138         2,421,972       2,017,534

Provision for Loan Losses (note 3)                                                            -0-               -0-          30,000
                                                                                      -----------       -----------     -----------

    Net interest income after provision for loan losses                                 2,529,138         2,421,972       1,987,534
                                                                                      -----------       -----------     -----------

Noninterest Income:
  Service charges                                                                         364,353           388,398         398,523
  Net investment securities gains (losses)                                                 (3,250)              -0-         112,267
  Net gains from sale of loans                                                             69,385           202,679         275,501
  Other income                                                                             36,241            31,267          52,079
                                                                                      -----------       -----------     -----------
    Total noninterest income                                                              466,729           622,344         838,370
                                                                                      -----------       -----------     -----------

Noninterest Expenses:
  Salaries and employee benefits                                                        1,066,765         1,131,415       1,106,109
  Occupancy expense                                                                       149,371           137,303         124,268
  Other expense                                                                           895,969           945,067         828,521
                                                                                      -----------       -----------     -----------
    Total noninterest expenses                                                          2,112,105         2,213,785       2,058,898
                                                                                      -----------       -----------     -----------

Minority Interest in Income of Liberty Bank                                                (3,787)           (4,296)         (3,490)
                                                                                      -----------       -----------     -----------

Income Before Income Taxes                                                                879,975           826,235         763,516

Income Taxes (notes 1 and 8)                                                              297,333           215,808         276,547
                                                                                      -----------       -----------     -----------

Net Income                                                                            $   582,642       $   610,427     $   486,969
                                                                                      ===========       ===========     ===========

Net Income Per Share of Common Stock (note 1)                                         $       .43       $       .47     $       .42
                                                                                      ===========       ===========     ===========

                     The accompanying notes are an integral
                       part of these financial statements
                                      F-16

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                                   Net
                                                                                               Unrealized
                                                                                              Appreciation
                                                                                             (Depreciation)
                                       Common Stock                                           on Available-   Guarantee
                                ----------------------------                    Retained        For-Sale       of ESOP
                                 Shares            Amount        Surplus        Earnings       Securities  Indebtedness    Total
                                ---------     --------------    -----------   -----------    ------------- ------------  ----------
Balance, January 1, 1993        1,158,094     $ 1,158,094       $2,454,530    $  430,294    $     -0-      $  (154,725) $3,888,193

 Net income                                                                      486,969                                   486,969

 Issuance of  common stock            200             200              750                                                     950

 Cash dividends paid, $ .025
     per share                                                                   (28,949)                                  (28,949)

 Principal payments of ESOP
 indebtedness (notes 5 and 10)                                                                                   30,357     30,357
                                -----------    ----------       ----------    -----------   ------------    -----------  ---------

Balance, December 31, 1993       1,158,294    $ 1,158,294       $2,455,280    $  888,314    $     -0-      $ (124,368)  $4,377,520

  Adjustment to beginning
    balance for change in
    accounting principle,
    net of taxes of $5,100                                                                      8,369                        8,369

  Net income                                                                     610,427                                   610,427

  Issuance of common stock         182,000        182,000          682,500                                                 864,500

  Cash dividends paid, $.10
     per share                                                                  (126,504)                                 (126,504)

  Net change in unrealized gains
    on available-for-sale
    securities, net of taxes of                                                              (265,876)                    (265,876)
    $162,100

  Loan proceeds for ESOP
      (notes 5 and 10)                                                                                       (102,229)    (102,229)

  Principal payments on  ESOP
  indebtedness (notes 5 and 10)                                                                                38,220       38,220
                                 -----------     -----------     -----------    -----------  -----------    ----------     --------











Balance, December 31, 1994             1,340,294    1,340,294     3,137,780   1,372,237     (257,507)      (188,377)     5,404,427

  Net income                                                                    582,642                                    582,642

  Issuance of common stock                 3,000        3,000        11,850                                                 14,850

  Cash dividends paid, $ .10 per share                                         (134,143)                                  (134,143)

  Principal payments on ESOP
     indebtedness (notes 5 and 10)                                                                           40,842         40,842

  Net change in unrealized gains on
     available-for- sale securities,
     net of taxes of $ 140,781                                                               230,832                       230,832
                                     -----------     --------   -----------  ----------  -----------    -----------    -----------

Balance, December 31, 1995             1,343,294  $ 1,343,294   $ 3,149,630  $1,820,736   $  (26,675)  $  (147,535)    $ 6,139,450
                                     ===========  ===========   ===========  ==========   ===========   ===========    ===========

                     The accompanying notes are an integral
                       part of these financial statements
                                      F-17

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




                                                                                         1995              1994             1993
                                                                                      -----------       -----------      ----------
Cash Flows From Operating Activities:
  Net income                                                                          $   582,642       $   610,427     $   486,969
  Adjustments to reconcile net income to net
    cash provided by operating activities -
      Depreciation and amortization                                                       108,956            78,486          69,666
      Provision for loan losses                                                               -0-               -0-          30,000
      Net accretion/amortization on securities                                             12,957            36,908         (12,833)
      Net realized investment securities (gains) losses                                     3,250               -0-        (112,267)
      Minority interest in Liberty Bank                                                     2,967             3,449           3,284
  Changes in operating assets and liabilities -
      (Increase) decrease in mortgage loans held for sale                                (144,400)          439,895        (291,895)
      Increase in accrued interest receivable and
       other assets                                                                      (102,627)          (89,186)        (71,899)
      Decrease in foreclosed real estate                                                      -0-           300,817          58,928
      Increase in accrued interest payable and other liabilities                           63,962            15,086          59,273
      Increase in income taxes payable                                                     21,541            22,310          67,442
                                                                                      -----------       -----------      ----------
        Net cash provided by operating activities                                         549,248         1,418,192         286,668
                                                                                      -----------       -----------      ----------

Cash Flows From Investing Activities:
  Net decrease (increase) of interest-bearing deposits                                    298,000           (99,000         198,000
  Proceeds from maturities of held-to-maturity securities                                 550,000               -0-               -
  Proceeds from sales and maturities of
    available-for-sale securities                                                         896,750           500,000               -
  Principal reductions on available-for-sale securities                                    41,515            51,777               -
  Purchases of held-to-maturity securities                                                    -0-        (1,186,800)              -
  Purchases of available-for-sale securities                                             (897,112)         (250,000)              -
  Proceeds from sales, maturities and principal
    reductions on investment securities                                                         -                 -      8,662,307
  Purchases of investment securities                                                            -                 -      (8,692,110)
  Net (increase) decrease in loans                                                     (4,754,319)          151,445      (2,660,618)
  Purchases of premises and equipment                                                    (246,807)          (32,881)       (143,477)
  Net cash settlement on branch acquisition                                                   -0-               -0-       1,756,095
                                                                                      -----------       -----------     -----------
               Net cash used in investing activities                                   (4,111,973)         (865,459)       (879,803)
                                                                                      -----------       -----------     -----------

Cash Flows From Financing Activities:
  Net (decrease) increase in demand, NOW, money
    market and savings deposits                                                          (351,570)        1,986,165         982,830
  Net increase (decrease) increase in time deposits                                     1,936,866          (576,752)        693,190
  Proceeds from issuance of common stock                                                   14,850           864,500             950
  Dividends paid                                                                         (134,143)         (126,504)        (28,949)
                                                                                      -----------       -----------     -----------
        Net cash provided by financing activities                                       1,466,003         2,147,409       1,648,021
                                                                                      -----------       -----------     -----------

Net (Decrease) Increase in Cash and Cash Equivalents                                   (2,096,722)        2,700,142       1,054,886

Cash and Cash Equivalents at Beginning of Year                                          9,633,682         6,933,540       5,878,654
                                                                                      -----------       -----------     -----------

Cash and Cash Equivalents at End of Year                                              $ 7,536,960       $ 9,633,682     $ 6,933,540

                                                                                      ===========       ===========     ===========

                     The accompanying notes are an integral
                       part of these financial statements

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                   (Continued)





                                      1995              1994           1993
                                  -----------       -----------     ----------
Supplemental Disclosure of
Cash Flow Information:

  Interest paid                   $ 1,377,084       $ 1,136,363     $ 1,218,869
                                  ===========       ===========     ===========

  Income taxes paid               $   275,792       $   193,498     $   209,105
                                  ===========       ===========     ===========

Supplemental Disclosure of
Noncash Financing Activity:

  Reduction in principal
  portion of ESOP indebtedness    $    40,842       $    38,220      $   30,357
                                  ===========       ===========      ==========

  Proceeds from borrowings
     - ESOP debt                 $       -0-       $   102,229      $       -0-
                                  ===========       ===========      ==========


                     The accompanying notes are an integral
                       part of these financial statements
                                      F-18
                                   (Sheet II)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization:

        Liberty Holding Company, (the "Company"), is a bank holding company organized under the laws of the State of Florida.

  Principles of Consolidation:

        The consolidated financial statements include the accounts of the Company and its majority owned subsidiary, Liberty Bank (the "Bank"). The Company owned 99.3% of the outstanding stock of Liberty Bank as of December 31, 1995 and 1994. All material intercompany balances and transactions have been eliminated in consolidation.

  Accounting Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents:

        For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods.

  Investment Securities:

        Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and reported at cost, adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method. Other investment securities are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses, net of taxes, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains or losses on the sale of securities are determined using the specific identification method.

  Loans Receivable:

        Loans are stated at the amount of unpaid principal, reduced by unearned discounts and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Loans Receivable (continued):

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

        Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114") and Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income
        Recognition and Disclosures. In accordance with SFAS 114, loans are considered impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When impairment is identified it is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, except as a practical expedient, at the fair value of collateral if the loan is considered collateral dependent. When identified, the impaired amount of the loan is recognized through a provision for impairment and a corresponding valuation allowance. Subsequent changes in the measurement of impairment are adjusted through the valuation allowance. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. The Bank's adoption of these accounting standards did not have a material effect on the financial condition and results of operations of the Bank.

        For other non-accrual loans for which impairment has not been recognized the accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is questionable.

  Mortgage Banking Activities:

        The Bank originates mortgage loans for portfolio investments or sale in the secondary market. During the period of origination, mortgage loans are designated as held either for sale or investment purposes. Mortgage loans held for sale are carried at cost as all such loans are sold under floating commitments.

  Sale of Loan Participations:

        The Bank originates loans partially guaranteed by the U.S. Small Business Administration. The Bank may sell the guaranteed portion of certain of these loans in the secondary market at a premium. The premiums on these transactions are recorded as gains on sales of loans and included in noninterest income.



                                      F-19
                                   (Sheet II)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Foreclosed Real Estate:

        Foreclosed real estate includes property acquired through, or in lieu of, loan foreclosure and is initially recorded at the lower of cost or fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated cost to sell. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. Cost incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in other expenses.

  Premises and Equipment:

        Premises and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the lease term or estimated useful lives of the improvement whichever is shorter. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred, significant renewals and betterments are capitalized.

  Income Taxes:

        The Bank and the Company file consolidated federal and state income tax returns. Income taxes are provided for the tax effects of transactions reported in the Financial statements and consist of taxes currently due plus deferred tax assets or liabilities based on taxable effects of certain temporary differences. Temporary differences are differences between the tax bases of assets or liabilities and their reported amounts in the Financial statements that will result in taxable or deductible amounts in future years when the reported amount of the assets or liabilities are recovered or settled, respectively.

        During 1993, the Company adopted Satement of Financial Standards No. 109, Accounting for Income Taxes. There was no cumulative effect on net income for 1993 for the change in accounting principle.

  Net Income Per Share of Common Stock:

        Net income per share of common stock is computed on the weighted average number of shares outstanding.

  Reclassifications:

        Certain prior year amounts have been reclassified to conform to the current year presentation.



                                      F-19
                                   (Sheet III)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 2 - INVESTMENT SECURITIES

        Securities have been classified in the statement of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31, 1995 and 1994, are as follows:

                                                                              Gross            Gross
                                                           Amortized       Unrealized        Unrealized           Fair
                                                              Cost            Gains            Losses             Value
                                                          ----------      -----------       ------------       -----------
Held-To-Maturity:

 December 31, 1995 -
 State and municipal securities                            $   640,000      $       -0-       $    (4,254)     $   635,746
                                                           ===========      ===========       ===========      ===========

 December 31, 1994 -
 U.S. Government agency securities                         $   549,891      $       375       $       -0-      $   550,266
 State and municipal securities                              1,733,697              -0-          (100,799)       1,632,898
                                                           -----------      -----------       -----------      -----------

                                                           $ 2,283,588      $       375       $  (100,799)     $ 2,183,164
                                                           ===========      ===========       ===========      ===========
Available-For-Sale:

 December 31, 1995 -
 U.S. Government agency securities                         $ 3,569,946      $     2,197       $   (63,957)     $ 3,508,186
 State and municipal securities                                893,788           18,770               -0-          912,558
 Other securities                                              146,800              -0-               -0-          146,800
                                                           -----------      -----------       -----------      -----------

                                                           $ 4,610,534      $    20,967       $   (63,957)     $ 4,567,544
                                                           ===========      ===========       ===========      ===========

December 31, 1994 -
U.S. Government agency securities                         $ 3,574,307       $       435       $  (416,642)     $ 3,158,100
                                                          ===========       ===========       ===========      ===========

                                      F-19
                                   (Sheet IV)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 2 - INVESTMENT SECURITIES (Continued)

         As a result of a one-time exemption allowed by the Financial Accounting Standards Board the Bank elected to reclassify certain securities classified as held-to-maturity to available-for-sale. The amortized cost and fair value of these securities amounted to $ 1,093,774 and $ 1,096,390, respectively.

         Gross realized gains and (losses) on sales of available-for-sale securities amounted to $ 11,000 and $ (14,250) in 1995, respectively.

         The amortized cost and fair value of investment maturities at December 31, 1995, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

         The scheduled maturities of securities at December 31, 1995, are as follows:

                                                                            Held-To-Maturity               Available-For-Sale
                                                                     ----------------------------        ---------------------------
                                                                       Amortized          Fair           Amortized         Fair
                                                                         Cost             Value           Cost              Value
                                                                     -----------      -----------       -----------      -----------
         No stated maturity                                          $       -0-      $       -0-       $   146,800      $   146,800
         Due in one year or less                                         270,000          268,934               -0-              -0-
         Due from one to five years                                      250,000          248,907         1,797,504        1,772,250
         Due from five to ten years                                      120,000          117,905         2,022,441        1,988,570
         Due after ten years                                                 -0-              -0-           643,789          659,924
                                                                     -----------      -----------       -----------      -----------

                                                                     $   640,000      $   635,746       $ 4,610,534      $ 4,567,544
                                                                     ===========      ===========       ===========      ===========

         Investment securities, with a amortized cost and fair value of approximately $ 2,022,260 and $ 1,982,800 at December 31, 1995,
         respectively and $ 899,200 and $ 783,000 at December 31, 1994, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

                                      F-19
                                   (Sheet V)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 3 - LOANS RECEIVABLE

     Major classification of loans receivable are summarized as follows:
                                                       1995             1994
                                                  -------------     -----------

     Commercial real estate                         $23,027,065     $21,228,464
     Real estate - construction and development       2,859,100       1,135,112
     Commercial                                       9,161,124       8,080,991
     Installment                                      1,549,323       1,328,750
                                                  -------------    ------------
                                                     36,596,612      31,773,317

     Unearned discounts                                  (9,254)        (13,370)
     Allowance for loan losses                         (504,428)       (431,336)
                                                  -------------    ------------
     Loans receivable, net                        $  36,082,930    $ 31,328,611
                                                  =============    ============


     The Bank grants commercial, real estate and consumer loans primarily in Escambia County, Florida. Although the Bank's loan portfolio is diversified, a significant portion of its loans are secured by real estate.

     Loans on which the accrual of interest has been discontinued or reduced, for which impairment had not been recognized, amounted to $ 37,900, $ 666,698 and $ -0- at December 31, 1995, 1994 and 1993, respectively. If interest on these loans had been accrued, such income would have approximated $ 7,065 in 1995 , $ 29,500 in 1994, and $ -0- in 1993.
     Interest income on those loans is recorded only when received.

     Changes in the allowance for loan losses are summarized as follows:

                                         1995            1994            1993
                                       ---------      ----------       --------

     Balance, beginning of year         $431,336       $522,133        $568,394

     Provision charged to operations         -0-            -0-          30,000
     Loans charged off                   (16,364)      (148,325)       (177,854)
     Recoveries                           89,456         57,528         101,593
                                       ---------      ----------      ---------

     Balance, end of year              $ 504,428     $  431,336       $ 522,133
                                       =========     ==========       =========


                                      F-19
                                   (Sheet VI)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 4 - PREMISES AND EQUIPMENT

   Premises and equipment are summarized as follows:
                                                       1995             1994
                                                   -----------       ----------

   Land                                            $   305,181      $   305,181
   Buildings                                         1,428,218        1,425,818
   Leasehold improvements                               31,467           31,467
   Furniture and equipment                             752,086          471,651
   Construction in progress                             58,176              -0-
                                                   -----------      -----------
                                                     2,575,128        2,234,117
   Less: Accumulated depreciation
   and amortization                                   (744,750)        (635,795)
                                                   -----------      -----------

                                                    $1,830,378       $1,598,322

        Depreciation and amortization expense charged to operations amounted to $ 108,956 in 1995, $ 78,486 in 1994 and $ 69,666 in 1993.


NOTE 5 - NOTES PAYABLE

   Notes payable are summarized as follows:

                                                                                      1995            1994
                                                                                   ---------        ---------
   ESOP loan with quarterly  principal payments of $ 2,621, plus interest at prime + .5%, maturing November 2003,
      secured by 21,057 shares of Company stock                                   $  83,880        $   94,365

   ESOP loan with quarterly  principal payments of $ 5,792, plus interest at prime, maturing February 1998, secured
      by 75,780 shares of Company stock                                              22,922            46,091

   ESOP loan with quarterly  principal payments of $ 1,283, plus interest at prime, maturing April 2001, secured by
      15,581 shares of Company stock                                                 28,189            33,321

   ESOP loan with quarterly principal payments of $ 257, plus interest at prime, maturing March 2002, secured by
      3,426 shares of Company stock                                                   6,143             7,171

   ESOP loan with quarterly principal payments of $ 257, plus interest at prime, maturing December 2001, secured
      by 3,236 shares of Company stock                                                6,401             7,429
                                                                                    --------        ----------

                                                                                  $ 147,535        $  188,377
                                                                                    ========        ==========


                                      F-19
                                   (Sheet VII)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 5 - NOTES PAYABLE (Continued)

        Following are maturities of notes payable for each of the next five years:

              1996                                         $   40,594
              1997                                             17,672
              1998                                             17,672
              1999                                             17,672
              2000                                             17,672
              Thereafter                                       36,253
                                                           ----------
                                                           $  147,535
                                                           ==========

NOTE 6 - TIME DEPOSITS

        Time deposits to Bank customers amounting to $ 100,000 or more, amounted to $ 4,576,911 in 1995 and $ 5,379,164 in 1994.

        At December 31, 1995, the scheduled maturities of time deposits are as follows:

              1996                                      $  17,981,082
              1997                                          2,047,645
              1998                                          1,065,611
                                                        -------------
                                                        $  21,094,338


NOTE 7 - STOCKHOLDERS' EQUITY

        The  Board  of  Directors   of  the  Bank  may,   subject  to statutory
        limitations, declare dividends on net profits of the Bank.


NOTE 8 - INCOME TAXES

        The provision for income taxes consist of the following:

                                        1995              1994            1993
                                      ---------        ----------       --------
        Current tax provision:
         Federal                     $261,501          $187,217        $262,173
           State                       35,832            28,591          14,374
                                     ---------        ----------       ---------
                                    $ 297,333        $  215,808       $ 276,547
                                     =========        ==========       =========



                                      F-19
                                   (Sheet VIII)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 8 - INCOME TAXES (Continued)

        The provision for income taxes differs from that computed by applying the statutory federal income tax rate to income before income taxes as follows:

                                                                                           1995              1994            1993
                                                                                        ---------        ----------       ---------

           Tax based on statutory rate                                                   $287,576          $284,937        $259,595
           State tax, net of federal benefit                                               23,649            18,870           9,487
           Effect of tax-exempt income                                                    (26,449)          (26,991)        (14,215)
           Loan loss provisions currently deductible                                          -0-           (55,360)        (15,566)
           Other, net                                                                      12,557            (5,648)         37,246
                                                                                        ---------        ----------       ---------

                                                                                        $ 297,333        $  215,808       $ 276,547
                                                                                        =========        ==========       =========

        The tax effects of each type of significant item that gave rise to deferred taxes are:

                                                        1995             1994
                                                      ---------        --------
       Deferred tax assets:
       Net unrealized depreciation on
          available-for-sale securities              $  16,129        $ 156,910
       Allowance for loan losses                        41,561           41,561
       Other                                            21,441              -0-
                                                     ---------        ---------
                                                        79,131          198,471

       Deferred tax liabilities:
       Depreciation                                   (166,807)        (145,366)
                                                     ---------        ---------

       Net deferred tax (liability) asset            $ (87,676)       $  53,105
                                                     =========        =========


NOTE 9 - COMMITMENTS AND CONTINGENCIES

  Commitments:

        At December 31, 1995, the Bank had firm purchase commitments outstanding amounting to approximately $ 52,500. These commitments relate to equipment to be used in its new branch location as described below.



                                      F-19
                                   (Sheet IX)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

  Leases:

        During 1995, the Bank signed a 10 year lease agreement for a new branch located in Escambia County, Florida. Lease payments are scheduled to begin in conjunction with the opening of the branch in March 1996. The lease requires the payment of taxes, insurance, and maintenance cost in addition to rental payments. In addition, the Bank leases equipment and land under operating leases expiring through 1997. Future minimum lease payments under operating leases having remaining terms in excess of one year are summarized as follows:

                 1996                                               $  40,800
                 1997                                                  44,100
                 1998                                                  36,500
                 1999                                                  36,500
                 2000                                                  36,500
                 Thereafter                                           191,500
                                                                    ---------
                 Total future minimum rental payments               $ 385,900
                                                                    =========

        Rental expense related to operating leases amounted to approximately $14,800 in 1995, $ 8,500 in 1994 and $ 8,845 in 1993.

  Financial Instruments:

        The Financial statements do not reflect various commitments that arise in the normal course of business, to meet the financial needs of customers. These include commitments to extend credit and letters of credit, and involve to varying degrees, elements of credit, interest rate, and liquidity risk in excess of the amounts reflected in the Statement of Financial Condition.

        Commitments to extend credit, which amounted to approximately $ 2,983,000 at December 31, 1995, represent legally binding agreements to lend to a customer as long as all established contractual conditions are satisfied. Commitments generally have fixed expiration dates or other termination clauses. Since many commitments expire without being funded, total commitment amounts do not necessarily represent future liquidity requirements.

        Standby letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. At December 31, 1995, the Bank had approximately $ 192,800 in standby letters of credit outstanding.

        The Bank's exposure to credit loss in the event of non-performance by the other party to commitments to extend credit and letters of credit is represented by the contractual amount of these instruments. As these off-balance-sheet financial instruments have essentially the same credit risk involved in extending loans, the Bank generally uses the same credit and collateral policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments. The Bank does not anticipate any material losses as a result of these commitments.

                                      F-19
                                   (Sheet X)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

  Unused Line of Credit:

        At December 31, 1995, the Bank had $ 4,000,000 of unused lines of credit with the Federal Home Loan Bank to be drawn upon as needed, with interest to be determined at the time of the draw. The line is secured by a blanket lien on the Bank's residential mortgage loans.

  Litigation:

        The Bank is a party to legal actions normally associated with financial institutions, the aggregate effect of which, in management's and legal counsel's opinion, would not be significant to the Bank's financial condition.


NOTE 10 - EMPLOYEE STOCK OWNERSHIP PLAN

        The Bank has a non-contributory employee stock ownership plan ("ESOP") covering all employees who have met certain service requirements. The Bank's ESOP contributions are determined by its Board of Directors. At December 31, 1995 and 1994, the Employee Stock Ownership Trust (the "Trust") owned 118,900 shares of Liberty Holding Company Common stock. Contributions to the Trust amounted to $ 67,800 in 1995, $ 65,850 in 1994 and $ 56,100 in 1993, of which $ 14,574 in 1995,
        $ 13,135 in 1994, and $ 8,674 in 1993 was allocated to interest expense.

        The Company is obligated to make cash contributions to the Trust to enable it to make payments on the ESOP loans (see Note 5). For financial statement purposes, the ESOP obligations have been reflected as a liability and as a reduction of stockholders' equity. As principal payments on the loans are made, the aforementioned liability is reduced and stockholders' equity increased by such payments.


NOTE 11- RELATED PARTY TRANSACTIONS

        At December 31, 1995, certain officers, directors and their related interest and an affiliated party were indebted to the Bank in the aggregate amount of approximately $ 2,991,300. Governing regulations require that these loans be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Also, certain related parties maintain deposit balances with the Bank in the aggregate amount of approximately $ 3,204,000 at December 31, 1995.

        During the 1995, the Bank contracted with a Director's company to remodel one of the Bank's branches. Total payments under the terms of the contract amounted to approximately $ 50,800 in 1995.

        In addition, an affiliated party provides various legal services to the Bank in the normal course of business. Total legal fees paid to this affiliated party amounted to approximately $ 49,000 in 1995, $ 33,740 in 1994 and $ 32,531 in 1993.

        Certain stockholders of the Corporation are also members of the Board of Directors of the Bank.

                                      F-19
                                   (Sheet XI)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 12 - CONCENTRATIONS OF CREDIT RISK

        The Bank maintains cash balances and federal funds sold at several financial institutions in Alabama and Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation
        (FDIC) up to $ 100,000. Uninsured federal funds sold amounted to approximately $ 2,475,000 at December 31, 1995. The Bank's management monitors these institutions on a quarterly basis in order to determine that the institutions meet "well-capitalized" guidelines as established by the FDIC.


NOTE 13 - REGULATORY MATTERS

        Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines  that  involve  quantitative  measures of the Bank's  assets, liabilities, and certain off-balance- sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Management believes, as of December 31, 1995, that the Bank meets all capital requirements to which it is subject.


NOTE 14 - STOCK WARRANTS

        The Company issued a Private Offering Memorandum (the "offering") on January 14, 1994, for the issuance of 220,000 shares of voting common stock at $ 4.75 per share in 1994 of which 182,000 shares were purchased. The Bank has also received subscriptions from shareholders to exercise the remaining 34,000 shares at $ 4.75 per share. In addition, for each stock share purchased shareholders received two warrants exercisable in 1995 and 1996 at a price of $ 4.95 and $ 5.25 per share, respectively. Each warrant entitles the holder to purchase one share for each two shares of stock purchased in the 1994 stock offering. The net proceeds from the offering and the warrants will be used to fund future expansion. During 1995, warrants were exercised to purchase 3,000 shares of common stock at $ 4.95 per share. The remaining warrants exercisable in 1995 expired without being exercised.


NOTE 15 - BRANCH ACQUISITION

        In October 1993, the Bank acquired the Century, Florida branch of Liberty Holding Company and Subsidiary of Fort Walton. The acquisition included cash and cash items, loans, fixed assets and deposits. The transaction was recorded as a purchase and the acquired assets and liabilities were recorded at Liberty Holding Company and Subsidiary of Fort Walton's net carrying amount.




                                      F-19
                                   (Sheet XII)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE  16 - FAIR VALUES OF FINANCIAL INSTRUMENTS

        During 1995, the Bank adopted Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, ("SFAS 107"). SFAS 107 requires that the Bank disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

Cash and cash equivalents:

        The carrying amounts of cash and short-term instruments approximate their fair value.

Held-to-maturity and available-for-sale securities:

        Fair values for securities are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans receivable:

        For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities:

        The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit ("CDs") approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Accrued interest:

        The carrying amounts of accrued interest approximate their fair values.

Off-balance-sheet instruments:

        Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

                                      F-19
                                   (Sheet XIII)

                     LIBERTY HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Limitations:

        Fair value estimates are made at a specific point in time and are based on relevant market information which is continuously changing. Because no quoted market prices exist for a significant portion of the Company's financial instruments, fair values for such instruments are based on management's assumptions with respect to future economic conditions, estimated discount rates, estimates of the amount and timing of future cash flows, expected loss experience, and other factors. These estimates are subjective in nature involving uncertainties and matters of significant judgment; therefore, they cannot be determined with precision. Changes in the assumptions could significantly affect the estimates.

        The estimated fair values of the Company's financial instruments at December 31, 1995 are as follows:
                                                      Carrying         Fair
                                                       Amount          Value
                                                  -------------    -------------
   Financial assets:

     Cash and cash equivalents                    $   7,536,960    $  7,536,960
     Securities held-to-maturity                        640,000         635,746
     Securities available-for-sale                    4,567,544       4,567,544
     Loans receivable                                36,082,930      36,111,929
     Mortgage loans held for sale                       201,400         201,400
     Accrued interest receivable                        337,899         337,899

     Financial liabilities:

     Deposits                                        44,534,276      44,595,593
     Accrued interest payable                           190,507         190,507

     Off-balance-sheet liabilities:

           Commitments to extend credit                 --            2,983,000
           Stand-by letters of credit                   --              192,800


                                      F-19
                                   (Sheet XIV)

                                  LIBERTY BANK

                               PENSACOLA, FLORIDA

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

















                                    CONTENTS














                                                                            PAGE

Independent Auditor's Report                                                F-21

Statements of Financial Condition                                           F-22

Statements of Income                                                        F-23

Statements of Changes in Stockholders' Equity                               F-24

Statements of Cash Flows                                                    F-25

Notes to Financial Statements                                               F-26

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Liberty Bank
Pensacola, Florida


We have audited the accompanying statements of financial condition of Liberty Bank as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberty Bank as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statemnets, the Bank changed its method of accounting for investments in 1994 and income taxes in 1993.

                                   /s/ Saltmarsh, Cleaveland & Gund


Pensacola, Florida
January 19, 1996

                                  LIBERTY BANK
                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1995 AND 1994




                                     ASSETS
                                                         1995           1994
                                                  -------------    ------------

Cash and due from banks                           $   4,861,960    $  5,458,682
Federal funds sold                                    2,675,000       4,175,000
Interest-bearing deposits in banks                          -0-         298,000
Securities held to maturity (note 1 and 2)              640,000       2,283,588
Securities available for sale (notes 1 and 2)         4,567,544       3,158,100
Loans receivable, net of allowance for loan
 losses of $ 504,428 in 1995 and $ 431,336
 in 1994 (notes 1 and 3)                             36,082,930      31,328,611
Mortgage loans held for sale (note 1)                   201,400          57,000
Accrued interest receivable                             337,899         295,012
Premises and equipment, net (notes 1 and 4)           1,830,378       1,598,322
Deferred income taxes (notes 1 and 7)                       -0-          53,105
Other assets                                            161,333         195,797
                                                  -------------    ------------

Total Assets                                      $  51,358,444    $ 48,901,217
                                                  =============    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Demand deposits                                 $  11,262,564    $ 10,868,918
  NOW and money market deposits                      10,375,377      11,353,779
  Savings deposits                                    1,898,929       1,729,099
  Other time deposits (note 5)                       21,894,338      19,857,472
                                                  -------------    ------------
    Total deposits                                   45,431,208      43,809,268

  Accrued interest payable                              190,507         123,451
  Deferred income taxes (notes 1 and 7)                  87,676             -0-
  Income taxes payable                                   84,643          63,102
  Other liabilities                                     136,513         139,614
                                                  -------------    ------------
otal liabilities                                     45,930,547      44,135,435
                                                  -------------    ------------

Commitments and Contingencies (note 8)                       -               -

Stockholders' Equity:
  Common stock, $ 5 par value; 248,000 shares
    authorized, 198,000 shares issued
    and outstanding                                     990,000         990,000
  Surplus                                             2,085,943       2,085,943
  Undivided profits                                   2,378,815       1,949,136
  Net unrealized depreciation on available-
    for-sale securities, net of taxes of
    $16,129 in 1995 and $156,910 in 1994                (26,861)       (259,297)
                                                  -------------    ------------
    Total stockholders' equity (note 6)               5,427,897       4,765,782
                                                  -------------    ------------

Total Liabilities and Stockholders' Equity        $  51,358,444    $ 48,901,217
                                                  =============    ============


                     The accompanying notes are an integral
                       part of these financial statements
                                      F-22

                                  LIBERTY BANK
                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                                                         1995              1994              1993
                                                                                      -----------       -----------      ----------
Interest Income:
  Loans receivable and fees on loans                                                  $ 3,490,782       $ 3,118,488      $ 2,819,281
  Investment securities                                                                   278,854           300,932          287,274
  Federal funds sold                                                                      195,466           141,251           76,979
  Interest-bearing deposits in banks                                                        8,176            10,946           10,389
                                                                                      -----------       -----------      -----------
    Total interest income                                                               3,973,278         3,571,617        3,193,923

Interest Expense on Deposits                                                            1,484,864         1,168,584        1,176,389
                                                                                      -----------       -----------      -----------

    Net interest income                                                                 2,488,414         2,403,033        2,017,534

Provision for Loan Losses (note 3)                                                            -0-               -0-           30,000
                                                                                      -----------       -----------      -----------

    Net interest income after provision for loan losses                                 2,488,414         2,403,033        1,987,534
                                                                                      -----------       -----------      -----------

Noninterest Income:
  Service charges                                                                         364,353           388,398          398,523
  Net investment securities gains (losses)                                                 (3,250)              -0-          112,267
  Net gains from sale of loans                                                             69,385           202,679          275,501
  Other income                                                                             36,241            31,267           52,079
                                                                                      -----------       -----------      -----------
    Total noninterest income                                                              466,729           622,344          838,370
                                                                                      -----------       -----------      -----------

Noninterest Expenses:
  Salaries and employee benefits                                                        1,066,765         1,131,415        1,106,109
  Occupancy expense                                                                       149,371           137,303          124,268
  Other expense                                                                           893,195           918,608          813,814
                                                                                      -----------       -----------      -----------
    Total noninterest expenses                                                          2,109,331         2,187,326        2,044,191
                                                                                      -----------       -----------      -----------

Income Before Income Taxes                                                                845,812           838,051          781,713

Income Taxes (notes 1 and 7)                                                              297,333           215,808          276,547
                                                                                      -----------       -----------      -----------

Net Income                                                                            $   548,479       $   622,243      $   505,166
                                                                                      ===========       ===========      ===========

Net Income Per Share of Common Stock (note 1)                                         $      2.77       $      3.03      $      2.55
                                                                                      ===========       ===========      ===========

                     The accompanying notes are an integral
                       part of these financial statements
                                      F-23

                                  LIBERTY BANK
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                                                           Net
                                                                                                       Unrealized
                                                                                                       Appreciation
                                                                                                       (Depreciation)
                                                                                                       on Available-
                                                  Common           Undivided                            For-Sale
                                                  Stock            Surplus           Profits           Securities        Total
                                                 -----------      ------------       -----------       ------------     ------------

Balance, January 1, 1993                         $   990,000      $ 2,085,943        $   970,231       $        --      $ 4,046,174

  Net income                                                                             505,166                            505,166

  Cash dividends paid,
    $ .15 per share                                                                      (29,701)                           (29,701)
                                                 -----------      -----------        -----------       -----------      -----------


Balance, December 31, 1993                           990,000        2,085,943          1,445,696                --        4,521,639

  Adjustment to beginning balance
    for change in accounting principle,
    net of taxes of $ 5,100                                                                                  8,428            8,428

  Net income                                                                             622,243                            622,243

  Cash dividends paid,
    $ .60 per share                                                                     (118,803)                          (118,803)

  Net change in unrealized
  appreciation on available-
  for-sale securities, net of
  taxes of $ 162,010                                                                                      (267,725)        (267,725)
                                                 -----------      -----------        -----------       -----------      -----------

Balance, December 31, 1994                           990,000        2,085,943          1,949,136          (259,297)       4,765,782

  Net income                                                                             548,479                            548,479

  Cash dividends paid,
   $ .60 per share                                                                      (118,800)                          (118,800)

  Net change in unrealized
  appreciation on available-
  for-sale securities, net of
  taxes of $ 140,781                                                                                       232,436          232,436
                                                 -----------      -----------        -----------       -----------      -----------

Balance, December 31, 1995                       $   990,000      $ 2,085,943        $ 2,378,815       $   (26,861)     $ 5,427,897
                                                 ===========      ===========        ===========       ===========      ===========

                     The accompanying notes are an integral
                       part of these financial statements
                                      F-24

                                  LIBERTY BANK
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                           1995               1994          1993
                                                                                      ------------      ------------    -----------
Cash Flows From Operating Activities:
  Net income                                                                          $   548,479       $   622,243     $   505,166
  Adjustments to reconcile net income to net
    cash provided by operating activities -
      Depreciation and amortization                                                       108,956            78,486          69,666
      Provision for loan losses                                                               -0-               -0-          30,000
      Net accretion/amortization on securities                                             12,957            36,908         (12,833)
      Net realized investment securities (gains) losses                                     3,250               -0-        (112,267)
  Changes in operating assets and liabilities -
      (Increase) decrease in mortgage loans held for sale                                (144,400)          439,895        (291,895)
      Increase in accrued interest receivable and
       other assets                                                                      (102,627)          (89,186)        (71,899)
      Decrease in foreclosed real estate                                                      -0-           300,817          58,928
      Increase in accrued interest payable and
       other liabilities                                                                   63,955            21,617          52,742
      Increase in income taxes payable                                                     21,541            22,310          67,442
                                                                                      -----------       -----------     -----------
        Net cash provided by operating activities                                         512,111         1,433,090         295,050
                                                                                      -----------       -----------     -----------

Cash Flows From Investing Activities:
  Net decrease (increase) of interest-bearing deposits                                    298,000           (99,000)        198,000
  Proceeds from maturity of held-to-maturity securities                                   550,000               -0-               -
  Proceeds from sales and maturities of
    available-for-sale securities                                                         896,750           500,000               -
  Principal reductions on available-for-sale securities                                    41,515            51,777               -
  Purchases of held-to-maturity securities                                                    -0-        (1,186,800)              -
  Purchases of available-for-sale securities                                             (897,112)         (250,000)              -
  Proceeds from sales, maturities and principal
    reductions of investment securities                                                         -                 -       8,662,307
  Purchases of investment securities                                                            -                 -      (8,692,110)
  Net (increase) decrease in loans                                                     (4,754,319)          151,445      (2,660,618)
  Purchases of premises and equipment                                                    (246,807)          (32,881)       (143,477)
  Net cash settlement on branch acquisition                                                     -                 -       1,756,095
                                                                                      -----------       -----------     -----------
        Net cash used in investing activities                                          (4,111,973)         (865,459)       (879,803)
                                                                                      -----------       -----------     -----------

Cash Flows From Financing Activities:
  Net (decrease) increase in demand, NOW, money
    market and savings deposits                                                          (414,926)        2,128,066         976,150
  Net increase in time deposits                                                         2,036,866           123,248         693,190
  Dividends paid                                                                         (118,800)         (118,803)        (29,701)
                                                                                      -----------       -----------     -----------
        Net cash provided by financing activities                                       1,503,140         2,132,511       1,639,639
                                                                                      -----------       -----------     -----------

Net (Decrease) Increase in Cash and Cash Equivalents                                   (2,096,722)        2,700,142       1,054,886

Cash and Cash Equivalents at Beginning of Year                                          9,633,682         6,933,540       5,878,654
                                                                                      -----------       -----------     -----------

Cash and Cash Equivalents at End of Year                                              $ 7,536,960       $ 9,633,682     $ 6,933,540
                                                                                      ===========       ===========     ===========

                     The accompanying notes are an integral
                       part of these financial statements
                                      F-25

                                  LIBERTY BANK
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                   (Continued)





                                         1995             1994          1993
                                      -----------     -----------    -----------

Supplemental Disclosure of Cash
     Flow Information:

  Interest paid                       $ 1,417,808     $ 1,136,363    $ 1,218,869
                                      ===========     ===========    ===========

  Income taxes paid                   $   275,792     $   193,498    $   209,105
                                      ===========     ===========    ===========




                     The accompanying notes are an integral
                       part of these financial statements
                                      F-25
                                   (Sheet II)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Ownership:

        Liberty Bank (the "Bank") is a 99.3% owned subsidiary of Liberty Holding Company, Inc. (the "Corporation"), a bank holding company organized under the laws of the State of Florida.

  Accounting Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents:

        For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods.

  Investment Securities:

        Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and reported at cost, adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method. Other investment securities are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses, net of taxes, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains or losses on the sale of securities are determined using the specific identification method.

  Loans Receivable:

        Loans are stated at the amount of unpaid principal, reduced by unearned discounts and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Loans Receivable (continued):

        Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114") and Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income
        Recognition and Disclosures. In accordance with SFAS 114, loans are considered impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When impairment is identified it is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, except as a practical expedient, at the fair value of collateral if the loan is considered collateral dependent. When identified, the impaired amount of the loan is recognized through a provision for impairment and a corresponding valuation allowance. Subsequent changes in the measurement of impairment are adjusted through the valuation allowance. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. The Bank's adoption of these accounting standards did not have a material effect on the financial condition and results of operations of the Bank.

        For other non-accrual loans for which impairment has not been recognized the accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is questionable.

  Mortgage Banking Activities:

        The Bank originates mortgage loans for portfolio investments or sale in the secondary market. During the period of origination, mortgage loans are designated as held either for sale or investment purposes. Mortgage loans held for sale are carried at cost as all such loans are sold under floating commitments.

  Sale of Loan Participations:

        The Bank originates loans partially guaranteed by the U.S. Small Business Administration. The Bank may sell the guaranteed portion of certain of these loans in the secondary market at a premium. The premiums on these transactions are recorded as gains on sales of loans and included in noninterest income.

  Foreclosed Real Estate:

        Foreclosed real estate includes property acquired through, or in lieu of, loan foreclosure and is initially recorded at the lower of cost or fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated cost to sell. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in other expenses.



                                      F-26
                                   (Sheet II)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Premises and Equipment:

        Premises and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the lease term or estimated useful lives of the improvements, whichever is shorter. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred, significant renewals and betterments are capitalized.

  Income Taxes:

        The Bank and the Company file consolidated federal and state income tax returns. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred tax assets or liabilities based on taxable effects of certain temporary differences. Temporary differences are differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amount of the assets or liabilities are recovered or settled, respectively.

        During 1993, the Bank adopted Statement of Financial Standards No. 109, Accounting for Income Taxes. There was no cumulative effect on net income for 1993 for the change in accounting principle.

  Net Income Per Share of Common Stock:

        Net income per share of common stock is computed on the number of shares outstanding.

  Reclassifications:

        Certain prior year amounts have been reclassified to conform to the current year presentation.




                                      F-26
                                   (Sheet III)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 2 - INVESTMENT SECURITIES

        Securities have been classified in the statement of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31, 1995 and 1994, are as follows:

                                                                                          Gross            Gross
                                                                      Amortized       Unrealized        Unrealized           Fair
                                                                         Cost              Gains           Losses           Value
                                                                     -----------      ----------        ------------     -----------
         Held-To-Maturity:

           December 31, 1995 -
           State and municipal securities                            $   640,000      $       -0-       $    (4,254)     $   635,746
                                                                     ===========      ===========       ===========      ===========

           December 31, 1994 -
           U.S. Government agency securities                         $   549,891      $       375       $       -0-      $   550,266
           State and municipal securities                              1,733,697              -0-          (100,799)       1,632,898
                                                                     -----------      -----------       -----------      -----------

                                                                     $ 2,283,588      $       375       $  (100,799)     $ 2,183,164
                                                                     ===========      ===========       ===========      ===========

         Available-For-Sale:

           December 31, 1995 -
           U.S. Government agency securities                         $ 3,569,946      $     2,197       $   (63,957)     $ 3,508,186
           State and municipal securities                                893,788           18,770               -0-          912,558
           Other securities                                              146,800              -0-               -0-          146,800
                                                                     -----------      -----------       -----------      -----------

                                                                     $ 4,610,534      $    20,967       $   (63,957)     $ 4,567,544
                                                                     ===========      ===========       ===========      ===========

           December 31, 1994 -
           U.S. Government agency securities                         $ 3,574,307      $       435       $  (416,642)     $ 3,158,100
                                                                     ===========      ===========       ===========      ===========

         As a result of a one-time exemption allowed by the Financial Accounting Standards Board, the Bank elected to reclassify certain securities classified as held-to-maturity to available-for-sale. The amortized cost and fair value of these securities amounted to $ 1,093,774 and $ 1,096,390, respectively.

         Gross realized gains and (losses) on sales of available-for-sale securities amounted to $ 11,000 and $ (14,250) in 1995, respectively.

         The amortized cost and fair value of investment maturities at December 31, 1995, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                      F-26
                                   (Sheet IV)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993


NOTE 2 - INVESTMENT SECURITIES (Continued)

         The scheduled maturities of securities at December 31, 1995, are as follows:

                                                                            Held-To-Maturity               Available-For-Sale
                                                                     ----------------------------        --------------------------
                                                                       Amortized          Fair           Amortized            Fair
                                                                         Cost            Value              Cost              Value
                                                                     -----------      -----------        ----------      -----------
         No stated maturity                                          $       -0-      $       -0-       $   146,800      $   146,800
         Due in one year or less                                         270,000          268,934               -0-              -0-
         Due from one to five years                                      250,000          248,907         1,797,504        1,772,250
         Due from five to ten years                                      120,000          117,905         2,022,441        1,988,570
         Due after ten years                                                 -0-              -0-           643,789          659,924
                                                                     -----------      -----------       -----------      -----------

                                                                     $   640,000      $   635,746       $ 4,610,534      $ 4,567,544
                                                                     ===========      ===========       ===========      ===========

         Investment securities, with a amortized cost and fair value of approximately $ 2,022,260 and $ 1,982,800 at December 31, 1995,
         respectively, and $ 899,200 and $ 783,000 at December 31, 1994, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 3  - LOANS RECEIVABLE

         Major classification of loans receivable are summarized as follows:

                                                      1995             1994
                                                  ------------    -------------
         Commercial real estate                $     23,027,065  $   21,228,464
         Real estate - construction
           and development                            2,859,100       1,135,112
         Commercial                                   9,161,124       8,080,991
         Installment                                  1,549,323       1,328,750
                                               ----------------  --------------
                                                     36,596,612      31,773,317
          Unearned discounts                            (9,254)         (13,370)
          Allowance for loan losses                   (504,428)        (431,336)
                                               ----------------  --------------

          Loans receivable, net                $     36,082,930  $   31,328,611
                                               ================  ==============

        The Bank grants commercial, real estate and consumer loans primarily in Escambia County, Florida. Although the Bank's loan portfolio is diversified, a significant portion of its loans are secured by real estate.

        Loans on which the accrual of interest has been discontinued or reduced, for which impairment had not been recognized, amounted to $ 37,900, $ 666,698 and $ -0- at December 31, 1995, 1994 and 1993, respectively. If interest on these loans had been accrued, such income would have approximated $ 7,065 in 1995, $ 29,500 in 1994. and $ -0- in 1993.
        Interest income on those loans is recorded only when received.

        Changes in the allowance for loan losses are summarized as follows:

                                           1995            1994          1993
                                        ---------       ----------     ---------
         Balance, beginning of year     $ 431,336      $  522,133     $ 568,394

         Provision charged to operations      -0-             -0-        30,000
         Loans charged off                (16,364)       (148,325)     (177,854)
         Recoveries                        89,456          57,528       101,593
                                         ---------      ----------    ---------

          Balance, end of year          $ 504,428      $  431,336     $ 522,133
                                        =========      ===========    =========

                                      F-26
                                   (Sheet V)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 4 - PREMISES AND EQUIPMENT

    Premises and equipment are summarized as follows:

                                                       1995            1994
                                                    -----------     -----------

     Land                                           $   305,181     $   305,181
     Buildings                                        1,428,218       1,425,818
     Leasehold improvements                              31,467          31,467
     Furniture and equipment                            752,086         471,651
     Construction in progress                            58,176             -0-
                                                    -----------     -----------
                                                      2,575,128       2,234,117
     Less: Accumulated depreciation and amortization   (744,750)       (635,795)
                                                      ---------     -----------

                                                    $ 1,830,378     $ 1,598,322
                                                    ===========     ===========

        Depreciation and amortization expense charged to operations amounted to $ 108,956 in 1995, $ 78,486 in 1994, and $ 69,666 in 1993.


NOTE 5 - TIME DEPOSITS

        Time deposits to Bank customers amounting to $ 100,000 or more, amounted to $ 4,576,911 in 1995 and $ 5,379,164 in 1994.

        At December 31, 1995, the scheduled maturities of time deposits are as follows:

          1996                                         $  18,781,082
          1997                                             2,047,645
          1998                                             1,065,611
                                                       -------------
                                                       $  21,894,338
                                                       =============

NOTE 6 - STOCKHOLDERS' EQUITY

        The  Board  of  Directors   of  the  Bank  may,   subject  to  statutory
        limitations, declare dividends on net profits of the Bank.


NOTE 7 - INCOME TAXES

   The provision for income taxes consists of the following:

                                       1995              1994             1993
                                    ---------        ----------        ---------
     Current tax provision:
     Federal                         $261,501          $187,217         $262,173
     State                             35,832            28,591           14,374
                                    ---------        ----------        ---------
                                    $ 297,333        $  215,808        $ 276,547
                                    =========        ==========        =========

                                      F-26
                                   (Sheet VI)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 7 - INCOME TAXES (Continued)

        The provision for income taxes differs from that computed by applying the statutory federal income tax rate to income before income taxes as follows:

                                                                                         1995              1994              1993
                                                                                     ---------------   ---------------  -----------

           Tax based on statutory rate                                                  $ 287,576        $  284,937       $ 265,782
           State tax, net of federal benefit                                               23,649            18,870           9,487
           Effect of tax-exempt income                                                    (26,449)          (26,991)        (14,215)
           Loan loss provisions currently deductible                                          -0-           (55,360)        (15,566)
           Other, net                                                                      12,557            (5,648)         31,059
                                                                                        ---------        ----------       ---------

                                                                                        $ 297,333        $  215,808       $ 276,547
                                                                                        =========        ==========       =========


        The tax effects of each type of significant item that gave rise to deferred taxes are as follows:

                                                        1995           1994
                                                    ----------      -----------
     Deferred tax assets:
       Net unrealized depreciation on
          available-for-sale securities              $  16,129       $  156,910
       Allowance for loan losses                        41,561           41,561
       Other                                            21,441              -0-
                                                     ---------       ----------
                                                        79,131          198,471
     Deferred tax liabilities:
       Depreciation                                   (166,807)        (145,366)
                                                     ---------       ----------

      Net deferred tax (liability) asset             $ (87,676)      $   53,105
                                                     =========       ==========

NOTE 8 - COMMITMENTS AND CONTINGENCIES

  Commitments:

        At December 31, 1995, the Bank had firm purchase commitments outstanding amounting to approximately $ 52,500. These commitments relate to equipment to be used in its new branch location as described below.

  Leases:

        During 1995, the Bank signed a 10 year lease agreement for a new branch located in Escambia County, Florida. Lease payments are scheduled to begin in conjunction with the opening of the branch in March 1996. The lease requires the payment of taxes, insurance, and maintenance costs in addition to rental payments. In addition, the Bank leases equipment and land under operating leases expiring through 1997. Future minimum lease payments under operating leases having remaining terms in excess of one year are summarized as follows:

             1996                                     $   40,800
             1997                                         44,100
             1998                                         36,500
             1999                                         36,500
             2000                                         36,500
             Thereafter                                  191,500
                                                      ----------
             Total future minimum rental payments     $  385,900
                                                      ==========

        Rental expense related to operating leases amounted to approximately $ 14,800 in 1995, $ 8,500 1994 and $ 8,845 in 1993.

                                      F-26
                                   (Sheet VII)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

  Financial Instruments:

        The financial statements do not reflect various commitments that arise in the normal course of business, to meet the financial needs of customers. These include commitments to extend credit and letters of credit, and involve to varying degrees, elements of credit, interest rate, and liquidity risk in excess of the amounts reflected in the Statement of Financial Condition.

        Commitments to extend credit, which amounted to approximately $ 2,983,000 at December 31, 1995, represent legally binding agreements to lend to a customer as long as all established contractual conditions are satisfied. Commitments generally have fixed expiration dates or other termination clauses. Since many commitments expire without being funded, total commitment amounts do not necessarily represent future liquidity requirements.

        Standby letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. At December 31, 1995, the Bank had approximately $ 192,800 in standby letters of credit outstanding.

        The Bank's exposure to credit loss in the event of non-performance by the other party to commitments to extend credit and letters of credit is represented by the contractual amount of these instruments. As these off-balance-sheet financial instruments have essentially the same credit risk involved in extending loans, the Bank generally uses the same credit and collateral policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments. The Bank does not anticipate any material losses as a result of these commitments.

  Unused Lines of Credit:

        At December 31, 1995, the Bank had $ 4,000,000 of unused lines of credit with the Federal Home Loan Bank to be drawn upon as needed, with interest to be determined at the time of the draw. The line is secured by a blanket lien on the Bank's residential mortgage loans.

  Litigation:

        The Bank is a party to legal actions normally associated with financial institutions, the aggregate effect of which, in management's and legal counsel's opinion, would not be significant to the Bank's financial condition.


NOTE 9 - EMPLOYEE STOCK OWNERSHIP PLAN

        The Bank has a non-contributory employee stock ownership plan ("ESOP") covering all employees who have met certain service requirements. The Bank's ESOP contributions are determined by its Board of Directors. At December 31, 1995 and 1994, the Employee Stock Ownership Trust (the "Trust") owned 118,900 shares of Liberty Holding Company common stock. Contributions to the Trust amounted to $ 67,800 in 1995, $ 65,850 in 1994 and $ 56,100 in 1993.

                                      F-26
                                   (Sheet VIII)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 10 - RELATED PARTY TRANSACTIONS

        At December 31, 1995, certain officers, directors and their related interest and an affiliated party were indebted to the Bank in the aggregate amount of approximately $ 2,991,300. Governing regulations require that these loans be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Also, certain related parties including the Corporation, maintain deposit balances with the Bank in the aggregate amount of approximately $ 4,100,655 at December 31, 1995.

        During 1995, the Bank contracted with a Director's company to remodel of one of the Bank's branches. Total payments under the terms of the contract amounted to approximately $ 50,800 in 1995.

        In addition, an affiliated party provides various legal services to the Bank in the normal course of business. Total legal fees paid to this affiliated party amounted to approximately $ 49,000 in 1995, $ 33,740 in 1994 and $ 32,531 in 1993.

        Certain stockholders of the Corporation are also members of the Board of Directors of the Bank.


NOTE 11 - CONCENTRATIONS OF CREDIT RISK

        The Bank maintains accounts at several financial institutions in Alabama and Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $ 100,000. Uninsured
        federal funds sold amounted to $2,475,000, at December 31, 1995. The Bank's management monitors these institutions on a quarterly basis in order to determine that the institutions meet "well-capitalized" guidelines as established by the FDIC.


NOTE 12 - REGULATORY MATTERS

        Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines  that  involve  quantitative  measures of the Bank's  assets, liabilities, and certain off-balance- sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Management believes, as of December 31, 1995, that the Bank meets all capital requirements to which it is subject.


NOTE 13 - BRANCH ACQUISITION

        In October 1993, the Bank acquired the Century, Florida branch of Liberty Holding Company and Subsidiary of Fort Walton. The acquisition included cash and cash items, loans, fixed assets and deposits. The transaction was recorded as a purchase and the acquired assets and liabilities were recorded at Liberty Holding Company and Subsidiary of Fort Walton's net carrying amount.

                                      F-26
                                   (Sheet IX)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE  14 - FAIR VALUES OF FINANCIAL INSTRUMENTS

        During 1995, the Bank adopted Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, ("SFAS 107"). SFAS 107 requires that the Bank disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

  Cash and cash equivalents:

         The carrying amounts of cash and short-term instruments approximate their fair value.


  Held-to-maturity and available-for-sale securities:

         Fair values for securities are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  Loans receivable:

         For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

  Deposit liabilities:

         The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit ("CDs") approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

  Accrued interest:

         The carrying amounts of accrued interest approximate their fair values.



                                      F-26
                                   (Sheet X)

                                  LIBERTY BANK
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993


NOTE 14 -  FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

  Off-balance-sheet instruments:

         Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

  Limitations:

         Fair value estimates are made at a specific point in time and are based on relevant market information which is continuously changing. Because no quoted market prices exist for a significant portion of the Bank's financial instruments, fair values for such instruments are based on management's assumptions with respect to future economic conditions, estimated discount rates, estimates of the amount and timing of future cash flows, expected loss experience, and other factors. These estimates are subjective in nature involving uncertainties and matters of significant judgment; therefore, they cannot be determined with precision. Changes in the assumptions could significantly affect the estimates.

         The estimated fair values of the Bank's financial instruments at December 31, 1995 are as follows:

                                                     Carrying          Fair
                                                     Amount           Value
                                                     --------      ------------
         Financial assets:

           Cash and cash equivalents              $   7,536,960     $  7,536,960
           Securities held-to-maturity                  640,000          635,746
           Securities available-for-sale              4,567,544        4,567,544
           Loans receivable                          36,082,930       36,111,929
           Mortgage loans held for sale                 201,400          201,400
           Accrued interest receivable                  337,899          337,899

         Financial liabilities:

           Deposits                                  45,431,208       45,492,525
           Accrued interest payable                     190,507          190,507

         Off-balance-sheet liabilities:

           Commitments to extend credit                 --             2,983,000
           Stand-by letters of credit                   --               192,800


                                      F-26
                                   (Sheet XI)

                                   APPENDIX A
                          Agreement and Plan of Merger
                              (including Amendment)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made April 23, 1996, between Whitney Holding Corporation ("Whitney"), a Louisiana corporation, on the one hand, and Liberty Holding Company ("Holding"), a Florida corporation, and Liberty Bank ("Bank"), a Florida chartered state bank, on the other hand. Whitney and Holding shall be hereinafter collectively referred to as the "Constituent Corporations".

                                    Preamble

         The Boards of Directors of Whitney and Holding have each determined that it is desirable and in the best interests of their respective corporations and shareholders that Holding merge into Whitney (the "Company Merger"). The Boards of Directors of Whitney and Bank have each determined that it is desirable and in the best interests of each such institution and its shareholders that Bank merge into a national banking association to be formed by Whitney (the "Bank Merger") on the terms and subject to the conditions set forth in this Agreement and in the Bank Merger Agreement (as hereinafter defined). The Company Merger and the Bank Merger shall be hereinafter collectively referred to as the "Mergers".

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

         Section 1.  The Mergers and Closing

         1.01.  Mergers.

                  (a) Following the expiration of the Review Period (as hereinafter defined), Whitney shall, in good faith, take expeditious steps to form a national banking association (the "Acquiring Bank") as a wholly owned subsidiary of Whitney. Upon its formation, Whitney will cause the Acquiring Bank to execute this Agreement as a party.

                  (b) Prior to the Effective Date (as hereinafter defined), Whitney shall prepare a certificate of merger substantially in the form of
Exhibit 1.01(b) attached hereto (the "Certificate of Merger"), pursuant to which, Holding will, subject to the conditions stated herein and therein, merge into Whitney, which will be the Surviving Corporation.

                  (c) Promptly after the formation of the Acquiring Bank, the Boards of Directors of the Acquiring Bank and Bank will execute the merger agreement annexed hereto as Exhibit 1.01(c) (the "Bank Merger Agreement"), pursuant to which, on the terms set forth herein and subject to the conditions set forth in Section 6 hereof, Bank will merge with and into the Acquiring Bank, which shall be the surviving bank.

                  (d) Effects of Mergers. The Company Merger shall have the effects set forth in the Louisiana Business Corporation Law ("LBCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property and assets, rights, privileges and all debts, liabilities and obligations of Holding will become the assets, rights, privileges, debts, liabilities and obligations of Whitney as the surviving corporation in the Company Merger. The Bank Merger shall have the effects set forth in the national banking laws and Florida state banking laws. Without limiting the generality of the foregoing, and subject thereto, at the effective time of the Bank Merger, all the property and assets, rights, privileges and all debts, liabilities and obligations of Bank will become the assets, rights, privileges, debts, liabilities and obligations of the Acquiring Bank as the surviving association in the Bank Merger.

         1.02. The Closing. The "Closing" of the transactions contemplated hereby will take place in the Board Room of Whitney, 228 St. Charles Avenue, Second Floor, New Orleans, Louisiana 70130 (or such other place to which the parties may agree), at 10:00 a.m., New Orleans Time, on a mutually agreeable date as soon as practicable following satisfaction of the conditions set forth in subparagraphs (a), (b) and (d) of subsection 6.01 hereof, or if no date has been agreed to, on any date specified by any party to the others upon 10 days notice following satisfaction of such conditions.

The date on which the Closing occurs is herein called the "Closing Date". If all conditions set forth in Section 6 hereof are satisfied or waived by the party entitled to grant such waiver, at the Closing (a) the Constituent Corporations shall each provide to the other such proof of satisfaction of the conditions set forth in Section 6 as the party whose obligations are conditioned upon such satisfaction may reasonably request, (b) the certificates, letters and opinions required by Section 6 shall be delivered, (c) the proper persons will complete the Certificate of Merger, (d) the appropriate officers of the parties shall execute, deliver and acknowledge the Bank Merger Agreement and (e) the parties shall take such further action as is required to effect the Company Merger and the Bank Merger and to otherwise consummate the transactions contemplated by this Agreement. If on any date established for the Closing all conditions in
Section 6 hereof have not been satisfied or waived by the party entitled to grant such waiver, then any party, on one or more occasions, may declare a delay of the Closing of such duration, not exceeding 10 business days, as the declaring party shall select, but no such delay shall extend beyond the date set forth in subparagraph (c) of subsection 7.01, and no such delay shall interfere with the right of any party to terminate this Agreement pursuant to Section 7.

         1.03. The Effective Date and Time. The Certificate of Merger will be filed with and recorded by the Louisiana Secretary of State immediately after (or concurrently with) the Closing, and the Company Merger will be effective on the date (the "Effective Date") and time (the "Effective Time") specified therein. At such time, appropriate articles of merger in respect of the Company Merger shall also be filed with the Florida Department of State. Immediately following (or concurrently with) the Closing, the Bank Merger Agreement shall be filed with and recorded by the Office of the Comptroller of the Currency and the Bank Merger shall be effective at the date and time specified in the Bank Merger Agreement.

         1.04.  Surviving  Corporations.   The  governing  documents  (i.e.  the
articles of incorporation and by-laws and equivalents) of Whitney and the Acquiring Bank in effect immediately prior to the Effective Time shall be the governing documents of Whitney and the Acquiring Bank, as the surviving entities in the Mergers, until duly amended in accordance with the terms thereof and applicable law. The directors and officers of Whitney and the Acquiring Bank in office immediately prior to the Effective Time shall be the directors and officers of Whitney and the Acquiring Bank, as the surviving entities in the Mergers, and shall serve in such capacity in accordance with the articles of incorporation and by-laws of the surviving entities. Each share of Whitney common stock, no par value ("Whitney Common Stock") and capital stock of Whitney and the Acquiring Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time, and in the case of the Acquiring Bank, shall be the capital stock of the Acquiring Bank.

         1.05. Tax Consequences. It is the intention of the parties hereto that the Mergers shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of
Section 368 of the Code.

         Section 2.  Conversion of Stock of Holding and Bank

         2.01. Conversion. (a) Company Merger. Subject to the provisions of this
Section 2, at the Effective Time, by virtue of the Company Merger and without any action on the part of the holders thereof, the shares of Holding common stock, par value $1.00 per share ("Holding Common Stock"), shall be converted as follows: Except for shares issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 1301-1320 of the Florida Business Corporation Act ("Holding Dissenters' Shares"), and subject to the provisions of
Section 2.01(f) relating to fractional shares, each issued and outstanding share of Holding Common Stock shall be converted into and become that number of shares of Whitney Common Stock that is equal to the quotient obtained by dividing the Company Percentage (as hereinafter defined) of the Maximum Deliverable Amount (as hereinafter defined), rounded up to the nearest whole number of shares, by the total number of issued and outstanding shares of Holding Common Stock at the Effective Time.

                  (b) Bank Merger. Subject to the provisions of this Section 2, at the effective time of the Bank Merger, by virtue of the Bank Merger and without any action on the part of the holders thereof, the shares of Bank common stock, par value $5.00 per share ("Bank Common Stock"), shall be converted as follows: Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. ss.215a (which shares, collectively with the Holding Dissenters' Shares, are hereinafter referred to as the "Dissenters' Shares") and subject to the provisions of Section 2.01(f) relating to fractional shares, each outstanding share of Bank Common Stock will be converted into and become that number of shares of Whitney Common Stock that is equal to the quotient obtained by dividing the Bank Percentage (as hereinafter defined) of the Maximum Deliverable Amount, rounded up to the nearest whole number of shares, by the total number of shares of Bank Common Stock issued and outstanding on the effective date of the Bank Merger.

                  (c) For purposes of this Section 2, shares of Holding Common Stock that are held by Holding or Bank (other than shares held by Bank in a fiduciary capacity other than for Holding), and shares of Bank Common Stock that are held by Holding or Bank (other than shares held by Bank in a fiduciary capacity other than for Holding), shall not be considered outstanding and shall be cancelled (and not converted) by virtue of the Mergers.

                  (d) Certain Defined Terms. As used in this Section 2.01 the following terms shall have the meanings set forth below:

                           (i)   Purchase Price. The term "Purchase Price" means
$14,000,000, plus $5.25 for each share of Holding Common Stock duly and validly issued between the date of this Agreement and the Effective Time upon the exercise of outstanding 1996 Warrants (as defined in Section 3.02) and the payment in cash to Holding of the exercise price therefor (the "Added Capital").

                           (ii)     Maximum Deliverable Amount.  The term
"Maximum Deliverable Amount" means the quotient obtained by dividing the Purchase Price by the Average Market Price (as defined below).

                           (iii)    Bank Percentage.  The term "Bank Percentage"
means the percentage obtained by dividing (A) the dollar amount obtained by multiplying (x) $14,000,000, plus the Added Capital, minus the book value of all assets of Holding other than Bank Common Stock, by (y) the percentage of the outstanding shares of Bank Common Stock owned by persons other than Holding, by (B) the total Purchase Price.

                           (iv)     Company Percentage.  The term "Company
Percentage" means the result obtained by subtracting the Bank Percentage from 100%.

                  (e) Average Market Price. The "Average Market Price" shall be the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction which is effected, or for which a record date occurs) on the twenty (20) trading days preceding the fifth trading day immediately prior to the Effective Time, as reported in the Wall Street Journal (corrected for typographical errors); provided, however, that if the Average Market Price as calculated above is less than $27.00, the Average Market Price for purposes of this Section 2.01(e) shall be $27.00, and if the Average Market Price as calculated above is greater than $35.00, the Average Market Price for purposes of this Section 2.01(e) shall be $35.00.

                  (f) Fractional Shares. In lieu of the issuance of fractional shares of Whitney Common Stock, each shareholder of Holding or Bank who would otherwise be entitled thereto, upon surrender of his or her certificates that immediately prior to the effective time of the applicable Merger represented Holding Common Stock or Bank Common Stock, other than Dissenters' Shares, shall receive a cash payment (without interest) equal to the fair market value at the effective time of the applicable Merger of any fraction of a share of Whitney Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such payment, the fair market value of a fraction of a share of Whitney Common Stock shall be such fraction multiplied by the Average Market Price.

                  (g) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing a share or shares of Holding Common Stock or Bank Common Stock (other than Dissenters' Shares), upon surrender thereof to the exchange agent selected by Whitney (the "Exchange Agent"), together with duly executed transmittal materials provided pursuant to Section 2.01(i) or upon compliance by the holder or holders thereof with the procedures of the Exchange Agent with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor any payment due in lieu of fractional shares and a certificate or certificates representing the number of whole shares of Whitney Common Stock into which such holder's shares of Holding

Common Stock or Bank Common Stock were converted. Until so surrendered, each outstanding Holding stock certificate and Bank stock certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions (if any) in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such holder's Holding Common Stock or Bank Common Stock shall have been converted. Whitney may, at its option, refuse to pay any dividend or other distribution to holders of unsurrendered Holding and Bank stock certificates until surrendered; provided, however, that upon the surrender and exchange of any Holding or Bank stock certificates there shall be paid, to the extent not previously paid, to the record holders of the Whitney stock certificates issued in exchange therefor the amount, without interest, of accumulated dividends and distributions, if any, which have become payable with respect to the number of whole shares of Whitney Common Stock into which the shares theretofore represented by such certificates shall have been exchanged.

                  (h) Deposit. Promptly following the Effective Time, Whitney shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing the shares of Whitney Common Stock and (ii) the cash in lieu of fractional shares to be issued and paid, as the case may be, in exchange for outstanding shares of Holding Common Stock and Bank Common Stock pursuant to this Section 2.

                  (i) Transmittal Materials. Promptly after the Effective Time, Whitney shall send or cause to be sent to each former shareholder of record of Holding at the Effective Time, and to each former shareholder of record of Bank at the effective time of the Bank Merger, excluding the holders, if any, of Dissenters' Shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Sections 1301-1320 of the Florida Business Corporation Act and 12 U.S.C. ss.215a, as applicable, transmittal materials for use in exchanging certificates of Holding Common Stock and Bank Common Stock, respectively, for certificates of Whitney Common Stock.

                  (j) Dissenters' Shares. Holders of Dissenters' Shares shall not be entitled to receive the shares of Whitney Common Stock and any unpaid dividends and distributions payable thereon pursuant to this Section 2 and shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of Sections 1301-1320 of the Florida Business Corporation Act and 12 U.S.C. ss.215a, as applicable, unless and until such holders fail to perfect or effectively withdraw or lose their rights to such appraisal and payment. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Holding Common Stock or Bank Common Stock will be treated as if they had been converted into, at the effective time of the applicable Merger, the shares of Whitney Common Stock (and cash in lieu of fractional share), and any unpaid dividends and distributions payable thereon, pursuant to this Section 2, without interest thereon.

         2.02. Closing Transfer Books. At the Effective Time, the stock transfer books of Holding shall be closed and no transfer of shares of Holding Common Stock shall be made thereafter. At the effective time of the Bank Merger, the stock transfer books of Bank shall be closed and no transfer of shares of Bank Common Stock shall be made thereafter.

         Section 3.  Representations and Warranties of Holding and Bank

         Holding and Bank represent and warrant to Whitney and the Acquiring Bank that, as of the date on which Holding delivers the Schedule of Exceptions to Whitney and as of the Closing Date, except as set forth in the Schedule of
Exceptions:

         3.01. Consolidated Group; Organization; Qualification. "Holding's consolidated group," as such term is used in this Agreement, consists of Holding and Bank. Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the
"Bank Holding Company Act"). Bank is a state banking association, duly organized, validly existing and in good standing under the laws of the State of Florida. Each member of Holding's consolidated group has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and to execute this Agreement and the Bank Merger Agreement to which it is a party and to consummate the transactions contemplated hereby, and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on such member's financial condition, results of operations or business.

         3.02. Capital Stock; Other Interests. The authorized capital stock (i) of Holding consists of 2,000,000 shares of Holding Common Stock, of which 1,343,294 shares are issued and outstanding and no shares are held in its treasury; and (ii) of Bank consists of 248,000 shares of common stock, of which 198,000 shares are issued and outstanding and no shares are held in its treasury. All issued and outstanding shares of capital stock of each member of Holding's consolidated group have been duly authorized and are validly issued, fully paid and non-assessable, and all of the outstanding shares of Bank (other than 1,367 shares of Bank Common Stock held by persons other than Holding) are owned by Holding, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances. Other than the 1996 Warrants issued pursuant to that certain Private Offering Memorandum of Holding dated January 14, 1994 (the "Offering Memorandum"), the holders of which are entitled to acquire up to an aggregate of 90,997 shares of Holding Common Stock (the "1996 Warrants"), no member of Holding's consolidated group has outstanding any stock options or other rights to acquire any shares of its capital stock or any security convertible into such shares, or has any obligation or commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. The outstanding capital stock of each member of Holding's consolidated group (including the 1996 Warrants) has been issued in compliance with all legal requirements and in compliance with any preemptive or similar rights. The 1996 Warrants have been duly authorized and were validly issued in accordance with the terms of the Offering Memorandum. All shares of Holding Common Stock issued or that may be issued after the date hereof upon exercise of the 1996 Warrants are, or will be when issued, duly authorized, validly issued, fully paid and non-assessable. No member of Holding's consolidated group has a subsidiary (other than Bank) or direct or indirect ownership interest exceeding 5% in any firm, corporation, partnership or other entity.

         3.03. Corporate Authorization; No Conflicts. Subject to the approval of this Agreement and the Bank Merger Agreement by the shareholders of Holding and Bank, respectively, in accordance with the Florida Business Corporation Law, Florida state banking laws and applicable federal law, all corporate acts and other proceedings required of each member of Holding's consolidated group for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Mergers have been validly taken. Subject to their approval by the shareholders of Holding and Bank and to such regulatory approvals as are required by law, this Agreement and the Bank Merger Agreement are legal, valid and binding obligations of Holding and Bank and are enforceable against Holding and Bank, respectively, in accordance with the respective terms hereof and thereof, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. With respect to each member of Holding's consolidated group, neither the execution, delivery or performance of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which that, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or association or by-laws or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

         3.04. Financial Statements, Reports and Proxy Statements. Holding has delivered to Whitney true and complete copies of (a) the consolidated balance sheets as of December 31, 1995 and December 31, 1994 of Holding and its consolidated subsidiaries, the related consolidated statements of income, shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (collectively, the "Financial Statements"), (b) the unaudited consolidated balance sheets as of March 31, 1996 of Holding and its consolidated subsidiaries, and the related unaudited statements of income, shareholders' equity and cash flows for the three month periods then ended (collectively, the "Interim Financial Statements"), (c) the annual report to the Board of Governors of the Federal Reserve System ("Federal Reserve Board") for the year ended December 31, 1995, of each member of Holding's consolidated group required to file such reports, (d) all call reports, including all amendments thereto, made to the Federal Deposit Insurance Corporation (the "FDIC") and the Department of Banking and Finance, Office of the Comptroller of Florida (the "Florida Comptroller") since December 31, 1992, of each member of Holding's consolidated group required to file such reports and (e) all annual communications (including any proxy information statements relating to meetings of Holding's or the Bank's shareholders) disseminated to

Holding's or the Bank's shareholders or presented to either of their Boards of Directors at any time since December 31, 1992.

                  The Financial Statements and the Interim Financial Statements have been (and all financial statements delivered to Whitney as required by this Agreement will be) prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods, and present fairly, in conformity with GAAP the consolidated results of operations of Holding's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call and other regulatory reports referred to above have been filed on the appropriate form and prepared in all material respects in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency. As of the date of the latest balance sheet forming part of the Interim Financial Statements (the "Latest Balance Sheet"), no member of Holding's consolidated group had, nor are any of any such member's assets subject to, any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured) which is not reflected and adequately reserved against in accordance with GAAP. No report, including any report filed with the Federal Reserve Board, the FDIC or the Florida Comptroller, or other report, proxy statement or offering materials made or given to shareholders of Holding or Bank, as of the respective dates thereof, contained, and no such report, proxy statement, offering materials or report to shareholders filed, made or disseminated after the date of this Agreement will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements and Interim Financial Statements are supported by and consistent with a general ledger and detailed trial balances of investment securities, loans and commitments, depositors' accounts and cash balances on deposit with other institutions, copies of which have been made available to Whitney.

         3.05. Loan and Investment Portfolios. All loans, discounts and financing leases (in which a member of Holding's consolidated group is lessor) reflected on the Latest Balance Sheet (a) were, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of its consolidated group, (b) are evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts and financing leases as of the date of the Latest Balance Sheet (or a more recent date), and of the investment portfolios of each member of Holding's consolidated group as of such date, have been delivered to Whitney. Except as specifically noted on the loan schedule attached to the Schedule of Exceptions, no member of Holding's consolidated group is a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) known by any member of Holding's consolidated group to be otherwise in material default for more than 30 days, (iii) classified as "substandard," "doubtful," "loss," "other assets especially mentioned" or any comparable classification by any member of Holding's consolidated group, the FDIC or the Florida Comptroller, (iv) an obligation of any director, executive officer or 10% shareholder of any member of Holding's consolidated group who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in violation of any law, regulation or rule of any governmental authority, other than those that are immaterial in amount.

         3.06. Adequacy of Allowances for Losses. Each of the allowances for losses on loans, financing leases and other real estate shown on the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and there are no facts or circumstances known to any member of Holding's consolidated group which are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any such provisions for losses or a material decrease in any of the allowances therefor reflected in the Latest Balance Sheet. Each of the allowances for losses on loans, financing leases and other real estate reflected on the books of Holding's consolidated group at all times from and after the date of the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and there are no facts or circumstances known to any member of Holding's consolidated group which are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any of such provisions for losses or a material decrease in the allowances therefor reflected in the Latest Balance Sheet.

         3.07. Absence of Certain Changes or Events. Since the date of the Latest Balance Sheet, no member of Holding's consolidated group has declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of Holding's or Bank's capital stock except for Holding's regular $.03 per share quarterly dividend. Since the date of the Latest Balance Sheet, there has been no event or condition of any character (whether actual or threatened) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations or business of Holding's consolidated group. Except as may result from the transactions contemplated by this Agreement, no such member has, since the date of the Latest Balance Sheet:

                  (a) borrowed any money (except for funds, not to exceed $230,000, to be borrowed from the Federal Home Loan Bank to finance the lease of the Bank's 9 Mile Road Branch) or entered into any capital lease or, except in the ordinary course of business consistent with past practices, (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any lien, encumbrance or other liability any of its assets, (iii) sold, assigned or transferred any of its assets in excess of $100,000 in the aggregate, or (iv) incurred any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute or contingent);

                  (b) suffered any material damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

                  (c) experienced any material change in asset concentrations as to customers or industries or in the nature and source of its liabilities or in the mix of interest-bearing versus non-interest bearing deposits;

                  (d) received notice or had knowledge or reason to believe that any material labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

                  (e) received notice or had any knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate such customer's relationship with it;

                  (f) failed to operate its business in the ordinary course consistent with past practices, or failed to preserve its business organization intact or to preserve the goodwill of its customers and others with whom it has business relations;

                  (g) incurred any material loss except for losses adequately reserved against on the date of this Agreement or on the Latest Balance Sheet and expenses associated with this transaction, or waived any material right in connection with any aspect of its business, whether or not in the ordinary course of business;

                  (h) forgiven any debt owed to it, or canceled any of its claims or paid any of its noncurrent obligations or liabilities;

                  (i) made any capital expenditure or capital addition or betterment in excess of $25,000.00 (other than capital expenditures not exceeding the $150,000 in the aggregate associated with furniture, fixtures, equipment and the leasehold improvement and development costs for the Bank's 9 Mile Road Branch);

                  (j) entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 8.0% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $30,000.00; provided, however, that nothing in this Section 3.07(j) shall prohibit the payment, subject to Whitney's concurrence that the written goals have been met, of deferred executive incentive pay for 1995 in an amount not exceeding $10,000 in the aggregate and the payment at or prior to Closing of 1996 executive incentive pay prorated through the Closing Date and paid thereon (not to exceed, in the aggregate, $55,000 prorated for the period January 1, 1996 through the Closing Date);

                  (k) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Financial Statements or the Interim Financial Statements;

                  (l) made any loan, given any discount or entered into any financing lease which has not been (i) made, at the time and under the circumstances in which made, for good, valuable and adequate consideration in the ordinary course of business, (ii) evidenced by genuine notes, agreements or other evidences of indebtedness and (iii) fully reserved against in an amount sufficient in accordance with applicable regulatory guidelines to provide for all charge-offs reasonably anticipated in the ordinary course of business after taking into account all recoveries reasonably anticipated in the ordinary course of business; or

                  (m) entered into any agreement, contract or commitment to do any of the foregoing.

         3.08. Taxes. Each member of Holding's consolidated group has timely filed all federal, state and local income, franchise, excise, real and personal property, employment and other tax returns, tax information returns and reports required to be filed, has paid all taxes, interest payments and penalties as reflected therein which have become due, has made adequate provision for the payment of all such taxes accruable for all periods ending on or before the date of this Agreement (and will make such accruals through the Closing Date) to any city, county, state, the United States or any other taxing authority, and is not delinquent in the payment of any tax or material governmental charge of any nature. The consolidated federal income tax returns of Holding's consolidated group have not been audited by the Internal Revenue Service since prior to 1985. No audit, examination or investigation is presently being conducted or is presently being threatened by any taxing authority; no material unpaid tax deficiencies or additional liabilities of any sort have been proposed to any member of Holding's consolidated group by any governmental representative, and no agreements for extension of time for the assessment of any tax have been entered into by or on behalf of any member of Holding's consolidated group. Each such member has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in compliance with all tax withholding provisions of applicable federal, state and local laws (including, without limitation, income, social security and employment tax withholding for all forms of compensation).

         3.09. Title to Assets. (a) On the date of the Latest Balance Sheet, each member of Holding's consolidated group had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now has, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected on the Latest Balance Sheet, and has good and merchantable title to all real property and good and merchantable title to all other material properties and assets acquired since the date of the Latest Balance Sheet, in each case free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Latest Balance Sheet, which secure deposits of public funds as required by law or which secure advances received from time to time from the Federal Home Loan Bank; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the Latest Balance Sheet, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any of such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Each member of Holding's consolidated group owns, or has valid leasehold interests in, all material properties and assets used in the conduct of its business. Any real property and other material assets held under lease by any such member are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or and proposed to be made of such property by such member of such property.

                  (b) With  respect  to each  lease of any  real  property  or a material amount of personal property to which any member of Holding's consolidated group is a party, except for financing leases in which a member of such consolidated group is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Mergers will not constitute a default or a cause for termination or modification of such lease.

                  (c) No member of Holding's consolidated group has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

         3.10. Legal Matters. (a) To the knowledge of Holding, (i) there is no material claim, action, suit, proceeding, arbitration or investigation pending in any court or before or by any governmental agency or instrumentality or arbitration panel or otherwise, or threatened against any member of Holding's consolidated group nor (ii) do any facts or circumstances exist that would be likely to form the basis for any material claim against any member of Holding's consolidated group that, if adversely determined, would have a material adverse effect on Holding's consolidated group.

                  (b) Each member of Holding's consolidated group has complied in all material respects with and is not in default in any material respect under (and has not been charged or threatened with or come under investigation with respect to any charge concerning any material violation of any provision
of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality.

                  (c) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Holding's consolidated group as a result of examination by any bank or bank holding company regulatory authority.

                  (d) No member of Holding's consolidated group is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority.

                  (e) To the knowledge of Holding, there is no claim, action, suit, proceeding, arbitration, or investigation, pending or threatened, in which any material claim or demand is made or threatened to be made against any member of Holding's consolidated group or any officer, director, advisory director or employee, in each case by reason of any person being or having been an officer, director, advisory director or employee of any such member.

         3.11. Employee Benefit Plans. (a) Except for the plans listed on the subsection of the Schedule of Exceptions that corresponds to this subsection (the "ERISA Plans"), no member of Holding's consolidated group sponsors, maintains or contributes to, and no such member has at any time sponsored, maintained or contributed to, any employee benefit plan that is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each of the ERISA Plans has been maintained and administered in all material respects in compliance with its terms, the provisions of ERISA and all other applicable laws, and, where applicable, the provisions of the Code. No ERISA Plan, including any "party in interest" or "disqualified person" with respect thereto has engaged in a nonexempt prohibited transaction under
Section 4975 of the Code or Section 502(i) of ERISA; there is no matter relating to any of the ERISA Plans pending or threatened, nor are there any facts or circumstances existing that could reasonably be expected to lead to (other than routine filings such as qualification determination filings), proceedings before, or administrative actions by, any governmental agency; there are no actions, suits or claims pending or threatened (including, without limitation, breach of fiduciary duty actions, but excluding routine uncontested claims for benefits) against any of the ERISA Plans or the assets thereof. Each member of Holding's consolidated group has complied in all material respects with the reporting and disclosure requirements of ERISA and the Code. None of the ERISA Plans is a multi-employer plan within the meaning of Section 3(37) of ERISA. A favorable determination letter has been issued by the Internal Revenue Service with respect to each ERISA Plan that is intended to be qualified under Section 401(a) of the Code and the Internal Revenue Service has taken no action to revoke any such letter and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. No member of Holding's consolidated group has sponsored, maintained or made contributions to any plan, fund or arrangement subject to Title IV of ERISA or the requirements of Section 412 of the Code or providing for medical benefits, insurance coverage or other similar benefits for any period extending beyond the termination of employment, except as may be required under the "COBRA" provisions of ERISA and the Code. No member of Holding's consolidated group is obligated to provide medical insurance after the termination of employment, except as to COBRA.

                  (b) Set forth on the subsection of the Schedule of Exceptions corresponding to this subsection is a true and complete list of each benefit plan and benefit arrangement of any member of Holding's consolidated group other than the ERISA Plans. True and complete copies of all plan (including ERISA Plan) documents and written agreements (including all amendments and modifications thereof), together with copies of any tax determination letters, trust agreements, summary plan descriptions, insurance contracts, investment management agreements and the three most recent annual reports on form series 5500 with respect to such plan or arrangement have been made available to Whitney.

                  (c) All group health plans of any member of Holding's consolidated group to which Section 4980B(f) of the Code or Section 601 of ERISA applies are in compliance in all material respects with continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA and any prior violations of such sections have been cured prior to the date hereof.

                  (d) Each plan, fund or arrangement previously sponsored or maintained by any member of Holding's consolidated group, or to which any member of Holding's consolidated group previously made contributions which has been terminated by any member of Holding's consolidated group was terminated in accordance with ERISA, the Code and the terms of such plan, fund or arrangement and no event has occurred and no condition exists that would subject any member of Holding's consolidated group, Whitney or the Acquiring Bank to any tax, penalty, fine or other liability as a result of, directly or indirectly, the termination of such plan, fund or arrangement.

                  (e) The current fair market value of the assets of each ERISA Plan subject to the provisions of Title IV of ERISA equals or exceeds the present value of the accrued benefits of each such plan as of the end of the most recent plan year, calculated on a termination and on-going basis, and there has been no material change likely to change the funding status of any such plan. No funding deficiency within the meaning of Section 412 of the Code exists with respect to any ERISA Plan. All contributions required or accrued under the terms of any plan (including any ERISA Plan) have been made and all insurance premiums required or accrued under the terms of any plan (including any ERISA plan) have been paid as of the date hereof.

                  (f) The transactions contemplated by the loan agreements dated March 11, 1988 and February 22, 1994 with Barnett Bank and the loan agreements dated July 2, 1991, March 9, 1992 and June 5, 1992 with Compass Bank (the "ESOP") (the "Loan") constitute an exempt loan within the meaning of Section 4975(3) of the Code. Neither the acquisition of securities with the proceeds of the Loan nor the retention of such securities constitutes a breach of fiduciary duty within the meaning of Section 404(a) of ERISA. The ESOP has been created, organized and administered in accordance with the requirements applicable to employee stock ownership plans as defined in Section 401(a) and 4975(e)(7) of the Code. The securities acquired by the ESOP with the proceeds of the Loan have the status of "qualifying employer securities" as that term is defined in
Section 4975(e) of the Code and "employer securities" as that term is defined in
Section 490(1) of the Code. The Loan is not in default as of the date hereof and the execution of the transactions contemplated hereby will not result in a breach of or a default under the agreements evidencing the Loan.

         3.12. Insurance Policies. Each member of Holding's consolidated group maintains in force insurance policies and bonds in such amounts and against such liabilities and hazards as are considered by it to be adequate. An accurate list of all such insurance policies is attached to the Schedule of Exceptions. No member of Holding's consolidated group is now liable, nor has any such member received any notice of any material retroactive premium adjustment. All policies are valid and enforceable and in full force and effect, and no member of Holding's consolidated group has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no member of Holding's consolidated group has been refused any basic insurance coverage sought or applied for (other than certain exclusions for coverage of certain events or circumstances as stated in such polices), and no such member has reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought as favorable as those presently in effect.

         3.13. Agreements. (a) No member of Holding's consolidated group is a party to:

                           (i)      any collective bargaining agreement;

                           (ii)     other than the employee benefits and plans
referred to in the section of the Schedule of  Exceptions  that  corresponds to subsection 3.11 of this Agreement, any employment or other agreement or contract with or commitment to any employee except (x) the agreements, arrangements, policies and practices referred to in the exceptions to subparagraph (j) of subsection 3.07 of this Agreement, (y) such agreements as are terminable without penalty upon not more than 30 days notice by the employer and (z) the Employment Protection Agreement dated July 22, 1991 between Bank and Jerry W. Morrison, as amended to change the annual term to be January 1 to December 31, and there are no deferred executive or
nonqualified   deferred  compensation   arrangements   (including  split  dollar
obligations and the like);

                           (iii)   any obligation of guaranty or indemnification
except such indemnification of officers, directors, employees and agents of Holding's consolidated group as on the date of this Agreement may be provided in their respective articles of incorporation or association and by-laws (and no indemnification of any such officer, director, employee or agent has been authorized, granted or awarded), except if entered into in the ordinary course of business with respect to customers of any member of Holding's consolidated group, letters of credit, guaranties of endorsements and guaranties of signatures;

                           (iv)     any agreement, contract or commitment which
is or if performed will be materially adverse to the financial condition, results of operations or business of Holding's consolidated group; or

                           (v)      any agreement, contract or commitment
containing any covenant limiting the freedom of any member of Holding's consolidated group (x) to engage in any line of business permitted by regulatory authorities, (y) to compete with any person in a line of business permitted by applicable regulatory guidelines to be engaged in by bank holding companies or Florida chartered state banks or (z) to fulfill any of its requirements or needs for services or products (including, for example, contracts with vendors to supply customers with credit insurance); or

                           (vi)     any written agreement, memorandum, letter,
order or decree, formal or informal,with any federal or state regulatory agency.

                  (b) The subsection of the Schedule of Exceptions that corresponds to this subsection contains a list of each material agreement, contract or commitment (except those entered into in the ordinary course of business with respect to loans, lines of credit, letters of credit, depositor agreements, certificates of deposit and similar banking activities and equipment maintenance agreements which are not material) to which any member of Holding's consolidated group is a party or which affects any such member. To Holding's knowledge, no member of Holding's consolidated group has in any material respect breached, nor is there any pending or threatened claim that it has materially breached, any of the terms or conditions of any of such agreements, contracts or commitments or of any material agreement, contract or commitment that it enters into after the date of this Agreement. No member of Holding's consolidated group is in material violation of any written agreement, memorandum, letter, order or decree, formal or informal, with any federal or state regulatory agency.

         3.14. Licenses, Franchises and Governmental Authorizations. Each member of Holding's consolidated group possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business. The deposits of Bank are insured by the FDIC to the extent provided by applicable law, and there are no pending or threatened proceedings to revoke or modify that insurance or for relief under 12 U.S.C. Section 1818.

         3.15. Corporate Documents. Holding has delivered to Whitney, with respect to each member of Holding's consolidated group, true and correct copies of its articles of incorporation or articles of association, and its by-laws, all as amended. All of the foregoing and all of the corporate minutes and stock transfer records of each member of Holding's consolidated group are current, complete and correct in all material respects.

         3.16. Certain Transactions. No past or present director, executive officer or five percent shareholder of any member of Holding's consolidated group has, since January 1, 1991, engaged in any transaction or series of transactions which, if such member had been subject to Section 14(a) of the Exchange Act, would have been required to be disclosed pursuant to Item 404 of Regulation S-K of the Rules and Regulations of the SEC.

         3.17. Broker's or Finder's Fees. Except for Allen C. Ewing & Company, investment bankers, which will receive an amount not in excess of one-half of 1% (or approximately $70,000) of the consideration for the Mergers (excluding any portion of the consideration attributable to the Added Capital) in connection with its rendering of financial advice, payable in accordance with the terms of that certain letter agreement dated April 8, 1996 between Holding and Allen C. Ewing & Company, a true and correct copy of which has been provided to Whitney, no agent, broker, investment banker, investment or financial advisor or other person acting on behalf of any member of Holding's consolidated group is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

         3.18. Environmental Matters. (a) (i) Each member of Holding's consolidated group has obtained all material permits, licenses and other authorizations that are required to be obtained by it under any applicable Environmental Law Requirements (as hereinafter defined) in connection with the operation of its businesses and ownership of its properties (collectively, the "Subject Properties"), including without limitation, to the knowledge of Holding, properties acquired by foreclosure or in settlement of loans;

                           (ii)     Each member of Holding's consolidated group
is in compliance with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements;

                           (iii)    There are no past or present events,
conditions, circumstances, activities or plans by any member of Holding's consolidated group related in any manner to any member of Holding's consolidated group or the Subject Properties that did or would violate or prevent compliance or continued compliance with any of the Environmental Law Requirements, or give rise to any Environmental Liability, as hereinafter defined;

                           (iv)     To Holding's knowledge, there is no civil,
criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened by any person against any member of Holding's consolidated group, or any prior owner of any of the Subject Properties which relates to the Subject Properties and relates in any way to any Environmental Law Requirement or seeks to impose any Environmental Liability; and

                           (v)      To Holding's knowledge, no member of
Holding's consolidated group is subject to or responsible for any material Environmental Liability which is not set forth and adequately reserved against on the Latest Balance Sheet.

                  (b)  "Environmental  Law  Requirement"  means  all  applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation: (A) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials (as such term is defined below), chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature; (B) all requirements pertaining to protection of the health and safety of employees or the public; and (C) all requirements pertaining to the (i)
drilling, production, and abandonment of oil and gas wells, (ii) the transportation of produced oil and gas, and (iii) the remediation of sites related to that drilling, production or transportation.

                  (c) "Hazardous Materials" shall mean: (A) Any "hazardous substance" as defined by either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC Section 9601, et seq.) ("CERCLA") as amended from time to time, or regulations promulgated thereunder; (B) asbestos; (C) polychlorinated biphenyls; (D) any "regulated substance" as defined by 40 C.F.R. Section 280.12, or the FL Ad. Code, Title 62, Chapter 62-761 and Sec. 62-761.200; (E) any naturally occurring radioactive material ("NORM"), as defined by applicable federal or state laws or regulations as amended from time to time, irrespective of whether the NORM is located in Florida or another jurisdiction; (F) any non-hazardous oilfield wastes ("NOW") defined under applicable federal or state laws or regulations, irrespective of whether those wastes are located in Florida or another jurisdiction; (G) any substance the presence of which on the Subject Properties is prohibited by any lawful rules and regulations of legally constituted authorities from time to time in force and effect relating to the Subject Properties; and (H) any other substance which by any such rule or regulation requires special handling in its collection, storage, treatment or disposal.

                  (d) "Environmental Liability" shall mean (i) any liability or obligation arising under any Environmental Law Requirement, or (ii) any liability or obligation under any other theory of law or equity (including without limitation any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material, pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         3.19. Compliance with Laws. Each member of Holding's consolidated group is in compliance with all applicable laws, rules, regulations, orders, writs, judgments and decrees the noncompliance with which reasonably could be expected to have a material adverse effect on the financial condition, results of operations or business of Holding's consolidated group taken as a whole. There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Holding's consolidated group as a result of examination by any bank or bank holding company regulatory authority, except those cited in examination reports previously submitted to, and reviewed by, Whitney.

         3.20. Intellectual Property. Each member of Holding's consolidated group owns all trademarks, tradenames, service marks and other intellectual property that is material to the conduct of its business.

         3.21. Community Reinvestment Act. Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, have CRA ratings of not less than "satisfactory," and have received no material criticism from regulators with respect to discriminatory lending practices, and have no knowledge of any conditions or circumstances that are likely to result in CRA ratings of less than "satisfactory" or material criticism from regulators with respect to discriminatory lending practices.

         3.22. Accuracy of Statements. No warranty or representation made or to be made by any member of Holding's consolidated group in this Agreement or in any document furnished or to be furnished by any member of Holding's consolidated group pursuant to this Agreement contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in subsection 5.14 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         Section 4. Representations and Warranties of Whitney and the Acquiring Bank

                  Whitney and the Acquiring Bank represent and warrant to Holding and Bank that as of the date hereof and as of the Closing Date:

         4.01. Consolidated Group; Organization; Qualification. "Whitney's consolidated group," as such term is used in this Agreement, consists of Whitney and Whitney National Bank ("WNB") and will include the Acquiring Bank upon its formation and, in addition includes Whitney Bank of Alabama and several other subsidiaries. Whitney is a corporation duly organized and validly existing under the laws of the State of Louisiana and is a bank holding company within the meaning of the Bank Holding Company Act. WNB is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America. Whitney has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its financial condition, results of operations or business.

                  Pursuant to Section 1.01(a) of this Agreement, Whitney intends to charter the Acquiring Bank and cause it to merge with Bank. At Closing, the Acquiring Bank will be a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Acquiring Bank will have all requisite corporate power and authority to own and lease its property and to carry on its business as it is intended to be conducted and to execute and deliver this Agreement and the Bank Merger Agreement and to consummate the transactions contemplated hereby and thereby, and will be qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its financial condition, results of operations or business.

         4.02. Capital Stock. As of the date of this Agreement, the authorized capital stock of Whitney consists of 40,000,000 shares of Whitney Common Stock. As of March 31, 1996, 17,024,694 shares of Whitney Common Stock were issued and outstanding and 561,929 shares were held in its treasury. All issued and outstanding shares of capital stock of Whitney have been duly authorized and are validly issued, fully paid and non-assessable. All issued and outstanding shares of capital stock of the Acquiring Bank will be duly authorized and validly issued, fully paid and (except as provided in 12 U.S.C. Section 55) non-assessable. Upon the formation of the Acquiring Bank, Whitney will own all of the issued and outstanding shares of capital stock of the Acquiring Bank free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances.

         4.03. Corporate Authorization; No Conflicts. All corporate acts and other proceedings required of Whitney for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Merger have been, or will be prior to Closing, validly and appropriately taken. All corporate acts and other proceedings required of the Acquiring Bank for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Bank Merger will be validly and appropriately taken prior to Closing. Subject to such regulatory approvals as are required by law, this Agreement and the Bank Merger Agreement are, and in the case of the Acquiring Bank will be, legal, valid and binding obligations of Whitney and the Acquiring Bank as the case may be, and are, and in the case of the Acquiring Bank will be, enforceable against them in accordance with the respective terms of such agreements, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. With respect to each of Whitney and the Acquiring Bank, neither the execution, delivery or performance of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or by-laws (or comparable documents) or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

         4.04. Financial Statements; Reports and Proxy Statements. (a) Whitney has delivered to Holding true and complete copies of (i) the consolidated balance sheets as of December 31, 1995 and December 31, 1994 of Whitney and its consolidated subsidiaries, the related consolidated statements of operations, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto, as presented in Whitney's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC (collectively, the "Whitney Financial Statements") and (ii) the unaudited consolidated balance sheet as of March 31, 1996 of Whitney and its consolidated subsidiaries and the related unaudited statements of operations and cash flows for the three month period then ended (collectively, the "Whitney's Interim Financial Statements").

                  (b) The Whitney Financial Statements and the Whitney Interim Financial Statements have been prepared in conformity with GAAP applied on a basis consistent with prior periods, and present fairly, in conformity with GAAP, the consolidated results of operations of Whitney's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call and other regulatory reports have been filed on the appropriate form and prepared in all material respects in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency. As of the date of the latest balance sheet forming part of the Whitney Interim Financial Statements (the "Whitney Latest Balance Sheet"), no member of Whitney's consolidated group had, nor were any of any of such member's assets subject to, any material liability, commitment, indebtedness or obligation (whether absolute, contingent, matured or unmatured), which is not reflected and adequately reserved against in the Whitney Latest Balance Sheet in accordance with GAAP. No report filed with Federal Reserve Board or other bank regulatory body, as of the respective dates thereof, contained and no such report filed after the date of this Agreement will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.05. Legality of Whitney Securities. All shares of Whitney Common Stock to be issued pursuant to the Mergers have been duly authorized and, when so issued, will be validly and legally issued, fully paid and non-assessable, and will be, at the time of their delivery, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances and any preemptive or similar rights.

         4.06. SEC Reports. Whitney has previously delivered to Holding an accurate and complete copy of the following Whitney reports filed with the SEC pursuant to the Exchange Act: (a) annual reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 and (b) proxy statements for the years 1993, 1994 and 1995; as of their respective dates, no such Report or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Whitney has timely filed all reports and other documents required to be filed by it under the Securities Act and the Exchange Act.

         4.07. Absence of Certain Changes or Events. Since the date of the Whitney Latest Balance Sheet, there has been no event or condition of any character (whether actual or threatened) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations or business of Whitney's consolidated group taken as a whole.

         4.08. Legal Matters. (a) There are no material actions, suits, proceedings, arbitrations or investigations pending or, to Whitney's knowledge threatened, against any member of Whitney's consolidated group which would be required to be disclosed in a Form 10-K or Form 10-Q pursuant to Item 103 of Regulation S-K of the SEC's Rules and Regulations that are not so disclosed.

                  (b) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Whitney's consolidated group as a result of examination by any bank or bank holding company regulatory authority.

                  (c) No member of Whitney's consolidated group is subject to any written agreement, memorandum or order or decree with or by any bank or bank holding company regulatory authority.

         4.09. Accuracy of Statements. No warranty or representation made or to be made by any member of Whitney's consolidated group in this Agreement or in any document furnished or to be furnished by any member of Whitney's consolidated group pursuant to this Agreement contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in Subsection 5.14 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         Section 5. Covenants and Conduct of Parties Prior to the Effective Date. The parties further covenant and agree as follows:

         5.01. (a) Investigations; Planning. Each member of Holding's consolidated group shall continue to provide to Whitney and the Acquiring Bank and to their authorized representatives full access during all reasonable times to its premises, properties, books and records (including, without limitation, all corporate minutes, stock transfer records and, subject to compliance with ss.655.057 of the Florida Banking Code, regulatory examination reports), and to furnish Whitney and the Acquiring Bank and such representatives with such financial and operating data and other information of any kind respecting its business and properties as Whitney and the Acquiring Bank shall from time to time reasonably request. Any investigation shall be conducted in a manner which does not unreasonably interfere with the operation of the business of Holding's consolidated group. Each member of Holding's consolidated group agrees to cooperate with Whitney and the Acquiring Bank in connection with planning for the efficient and orderly combination of the parties and the operation of Whitney and the Acquiring Bank after consummation of the Mergers. In the event of termination of this Agreement prior to the Effective Date, Whitney shall, except to any extent necessary to assert any rights under this Agreement or the Bank Merger Agreement, return, without retaining copies thereof, or destroy (and certify to same under penalty of perjury) all confidential or non-public documents, work papers and other materials obtained from Holding's consolidated group in connection with the transactions contemplated hereby and shall keep such information confidential, not disclose such information to any other person or entity except as may be required by legal process, and not use such information in connection with its business, and shall cause all of its employees, agents and representatives to keep such information confidential and not to disclose such information or to use it in connection with its business, in each case unless and until such information shall come into the public domain through no fault of Whitney and the Acquiring Bank. Whitney and the Acquiring Bank shall continue to provide Holding's executive officers with access to their respective executive officers, during normal business hours and upon reasonable notice, to discuss the business and affairs of Whitney and the Acquiring Bank to the extent customary in transactions of the nature contemplated by this Agreement.

                  (b) Delivery of Schedules of Exceptions; Due Diligence. Whitney and Holding stipulate that they have entered into this Agreement prior to Holding's delivery of its consolidated group's Schedule of Exceptions and prior to Whitney's completion of Whitney's customary due diligence investigation of Holding. Holding shall deliver to Whitney, on or before the 14th day following the date hereof, its consolidated group's Schedule of Exceptions. Upon such delivery, such Schedules shall be initialed on behalf of Whitney and Holding, shall be appended hereto and shall form a part hereof for all purposes. If Holding fails to deliver its consolidated group's Schedule of Exceptions on or before the 14th day following the date hereof, Whitney may terminate this Agreement without liability by giving written notice of termination to Holding. Whitney's due diligence review shall be concluded during a 21 calendar day period commencing on the first business day following Holding's delivery to Whitney of its Schedule of Exceptions as provided herein (the "Review Period"). At or prior to expiration of the Review Period, Whitney shall elect, by written notice to Holding, to either (a) proceed to the Closing (subject to the satisfaction or waiver of all other conditions to Closing) or (b) terminate the Agreement (without liability to Holding or Bank) if, in its sole and absolute discretion, it is not satisfied with the results of such due diligence review or for any other reason. Absent timely delivery of written notice electing to terminate this Agreement, Whitney shall be deemed to have elected to proceed to the Closing, subject to all other terms and conditions of this Agreement.

         5.02. Cooperation and Best Efforts. Each of the parties hereto will cooperate with the other parties and use its best efforts to (a) procure all necessary consents and approvals of third parties, (b) complete all necessary filings, registrations, applications, schedules and certificates, (c) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Mergers and the transactions contemplated hereby and by the Bank Merger Agreement, and (d) effect the transactions contemplated by this Agreement and the Bank Merger Agreement at the earliest practicable date.

         5.03. Information for, and Preparation of, Registration Statement and Proxy Statement. Each of the parties hereto will cooperate in the preparation of the Registration Statement referred to in Section 5.14 and a proxy statement of Holding and Bank (the "Proxy Statement") which complies with the requirements of the Securities Act, the rules and regulations promulgated thereunder and other applicable federal and state laws, for the purpose of registering the Whitney Common Stock to be issued in the Mergers and submitting this Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby to Holding's shareholders for approval. Each of the parties will as promptly as practicable after the date hereof furnish all such data and information relating to it and its subsidiaries as any of the other parties may reasonably request for the purpose of including such data and information in the Registration Statement and the Proxy Statement.

         5.04. Approval of Bank Merger Agreement. Whitney, as the sole shareholder of the Acquiring Bank, shall take all action necessary to effect shareholder approval of the Bank Merger Agreement.

         5.05. Press Releases. Whitney and Holding will cooperate with each other in the preparation of any press releases announcing the execution of this Agreement or the consummation of the transactions contemplated hereby. Without the prior written consent of the chief executive officer of the other party, no member of Holding's consolidated group or Whitney's consolidated group will issue any press release or other written statement for general circulation relating to the transactions contemplated hereby, except as may otherwise be required by law and, if practical, prior notice of such release is provided to the other parties. Whitney agrees that it will make a press release with respect to the results of operations of Whitney and its consolidated group as promptly as practicable following receipt of financial results covering at least thirty
(30) days of post-mergers combined operations of Whitney to permit the termination of the limitations set forth in the Shareholder Commitments on the ability of each person referred to in Section 5.10 to resell shares of Whitney Common Stock in a manner inconsistent with Whitney's ability to account for the Mergers as a pooling of interests.

         5.06. Preservation of Business. To the extent consistent with sound business practices, each member of Holding's consolidated group will use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business to preserve the goodwill of customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement.

         5.07. Conduct of Business in the Ordinary Course. Each member of Holding's consolidated group shall conduct its business only in the ordinary course consistent with past practices, and shall not, without the prior written consent of the chief executive officer of Whitney or his duly authorized designee:

                  (a) declare, set aside, increase or pay any dividend, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of or issue any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock, provided that this subparagraph shall not prevent the payment by Holding of regular quarterly dividends of $.03 per share or any issuance of shares of Holding Common Stock upon exercise of the 1996 Warrants;

                  (b) amend its articles of incorporation or by-laws or adopt or amend any resolution or agreement concerning indemnification of its directors or officers;

                  (c) enter into or modify any agreement so as to require the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees except such agreements as are terminable at will without any penalty or other payment by it, or increase the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar benefits and payments) of any such person in any manner inconsistent with its past practices;

                  (d) except as described in the Schedule of Exceptions or except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrance, except those of the character described in subsection 3.09 hereof, or cancel any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

                  (e) acquire another business or merge or consolidate with another entity, or sell or otherwise dispose of a material part of its assets or, except in the ordinary course of business consistent with past practices or as described in the Schedule of Exceptions;

                  (f) commit any act that is intended or reasonably may be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Mergers set forth in Section 6 not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (g) commit or fail to take any act which act or omission is intended or reasonably may be expected to result in a material breach or violation of any applicable law, statute, rule, governmental regulation or order;

                  (h) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

                  (i) fail to pay, or to make adequate provision in all material respects for the payment of, all taxes, interest payments and penalties due and payable (for all periods up to the Effective Date, including that portion of its fiscal year to and including the Effective Date) to any city, county, state, the United States or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established;

                  (j) dispose of investment securities in amounts or in a manner inconsistent with past practices; or make investments in non-investment grade securities or which are inconsistent with past investment practices;

                  (k)      enter into any new line of non-banking business;

                  (l) (i) except as described in the Schedule of Exceptions, charge off (except as may otherwise be required by law or by regulatory authorities or by GAAP consistently applied) or sell (except for a price not materially less than the value thereof) any of its portfolio of loans, discounts or financing leases, or (ii) except as set forth on Schedule of Exceptions, sell any asset held as other real estate or other foreclosed assets for an amount materially less than 100% of its book value at the date of the Latest Balance Sheet;

                  (m) make any extension of credit which, when added to all other extensions of credit to a borrower and its affiliates, would exceed Holding's or Bank's applicable regulatory lending limits;

                  (n) take or cause to be taken any action which would disqualify the Mergers as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; or

                  (o)      agree or commit to do any of the foregoing.

         5.08. Additional Information. Holding and Bank will provide Whitney (a) with prompt written notice of any material adverse change in the financial condition, results of operations, business or prospects of any member of Holding's consolidated group, any material breach by Holding or Bank of any of its warranties, representations or covenants in this Agreement, or any material action taken or proposed to be taken with respect to Holding or Bank by any regulatory agency, (b) as soon as they become available, copies of any financial statements, reports and other documents of the type referred to in Section 3.04 with respect to Holding or Bank, and (c) promptly upon its dissemination, any report disseminated to Holding's or Bank's shareholders. Whitney will provide Holding and Bank (a) with prompt written notice of any material breach by Whitney of any of its warranties, representations or covenants in this Agreement and (b) as soon as they become available, copies of any reports or other documents of the type referred to in Section 4.06 of this Agreement with respect to Whitney.

         5.09. Shareholder Approval. Holding's Board of Directors shall submit this Agreement to its shareholders for approval in accordance with the applicable law, together with its recommendation that such approval be given, at a special meeting of the shareholders of Holding duly called and convened for that purpose as soon as practicable after the effective date of the Registration Statement. Bank will submit this Agreement and the Bank Merger Agreement to Bank's shareholders for approval in accordance with the applicable law at a meeting duly called and convened for that purpose as soon as practicable. At such meeting, Holding will, if the shareholders of Holding shall have so approved this Agreement, vote all shares of Bank Common Stock held by it "for" approval of the Bank Merger. The foregoing meetings will, if practicable, be held on the same date but, in any event, the Bank meeting will not be convened until the Holding meeting has been finally adjourned.

         5.10. Restricted Whitney Common Stock. Holding will use its best efforts to obtain as soon as practicable but in no event later than 30 days prior to the Closing Date an agreement from each person who is a director, executive officer or 5% beneficial owner of securities of Holding or Bank who will receive shares of Whitney Common Stock by virtue of the Mergers to the effect that such person will not dispose of any Holding Common Stock, Bank Common Stock, 1996 Warrants held by them or any Whitney Common Stock they receive pursuant to the Mergers (a) in a manner that would disqualify the transactions contemplated hereby from pooling of interests accounting treatment or (b) in the case of Whitney Common Stock received pursuant to the Mergers, in violation of Rule 145 of the Securities Act or the rules and regulations of the SEC thereunder.

         5.11. Loan Policy. No member of Holding's consolidated group will make any loans, or enter into any commitments to make loans, which vary other than in immaterial respects from its written loan policies, a true and correct copy of which loan policies will be provided to Whitney concurrently with Holding's Schedule of Exceptions, provided that this covenant shall not prohibit Bank from extending or renewing credit or loans in the ordinary course of business consistent with past lending practices or in connection with the workout or renegotiation of loans in its loan portfolio on the date hereof.

         5.12. No Solicitations. (a) Prior to the Effective Time or until the termination of this Agreement, no member of Holding's consolidated group shall, without the prior approval of Whitney, directly or indirectly, solicit, initiate or encourage inquiries or proposals with respect to, or, except to the extent required in the written opinion of its counsel to discharge properly its fiduciary duties to Holding's consolidated group and its shareholders, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of its assets, or of a substantial equity interest in it, or any business combination with it, other than as contemplated by transaction of the type that is referred to in clauses (B) (i), (ii) and (iii) of subparagraph (f) of subsection 7.01 of this Agreement (and in no event will any such information be supplied except pursuant to a confidentiality agreement in form and substance substantially the same as the confidentiality agreement between Holding and Whitney); and each such member shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above, and will notify Whitney immediately if any such inquiries or proposals are received by it, any such information is requested from it, or any such negotiations or discussions are sought to be initiated with it or any of its officers, directors, agents and affiliates; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Holding or Bank from taking any action that in the written opinion of counsel of Holding or Bank is required by law or is required to discharge his fiduciary duties to Holding's consolidated group and its shareholders.

                  (b) Neither the Board of Directors of Holding or Bank, nor any committee thereof, shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Whitney, the approval or recommendation to shareholders of this Agreement or the Mergers, (ii) approve or recommend, or propose to recommend any takeover proposal with respect to Holding or Bank, except such action that is required in the written opinion of its counsel to discharge its fiduciary duties to Holding's consolidated group and its shareholders, or (iii) modify or waive or release any party from any provision of, or fail to enforce any provision of, if Whitney so requests such enforcement, any confidentiality agreement entered into by Holding or Bank with any prospective acquiror after the date of this Agreement or within two years prior to such date.

         5.13. Operating Functions. Each member of Holding's consolidated group agrees to cooperate in the consolidation of appropriate operating functions with Whitney to be effective on the Effective Date, provided that the foregoing shall not be deemed to require any action that, in the opinion of such member's Board of Directors, would adversely affect its operations if the Mergers were not consummated.

         5.14. Whitney Registration Statement. (a) Whitney will prepare and file on Form S-4 a registration statement (the "Registration Statement") under the Securities Act (which will include the Proxy Statement) complying with all the requirements of the Securities Act applicable thereto, for the purpose, among other things, of registering the Whitney Common Stock that will be issued to the holders of Holding Common Stock and Bank Common Stock pursuant to the Mergers. Whitney shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the Whitney Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby. As a result of the registration of the Whitney Common Stock pursuant to the Registration Statement, such stock shall be freely tradeable by the shareholders of

Holding except to the extent that the transfer of any shares of Whitney Common Stock received by shareholders of Holding is subject to the provisions of Rule 145 under the Securities Act or restricted under applicable tax or pooling of interests rules.

                  (b) Whitney will indemnify and hold harmless each member of Holding's consolidated group and each of their respective directors, officers and other persons, if any, who control Holding within the meaning of the Securities Act from and against any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration as a broker/dealer, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Whitney shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with information written furnished to Whitney by or on behalf of any member of Holding's consolidated group or any officer, director or affiliate of any such member for use therein.

         5.15. Application to Regulatory Authorities. Whitney shall prepare, as promptly as practicable, all regulatory applications and filings which are required to be made with respect to the Mergers.

         5.16. Revenue Ruling. Whitney may elect to prepare (and in that event Holding shall cooperate in the preparation of) a request for a ruling from the Internal Revenue Service with respect to certain tax matters in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement.

         5.17. Bond for Lost Certificates. Upon receipt of notice from any of its shareholders that a certificate representing Holding Common Stock or Bank Common Stock has been lost or destroyed and prior to issuing a new certificate, Holding or Bank, as the case may be, shall require such shareholder to post a bond in such amount as is sufficient to support the shareholder's agreement to indemnify Holding or Bank against any claim made by the owner of such certificate, unless Whitney agrees to the waiver of such bond requirement.

         5.18. Dissenters. Holding and Bank shall give Whitney (i) prompt written notice of, and a copy of, any instrument received by Holding or Bank with respect to the assertion or perfection of dissenters rights, and (ii) the opportunity to participate in any and all negotiations and proceedings with respect to dissenters rights, should Whitney desire to do so.

         5.19. Withholding. Whitney shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Holding Common Stock or Bank Common Stock after the Effective Time such amounts as Whitney may be required by law to deduct and withhold therefrom. All such deductions and withholdings shall be deemed for all purposes of this Agreement and the Bank Merger Agreement to have been paid to the person with respect to whom such deduction and withholding was made.

         5.20. Employees and Certain Other Matters. All employees of Holding and Bank at the Effective Time shall become employees of the Acquiring Bank. Whitney and the Acquiring Bank retain the right to terminate any such employee, and to modify the job duties, compensation and authority of such employee. At the Effective Time, all persons then employed by Holding and Bank shall be eligible for such employee benefits as are generally available to employees of Whitney's Louisiana and Alabama banking subsidiaries having like tenure, officer status and compensation levels except (i) all executive and senior level management bonuses, stock options, restricted stock and similar benefits shall be at the discretion of the Acquiring Bank's Compensation Committee and (ii) all Holding and Bank employees who are employed at the Effective Time shall be given full credit for all prior service as employees of Holding or Bank provided, however, that all such employees shall be treated as newly hired Acquiring Bank employees (i.e., prior service credit with Holding and Bank shall not be considered in determining future benefits under Whitney's or Whitney's banking subsidiaries defined benefit pension plan) for all purposes of Whitney's or Whitney's Louisiana and Alabama banking subsidiaries' defined benefit pension plan.

         5.21. Continuing Indemnity; Insurance. Whitney covenants and agrees that:

                  (a) All rights to indemnification and all limitations of liability existing in favor of indemnified parties under Holding's Articles of Incorporation and By-Laws and in the Articles of Incorporation and By-Laws of Bank (as the case may be) as in effect as of the date of this Agreement with respect to matters occurring prior to or at the later to occur of the Effective Time or the effective time of the Bank Merger shall survive the Mergers and shall continue in full force and effect, without any amendment thereto, for a period of three (3) years from such applicable effective time; provided, however, that all rights to indemnification in respect of any claim asserted or made as to which Whitney is notified within such period shall continue until the final disposition of such claim.

                  (b) Whitney shall use best efforts to cause the persons serving as officers and directors of Holding and Bank immediately prior to the Effective Time (in the case of Holding) and the effective time of the Bank Merger (in the case of Bank) to be covered for a period of three (3) years from such applicable effective time by the directors' and officers' liability insurance policy maintained by Holding and Bank with respect to acts or omissions occurring prior to or at the respective effective times which were committed by such officers and directors in their capacity as such; provided that Whitney may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such directors and officers, and, provided further that Whitney shall not be obligated to make premium payments for the insurance policies provided by this
Section 5.21 to the extent that such premiums exceed approximately two times the annual premium for such coverage in force prior to the Effective Date.

                  (c) If Whitney or any of its successors or assigns (i) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Whitney shall assume the obligations set forth in this Section 5.21.

                  (d) The provisions of this Section 5.21 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

         5.22. Century, Florida Branch. Whitney and the Acquiring Bank agree to operate the Century, Florida branch of the Bank ("Century Branch") for a period of not less than two years commencing on the Effective Date. The Acquiring Bank will not close or sell the Century Branch without first using its best efforts to offer it for sale under a purchase and assumption transaction to any bank owned by a group of local residents. For purposes of this Agreement, a "group of local residents" shall mean a group the majority of which is controlled by individuals residing within a thirty mile radius of Century, Florida.

         Section 6.  Conditions of Closing

         6.01. Conditions of All Parties. The obligations of each of the parties hereto to consummate the Mergers are subject to the satisfaction of the following conditions at or prior to the Closing:

                  (a) Shareholder Approval. This Agreement and the Bank Merger Agreement shall have been duly approved by the shareholders of Holding and Bank.

                  (b) Effective Registration Statement. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of any party, shall be contemplated, and Whitney shall have received all state securities laws permits and authorizations necessary to consummate the transactions contemplated hereby.

                  (c) No Restraining Action. No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or the Bank Merger Agreement or to obtain damages or other relief in connection with the execution of such agreements or the consummation of the transactions contemplated hereby or thereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Mergers.

                  (d) Statutory Requirements and Regulatory Approval. All statutory requirements for the valid consummation of the transactions contemplated by the Bank Merger Agreement and this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement shall have been received; and the terms of all requisite orders, consents and approvals shall then permit the effectuation of the Mergers without imposing any material conditions with respect thereto except for any such conditions that are acceptable to Whitney.

                  (e) Tax Opinion. Whitney and Holding shall have received the opinion of Arthur Andersen LLP, in form and substance reasonably satisfactory to both of them, as to certain tax aspects of the Mergers, including an opinion that the receipt of Whitney Common Stock by Holding's and Bank's shareholders will not be a taxable event to such shareholders.

         6.02. Additional Conditions of Whitney. The obligations of Whitney and the Acquiring Bank to consummate the Mergers are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Holding and Bank contained in this Agreement shall be true and correct in all material respects, individually and in the aggregate, on and as of the Closing Date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and each of Holding and Bank shall have in all material respects performed all obligations and complied with all covenants required by this Agreement and the Bank Merger Agreement to be performed or complied with by it at or prior to the Closing. In addition, each of Holding and Bank shall have delivered to Whitney and the Acquiring Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

                  (b) No Material Adverse Change. There shall not have occurred any material adverse change from the date of the Latest Balance Sheet to the Closing Date in the financial condition, results of operations or business of Holding's consolidated group. Without limiting the occurrences that would constitute such a material adverse change with respect to Bank, a decrease in the value of Bank's investment portfolio of more than 15% from its value on March 31, 1996 attributable to changes in general interest rate environment shall be deemed to constitute such a change.

                  (c)   Accountants'   Letters.   Whitney  shall  have  received
"comfort" letters from Saltmarsh, Cleveland & Gund, independent public accountants for Holding and Bank, dated, respectively, within three (3) days prior to the date of the Proxy Statement and within three (3) days prior to the Closing Date, in customary form for transactions of this sort and in substance satisfactory to Whitney.

                  (d) Opinion of Counsel. Whitney shall have received from James
J. Reeves, general counsel to Holding and Bank, opinions, dated as of the Closing Date, in form and substance satisfactory to Whitney. In giving such opinions, such counsel may rely as to questions of fact upon certificates of one or more officers of the members of Holding's consolidated group and governmental officials and on opinions of special counsel acceptable to Whitney as to matters of securities, employment or tax law.

                  (e) Tax Consequences of Mergers. Whitney shall have received satisfactory assurances from their independent accountants that the consummation of the Mergers will not be a taxable event to Whitney and the Acquiring Bank.

                  (f) Pooling of Interest. Prior to the expiration of the Review Period and within three (3) days prior to the Closing Date, Saltmarsh, Cleveland & Gund shall have rendered an opinion to Whitney, in form and substance satisfactory to Whitney, to the effect that, based upon the facts and circumstances then known to Saltmarsh, Cleveland & Gund, Whitney will be permitted to account for the Mergers as a pooling of interests. Neither Whitney's independent accountants nor the SEC shall have taken the position that the transactions contemplated by this Agreement and the Bank Merger Agreement do not qualify for pooling of interests accounting treatment.

                  (g) Shareholder's Commitment. A Shareholder's Commitment substantially in the form specified on Exhibit 6.02(g) hereto (as contemplated by Section 5.10) shall have been executed by each person who serves as an executive officer or director of Holding or Bank or who owns 5% or more of the Holding Common Stock outstanding; and Whitney shall have received from each such person a written confirmation dated not earlier than five days prior to the Closing Date to the effect that each representation made in such person's Shareholder's Commitment is true and correct as of the date of such confirmation and that such person has complied with all of his or her covenants therein through the date of such confirmation.

                  (h) Regulatory Action. No adverse regulatory action shall be pending or threatened against any member of Holding's consolidated group, including (without limitation) any proposed amendment to any existing agreement, memorandum, letter, order or decree, formal or informal, between any regulator and any member of Holding's consolidated group, if such action would or could impose any material liability on Whitney or interfere in any material respect with the conduct of the businesses of Whitney's consolidated group following the Mergers.

                  (i) Average Market Price. The Average Market Price of the Whitney Common Stock as calculated in accordance with Section 2.01 (but without regard to the proviso contained therein) shall not be more than $35.00, provided that Whitney may not terminate this Agreement pursuant to this Section 6.02(i) if Whitney has executed a definitive merger or other acquisition agreement as a result of which Whitney would cease to be an independent, public company.

         6.03. Additional Conditions of Holding and Bank. The obligations of Holding and Bank to consummate the Mergers are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Whitney and the Acquiring Bank contained in this Agreement shall be true and correct in all material respects, individually and in the aggregate, on the Closing Date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and each of Whitney and the Acquiring Bank shall have in all material respects performed all obligations and complied with all covenants required by this Agreement and the Bank Merger Agreement to be performed or complied with by it at or prior to the Closing. In addition, each of Whitney and the Acquiring Bank shall have delivered to Holding and Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

                  (b) Opinion of Counsel. Holding and Bank shall have received from Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P., counsel for Whitney and the Acquiring Bank, an opinion, dated as of the Closing Date, customary in scope and in form and substance satisfactory to Holding and Bank. In giving such opinion, such counsel may rely as to questions of fact upon certificates of one or more officers of Whitney or members of Whitney's consolidated group, and governmental officials and as to matters of law other than Louisiana or federal law on the opinions of foreign counsel retained by them or Whitney.

                  (c) Opinion of Investment Bankers. Holding and Bank shall have received letters from Allen C. Ewing & Company dated the date of the mailing of the Proxy Statement to shareholders of Holding and Bank and dated the date of the meetings of the shareholders of Holding and Bank, in each case in form and substance satisfactory to Holding and Bank, confirming such financial advisor's prior opinion to the Boards of Directors of Holding and Bank to the effect that the consideration to be paid in the Mergers is fair to the shareholders of Holding and Bank from a financial point of view and that the allocation of the Maximum Deliverable Amount between the shareholders of Holding and the shareholders of Bank is fair from a financial point of view.

                  (d) Tax Opinion. Holding and Bank shall have received the opinion of Arthur Andersen LLP as to certain tax aspects of the transactions contemplated by this Agreement and the Bank Merger Agreement, in form and substance satisfactory to Holding and Bank.

                  (e) No Material Adverse Change. There shall not have occurred any material adverse change from Whitney's Latest Balance Sheet to the Effective Date in the financial condition, results of operations or business of Whitney's consolidated group taken as a whole.

                  (f) Average Market Price. The Average Market Price of the Whitney Common Stock as calculated in accordance with Section 2.01 (but without regard to the proviso contained therein) shall not be less than $27.00.

         6.04. Waiver of Conditions. Any condition to a party's obligations hereunder may be waived by that party, other than the conditions specified in subparagraphs (a), (b) and (d) of subsection 6.01 hereof and the condition specified in subparagraph (c) of subsection 6.03 hereof. The failure to waive any condition hereunder shall not be deemed a breach of subsection 5.02 hereof.

         Section 7.  Termination

         7.01. Termination. This Agreement and the Bank Merger Agreement may be terminated and the Mergers contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the shareholders of Holding and Bank:

                  (a) Mutual Consent. By the mutual consent of the Boards of Directors of Whitney and Holding.

                  (b) Breach. By the Board of Directors of either Whitney or Holding in the event of a breach by any member of the consolidated group of the other of them of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the entity committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

                  (c) Abandonment. By the Board of Directors of either Whitney or Holding if (i) all conditions to Closing required by Section 6 hereof have not been met by or waived by Whitney or Holding by November 30, 1996, or (ii) any such condition cannot be met by November 30, 1996 and has not been waived by each party in whose favor such condition inures, or (iii) if the Mergers have not been consummated by November 30, 1996, provided that the failure to consummate the transactions contemplated hereby is not caused by the party electing to terminate pursuant to this clause (iii).

                  (d) Dissenting Shareholders. By Whitney, if the number of shares of Holding Common Stock and Bank Common Stock as to which the holders thereof are, at the time of the Closing, legally entitled to assert dissenting shareholders rights plus the number of such shares as to which the holders thereof are entitled to receive cash payments in lieu of fractional shares exceeds that number of shares of Holding Common Stock and Bank Common Stock that would preclude pooling of interests accounting for the Mergers.

                  (e) Shareholder Vote. By Whitney if this Agreement or the Company Merger fails to receive the requisite vote at any meeting of Holding shareholders called for the purpose of voting thereon, or if this Agreement or the Bank Merger Agreement fails to receive the requisite vote at any meeting of Bank shareholders called for the purpose of voting thereon.

                  (f) Holding Recommendation. By Whitney if the Board of Directors of Holding or Bank (A) shall withdraw, modify or change its recommendation to its shareholders of this Agreement or the Mergers or shall have resolved to do any of the foregoing; (B) shall have recommended to the shareholders of Holding or Bank (or in the case of (iii) approved) any of the following (being referred to herein as an "Acquisition Transaction") (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, transfer or other disposition of all or substantially all of the assets of any member of Holding's consolidated group; or (iii) any acquisition, by any person or group, of the beneficial ownership of 15% or more of any class of Holding capital stock; or (C) shall have made any announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (g) Prior to Notification Date. By Whitney by delivery of a notice to terminate this Agreement pursuant to Section 5.01(b).

                  (h) Acquisition Transaction. By Holding in the event Holding receives a written offer with respect to an Acquisition Transaction and the Board of Directors of Holding determines in good faith, after consultation with its financial advisors and counsel, that such Acquisition Transaction is more favorable to Holding's shareholders than the transactions contemplated by this Agreement.

         7.02. Effect of Termination; Survival. Upon termination of this Agreement pursuant to this Section 7, the Bank Merger Agreement shall also terminate, and this Agreement and the Bank Merger Agreement shall be void and of no effect, and there shall be no liability by reason of this Agreement or the Bank Merger Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of (i) an intentional breach of any representation, warranty or covenant in this Agreement prior to the date of termination, except if such breach was required by law or by any bank or bank holding company regulatory authority or (ii) a breach of any covenant that survives pursuant to the following sentence. The following provisions shall survive any termination of this Agreement: the second last sentence of subsection 5.01(a); subsection 7.02; subsection 7.03 and Section 8.

         7.03. Termination Fee. If this Agreement is terminated pursuant to 7.01(h), then Holding shall pay or cause to be paid to Whitney upon demand a fee of $786,000 (the "Termination Fee"), payable in same day funds.

         Section 8.  Miscellaneous

         8.01. Notices. Any notice, communication, request, reply, advice or disclosure (hereinafter severally and collectively "notice") required or permitted to be given or made by any party to another in connection with this Agreement or the Bank Merger Agreement or the transactions herein or therein contemplated must be in writing and may be given or served by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same to the address of the person or entity to be notified, or by sending the same by a national commercial courier service (such as Airborne Express, Federal Express, Emery Air Freight, Network Courier, Purolator or the like) for next-day delivery provided such delivery is confirmed in writing by such courier. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, and notice delivered in person or by commercial courier shall be effective at the time of delivery. A party delivering notice shall endeavor to obtain a receipt therefor. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                  If to Whitney or the Acquiring Bank:

                           Whitney Holding Corporation
                           Attention:  Mr. William Marks
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130

                  With copies to:

                           Whitney National Bank
                           Legal Department
                           Attention:  Joseph S. Schwertz, Jr.
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130

                  If to Holding or Bank:

                           Liberty Holding Company
                           Attention:  Jerry W. Morrison
                             President
                           201 N. Palafox
                           Pensacola, FL 32501
                           PERSONAL & CONFIDENTIAL

                  With copies to:

                           Mr. James J. Reeves
                           Attorney at Law
                           730 Bayfront Parkway, Suite 4-B
                           Pensacola, Florida 32501

         8.02. Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         8.03. Expenses. Except as otherwise provided herein, regardless of whether the Mergers are consummated, all expenses incurred in connection with this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby shall be borne by the party incurring them.

         8.04. Headings. The headings in this Agreement have been included solely for reference and shall not be considered in the interpretation or construction of this Agreement.

         8.05. Annexes, Exhibits and Schedules. The annexes, exhibits and schedules to this Agreement are incorporated herein by this reference and expressly made a part hereof.

         8.06. Integrated Agreement. This Agreement, the Bank Merger Agreement, the exhibits and schedules hereto and all other documents and instruments delivered in accordance with the terms hereof constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understanding, restrictions, representations or warranties among the parties other than those set forth herein or therein, all prior agreements and understandings being superseded hereby.

         8.07. Choice of Law. The validity of this Agreement and the Bank Merger Agreement, the construction of their terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the United States and those of the State of Louisiana applicable to contracts made and to be performed wholly within such State, except to the extent that the laws of the State of Florida require this Agreement and the Bank Merger Agreement to be governed by the laws of that state.

         8.08. Parties in Interest. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Agreement may not be transferred or assigned by any member of either consolidated group without the prior written consent of the other parties hereto, including any transfer or assignment by operation of law. Nothing in this Agreement or the Bank Merger Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement or the Bank Merger Agreement, except as expressly provided for herein and therein.

         8.09. Amendment. The parties may, by mutual agreement of their respective Boards of Directors, amend, modify or supplement this Agreement, the Bank Merger Agreement, or any exhibit or schedule of any of them, in such manner as may be agreed upon by the parties in writing, at any time before or after approval of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby by the shareholders of the parties hereto. This Agreement and any exhibit or schedule to this Agreement may be amended at any time and, as amended, restated by the chief executive officers of the respective parties (or their respective designees) without the necessity for approval by their respective Boards of Directors or shareholders, to correct typographical errors or to change erroneous references or cross references, or in any other manner which is not material to the substance of the transactions contemplated hereby.

         8.10. Counterparts. This Agreement may be executed by the parties in any number of counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         8.11. Non-Survival of Representations and Warranties; Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time. Each party hereby agrees that its sole right and remedy with respect to any breach of a representation or warranty or covenant by the other party shall be not to close the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 6 hereof; provided, however, that the foregoing shall not be deemed to be a waiver of any claim for an intentional breach of a representation, warranty or covenant or for fraud except if such breach is required by law or by any bank or bank holding company regulatory authority; it being understood that a disclosure in any closing certificate provided in accordance with subparagraph (a) of subsection 6.02 or subparagraph
(a) of subsection 6.03 hereof concerning an inaccuracy of a representation or warranty shall not of itself be deemed to be an intentional breach of such representation or warranty. The covenants of the parties set forth herein shall survive the Effective Time in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


WHITNEY HOLDING CORPORATION

BY:  /s/ William L. Marks
    -------------------------
      William L. Marks
ITS:  Chairman and CEO


LIBERTY HOLDING COMPANY

BY:   /s/ Martha Wilder
     ------------------------
      Martha Wilder
ITS:  Chairman of the Board


LIBERTY BANK

BY:   /s/ Jerry W. Morrison
     ------------------------
      Jerry W. Morrison
ITS:  President and CEO

                                                              Exhibit 1.01(b) to
                                                    Agreement and Plan of Merger




                              CERTIFICATE OF MERGER
                                       OF
                             LIBERTY HOLDING COMPANY
                             (a Florida corporation)
                                  With And Into
                           WHITNEY HOLDING CORPORATION
                            (a Louisiana corporation)

                         (Filed pursuant to Section 112F
                   of the Louisiana Business Corporation Law)


         The undersigned, acting pursuant to Section 112F of the Louisiana Business Corporation Law ("LBCL"), hereby certifies that:

         First: The name and state of incorporation of each of the corporations that are parties to the merger to which this certificate relates (the "Constituent Corporations") are as follows:

           Name                              State of Incorporation

  Whitney Holding Corporation                     Louisiana
   Liberty Holding Company                         Florida


         Second: An Agreement and Plan of Merger between the Constituent Corporations, among others (the "Agreement"), providing for the merger (the "Merger") of Liberty Holding Company ("Holding") with and into Whitney Holding Corporation ("Whitney") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 112 of the LBCL [and Section ____ of the Florida Business Corporation Law].

         Third: At the Effective Time (as defined in paragraph Seventh), Holding will merge with and into Whitney, which shall be the surviving corporation (sometimes referred to as the "Surviving Corporation") and the separate existence of Holding shall cease. The name of the Surviving Corporation shall be "Whitney Holding Corporation."

         Fourth: The articles of incorporation of Whitney, as in effect on the date this certificate is filed with the Secretary of State of Louisiana, shall continue in full force and effect as the articles of incorporation of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

         Fifth: A copy of the executed Agreement is on file at the principal place of business of the Surviving Corporation, located at 228 St.Charles Avenue, New Orleans, Louisiana 70130.

         Sixth: All provisions of the laws of the State of Louisiana [and Florida] applicable to the Merger have been complied with, and a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

         Seventh: This Certificate of Merger shall be effective at _______ a.m./p.m., _______________, 1996 (the "Effective Time").

         This Certificate of Merger is executed by the Surviving Corporation, acting through its President, this ____ day of _________________________, 1996.

                            [Signature lines omitted]

                                                              Exhibit 1.01(c) to
                                                    Agreement and Plan of Merger



                               AGREEMENT OF MERGER

                                       OF

                                  LIBERTY BANK

                                      INTO

                                 ACQUIRING BANK


         THIS AGREEMENT OF MERGER (this "Agreement") is made and entered into as of this ______ day of ______________________, 199___, between Liberty Bank, a
Florida state chartered bank, domiciled at Pensacola, Florida ("Target") and Acquiring Bank, a national banking association, organized under the laws of the United States ("Acquiring Bank" or the "Receiving Association").

         WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of Acquiring Bank and Target (collectively called the "Merging Associations") deem it advisable that Target be merged with and into Acquiring Bank (the "Merger"), as provided in this Agreement and in the Agreement and Plan of Merger dated __________________, 1996 (the "Plan"), among the Merging Associations, Whitney Holding Corporation, a Louisiana corporation ("Whitney") of which Acquiring Bank is a wholly-owned subsidiary, and Liberty Holding Company, a Florida corporation ("Holding"), which is the record and beneficial owner of 99.____% of Target's outstanding capital stock, which sets forth, among other things, certain representations, warranties, covenants and conditions relating to the Merger; and

         WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of the Merging Associations wish to enter into this Agreement and submit it to the respective shareholders of the Merging Associations for approval in the manner required by law and, subject to said approval and to approval by the Office of the Comptroller of the Currency (the "OCC") and the Department of Banking and Finance of the Office of the Comptroller of Florida being duly given and to such other approvals as may be required by law, to effect the Merger, all in accordance with the provisions of this Agreement.

         NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Merger, the parties hereto agree as follows:

         1. The Merger. At the Effective Time (as defined in Section 2 hereof), Target shall be merged with and into Acquiring Bank under the Articles of Association of Acquiring Bank, existing Charter No. ___________, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. ss.215a, et seq. and Florida Banking Code, ss.658:41. At the Effective Time, Acquiring Bank, the Receiving Association, shall continue to be a national banking association, and its business shall continue to be conducted at its main office in Pensacola, Florida, and at its legally established branches (including, without limitation, the legally established offices from which Target conducted business immediately prior to the Effective Time). The Articles of Association of Acquiring Bank shall not be altered or amended by virtue of the Merger, and the incumbency of the directors and officers of Acquiring Bank shall not be affected by the Merger nor shall any person succeed to such positions by virtue of the Merger.

         2. Effective Time. The Merger shall become effective at the time specified or permitted by the OCC in the certificate or other written record issued by the OCC (the "Effective Time").

         3.1 Conversion of Capital Stock of Target. (a) Subject to the provisions of this Section 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of Target common stock, par value $5.00 per share ("Target Common Stock"), shall be converted as follows: Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. ss215a ("Dissenters' Shares") and subject to the provisions of Section 3.1(e) relating to fractional shares, each outstanding share of Target Common Stock will be converted into and become that number of shares of Whitney Common Stock that is equal to the quotient obtained by dividing the Target Percentage (as hereinafter defined) of the Maximum Deliverable Amount, rounded up to the nearest whole number of shares, by the total number of shares of Target Common Stock issued and outstanding on the effective date of Merger.

                (b) For purposes of this Section 3, shares of Target Common Stock that are held by Holding or Target (other than shares held by Target in a fiduciary capacity other than for Holding, shall not be considered outstanding and shall be cancelled (and not converted) by virtue of the Merger.

                (c) Certain Defined Terms. As used in this Section 3.1, the following terms shall have the meanings as set forth below:

                     (i) Purchase Price. The term "Purchase Price" means [$13,902,108]1, plus $5.25 for each share of Holding Common Stock duly and validly issued between the date of the Plan and the Effective Time upon the exercise of outstanding 1996 Warrants issued pursuant to that certain Private Offering Memorandum of Holding dated January 14, 1994 (the "1996 Warrants") and the payment in cash to Holding of the exercise price therefor (the "Added Capital").

                      (ii) Maximum Deliverable Amount. The term "Maximum Deliverable Amount" means the quotient obtained by dividing the Purchase Price by the Average Market Price (as defined below).

                      (iii) Target Percentage. The term "Target Percentage" means the percentage obtained by dividing (A) the dollar amount obtained by multiplying (x)[$13,902,108]1, plus the Added Capital, minus the book value of all assets of Holding other than Target Common Stock, by (y) the percentage of the outstanding shares of Target Common Stock owned by persons other than Holding by (B) the total Purchase Price.

                (d) Average Market Price. The "Average Market Price" shall be the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction which is effected, or for which a record date occurs) on the twenty (20) trading days preceding the fifth trading day immediately prior to the Effective Time, as reported in the Wall Street Journal (corrected for typographical errors); provided, however, that if the Average Market Price as calculated above is less than $27.00, the Average Market Price for purposes of this Section 3.1(d) shall be $27.00, and if the Average Market Price as calculated above is greater than $35.00, the Average Market Price for purposes of this Section 3.1(d) shall be $35.00.

                (e) Fractional Shares. In lieu of the issuance of fractional shares of Whitney Common Stock, each shareholder of Target who would otherwise be entitled thereto, upon surrender of his or her certificates that immediately prior to the Effective Time represented Target Common Stock, other than Dissenters' Shares, shall receive a cash payment (without interest) equal to the fair market value at the Effective Time of any fraction of a share of Whitney Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such payment, the fair market value of a fraction of a share of Whitney Common Stock shall be such fraction multiplied by the Average Market Price.

                (f) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing a share or shares of Target Common Stock (other than Dissenters' Shares), upon

- -----------------------------------------------

      1 As amended by the First Amendment to Agreement and Plan of Merger.

surrender thereof to the exchange agent selected by Whitney (the "Exchange Agent"), together with duly executed transmittal materials provided pursuant to
Section 3.1(h) or upon compliance by the holder or holders thereof with the procedures of the Exchange Agent with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor any payment due in lieu of fractional shares and a certificate or certificates representing the number of whole shares of Whitney Common Stock into which such holder's shares of Target Common Stock were converted. Until so surrendered, each outstanding Target stock certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions (if any) in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such holder's Target Common Stock shall have been converted. Whitney may, at its option, refuse to pay any dividend or other distribution to holders of unsurrendered Target stock certificates until surrendered; provided, however, that upon the surrender and exchange of any Target stock certificates there shall be paid, to the extent not previously paid, to the record holders of the Whitney stock certificates issued in exchange therefor the amount, without interest, of accumulated dividends and distributions, if any, which have become payable with respect to the number of whole shares of Whitney Common Stock into which the shares theretofore represented by such certificates shall have been exchanged.

                  (g) Deposit. Promptly following the Effective Time, Whitney shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing the shares of Whitney Common Stock and (ii) the cash in lieu of fractional shares to be issued and paid, as the case may be, in exchange for outstanding shares of Target Common Stock pursuant to this Section 3.

                  (h) Transmittal Materials. Promptly after the Effective Time, Whitney shall send or cause to be sent to each former shareholder of record of Target at the Effective Time, excluding the holders, if any, of Dissenters' Shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. ss.215a, transmittal materials for use in exchanging certificates of Target Common Stock for certificates of Whitney Common Stock.

                  (i) Dissenters' Shares. Holders of Dissenters' Shares shall not be entitled to receive the shares of Whitney Common Stock and any unpaid dividends and distributions payable thereon pursuant to this Section 3 and shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of 12 U.S.C. ss.215a, unless and until such holders fail to perfect or effectively withdraw or lose their rights to such appraisal and payment. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Target Common Stock will be treated as if they had been converted into, at the Effective Time, the shares of Whitney Common Stock (and cash in lieu of fractional share), and any unpaid dividends and distributions payable thereon, pursuant to this Section 3, without interest thereon.

         3.2. Closing Transfer Books. At the Effective Time, the stock transfer books of Target shall be closed and no transfer of shares of Target Common Stock shall be made thereafter.

         4. Capital Stock of the Receiving Association. The shares of the capital stock of Acquiring Bank, the Receiving Association, issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding, and no additional shares of Acquiring Bank shall be issued as a result of the Merger. Therefore, at the Effective Time, the amount of capital stock of Acquiring Bank, the Receiving Association, shall be $________________, divided into _______________ shares of common stock, par value $________ per share.

         5. Assets and Liabilities of the Merging Associations. At the Effective Time, the corporate existence of each of the Merging Associations shall be merged into and continued in Acquiring Bank, the Receiving Association, and such Receiving Association shall be deemed to be the same corporation as each bank or banking association participating in the Merger. All rights, franchises, and interests of the individual Merging Associations in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Receiving Association by virtue of the Merger without any deed or other transfer. The Receiving Association, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the Merging Associations at the time of the Merger, subject to the conditions specified in 12 U.S.C.ss.215a(f). The Receiving Association shall, from and after the Effective Time, be liable for all liabilities of the Merging Associations.

         6. Shareholder Approval; Conditions; Filing. This Agreement shall be submitted to the shareholders of the Merging Associations for ratification and confirmation in accordance with applicable provisions of law. The obligations of the Merging Associations to effect the Merger shall be subject to all the terms and conditions of the Plan. If the shareholders of the Merging Associations ratify and confirm this Agreement, then the fact of such approval shall be certified hereon by the Secretary of each of the Merging Associations and this Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President or Chairman of the Board of each of them. As soon as may be practicable thereafter, this Agreement, so certified, signed and acknowledged, shall be delivered to the OCC for filing in the manner required by law.

         7. Miscellaneous. This Agreement may, at any time prior to the Effective Time, be amended or terminated as provided in the Plan. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. This Agreement shall be governed and interpreted in accordance with federal law and the applicable laws of the State of Louisiana applicable to contracts made and to be performed wholly with such state, except to the extent that the laws of the State of Florida require this Agreement to be governed by the laws of that state. This Agreement may be assigned only to the extent that the party seeking to assign it is permitted to assign its interests in the Plan, and subject to the same effect as any such assignment. The headings in this Agreement are inserted for convenience only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Plan.

         IN WITNESS WHEREOF, this Agreement has been executed by a majority of the directors of each of the Merging Associations, as of the day and year first above written.



                            [Signature lines omitted]

                                                              Exhibit 6.02(g) to
                                                    Agreement and Plan of Merger


                  [Letter from affiliates of Holding and Bank]

                                     [date]

Mr. William L. Marks
Chairman and CEO
Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, La. 70130

Dear Mr. Marks:

         In consideration of the benefits I will receive as a shareholder of Liberty Holding Company ("Holding") or Liberty Bank ("Bank") from the Agreement and Plan of Merger (the "Agreement") among Holding, Bank and Whitney Holding Corporation ("Whitney"), I agree to vote all shares of Holding and Bank that I own beneficially or of record in favor of approving the Agreement and the Bank Merger Agreement (as defined therein), unless Whitney is then in breach or default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement.

         I further agree that I will not, without the prior consent of Whitney, transfer my shares of Holding or Bank stock prior to the Effective Date, as that term is set forth in the Agreement.

         I also acknowledge that Whitney intends to account for the acquisition of Holding and Bank as a pooling of interests. I understand that my transfer of any shares of Holding or Bank common stock, any warrants to acquire Holding stock, and any Whitney common stock that I receive in exchange for Holding or Bank stock, or warrants prior to Whitney's publication of financial results covering at least 30 days of its operations following the Effective Date, may impair this accounting treatment. Therefore, I agree that I will not sell or otherwise transfer any shares of Bank stock or any warrants to acquire Holding stock (or the Whitney stock which I receive in exchange for my Holding or Bank stock) or over which I hold the power to sell, transfer, pledge or otherwise alienate or encumber until:

                  a. the mergers have become effective and Whitney has published financial results covering at least 30 days of its combined operations following the Effective Date of the mergers, or

                  b.       the Agreement terminates.

         I authorize Whitney to hold the certificates representing my shares of Whitney common stock until the date that I am free to trade the stock in accordance with the foregoing paragraph.

         I certify that all of the shares of Holding and Bank stock of which I hold the power to sell, transfer, pledge or otherwise alienate or encumber are represented by the following certificates:

         Certificate No.                    No. of shares

         I have no present plan or intention to dispose of Whitney common stock to be received in the merger.

         I also understand the resale or other disposition of Whitney common stock that I own may be governed by Rule 145 of the SEC under the Securities Act of 1933, as amended, which Rule has been explained to me. I agree not to sell any of the Whitney common stock to be held by me in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

         This  letter  shall   constitute  an   irrevocable   agreement  of  the
undersigned, and may be revoked only upon the mutual agreement of the parties.

                                                     Sincerely,

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         This First Amendment to Agreement and Plan of Merger (the "Amendment") is made as of July 9, 1996 between Whitney Holding Corporation, a Louisiana corporation ("Whitney"), on the one hand, and Liberty Holding Company, a Florida corporation ("Holding"), and Liberty Bank, a Florida chartered state bank ("Bank"), on the other hand. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to them in the Plan of Merger (as defined below).

                                    RECITALS

         WHEREAS, Whitney, Holding and Bank are parties to that certain Agreement and Plan of Merger dated April 23, 1996 (the "Plan of Merger");

         WHEREAS, Whitney, Holding and Bank desire to amend the Plan of Merger to adjust the Purchase Price as a result of Whitney's due diligence review of Holding and Bank; and

         WHEREAS, Whitney, Holding and Bank further desire to amend Section 1.01(a) of the Plan of Merger to reflect that upon its formation, Whitney will cause Acquiring Bank to execute the Plan of Merger as a party, as the same may be amended from time to time.

                                    AGREEMENT

         NOW, THEREFORE, Whitney, Holding and Bank hereby agree as follows:

         1. The second sentence of Section 1.01(a) of the Plan of Merger,  which section is entitled "Mergers," is hereby amended and restated in its entirety to provide and read as follows:

                  "Upon its formation, Whitney will cause Acquiring Bank to execute this Agreement as a party, as the same may be amended from time to time."

         2. Section 2.01(d)(i) of the Plan of Merger, which subsection is entitled "Purchase Price," is hereby amended by deleting from the first line thereof the dollar amount "$14,000,000" and by inserting in lieu thereof the dollar amount "$13,902,108," and a corresponding change shall be made to the Bank Merger Agreement in the form in which it will be executed by the Boards of Directors of Acquiring Bank and Bank.

         3. Except to the extent specifically amended herein, the Plan of Merger shall remain in full force and effect in accordance with its terms, provisions, covenants and agreements.

         4. This Amendment may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              [Signatures omitted]

                                   APPENDIX B
                 Fairness Opinion of Allen C. Ewing & Co.

                        [Allen C. Ewing & Co. Letterhead]






May 29, 1996



Board of Directors
Liberty Holding Company
201 N. Palafox Street
Pensacola, Florida 32501-4862

Board of Directors
Liberty Bank
201 N. Palafox Street
Pensacola, Florida 32501-4862

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Liberty Holding Company ("Company"), the one-bank holding company for Liberty Bank ("Bank"), of Pensacola, Florida, and to the minority shareholders of the Bank of the consideration to be paid to the shareholders of the Company and the Bank by Whitney Holding Corporation ("Whitney") of New Orleans, Louisiana, as provided by the Agreement and Plan of Merger ("Merger Agreement") entered into by the parties on April 23, 1996, and the fairness of the proposed allocation of the purchase price between the shareholders of the Company and the minority shareholders of the Bank.

Pursuant to the Merger Agreement, Whitney will offer to acquire all of the outstanding shares and those shares created by the exercise of the 1996 warrants held by various shareholders of the company by exchanging Whitney shares for the outstanding shares and those shares created by the exercise of the 1996 warrants in accordance with the terms defined in the Merger Agreement. As a result of the proposed transaction, the Company will be merged with Whitney and the Bank will be merged into a newly-formed banking subsidiary of Whitney.

In performing our analysis, we have, among other things:

1.       Reviewed the terms of the Merger Agreement.

2. Reviewed the Call Reports for the Company and the Bank for the years ended December 31, 1993, December 31, 1994, December 31, 1995, and the company's and the Bank's annual audited financial statements prepared by Saltmarsh, Cleaveland & Gund of Pensacola for the years ended 1993, 1994, and 1995.

3.       Reviewed the non-performing assets of the Bank as of December 31, 1995.

4. Reviewed the financial condition of the Bank as to asset and earnings quality, capital adequacy, etc. and the market value and quality of the Bank's securities investments.

5. Discussed with management the operations and future prospects of the company and the Bank, including the earnings forecast for the first quarter ended March 31, 1996.

Board of Directors
Page Two
May 29, 1996



6. Examined the Company's market share in the Pensacola market and the competitive banking institutions active in the Bank's marketing area.

7. Compared the Company's financial performance with other banking institutions operating in Florida.

8. Compared the price ratios of the proposed transaction with Whitney with those of recent acquisitions of comparable companies in Florida.

9. Reviewed the Company's program for marketing the Company to prospective acquirors.

10. Reviewed the calculations made by the Company's Board in allocating that portion of the purchase price to be paid by Whitney for the minority shares of the Bank owned by shareholders other than Liberty.

In arriving at our opinion, we have relied upon the accuracy and completeness of the information provided to us by the company which we have used in the accompanying analysis and upon the representations and warranties in the Merger Agreement. We have not conducted any independent verification of such information or performed any independent appraisal of the Company's assets and liabilities.

Ewing's opinion is directed to the Board of Directors and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the shareholders' meeting held in connection with the proposed transaction. Ewing has not been requested to opine as to, and the opinion does not address, the Board's underlying business decision to support and recommend the acquisition to the shareholders.

Allen C. Ewing & Co. ("Ewing") is a regional investment banking firm that has specialized in the research, trading, and provision of corporate finance services to the banking and thrift industries in Florida. Senior members and the author of this opinion have had extensive experience in providing a wide variety of services involving banking institutions for over twenty-five years.

On April 17, 1996, Ewing delivered its preliminary oral opinion as to the fairness of the proposed transaction to the Board of Directors of the Company, subject to Ewing's subsequent confirmation of the fairness of the transaction by its issuance of this written opinion.

Based upon the accompanying analysis and our knowledge of and experience in the valuation of Florida banks, it is our opinion that the consideration to be paid by Whitney for the common shares of the Company is fair, from a financial point of view, to the shareholders of the Company; that the consideration to be paid by Whitney for the common shares of the Bank held by the minority shareholders is fair, from a financial point of view, to the minority shareholders of the Bank; and that the allocation of the purchase price between the shareholders of the Company and the shareholders of the Bank is fair, from a financial point of view, to the shareholders of the Company and the Bank.

Very truly yours,

ALLEN C. EWING & CO.



By: /s/ Benjamin C. Bishop, Jr.
    ---------------------------
       Benjamin C. Bishop, Jr.

                                   APPENDIX C
            Sections 1301-20 of the Florida Business Corporation Act
                  and Selected Provisions of 12 U.S.C. ss.215a

Sections 1301-20 of the Florida Business Corporation Act


1301.  Dissenters' rights; definitions

         The following definitions apply to ss. 607.1302 and 607.1320:

         (1)  "Corporation"  means the issuer of the shares held by a dissenting
shareholder   before  the  corporate   action  or  the  surviving  or  acquiring
corporation by merger or share exchange of that issuer.

         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

1302.  Right of shareholders to dissent

         (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party:

         1.       If the shareholder is entitled to vote on the merger, or

         2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

         (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

         (c) As provided in s.607.0902(11), the approval of a control-share acquisition;

         (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

         (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

         1. Altering or abolishing any preemptive rights attached to any of his shares;

         2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

         3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

         4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

         5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

         6. Reducing the stated dividend preference of any of his preferred shares; or

         7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

         (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

         (2) A shareholder  dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

         (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

         (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320.  Procedure for exercise of dissenters' rights

         (1)(a) If a proposed corporate action creating dissenters' rights under
s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320. A shareholder who wishes to assert dissenters' rights shall:

         1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

         2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

         (b) If proposed  corporate action creating  dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

         (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

         (a)      Such demand is withdrawn as provided in this section;

         (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

         (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

         (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

         (5)  Within  10 days  after  the  expiration  of the  period  in  which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

         (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

         (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

12 U.S.C. Section 215a

                             Dissenting shareholders

         (b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

                               Valuation of shares

         (c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

              Application to shareholders of merging associations:
          appraisal by Comptroller; expenses of receiving association;
            sale and resale of shares; State appraisal and merger law

         (d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.          Indemnification of Directors and Officers

         Section 83 of the Louisiana Business Corporation Law ("LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         Whitney's Articles of Incorporation and By-laws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of Whitney to the full extent permitted by Louisiana law.

         Whitney maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Whitney pursuant to the foregoing provision or otherwise, Whitney has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21.          Exhibits and Financial Statement Schedules

         (a)      Exhibits

                  The following  Exhibits are filed as part of this Registration
Statement:



                  Exhibit No.       Description

                       2 The Plan of Merger (included in the Registration Statement as Appendix A and incorporated herein by reference).

                      3.1 Articles of Incorporation of Whitney, as amended (filed with the Commission as an exhibit to Whitney's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by reference).

                      3.2 By-laws of Whitney, as amended (filed with the Commission on April 5,1994 as an exhibit to Whitney's Registration Statement on Form S-3 (File No. 33-52983) and incorporated herein by reference).

                       5 Opinion of Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P.

                       8 Form of opinion of Arthur Andersen LLP as to certain tax matters.

                     10.1 Stock Option Agreement between Whitney Holding Corporation and William L. Marks (filed with the Commission as an exhibit to Whitney's Annual Report on form 10-K for the year ended December 31,1990 and incorporated herein by reference).

                     10.2 Executive agreement between Whitney Holding Corporation, Whitney National Bank and William L. Marks (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

                     10.3 Executive agreement between Whitney Holding Corporation, Whitney National Bank and R. King Milling (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

                     10.4 Executive agreement between Whitney Holding Corporation, Whitney National Bank and Edward B. Grimball (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

                     10.5 Executive agreement between Whitney Holding Corporation, Whitney National Bank and Kenneth A. Lawder, Jr. (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

                     10.6 Executive agreement between Whitney Holding Corporation, Whitney National Bank and G. Blair Ferguson (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended September 30, 1993 and incorporated herein by reference).

                     10.7 Executive agreement between Whitney Holding Corporation, Whitney National Bank and Joseph W. May effective December 13, 1993 (filed with the Commission as an exhibit to Whitney's Annual Report on form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

                     10.8 Executive agreement between Whitney Holding Corporation, Whitney National Bank and John
                                    C. Hope,  III,  effective  October  28, 1994
                                    (filed with the  Commission as an exhibit to
                                    Whitney's Annual Report on form 10-K for the
                                    year   ended    December    31,   1994   and
                                    incorporated herein by reference).

                     10.9 Executive agreement between Whitney Holding Corporation, Whitney National Bank and Robert C. Baird, Jr. (filed with the Commission as an exhibit to Whitney's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

                     10.10 Long-term incentive program (filed with the Commission as an exhibit to Whitney's Annual Report on form 10-K for the year ended December 31, 1991 and incorporated herein by reference).

                     10.11 Executive compensation plan (filed with the Commission as an exhibit to Whitney's Annual Report on form 10-K for the year ended December 31, 1991 and incorporated herein by reference).

                     10.12 Form of restricted stock agreement between Whitney Holding Corporation and certain of its officers (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1992 and incorporated herein by reference).

                     10.13 Form of stock option agreement between Whitney Holding Corporation and certain of its officers (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1992 and incorporated herein by reference).

                     10.14 Directors' Compensation Plan (filed with the Commission as part of Whitney's Proxy Statement dated March 24, 1994 and incorporated herein by reference).

                     10.15 Retirement Restoration Plan effective January 1, 1995 (filed with the Commission as an exhibit to Whitney's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

                     10.16 Amended and Restated Agreement and Plan of Merger dated as of December 15, 1995 between Whitney, Whitney National Bank and Whitney Acquisition Corporation, on the one hand, and First Citizens BancStock, Inc. and The First National Bank in St. Mary Parish, on the other hand (filed with the Commission as an Appendix to Whitney's Registration Statement on Form S-4 (File No. 33-65131) and incorporated herein by reference).

                      21 Subsidiaries (filed with the Commission on December 18, 1995 as an exhibit to Whitney's Registration Statement on Form S-4 (File No. 33-65131) and incorporated herein by reference).

                     23.1           Consent of Arthur Andersen LLP dated July
                                    17, 1996.

                     23.2 Consent of Saltmarsh, Cleaveland & Gund dated July 15, 1996.

                     23.3           Consent of Allen C. Ewing & Co. dated July
                                    16, 1996.

                     23.4 Consent of Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P., included in Exhibit 5.

                      24 Powers of Attorney of directors of Whitney Holding Corporation (contained on Page S-1 of the Registration Statement).

                     99.1 Forms of Proxies of Liberty Holding Company and Liberty Bank.

                     99.2 Agreement and Plan of Merger dated April 18, 1996 between Whitney Holding Corporation and Whitney National Bank of Florida, on the one hand, and American Bank and Trust, on the other hand, as amended (filed with the Commission as an Appendix to Whitney's Registration Statement on Form S-4 (File No. 333-07871) and incorporated herein by reference).


         (b)      Financial Statement Schedules

                   None

Item 22.          Undertakings

         The undersigned Registrant hereby undertakes as follows:

         (1) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (3) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 17th day of July, 1996

                                              WHITNEY HOLDING CORPORATION


                                              By:   /s/ William L. Marks
                                                  -----------------------------
                                                        William L. Marks
                                                        Chairman of the Board


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints R. King Milling and Edward B. Grimball, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         /s/ William L. Marks                       Chairman of the Board                      July 17, 1996
- --------------------------------------           and Chief Executive Officer
           William L. Marks


          /s/ R. King Milling                      Director and President                      July 17, 1996
- --------------------------------------
            R. King Milling


        /s/ Edward B. Grimball                  Executive Vice President and                   July 17, 1996
- --------------------------------------             Chief Financial Officer
          Edward B. Grimball                    (Principal Financial Officer
                                              and Principal Accounting Officer)

     /s/ Harry J. Blumenthal, Jr.                         Director                             July 17, 1996
- --------------------------------------
       Harry J. Blumenthal, Jr.


       /s/ Joel B. Bullard, Jr.                           Director                             July 17, 1996
- --------------------------------------
         Joel B. Bullard, Jr.


           /s/ James M. Cain                              Director                             July 17, 1996
- --------------------------------------
             James M. Cain



                                       S-1




       /s/  Angus R. Cooper, II
- --------------------------------------                    Director                             July 17, 1996
          Angus R. Cooper, II


       /s/ Robert H. Crosby, Jr.                          Director                             July 17, 1996
- --------------------------------------
         Robert H. Crosby, Jr.


        /s/ Richard B. Crowell                            Director                             July 17, 1996
- --------------------------------------
          Richard B. Crowell


- --------------------------------------                    Director                             July   , 1996
          Camille A. Cutrone                                                                        --


         /s/ William A. Hines                             Director                             July 17, 1996
- --------------------------------------
           William A. Hines


         /s/ Robert E. Howson                             Director                             July 17, 1996
- --------------------------------------
           Robert E. Howson

         /s/ John J. Kelly
- --------------------------------------                    Director                             July 17, 1996
             John J. Kelly


        /s/ E. James Kock, Jr.                            Director                             July 17, 1996
- --------------------------------------
          E. James Kock, Jr.


- --------------------------------------                    Director                             July   , 1996
           Alfred S. Lippman                                                                        --


- --------------------------------------                    Director                             July   , 1996
           John G. Phillips                                                                         --


       /s/ John K. Roberts, Jr.                           Director                             July 17, 1996
- --------------------------------------
         John K. Roberts, Jr.


         /s/ W. P. Snyder III                             Director                             July 17, 1996
- --------------------------------------
           W. P. Snyder III


- --------------------------------------                    Director                             July   , 1996
           Carroll W. Suggs                                                                         --


- --------------------------------------                    Director                             July   , 1996
           Warren K. Watters                                                                        --


                                  EXHIBIT INDEX

                                                                                            Sequentially
Exhibit                                                                                       Numbered
Number              Description                                                                 Page


2                   The Plan of Merger (included in the Registration Statement as
                    Appendix A and incorporated herein by reference).
3.1                 Articles of Incorporation of Whitney, as amended (filed with the Commission as an exhibit to Whitney's Quarterly Report on
                    Form 10-Q for the quarter ended March 31, 1993 and
                    incorporated herein by reference).
3.2                 By-laws of Whitney, as amended (filed with the Commission on
                    April 5, 1994 as an exhibit to Whitney's Registration Statement on Form S-3 (File No. 33-52983) and incorporated herein by reference).
5                   Opinion of Milling, Benson, Woodward, Hillyer, Pierson &
                    Miller, L.L.P.
8                   Form of opinion of Arthur Andersen LLP as to certain tax
                    matters.
10.1                Stock Option Agreement between Whitney Holding
                    Corporation and William L. Marks (filed with the Commission as an exhibit to Whitney's Annual Report on form 10-K for the year ended December 31, 1990 and incorporated herein by
                    reference).
10.2                Executive agreement between Whitney Holding Corporation,
                    Whitney National Bank and William L. Marks (filed with the
                    Commission as an exhibit to Whitney's Quarterly Report on
                    form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).
10.3                Executive agreement between Whitney Holding Corporation,
                    Whitney National Bank and R. King Milling (filed with the
                    Commission as an exhibit to Whitney's Quarterly Report on
                    form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).
10.4                Executive agreement between Whitney Holding Corporation,
                    Whitney National Bank and Edward B. Grimball (filed with the
                    Commission as an exhibit to Whitney's Quarterly Report on
                    form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).
10.5                Executive agreement between Whitney Holding Corporation,
                    Whitney National Bank and Kenneth A. Lawder, Jr. (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).





                                                                                           Sequentially
Exhibit                                                                                      Numbered
Number              Description                                                                Page


10.6                Executive agreement between Whitney Holding Corporation,
                    Whitney National Bank and G. Blair Ferguson (filed with the
                    Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended September 30, 1993 and incorporated herein by reference).
10.7                Executive agreement between Whitney Holding Corporation,
                    Whitney National Bank and Joseph W. May effective December
                    13, 1993 (filed with the Commission as an exhibit to Whitney's
                    Annual Report on form 10-K for the year ended December 31, 1993 and incorporated herein by reference).
10.8                Executive agreement between Whitney Holding Corporation,
                    Whitney National Bank and John C. Hope, III, effective
                    October 28, 1994 (filed with the Commission as an exhibit to Whitney's Annual Report on form 10-K for the year ended
                    December 31, 1994 and incorporated herein by reference).
10.9                Executive agreement between Whitney Holding Corporation,
                    Whitney National Bank and Robert C. Baird, Jr. (filed with the
                    Commission as an exhibit to Whitney's Annual Report on Form
                    10-K for the year ended December 31, 1995 and incorporated herein by reference).
10.10 Long-term incentive program (filed with the Commission as an exhibit to Whitney's Annual Report on form 10-K for the year ended December 31, 1991 and incorporated herein by reference).
10.11 Executive compensation plan (filed with the Commission as an exhibit to Whitney's Annual Report on form 10-K for the year ended December 31, 1991 and incorporated herein by reference).
10.12               Form of restricted stock agreement between Whitney Holding
                    Corporation and certain of its officers (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1992 and incorporated herein by reference).
10.13               Form of stock option agreement between Whitney Holding
                    Corporation and certain of its officers (filed with the Commission as an exhibit to Whitney's Quarterly Report on form 10-Q for the quarter ended June 30, 1992 and incorporated herein by reference).
10.14 Directors' Compensation Plan (filed with the Commission as part of Whitney's Proxy Statement dated March 24, 1994 and incorporated herein by reference).






                                                                                           Sequentially
Exhibit                                                                                      Numbered
Number              Description                                                                Page

10.15 Retirement Restoration Plan effective January 1, 1995 (filed with the Commission as an exhibit to Whitney's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).
10.16 Amended and Restated Agreement and Plan of Merger dated as of December 15, 1995 between Whitney, Whitney National
                    Bank and Whitney Acquisition Corporation, on the one hand, and First Citizens BancStock, Inc. and The First National Bank in St. Mary Parish, on the other hand (filed with the Commission as an Appendix to Whitney's Registration
                    Statement on Form S-4 (File No. 33-65131) and incorporated herein by reference).
21                  Subsidiaries (filed with the Commission on December 18, 1995 as an exhibit to Whitney's Registration Statement on Form S-4
                    (File No. 33-65131) and incorporated herein by reference).
23.1                Consent of Arthur Andersen LLP dated July 17, 1996.
23.2                Consent of Saltmarsh, Cleaveland & Gund dated July 15, 1996.
23.3                Consent of Allen C. Ewing & Co. dated July 16, 1996.
23.4                Consent of Milling, Benson, Woodward, Hillyer, Pierson &
                    Miller, L.L.P., included in Exhibit 5.
24                  Powers of Attorney of directors of Whitney Holding
                    Corporation  (contained  on  page  S-1 of  the  Registration
                    Statement).
99.1                Forms of Proxies of Liberty Holding Company and Liberty
                    Bank
99.2                Agreement and Plan of Merger dated April 18, 1996 between
                    Whitney Holding Corporation and Whitney National Bank of
                    Florida, on the one hand, and American Bank and Trust, on the other hand, as amended (filed with the Commission as an Appendix to Whitney's Registration Statement on Form S-4
                    (File No. 333-07871) and incorporated herein by reference).



                                                                      EXHIBIT 5

                      [MILLING, BENSON, WOODWARD, HILLYER,
                      PIERSON & MILLER, L.L.P. LETTERHEAD]


                                  July 17, 1996



Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, LA  70130

         Re:      Liberty Holding Company/Liberty Bank
                  Registration Statement on Form S-4

Gentlemen:

         We have acted as special counsel to Whitney Holding Corporation (the "Company") in connection with the preparation of that certain Registration Statement on Form S-4 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 523,740 shares of the Company's common stock, no par value (the "Shares"), to be exchanged for shares of the common stock of Liberty Holding Company and Liberty Bank pursuant to that certain Agreement and Plan of Merger dated April 23, 1996, as amended July 9, 1996, between the Company and, upon its formation, Whitney National Bank of Florida ("WNB-Florida"), on the one hand, and Liberty Holding Company and Liberty Bank, on the other hand, and the related Agreement of Merger to be entered into between WNB-Florida and Liberty Bank (collectively, the "Plan of Merger").

         In so acting, we have examined originals, or photostatic or certified copies, of the Plan of Merger, such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing, we are of the opinion that:

         (1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana.

          MILLING, BENSON, WOODWARD, HILLYER, PIERSON & MILLER, L.L.P.



July 17, 1996
Page 2



         (2) The Shares are duly authorized and, when issued by the Company in accordance with the terms of the Plan of Merger, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission.

                                       Very truly yours,


                                       /s/
                                       MILLING, BENSON, WOODWARD,
                                       HILLYER, PIERSON & MILLER, L.L.P.

                                                                      EXHIBIT 8

                                      DRAFT

_______________, 1996



PERSONAL AND CONFIDENTIAL
BY HAND

Mr. William Marks
Chairman of the Board of Directors
Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, LA 70130

Mr. William A. Hunt
Chairman of the Board of Directors
Liberty Holding Company
201 N. Palafox
Pensacola, FL 32501

Dear Messrs. Marks and Hunt:

This opinion is being furnished to you in connection with the proposed acquisition of Liberty Holding Company ("Holding") and its wholly owned banking subsidiary, Liberty Bank ("Bank") by Whitney Holding Corporation ("Whitney"), which is expected to be completed on ________("the Effective Date"). You have requested our opinion concerning the following:

o        Whether  the  merger  of  Holding   into  Whitney  will  qualify  as  a
         reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("the Code").

o That the exchange of Holding common stock to the extent exchanged solely for Whitney common stock will not give rise to gain or loss for federal income tax purposes to the holders of Holding common stock with respect to such exchange.

o Whether the merger of Bank into Whitney National Bank of Florida ("WNB-Florida"), a wholly-owned subsidiary of Whitney, will qualify as a reorganization under Section 368 of the Code.

o That the exchange of Bank common stock to the extent exchanged solely for Whitney common stock will not give rise to gain or loss for federal income tax purposes to the holders of Bank common stock with respect to such exchange.

You have asked for our opinion on the federal income tax consequences to Whitney, Holding, Bank, WNB-Florida and the stockholders of Holding and Bank. We have not considered any nonincome tax, state, local or foreign income tax consequences, and, therefore, do not express any opinion regarding the treatment that would be given the mergers by the applicable authorities on any nonincome tax or any state, local or foreign tax issues. We also express no opinion on nontax issues, such as corporate law or securities law matters, including, but not limited to, all securities law disclosure requirements.

In rendering our opinion, we have relied upon the accuracy and completeness of the facts and information as contained in the Agreement and Plan of Merger dated April 23, 1996 ("the Plan of Merger"), including all exhibits attached thereto, the Registration Statement on Form S-4, and the representations included below. To the extent there are any changes to the Plan of Merger, the Registration
Statement on Form S-4, or representations, our opinion may be affected accordingly.

Mr. William Marks
Mr. William A. Hunt
Page 2
____________, 1996



The discussion and conclusions set forth below are based upon the Code, the Treasury Regulations, and existing administrative and judicial interpretations thereof, as of the Effective Date, all of which are subject to change. All section references are to the Internal Revenue Code of 1986, as amended, unless otherwise stated. If there is a change in the Code, the Treasury Regulations or public rulings thereunder, the current Internal Revenue Service rulings or releases, or in the prevailing judicial interpretation of the foregoing, the opinion expressed herein would necessarily have to be re-evaluated in light of any such changes. We have no responsibility to update this opinion for events, transactions, changes in the above-listed law and authority or circumstances occurring after the Effective Date.

This opinion is solely for the benefit of Holding and Whitney and is not intended to be relied upon by anyone other than Holding and Whitney. Although you do hereby have our express consent to inform WNB-Florida, Bank, and Holding and Bank common stockholders of our opinion by including copies of this letter as an exhibit to the Plan of Merger and as an exhibit in the Registration Statement on Form S-4 for the proposed transactions, and by making reference to us and our opinion in the Proxy Statement-Prospectus forming a part of the registration statement, we assume no responsibility for tax consequences to them. Instead, each of these parties must consult and rely upon the advice of his/her/its counsel, accountant or other advisor. Except to the extent expressly permitted hereby, and without the prior written consent of this firm, this letter may not be quoted in whole or in part or otherwise referred to in any documents or delivered to any other person or entity.


Proposed Transactions

Our understanding of the proposed transactions, as described in the Plan of Merger, is as follows:

         A. Holding will be merged with and into Whitney ("Company Merger") on the Effective Date under the Articles of Incorporation of Whitney, pursuant to Louisiana Business Corporation Law and Florida Business Corporation Law.

         B. On the Effective Date and pursuant to the Company Merger, each issued and outstanding share of Holding common stock, other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 1301-1320 of the Florida Business Corporation Act, shall be converted into shares of Whitney common stock based on the terms contained in Section 2 of the Plan of Merger. In lieu of issuing fractional shares of Whitney common stock as a result of the Company Merger, common stockholders of Holding will be entitled to receive a cash payment equal to such fractional share multiplied by the designated value of a share of Whitney common stock.

         C. Bank will be merged with and into WNB-Florida ("Bank Merger") on the Effective Date or promptly following the Effective Date pursuant to the provisions of 12 U.S.C. Section 215a, et. seq. and Florida Banking Code, Section 658:41. The Bank Merger shall become effective at the time specified or permitted by the Office of the Comptroller of the Currency ("Effective Time").

         D. At the Effective Time and pursuant to the Bank Merger, each issued and outstanding share of Bank common stock, other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. Section 215a, shall be converted into shares of Whitney common stock based on the terms contained in Section 2 of the Plan of Merger. In lieu of issuing fractional shares of Whitney common stock as a result of the Bank Merger, common stockholders of Bank will be entitled to receive a cash payment equal to such fractional share multiplied by the designated value of a share of Whitney common stock.

Mr. William Marks
Mr. William A. Hunt
Page 3
____________, 1996


         E. WNB-Florida was organized under the National Banking Act to facilitate the Bank Merger and WNB- Florida will continue the historic business (i.e., banking operations) of Bank. Management of Whitney has indicated that it is likely that Whitney will merge WNB-Florida into Whitney National Bank ("WNB"), a national banking association and wholly-owned subsidiary of Whitney, provided that applicable state law would permit such a merger, at some time after June 1, 1997, the date on which the Riegle-Neal Interstate Banking and Branching Act of 1994 removes restrictions on interstate banking.

         F. Shares of Holding common stock that are held by Holding or Bank (other than shares held by Bank in a fiduciary capacity other than for Holding), and shares of Bank common stock that are held by Holding or Bank (other than shares held by Bank in a fiduciary capacity other than for Holding), shall not be considered outstanding and shall be canceled (and not converted ) by virtue of the Company Merger and Bank Merger.


Additional Representations

In addition to the representations included in the Plan of Merger, the following representations have been made to us by representatives of Whitney and Holding regarding the Company Merger:

         a) Whitney, Holding and the stockholders of Holding will pay their respective expenses, if any, incurred in connection with the successful consummation of the transaction.

         b) There is no intercorporate indebtedness existing between Holding and Whitney that was issued, acquired, or will be settled at a discount.

         c) The fair market value of the assets of Holding transferred to Whitney will equal or exceed the sum of the liabilities assumed by Whitney plus the amount of liabilities, if any, to which the transferred assets are subject.

         d) None of the compensation received by any stockholders that are employees of either Holding or Bank ("stockholder-employees") will be separate consideration for, or allocable to, any of their shares of Holding common stock; none of the shares of Whitney common stock received by any stockholder- employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         e) Holding will be merged with and into Whitney under the Articles of Incorporation of Whitney, pursuant to Louisiana Business Corporation Law and Florida Business Corporation Law.

         f) Except for restrictions placed upon the disposition of Whitney common stock pursuant to agreements made by certain officers, directors and shareholders of Bank in the shareholder commitments referred to in Section 6.02(g) of the Plan of Merger, the Holding common stockholders will have unrestricted rights of ownership of Whitney common stock received in the transaction, and their ability to retain the Whitney common stock received in the transaction will not be limited in any way.

         g) The ratio for the exchange of shares of Holding common stock for Whitney common stock in the transaction was negotiated through arm's length bargaining. Accordingly, the fair market value of

Mr. William Marks
Mr. William A. Hunt
Page 4
____________, 1996


                  the Whitney common stock to be received by Holding common stockholders in the transaction will be approximately equal to the fair market value of the Holding common stock surrendered by such stockholders in exchange therefor.

The following representations have been made to us by representatives of Whitney regarding the Company Merger:

         h) Whitney has no plan or intention to re-acquire any of its stock issued in the transaction.

         i) Whitney has no plan or intention to sell or otherwise dispose of any of the assets of Holding acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code and except for Bank common stock to be canceled in the Bank Merger.

         j) Following the transaction, Whitney will continue the historic businesses of Holding or use a significant portion of these historic business assets in the operation of a trade or business.

         k) The payment of cash in lieu of fractional shares of Whitney common stock is solely for the purpose of avoiding the expense and inconvenience to Whitney of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Holding stockholders instead of issuing fractional shares of Whitney common stock will not exceed (1) one percent of the total consideration that will be issued in the transaction to the Holding stockholders in exchange for their shares of Holding common stock. The fractional share interests of each Holding stockholder will be aggregated, and no Holding stockholder will receive cash for such fractional share interests in an amount equal to or greater than the value of one full share of Whitney common stock.

         l) The assumption by Whitney of the liabilities of Holding pursuant to the transaction is for bona fide business purposes and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of Holding pursuant to the transaction.

         m) Whitney is not an investment company as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

         n) The proposed transaction is being undertaken for reasons germane to the continuance of the business of Whitney.
         .

The following representations have been made to us by representatives of Holding regarding the Company Merger:

         o) There is no plan or intention by the Holding common stockholders who own (1) one percent or more of the stock, and to the best of the knowledge of the management of Holding, there is no plan or intention on the part of the remaining common stockholders to sell, exchange, or otherwise dispose of a number of shares of Whitney common stock received in the transaction that would reduce the stockholders' ownership of Whitney common stock to a number of shares having a value, as of the Effective Date, of less than (50) fifty percent of the value of all the formerly outstanding common stock of Holding as of the same date. For purposes of this representation, shares of Holding common stock exchanged for cash in lieu of fractional shares of Whitney stock will be treated as outstanding Holding common stock on the Effective Date. Moreover, shares of Holding common stock and shares of Whitney common stock held by Holding stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction, will be considered in making this representation.

Mr. William Marks
Mr. William A. Hunt
Page 5
____________, 1996


         p) The liabilities of Holding assumed by Whitney, and the liabilities to which the transferred assets of Holding are subject were incurred by Holding in the ordinary course of business.

         q) Holding is not an investment company as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

         r) Holding is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         s) The proposed transaction is being undertaken for reasons germane to the continuance of the business of Holding.

In addition to the representations included in the Plan of Merger, the following representations have been made to us by representatives of Whitney, WNB-Florida, Holding, and Bank regarding the Bank Merger:

         a) Whitney, WNB-Florida, Bank, Holding, and Bank shareholders will pay their respective expenses, if any, incurred in connection with the successful consummation of the transaction.

         b) Bank has the financial resources to fund any payments to shareholders who exercise dissenters rights, and such payments will not be reimbursed to Bank by any other party.

         c) There is no intercorporate indebtedness existing between Whitney and Bank or between WNB-Florida and Bank that was issued, acquired, or will be settled at a discount.

         d) The fair market value of the assets of Bank transferred to WNB-Florida will equal or exceed the sum of the liabilities assumed by WNB-Florida plus the amount of liabilities, if any, to which the transferred assets are subject.

         e) None of the compensation received by any employees of Bank that are also stockholders of either Holding or Bank ("stockholder-employees") will be separate consideration for, or allocable to, any of their shares of Bank or Holding common stock; none of the shares of Whitney common stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         f) Bank will be merged with and into WNB-Florida pursuant to 12 U.S.C. Section 215a, et. seq. and Florida Banking Code,
                  Section 658:41.

         g) Bank shareholders will have unrestricted rights of ownership of Whitney common stock received in the transaction, and their ability to retain the Whitney common stock received in the transaction will not be limited in any way.

         h) The ratio for the exchange of shares of Bank common stock for Whitney common stock in the transaction was negotiated through arm's length bargaining. Accordingly, the fair market value of the Whitney common stock to be received by Bank shareholders in the transaction will be approximately equal to the fair market value of the Bank common stock surrendered by such stockholders in exchange therefor.

Mr. William Marks
Mr. William A. Hunt
Page 6
____________, 1996


         i) WNB-Florida will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank immediately prior to the transaction. For purposes of this representation, amounts paid by Bank to dissenters, amounts used by Bank to pay its reorganization expenses, amounts paid by Bank to Bank shareholders who received cash or other property, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer will be included as assets of Bank immediately prior to the transaction.

The following representations have been made to us by representatives of Whitney and WNB-Florida regarding the Bank Merger:

         j) Whitney has no plan or intention to re-acquire any of its stock issued in the transaction.

         k) Except for the possible sale or other disposition of certain branch assets after two years after the Effective Date as described in the Registration Statement on Form S-4, Whitney has no plan or intention to cause WNB-Florida to sell or otherwise dispose of any of the assets of Bank acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)
                  (C) of the Code. Branch assets that may be sold or disposed of after the two year period referred to above represent substantially less than 30% of the gross assets and less than 10% of the fair market value of the net assets of Bank. Proceeds from the disposition of such assets will be retained for use in the conduct of the trade or business of Bank.

         l) Following the transaction, WNB-Florida will continue the historic business of Bank or use a significant portion of these historic business assets in the operation of a trade or business.

         m) The payment of cash in lieu of fractional shares of Whitney common stock is solely for the purpose of avoiding the expense and inconvenience to Whitney of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Bank shareholders instead of issuing fractional shares of Whitney common stock will not exceed (1) one percent of the total consideration that will be issued in the transaction to the Bank shareholders in exchange for their shares of Bank common stock. The fractional share interests of each Bank shareholder will be aggregated, and no Bank shareholder will receive cash for such fractional share interests in an amount equal to or greater than the value of one full share of Whitney common stock.


         n) The assumption by WNB-Florida of the liabilities of Bank pursuant to the transaction is for bona fide business purposes and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of Bank pursuant to the transaction.

         o) Whitney and WNB-Florida are not investment companies as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

         p) The proposed transaction is being undertaken for reasons germane to the continuance of the business of Whitney and WNB-Florida.

         q) Whitney has no plan or intention to liquidate WNB-Florida or to merge WNB-Florida with and into another corporation, until such time as applicable restrictions on interstate mergers are eliminated. In the event that at some future date the applicable Federal and state banking laws are changed to




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Mr. William A. Hunt
Page 7
____________, 1996


                  eliminate restrictions on interstate mergers, and Whitney decides to merge WNB-Florida with and into WNB, a wholly owned national banking subsidiary, WNB-Florida will be completely dissolved by operation of law, all the assets and liabilities of WNB-Florida will be transferred/assumed by WNB by operation of law, and Whitney will continue to be the sole shareholder of WNB.

         r) Prior to the transaction, Whitney will be in control of WNB-Florida within the meaning of Section 368(c) of the Code.

         s) Following the transaction, WNB-Florida will not issue additional shares of its stock that would result in Whitney losing control of WNB-Florida within the meaning of Section 368(c).

         t)       No stock of WNB-Florida will be issued in the transaction.

         u) Whitney and WNB-Florida do not own, directly or indirectly, nor have either owned during the past five years, directly or indirectly, any stock of Bank.

The following representations have been made to us by representatives of Holding and Bank regarding the Bank Merger:

         v) The liabilities of Bank assumed by WNB-Florida, and the liabilities to which the transferred assets of Bank are subject were incurred by Bank in the ordinary course of business.

         w) Bank is not an investment company as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

         x) Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         y) The proposed transaction is being undertaken for reasons germane to the continuance of the business of Bank.


Analysis of Applicable Federal Tax Provisions

A.       Exchange of Whitney Stock for Holding Stock and Bank Stock

Section 354(a)(1) addresses the effects of corporate reorganizations on shareholders, providing in general that no gain or loss shall be recognized if stock or securities in a corporation a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation, a party to the reorganization.

For purposes of Code Section 354, the terms "reorganization" and "party to a reorganization" mean only a reorganization or a party to a reorganization as defined in Sections 368(a) and 368(b). Section 368(a)(1)(A) states that the term reorganization includes a statutory merger or consolidation. Reg. Section 1.368-2(b)(1) states that in order for a transaction to qualify as a reorganization under Section 368(a)(1)(A), the transaction must be a merger or consolidation effected pursuant to the corporation laws of the United States or State or Territory or the District of Columbia. Under Section 368(b), the term party to a reorganization includes both corporations in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another. In the case of a reorganization qualifying under Section 368(a)(1)(A) by reason of Section 368(a)(2)(D), the term "party to a reorganization" includes the corporation which is in control of the acquiring corporation.



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Mr. William A. Hunt
Page 8
____________, 1996


Section 368(a)(2)(D) provides that the acquisition by one corporation in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation shall not disqualify a transaction under Section 368(a) if no stock of the acquiring corporation is used in the transaction and such transaction would have qualified under Section 368(a)(1)(A) had the merger been into the controlling corporation.

Section 368(a)(1)(C) provides that the acquisition by one corporation, in exchange solely for all or a part of its voting stock ( or in exchange solely for all or a part of the voting stock of a corporation which is in control of the acquiring corporation), of substantially all of the properties of another corporation also constitutes a reorganization under Section 368(a).

The  "substantially  all"  requirement  has not been  statutorily  defined.  The determination of "substantially all" is based upon all the facts and circumstances of each transaction. The Internal Revenue Service's advance ruling guidelines (Rev. Proc. 86-42) provide that the "substantially all" requirement will be met if at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of the acquired corporation immediately before the merger are transferred to the acquiring corporation.

Assuming Whitney's intentions as described in representation "q" above for the Bank Merger are deemed not to be a plan or intention to liquidate WNB-Florida or to merge WNB-Florida with and into another corporation, the reorganization should qualify under Section 368(a)(1)(A) by reason of Section 368(a)(2)(D). Any subsequent merger of WNB-Florida with, and into WNB, a wholly owned national banking subsidiary of Whitney, should be accorded separate treatment under the tax law since such transaction is not able to be legally consummated under current Federal and state banking laws and the consummation of the subject merger of Bank into WNB-Florida is in no manner conditioned upon the ability of the parties to effect any subsequent mergers. Therefore, the transaction should qualify as a reorganization that is governed by Sections 368(a)(1)(A) and 368(a)(2)(D).

However, even if the merger of Bank into WNB-Florida were to be integrated with a subsequent merger of WNB- Florida into WNB, the two transactions when viewed together should still constitute a reorganization under Section 368(a). In this alternative, if WNB-Florida is subsequently merged into WNB in a statutory merger, and based on the additional representations made by the parties, the two transactions may be viewed together as an overall reorganization under Section 368(a)(1)(C). For federal income tax purposes, the transfer by WNB-Florida of Whitney stock to Bank shareholders solely in exchange for Bank stock, immediately followed by the liquidation of or merger of Bank into WNB-Florida will be disregarded. (Rev. Rul. 67-274, 1967-2 C.B. 141). The current merger of Bank into WNB-Florida could be disregarded and instead the transaction will be treated as the acquisition of substantially all of the assets of Bank by WNB in exchange solely for voting common stock of Whitney, a corporation which is control of WNB; and the assumption by WNB of the liabilities of Bank in a transaction constituting a reorganization within the meaning of Section 368(a)(1)(C).

B.       Additional Regulatory Requirements Relating to Tax-Free Reorganizations

The regulations under Section 368 require as a part of a reorganization a continuity of the business enterprise under the modified corporate form, a bona fide business purpose for the reorganization, and a continuity of interest therein on the part of those persons who, directly or indirectly, were owners of the enterprise prior to the reorganization. Reg. Section 1.368-1(d)(2) states that the continuity of business enterprise requirement is met if the acquiring corporation either continues the acquired corporation's historic business or uses a significant portion of the acquired corporation's business assets in the operation of a trade or business. Based on the representations included in the Registration Statement on Form S-4, as well as management's representations set forth above, the continuity of business enterprise requirement is met with respect to the assets and business operations of Holding and Bank.




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Mr. William Marks
Mr. William A. Hunt
Page 9
____________, 1996


Reg. Section 1.368-2(g) indicates that in addition to coming within the scope of the specific language of Sec. 368(a), a reorganization must also be "undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization." If the transaction or series of transactions has no business or corporate purpose, then the plan is not a reorganization pursuant to
Section 368(a). [Reg. Section 1.368-1(c).] In the Proxy Statement-Prospectus, a discussion of the reasons for the plan of merger is included. In general, there is a desire to combine the financial and managerial resources of Whitney and Bank to pursue consumer and commercial banking business in markets currently served by Bank. Whitney's business strategy includes expansion eastward along the Interstate 10 corridor to Panama City, Florida and Whitney's management identified Bank as an institution that fits well in its eastward expansion strategy. With respect to Holding and Bank, the current and prospective economic environment and competitive constraints facing small community based banks was a factor in the decision to adopt the Plan of Merger. Based on the reasons stated in the Proxy Statement-Prospectus and the representations set forth above, the transaction meets the business purpose requirement.

The continuity of interest requirement does not require that all shareholders of the acquired corporation have a proprietary interest in the surviving corporation after the acquisition; it is not even necessary for a substantial percentage of such shareholders to have such an interest. Rather, the IRS announced in Rev. Proc. 77-37 that it would rule that the continuity of interest requirement is met so long as one or more of the acquired corporation's shareholders retain a sufficient proprietary interest in the continuing corporation. The IRS indicated in Rev. Proc. 77-37 that a sufficient proprietary interest is an interest with a value that is at least 50% of the total equity value of the acquired corporation.

In addition to meeting the continuity of interest requirement immediately after the reorganization, the former shareholders of the acquired corporation must retain their interest in the acquiring corporation for some time after the reorganization. The courts have ruled that the tax-free nature of the reorganization may be retroactively invalidated if the continuity of interest is not maintained either because, at the time of the reorganization, the shareholders intended to dispose of the proprietary interest soon after the reorganization (Christian Est. v. Comr., T.C. Memo 1989-413) or because a shareholder disposes of stock immediately following the reorganization in accordance with a pre-existing commitment to sell (American Wire Fabrics Corp.
v. Comr., 16 TC 607). The courts have generally looked to the intent of the shareholders at the time of the reorganization to dispose of their interests in determining whether the continuity of interest requirement is subsequently violated.

The Internal Revenue Service has ruled that the continuity of interest requirement was met in situations similar to the proposed transactions (PLR 8839036, PLR 8903054, PLR 9319017 and PLR 9325026). It should be noted, however, that a private letter ruling (PLR) is directed only to the taxpayer who requested it. Section 6110(j)(3) provides that it may not be used or cited as precedent. On the other hand, a PLR does represent an indication of how the IRS may view the tax consequences of a taxpayer with similar facts and circumstances. In these rulings, a corporation and its wholly-owned subsidiary were simultaneously merged into the acquiring parent and its wholly-owned subsidiary, respectively, as part of the same overall transaction. Based on the representations set forth above, the continuity of interest requirement should be met with respect to the transactions. However, it should be noted that the satisfaction of the continuity of interest standard will depend upon the actions of the shareholders with respect to Holding stock before and after the transaction and their intentions at the time of the reorganization. The continuity of interest requirement will only be satisfied if the actual historic shareholders of Holding and Bank, in the aggregate, in fact do receive and retain an amount of Whitney stock that is sufficient to satisfy the requirement. Neither the undersigned, nor any parties to the transactions has taken, or intends to take, a survey of the shareholders in connection with this matter.

C.       Other Operational Code Provisions

Section 356(a)(1) provides that if Section 354 would apply to an exchange but for the fact that the property received in the exchange consists not only of property permitted to be received under Section 354 without the recognition of gain



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Mr. William A. Hunt
Page 10
____________, 1996


but also of other property or money then the gain, if any, to the recipient shall be recognized but not in excess of the sum of money and the fair market value of such other property. Section 356(c) states that no loss from the exchange may be recognized by the shareholder.

In other official pronouncements (Rev. Rul. 74-515, 1974-2 C.B. 118; Rev. Rul. 74-516, 1974-2 C.B. 121) , the Internal Revenue Service has treated the distribution of cash as part of a reorganization and in a transaction subject to
Section 356 by applying the redemption principles under Section 302. Section 302 provides, in part, that a redemption will be treated as a distribution in part or full payment in exchange for stock if it can meet the tests of that section.

In Rev. Rul. 66-365, the IRS announced that in a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code where a cash payment is made by the acquiring corporation in lieu of fractional shares and is not separately bargained for, such cash payment will be treated under Section 302 of the Code as in redemption of fractional share interests. Therefore, each shareholder's redemption will be treated as a distribution in full payment in exchange for his or her fractional share interest under Section 302(a) of the Code and accorded capital gain or loss treatment provided the redemption is not essentially equivalent to a dividend and that the fractional shares redeemed constitute a capital asset in the hands of the holder as discussed below. In Rev. Proc. 77-41, the IRS stated that "a ruling will usually be issued under
Section 302(a) of the Code that cash to be distributed to shareholders in lieu of fractional share interests arising in corporate reorganizations...will be treated as having been received in part or in full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration."

Under  Section  358(a)(1),  in the case of an exchange  to which  Section 354 or
Section 356 applies, the basis of property which is permitted to be received under such section without the recognition of gain or loss shall be the same as that of the property exchanged, decreased by the amount of any money received by the recipient and the amount of loss recognized by the recipient as a result of the exchange and increased by the amount which was treated as a dividend and the amount of other gain recognized by the recipient as a result of the transaction.

It should be noted that where cash is received in lieu of fractional shares, the substance of the transaction is that of a hypothetical receipt of the fractional shares and then a redemption of such shares. Therefore, the basis that is to be allocated to the stock of the acquiring corporation received must be allocated to the shares retained and the fractional shares hypothetically received. The gain or loss attributable to the receipt of cash in lieu of fractional shares is measured by comparing the cash received with the basis allocated to the fractional shares that are hypothetically received, and such gain or loss is recognized as discussed earlier pursuant to Rev. Rul. 66-365.

In other instances where other property or money is also received under Section 356, the redemption principles of Section 302 are applied to determine if the payments should be treated as dividend distributions or payments in exchange for stock. Thus, cash payments made by the acquiring corporation to a dissenting shareholder of the acquired corporation in a reorganization under Section 368 are treated as made in exchange for the shareholder's stock if the payment meets the requirements of Section 302. The Supreme Court in Clarke vs. Comr., 489 U.S. 726, applied the tests of Section 302 by viewing the exchange involving cash or other property as a "hypothetical post-reorganization redemption." The Court viewed the exchange as first an exchange of solely stock of the acquiring corporation for the acquired company stock, followed by an exchange by the shareholder of the newly acquired stock for cash from the acquiring corporation. The Section 302 tests were applied to the second hypothetical exchange.

One of the tests of Section 302 provides that where there is a complete redemption of all of a shareholder's stock in a corporation (after consideration of the constructive ownership rules of Section 302(c)), the redemption payment is treated as made entirely in exchange for the shareholder's stock in the corporation (Section 302(b)(3)). The constructive ownership rules of Section 302(c) are generally contained in Section 318 and provide that an individual or entity is




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Mr. William Marks
Mr. William A. Hunt
Page 11
____________, 1996


treated as owning the stock owned by certain other related individuals and entities. Where there is a complete termination of the shareholder's interest, the constructive ownership rules may be waived if certain conditions are met.

Code Section 361(a) states that, as a general rule, no gain or loss is to be recognized by a corporation if such corporation is a party to a reorganization and exchanges property, in pursuance of the plan of reorganization, solely for stock or securities in another corporation a party to the reorganization.
Section 361(b) states that if Section 361(a) would apply to an exchange but for the fact that the property received in exchange consists not only of stock or securities afforded nonrecognition treatment under Section 361(a), but also of other property or money, then provided the corporation receiving such other property or money distributes it in pursuance to the plan of reorganization, no gain to the corporation shall be recognized from the exchange. Section 361(c) states that as a general rule no gain or loss shall be recognized to a corporation a party to a reorganization on the distribution to its shareholders of any stock in another corporation which is a party to the reorganization if such stock was received by the distributing corporation in the exchange.

Section 1032(a) states that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for such corporation's stock, including treasury stock.

Code Section 362(b) states that the basis of property received by the acquiring corporation in a reorganization is the same as it would be in the hands of the transferor of the assets, increased by any gain recognized by the transferor. The transferors for purposes of the preceding sentence in the instant case are Holding and Bank.

Section 1221 defines a capital asset as property held by the taxpayer which is not inventory or other property held by the taxpayer primarily for sale to customers in the ordinary course of a trade or business, property used in the taxpayer's trade or business subject to the allowance for depreciation under
Section 167, a copyright, literary, musical or artistic composition, a letter or memorandum, or similar property created by the personal efforts of the taxpayer, accounts or notes receivable acquired in the ordinary course of a trade or business for services rendered or from the sale of inventory or other property held by the taxpayer primarily for sale to customers in the ordinary course of business, or a publication of the United States Government which is received from the United States Government or any agency thereof other than by purchase at the price at which it is offered for sale to the public.

Section 1223(1) states that in determining the period for which a taxpayer has held property received in an exchange, there shall be included the period for which he or she held the property exchanged if the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis as the property exchanged and the property exchanged was a capital asset as defined in
Section 1221 as of the date of the exchange.

Section 1223(2) states that for determining the period for which the taxpayer has held property however acquired there shall be included the period for which such property was held by another person if the property has the same basis in whole or in part in his hands as it would have had in the hands of such other person.

Subchapter P of Chapter 1 of the Code provides limitations on the recognition of capital gains and losses including, but not limited to, the allowance of capital losses to the extent of capital gains with respect to corporate taxpayers and the allowance of between $1,500 and $3,000 of net capital losses with respect to taxpayers other than corporate taxpayers.


Opinion

Based upon all of the foregoing, including representations of the management of Whitney and the management and Board of Directors of Holding, it is our opinion with respect to the Company Merger that:




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Mr. William Marks
Mr. William A. Hunt
Page 12
____________, 1996


         a) Provided that the shareholders of Holding receive and retain a sufficient amount of stock in Whitney to satisfy the continuity of shareholder interest requirement discussed on pages 11 and 12, the merger of Holding with and into Whitney, as described above, will constitute a reorganization under
                  Section 368 of the Code (Section 368(a)(1)(A)). As a consequence the following will apply:

         b) Holding and Whitney will each be "a party to a reorganization" (Section 368(b)).

         c) No gain or loss will be recognized by the common stockholders of Holding on the receipt of solely Whitney common stock in exchange for surrendered Holding common stock pursuant to the plan of reorganization (Section 354(a)(1)).

         d) The tax basis of the Whitney common stock received by Holding common stockholders will be the same as the basis of the Holding common stock surrendered in exchange therefor, decreased by the amount of basis allocated to the fractional shares that are hypothetically received by the stockholder and redeemed for cash (Section 358(a)(1)).

         e) The holding period of the Whitney common stock received by the Holding common stockholders will include the period during which the Holding common stock surrendered in exchange therefor was held, provided that the Holding common stock is held as a capital asset in the hands of the Holding stockholders on the Effective Date (Section 1223(1)).

         f) The payment of cash in lieu of fractional share interests of Whitney common stock will be treated as if each fractional share was distributed as part of the exchange and then redeemed by Whitney. Pursuant to Section 302(a) of the Code, these cash payments will be treated as having been received as distributions in full payment in exchange for the Whitney common stock. Any gain or loss recognized upon such exchange (as determined under Section 1001 and subject to the limitations of Section 267) will be capital gain or loss provided the fractional share would constitute a capital asset in the hands of the exchanging stockholder (Rev. Rul. 66-365 and Rev. Proc. 77-41).

         g) Each shareholder of Holding who elects to dissent from the merger transaction involving Holding and Whitney, and receives cash in exchange for his shares of Holding common stock, will be treated as receiving such payment in complete redemption of his shares of Holding, provided such shareholder does not actually or constructively own any Holding common stock after the exchange under the provisions and limitations of Section 302.

         h) No gain or loss will be recognized by Holding on the transfer of all of its assets to Whitney solely in exchange for Whitney common stock and cash in lieu of fractional shares which is subsequently distributed to Holding common stockholders pursuant to the plan of reorganization (Section 361).

         i) No gain or loss will be recognized by Whitney on the receipt by Whitney of substantially all of the assets of Holding in exchange for Whitney stock (Section 1032(a).)

         j) The tax basis of Holding's assets in the hands of Whitney will be the same as the basis of those assets in the hands of Holding immediately prior to the merger (Section 362(b)). The tax basis of Holding's assets in the hands of Whitney will not be increased by any cash paid to dissenters or cash paid in lieu of fractional shares.





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Mr. William Marks
Mr. William A. Hunt
Page 13
____________, 1996


         k) The holding period of the assets of Holding in the hands of Whitney will include the period during which such assets were held by Holding (Section 1223(2).)

Based upon all of the foregoing, including representations of the management of Whitney and WNB-Florida and the management and Board of Directors of Holding and Bank, it is our opinion with respect to the Bank Merger that:

         a) The acquisition by WNB-Florida of substantially all of the assets of Bank solely in exchange for Whitney common stock and the assumption by WNB-Florida of the liabilities of Bank will qualify as a reorganization under the provisions of Section 368, provided that the shareholders of Bank receive and retain a sufficient amount of stock in Whitney to satisfy the continuity of shareholder interest requirement discussed on pages 11 and 12 above . For purposes of this opinion, "substantially all" means at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of Bank held immediately prior to the proposed transaction.

         b) Whitney, WNB-Florida, and Bank will each be a "party to a reorganization" (Section 368 (b)).

         c) No gain or loss will be recognized by Whitney or WNB-Florida on the merger of Bank into WNB-Florida (Section 354(a)(1)).

         d) No gain or loss will be recognized by Bank on the transfer of all of its assets to WNB-Florida pursuant to the plan of reorganization (Section 361).

         e) The tax basis of Bank's assets in the hands of WNB-Florida will be the same as the basis of those assets in the hands of Bank immediately prior to the transaction (Section 362(b)). The tax basis of Bank's assets in the hands of WNB-Florida will not be increased by any cash paid to dissenters or cash paid in lieu of fractional shares.

         f) The holding period of the assets of Bank in the hands of WNB-Florida will include the period during which such assets were held by Bank (Section 1223(2)).

         g) No gain or loss will be recognized by Bank shareholders as a result of the exchange of Bank common stock solely for Whitney common stock pursuant to the Bank Merger, except that gain or loss will be recognized on the receipt of cash, if any, received in lieu of fractional shares. (Section 354(a)(1)). The payment of cash in lieu of fractional share interests of Whitney common stock will be treated as if each fractional share was distributed as part of the exchange and then redeemed by Whitney. Pursuant to Section 302(a) of the Code, these cash payments will be treated as having been received as distributions in full payment in exchange for the Whitney common stock. Any gain or loss recognized upon such exchange (as determined under Section 1001 and subject to the limitations of Section 267) will be capital gain or loss provided the fractional share would constitute a capital asset in the hands of the exchanging stockholder (Rev. Rul. 66-365 and Rev. Proc. 77-41).

         h) Each shareholder of Bank who elects to dissent from the merger transaction involving Bank and Whitney under the provisions of 12 U.S.C. ss.215a, and receives cash in exchange for his shares of Bank common stock, will be treated as receiving such payment in complete redemption of his shares of Bank, provided such shareholder does not actually or constructively own any Bank common stock after the exchange under the provisions and limitations of Section 302.

Mr. William Marks
Mr. William A. Hunt
Page 14
____________, 1996


         i) The tax basis of the Whitney common stock received by Bank shareholders will be the same as the basis of the Bank common stock surrendered in exchange therefor, decreased by the amount of basis allocated to the fractional shares that are hypothetically received by the stockholder and redeemed for cash (Section 358(a)(1)).

         j) The holding period of the Whitney common stock received by Bank shareholders will include the period during which the Bank common stock surrendered in exchange therefor was held, provided that the Bank common stock is held as a capital asset in the hands of the Bank shareholders on the Effective Date (Section 1223(1)).

We express no opinion on the impact, if any, on any other sections of the Code, including but not limited to Section 382, other than that as stated immediately above, and neither this opinion nor any prior statements are intended to imply or to be an opinion on any other matters.

In analyzing the authorities relevant to the potential tax issues outlined in the opinion we have applied the standards of "substantial authority" and "more likely than not proper," as used in Section 6662 under current law. Based upon our analysis, we have concluded that there is substantial authority for the indicated tax treatment of the transaction, and we also believe the indicated tax treatment of the transaction is more likely than not proper.

The opinion expressed herein is based solely upon our interpretation of the Code and income tax regulations as further interpreted by court decisions, rulings, and procedures issued by the Internal Revenue Service, as of the effective date of this letter. Our opinion may be subject to change in the event of changes in any of the foregoing authorities, some of which could be retroactive. The opinion expressed herein is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not take a position contrary to the opinion expressed herein, or if the Internal Revenue Service took such a position, whether it would be sustained by the courts. Further, WNB- Florida, Holding and Bank common stockholders are urged to discuss the consequences of the proposed transactions with their own tax advisors.

Very truly yours,

ARTHUR ANDERSEN LLP



By
     Kay Gravolet Priestly

Copies to:
         Mr. Joseph S. Schwertz, Jr.
         Mr. James J. Reeves
         Mr. Robert D. Hart, Jr.
         Ms. Elizabeth B. Martin

                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1996 (except with respect to the matter discussed in the first paragraph of Note 16, as to which the date is March 8, 1996) included in Whitney Holding Corporation's Form 10-K for the year ended December 31, 1995, and of our report dated March 8, 1996 included in Whitney Holding Corporation's Form 10-K/A for the year ended
December 31, 1995 and to all references to our Firm included in this registration statement.



                             /s/ Arthur Andersen LLP


New Orleans, Louisiana
July 17, 1996

                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 19, 1996 with respect to the financial statements of Liberty Holding Company and Subsidiary and the financial statements of Liberty Bank included in this Registration Statement (Form S-4) and related Prospectus of Whitney Holding Corporation for the registration of its common stock.



                                    /s/ Saltmarsh, Cleaveland & Gund


Pensacola, Florida
July 15, 1996

                                                                   EXHIBIT 23.3

                         CONSENT OF ALLEN C. EWING & CO.



         We hereby consent to the filing of our opinion to Liberty Holding Company and Liberty Bank as an exhibit to the Prospectus/Proxy Statement
included  in  the  Registration   Statement  on  Form  S-4  of  Whitney  Holding
Corporation and to the references to us and to our opinion in the Prospectus/Proxy Statement that forms a part of the Registration Statement. In giving this consent we do not concede that we are within any category of persons whose consent is required in the Registration Statement.



                                         ALLEN C. EWING & CO.



                                         By: /s/ Benjamin C. Bishop, Jr.
                                             -----------------------------------
                                                 Benjamin C. Bishop, Jr.
                                                 Chairman of the Board


Jacksonville, Florida
July 16, 1996

                                                                   EXHIBIT 99.1

                             LIBERTY HOLDING COMPANY
                              201 N. Palafox Street
                            Pensacola, Florida 32501

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                          COMPANY'S BOARD OF DIRECTORS

The undersigned shareholder(s) of Liberty Holding Company (the "Company") hereby revoke(s) any proxy heretofore given and appoint(s) Martha Wilder and Conald D. Mansfield, and any one of them, as proxies, each with the full power of substitution and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Company owned of record by the undersigned at the close of business on _____________, 1996, at the Special Meeting of Shareholders of the Company called for and to be held at the main office of Liberty Bank, 201 N. Palafox Street, Pensacola, Florida 32501, on ______________, _____________, 1996 at _____ a.m., local time, and at any adjournment thereof, as follows:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated April 23, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") pursuant to which, among other things: (a) the Company would merge into Whitney Holding Corporation ("Whitney"),(b)Liberty Bank would merge into Whitney National Bank of Florida, a newly formed, wholly-owned bank subsidiary of Whitney, and
                  (c) each outstanding share of common stock of the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the accompanying Proxy Statement-Prospectus.

                  [   ] FOR       [   ] AGAINST         [   ] ABSTAIN

         2. In their discretion, to vote upon such other matters that may properly be brought before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF THE PLAN OF MERGER.


                                    DATED:_____________________________, 1996


                                    --------------------------------------------
                                           (Signature of Shareholder)

                                    --------------------------------------------
                                           (Signature of Joint Shareholder)



When signing as attorney, executor, administrator, tutor, trustee, curator, guardian or other fiduciary, please give full title and attach a certified copy of authority.

Please sign, date and return your proxy promptly in the enclosed postage paid envelope.

                                  LIBERTY BANK
                              201 N. Palafox Street
                            Pensacola, Florida 32501

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                            BANK'S BOARD OF DIRECTORS

The undersigned shareholder(s) of Liberty Bank (the "Bank") hereby revoke(s) any proxy heretofore given and appoint(s) William A. Hunt and Ronald L. Bruce, and any one of them, as proxies, each with the full power of substitution and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Bank owned of record by the undersigned at the close of business on _____________, 1996, at the Special Meeting of Shareholders of the Bank called for and to be held at the Bank's main office, 201 N. Palafox Street, Pensacola, Florida 32501, on ______________, _____________, 1996 at
_____ a.m., local time, and at any adjournment thereof, as follows:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated April 23, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") pursuant to which, among other things: (a) Liberty Holding Company (the Bank's parent corporation) (the "Company") would merge into Whitney Holding Corporation ("Whitney"), (b) Liberty Bank would merge into Whitney National Bank of Florida, a newly formed, wholly-owned bank subsidiary of Whitney, and (c) each outstanding share of common stock of Liberty Bank not owned by the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the accompanying Proxy Statement-Prospectus.

                  [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

         2. In their discretion, to vote upon such other matters that may properly be brought before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF THE PLAN OF MERGER.


                                          DATED:_________________________, 1996


                                          -------------------------------------
                                               (Signature of Shareholder)


                                          -------------------------------------
                                               (Signature of Joint Shareholder)

When signing as attorney, executor, administrator, tutor, trustee, curator, guardian or other fiduciary, please give full title and attach a certified copy of authority.

Please sign, date and return your proxy promptly in the enclosed postage paid envelope.